 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1998

                                                REGISTRATION NO. 333-64679
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                       HARBORSIDE HEALTHCARE CORPORATION
                            AND OTHER REGISTRANTS*
            (Exact name of registrant as specified in its charter)


      DELAWARE                      8051                    04-3307188
   (State or other            (Primary Standard            (IRS Employer
   jurisdiction of               Industrial             Identification No.)
  incorporation or           Classification Code
    organization)                  Number)
                                --------------

                              470 ATLANTIC AVENUE
                          BOSTON, MASSACHUSETTS 02210
                                (617) 556-1515
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                              STEPHEN L. GUILLARD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       HARBORSIDE HEALTHCARE CORPORATION
                              470 ATLANTIC AVENUE
                          BOSTON, MASSACHUSETTS 02210
                                (617) 556-1515
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:
                           E. MICHAEL GREANEY, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                                200 PARK AVENUE
                           NEW YORK, NEW YORK 10166

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED        PROPOSED
                                AMOUNT       MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
-------------------------------------------------------------------------------------------
11% Senior Subordinated
 Discount Notes due
 2008...................     $170,000,000    59.586%       $101,296,200       $29,882(2)
Guarantees of the
 Notes..................     $170,000,000      (3)              (3)              (3)
13 1/2% Exchangeable
 Preferred Stock
 Mandatorily Redeemable
 2010 ("New Preferred
 Stock")................        41,365        $1,000        $41,365,000       $12,179(4)
13 1/2% Subordinated
 Exchange Debentures due
 2010(5)................         (6)           (3)              (3)              (3)

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(1) Estimated pursuant to Rule 457(f)(2) solely for purposes of calculating the registration fee, based on the book value of the Old Securities as of September 29, 1998.

(2) Previously paid.

(3) No separate consideration will be received for the Guarantees or the Exchange Debentures and, pursuant to Rule 457(i) and 457(n), no further fee is payable with respect thereto.

(4) A fee of $11,800 for 40,000 shares was previously paid. The balance of $379 is being paid herewith.

(5) Issuable at the Registrant's option in exchange for the New Preferred
    Stock.

(6) An amount equal to the aggregate liquidation preference of, and accumulated but unpaid dividends on, the New Preferred Stock outstanding at the time of the exchange, including New Preferred Stock issued in payment of dividends.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                --------------

  *The exact names of each of the other registrants as specified in their charters, their states of incorporation or organization and their I.R.S. employer identification numbers are as follows: Harborside Healthcare Limited Partnership (MA, 04-2985687), Belmont Nursing Center Corp. (MA, 04-3072217), Orchard Ridge Nursing Center Corp. (MA, 04-3072231), Oakhurst Manor Nursing Center Corp. (MA, 04-3072232), Riverside Retirement Limited Partnership (MA, 04-2991629), Harborside Toledo Limited Partnership (MA, 04-3260170), Harborside Connecticut Limited Partnership (MA, 06-1496629), Harborside of Florida Limited Partnership (FL, 04-3239093), Harborside of Ohio Limited Partnership (MA, 04-3189435), Harborside Healthcare Baltimore Limited Partnership (MA, 52-2013622), Harborside of Cleveland Limited Partnership (MA, 04-3313798), Harborside of Dayton Limited Partnership (MA, 31-1546651), Harborside Massachusetts Limited Partnership (MA, 04-3364219), Harborside Rhode Island Limited Partnership (MA, 05-0495209), Harborside North Toledo Limited Partnership (MA, 34-1855902), Harborside Healthcare Advisors Limited Partnership (MA, 04-2985690), Harborside Toledo Corporation (MA, 04-3274482), KHI Corporation (DE, 51-0304577), Harborside Danbury Limited Partnership (f/k/a Harborside Acquisition Limited Partnership IV) (MA, 06-1528119), Harborside Acquisition Limited Partnership V (MA, None), Harborside Acquisition Limited Partnership VI (MA, None), Harborside Acquisition Limited Partnership VII (MA, None), Harborside Acquisition Limited Partnership VIII (MA, None), Harborside Acquisition Limited Partnership IX (MA, None), Harborside Acquisition Limited Partnership X (MA, None), Sailors, Inc. (DE,
None), New Jersey Harborside Corporation (MA, 04-3285183), Bridgewater Assisted Living Limited Partnership (NJ, 04-3331905), Maryland Harborside Corporation (MA, 04-3168713), Harborside Homecare Limited Partnership (MA, 04-3276939), Harborside Rehabilitation Limited Partnership (MA, 04-3209245), Harborside Healthcare Network Limited Partnership (FL, 04-3310886), and Harborside Health I Corporation (DE, 51-0304578). The primary standard industrial classification code number for each of these other registrants is 8051.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY STATE.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED OCTOBER   , 1998
PROSPECTUS

OFFER FOR ALL OUTSTANDING 11% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2008 IN EXCHANGE FOR

NEW 11% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2008

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AND FOR ALL OUTSTANDING SHARES OF 13 1/2% EXCHANGEABLE PREFERRED STOCK MANDATORILY REDEEMABLE 2010
IN EXCHANGE FOR

NEW SHARES OF 13 1/2% EXCHANGEABLE PREFERRED STOCK MANDATORILY REDEEMABLE 2010

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OF

[LOGO]

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME ON NOVEMBER 30, 1998, UNLESS EXTENDED

                                  ----------

Harborside Healthcare Corporation (the "Issuer") hereby offers to exchange (i) up to an aggregate principal amount of $170,000,000 of its new 11% Senior Subordinated Discount Notes due 2008 which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for a like principal amount of its 11% Senior Subordinated Discount Notes due 2008 outstanding on the date hereof (the "Old Notes"), and (ii) up to 41,365 new shares of its 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 which have been registered under the Securities Act of 1933, as amended (the "New Preferred Stock," and together with the New Notes, the "New Securities"), for a like number of shares of its 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 outstanding on the date hereof or to be paid as dividends on such outstanding shares on November 1, 1998 (the "Old Preferred Stock," and together with the Old Notes, the "Old Securities"), upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The New Notes and the Old Notes are referred to collectively herein as the "Notes." The New Preferred Stock and the Old Preferred Stock are referred to collectively herein as the "Exchangeable Preferred Stock." The New Securities and the Old Securities are referred to collectively herein as the "Securities."

The terms of the New Securities are identical in all material respects to those of the Old Securities, except for certain transfer restrictions, registration rights and special mandatory redemption provisions relating to the Old Securities. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Old Notes. The New Preferred Stock will be issued pursuant to, and entitled to the benefits of, the Certificate of Designation governing the Old Preferred Stock. The New Notes, like the Old Notes, will be guaranteed (the "Note Guarantees") on an unsecured senior subordinated basis by certain subsidiaries of the Issuer (the "Guarantors").

The New Securities are being offered hereunder in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreements dated July 31, 1998 (the "Registration Rights Agreements"), among the Issuer, the Guarantors and the Placement Agents (as defined), with respect to the initial sale of the Old Notes and the Old Preferred Stock. Neither the Issuer nor the Guarantors will receive any proceeds from the Exchange Offer. The Issuer will pay all the expenses incident to the Exchange Offer. Tenders of Old Securities pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. In the event the Issuer terminates the Exchange Offer and does not accept for exchange any Old Securities with respect to the Exchange Offer, the Issuer will promptly return such Old Securities to the holders thereof. See "The Exchange Offer."

Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                             (Cover continued on next page)

SEE "RISK FACTORS" COMMENCING ON PAGE 24 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS OF OLD SECURITIES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                                  ----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
   CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is October 28, 1998.

(Continuation of cover page)

Prior to the Exchange Offer, there has been no public market for the Old Securities. If a market for the New Securities should develop, such New Securities could trade at a discount from their Accreted Value (as defined) or liquidation preference, as applicable. The Issuer currently does not intend to list the New Securities on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Securities is currently anticipated.

The Exchange Offer is not conditioned upon any minimum principal amount of Old Securities being tendered for exchange pursuant to the Exchange Offer.

The New Notes and Note Guarantees, like the Old Notes and the guarantees of the Old Notes, will be unsecured senior subordinated obligations of the Issuer and the Guarantors, will be subordinated in right of payment to all existing and future Senior Debt, will rank pari passu in right of payment with all Pari Passu Debt and will be senior in right of payment to all Subordinated Debt. In addition, the New Notes will be effectively subordinated to all liabilities (including trade payables) of the subsidiaries of the Issuer that are not Guarantors. At June 30, 1998, after giving pro forma effect to the merger and related financings described herein, the Issuer and the Guarantors would have had approximately $61.5 million of Senior Debt and no Pari Passu Debt or Subordinated Debt outstanding, and the subsidiaries that are not Guarantors would have had approximately $29.5 million of liabilities (excluding amounts owed to the Issuer or any Guarantor), including $16.4 million of indebtedness. In addition, all borrowings under the Issuer's new $250.0 million credit facility (which is guaranteed by the Guarantors) will constitute Senior Debt.

The New Notes, like the Old Notes, will each have a principal amount at maturity of $1,000. Each Old Note had an original issue price of $585.25 and the Accreted Value (as defined in the Indenture) of each Old Note accretes from the date of its issuance. The Accreted Value of each New Note will accrete from the date of issuance, at which time its Accreted Value will equal the Accreted Value of each Old Note. Cash interest will not accrue on the New Notes until August 1, 2003. Thereafter, interest on the New Notes will be paid in cash on each February 1 and August 1, commencing February 1, 2004. The New Notes will be redeemable, in whole or in part, at the option of the Issuer, at any time on or after August 1, 2003, at the redemption prices set forth herein.

Dividends on the New Preferred Stock, like in the case of the Old Preferred Stock, will be cumulative from the date of issuance and are payable quarterly in cash or, on or prior to August 1, 2003, at the option of the Issuer, in additional shares of Exchangeable Preferred Stock, on each February 1, May 1, August 1 and November 1, commencing on the first such date after the issuance of the New Preferred Stock. The Issuer is required to redeem the New Preferred Stock out of funds legally available therefor (if any) at the liquidation preference of $1,000 per share, plus accumulated and unpaid dividends, on August 1, 2010. The New Preferred Stock will be redeemable, in whole or in part, at the option of the Issuer, at any time on or after August 1, 2003, at the redemption prices set forth herein. The New Preferred Stock will be exchangeable, in whole but not in part, at the option of the Issuer, subject to certain conditions, into 13 1/2% Subordinated Exchange Debentures due 2010 of the Issuer (the "Exchange Debentures"). If issued, the Exchange Debentures will be redeemable, in whole or in part, at the option of the Issuer, at any time on or after August 1, 2003, at the redemption prices set forth herein.

In addition, at any time, or from time to time, on or prior to August 1, 2001, up to 35% of the New Notes and up to 35% of the Exchangeable Preferred Stock or Exchange Debentures will be redeemable at the option of the Issuer, from the net cash proceeds of one or more public offerings of common stock of the Issuer at 111% of their Accreted Value, 113.5% of their liquidation preference or 113.5% of their principal amount, as the case may be, plus any accrued and unpaid interest or dividends, as the case may be. In addition, the New Notes, the New Preferred Stock and the Exchange Debentures will be redeemable on the terms provided herein upon a Change of Control.

                             AVAILABLE INFORMATION

  The Issuer and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the New Securities offered hereby (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference.

  Upon effectiveness of the Registration Statement, the Issuer and the Guarantors will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith must file periodic reports and other information with the Commission.

  The Registration Statement and the exhibits and schedules thereto and any periodic reports or other information filed pursuant to the Exchange Act may be inspected without charge and copied at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a website that contains reports, proxy and information statements and other information filed electronically with the Commission at http://www.sec.gov.

  Pursuant to the indenture pursuant to which the Old Notes have been issued and the New Notes will be issued (the "Indenture") and the certificate of designation pursuant to which Old Preferred Stock has been issued and the New Preferred Stock will be issued (the "Certificate of Designation"), the Issuer and the Guarantors have agreed to file with the Securities and Exchange Commission (the "Commission"), to the extent permitted by the Exchange Act, and provide to the holders of the Securities, annual reports and the information, documents and other reports (including quarterly reports) that are specified in Sections 13 and 15(d) of the Exchange Act. The Issuer intends to file a letter with the Commission requesting that the Guarantors not be required to comply separately with the reporting requirements specified in Sections 13 and 15(d) of the Exchange Act. If this request is granted, the Issuer will comply with such reporting requirements and will include in its reports information with respect to the Guarantors on a consolidated basis.

                          FORWARD LOOKING STATEMENTS

  THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS REGARDING THE COMPANY'S EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS ARE FORWARD-LOOKING STATEMENTS. THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS, AND THE ESTIMATES AND ASSUMPTIONS ON WHICH THEY ARE BASED, ARE REASONABLE. HOWEVER, ESTIMATES AND ASSUMPTIONS ARE INHERENTLY UNCERTAIN, AND NO ASSURANCE CAN BE GIVEN THAT THEY WILL PROVE TO BE CORRECT OR THAT EXPECTATIONS BASED UPON THEM WILL BE REALIZED. THE COMPANY THEREFORE CANNOT AND DOES NOT WARRANT THAT THE RESULTS CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED, AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. ACCORDINGLY, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE ISSUER, ITS AFFILIATES OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS DISCLOSED IN THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION....................................................   3
FORWARD LOOKING STATEMENTS...............................................   4
SUMMARY..................................................................   6
RISK FACTORS.............................................................  25
USE OF PROCEEDS..........................................................  38
THE EXCHANGE OFFER.......................................................  39
CAPITALIZATION...........................................................  49
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION...................  50
SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING DATA............  65
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................  67
BUSINESS.................................................................  78
MANAGEMENT...............................................................  99
PRINCIPAL SHAREHOLDERS................................................... 105
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................... 108
THE TRANSACTIONS......................................................... 110
DESCRIPTION OF CAPITAL STOCK............................................. 113
DESCRIPTION OF THE NEW CREDIT FACILITY................................... 114
DESCRIPTION OF THE NEW NOTES............................................. 117
DESCRIPTION OF THE NEW PREFERRED STOCK................................... 154
DESCRIPTION OF THE EXCHANGE DEBENTURES................................... 170
U.S. FEDERAL INCOME TAX CONSEQUENCES..................................... 204
PLAN OF DISTRIBUTION..................................................... 209
LEGAL MATTERS............................................................ 210
EXPERTS.................................................................. 210
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS............................... F-1

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context requires otherwise, all references in this Prospectus to the "Issuer" mean Harborside Healthcare Corporation, a Delaware corporation, its subsidiaries and their predecessors, or any of them, depending on the context, after consummation of the merger of Harborside with and into HH Acquisition Corp. (the "Merger") pursuant to the Agreement and Plan of Merger dated as of April 15, 1998, and all references to "Harborside" or the "Company" mean Harborside Healthcare Corporation, a Delaware corporation, its subsidiaries and their predecessors, or any of them, depending on the context, whether before or after consummation of the Merger. All references in this Prospectus to the Old Securities, the New Securities or the Securities include the Exchange Debentures if issued or if otherwise appropriate in the context. All references in this Prospectus to "Recent Acquisitions" mean the acquisitions completed by the Issuer in 1997 and 1998. See "Business--Recent Acquisitions."

                                  THE COMPANY

  Harborside is a leading provider of high-quality long-term care and specialty medical services in the Eastern United States. The Company has focused on establishing strong local market positions with high-quality facilities in five principal regions: the Midwest (Ohio and Indiana), New England (Massachusetts and New Hampshire), the Northeast (Connecticut and Rhode Island), the Southeast (Florida) and the Mid-Atlantic (New Jersey and Maryland). As of June 30, 1998, the Company operated 49 long-term care facilities with 5,983 licensed beds. The Company provides a broad continuum of medical services including: (i) traditional skilled nursing care; and (ii) specialty medical services, including a variety of subacute care programs such as orthopedic rehabilitation, cerebrovascular accident ("CVA")/stroke care, cardiac recovery, pulmonary rehabilitation and wound care, as well as distinct programs for the provision of care to Alzheimer's and hospice patients. As part of its subacute services, the Company provides physical, occupational and speech rehabilitation therapy services, both at Company-operated and non-affiliated facilities, through its wholly-owned subsidiary, Theracor.

  Since commencing operations in 1988, the Company has successfully grown its revenues and earnings primarily through: (i) strategic acquisitions in states which it believes possess favorable demographic and regulatory environments through which it believes it has achieved a strong regional presence; (ii) the expansion of the specialty medical services provided at its long-term care facilities; and (iii) the creation of marketing programs to strengthen relationships with patient referral sources and payors, including those in the growing managed care sector. In addition, the Company believes that the demand for its services has also benefited from favorable industry dynamics and demographic trends, while the supply of new licensed beds continues to be restricted by various state regulations. As a result, the Company has achieved high occupancy rates, a favorable quality mix (non-Medicaid revenues as a percentage of total net revenues) and consistent, strong growth in total net revenues and profitability. During the three years ended December 31, 1997, the Company's total net revenues grew at a compound annual rate of 36.9%, from $86.4 million in 1994 to $221.8 million in 1997. During the same period, the Company's EBITDAR (as defined) grew at a compound annual rate of 38.1%, from $12.8 million in 1994 to $33.7 million in 1997.

INDUSTRY BACKGROUND

  The U.S. long-term care industry encompasses a broad range of healthcare services provided in skilled nursing facilities, including traditional skilled nursing care and specialty medical services. Revenues generated by the long-term care industry, which were $87 billion in 1996, have grown at a compound annual rate of over 10% since 1980. The long-term care industry currently consists of approximately 17,000 free-standing and hospital-based skilled nursing facilities and remains highly fragmented, with the fifteen largest publicly-traded long-term care companies controlling less than 20% of all facilities. The Company believes that the demand for long-term care will continue to increase primarily due to: (i) lengthened average life expectancies, which have increased the number and medical needs of elderly individuals requiring specialized care; (ii) social changes, including the prevalence of two-income households and increased disposable income, which have increased the need and ability to pay for elderly care outside of the home; (iii) payor-driven cost containment initiatives, which have encouraged shorter stays in acute care settings and have led to increased admissions to long-term care facilities which provide subacute care; and (iv) improvements in medical technology, which have increased the range and cost effectiveness of subacute care services that long-term care providers can offer. The long-term care industry is also undergoing considerable consolidation due to its fragmented nature, the benefits of scale when dealing with patient referral sources and payors and in generating cost efficiencies, the inability of smaller, less sophisticated operators to effectively treat higher acuity patients and adapt to the increasing complexity of the reimbursement and regulatory environment, and constraints on the supply of new licensed beds. The Company believes that these and other factors which are driving consolidation will provide the Company with opportunities for continued growth through acquisitions.

COMPANY STRENGTHS

  Portfolio of High-Quality Long-Term Care Facilities. The quality of the Company's portfolio of facilities is evidenced by the Company's strong historical operating performance and the high percentage of its facilities that are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), a nationally-recognized accreditation agency for hospitals, skilled nursing facilities and other healthcare organizations. As of June 30, 1998, 63% of Harborside's long-term care facilities were accredited by JCAHO, with 35% of the Company's facilities accredited "with Commendation," compared to only 13% and 3%, respectively, for the industry as a whole in 1997. The Company has scheduled accreditation reviews for an additional 16% of its facilities during the remainder of 1998 and intends to seek accreditation for substantially all of its remaining non-accredited facilities in the near future. The Company believes that such recognition not only further improves its reputation with payors and patient referral sources, but also provides it with a distinct competitive advantage in securing an increasing number of managed care and commercial insurance contracts.

  Strong Regional Presence in Attractive Markets. The Company has focused its operations in states that it believes possess favorable demographic and regulatory environments. All but one of the states in which the Company operates facilities currently have Certificate of Need ("CON") or other regulations which restrict the addition of new licensed beds, which the Company believes provide it with a more favorable competitive environment. Within its five existing principal regions, the Company has further focused on increasing its presence in distinct local markets. This regional and local focus has enabled the Company to establish strong market positions and develop strong relationships with patient referral sources, including regional managed care organizations. In addition, the Company believes that its regional concentrations provide it with significant opportunities to achieve operational efficiencies through economies of scale, greater leverage of corporate overhead, more effective regional management and marketing efficiencies. The Company has made significant investments in developing regional overhead structures that can support significant additional facilities in a given region with minimal incremental costs.

  Ability to Provide Cost-Effective, High-Quality and High Acuity Care. The Company believes that its strong operating performance has been attributable to, among other things, its ability to provide a broad range of high-quality specialty medical services, which typically generate higher revenues and profits per patient day than traditional skilled nursing care. In particular, the Company believes that it can provide subacute care services for substantially less than the cost of such services when provided by acute care hospitals. Subacute care is comprehensive care for individuals who have had an acute illness, injury or exacerbation of a disease process and is typically rendered immediately after, or instead of, acute hospitalization. The Company provides subacute care services in such areas as complex medical care, cardiac recovery, digestive care, immuno-suppressed disease care, post-surgical recovery, wound care, CVA/stroke care, hemodialysis, infusion therapy, diabetes management and pain management. The Company has also designed specific proprietary clinical pathways and protocols in the areas of orthopedic rehabilitation, CVA/stroke recovery, cardiac recovery, pulmonary rehabilitation and wound care to achieve measurable outcomes in an efficient, cost-effective and patient-friendly manner. The Company believes that its subacute care programs and its clinical pathways and protocols are highly attractive to its patient referral sources, including commercial insurance and managed care organizations.

  Ability to Successfully Evaluate and Integrate Long-Term Care Facility Acquisitions. The Company has a dedicated acquisition team of six experienced professionals who work closely with corporate and regional operating management in the evaluation of acquisition opportunities. The Company believes that the close working relationship between operating management and its acquisition team in the evaluation of acquisition opportunities results in better acquisition decisions and a more effective and timely acquisition integration process. Prior to the actual acquisition date, the Company begins employee training regarding the Company's practices and procedures. After an acquisition is consummated, the acquired facilities are converted to the Company's financial information systems platform with minimal disruption to facility operations, and management works closely and immediately with employees at the new facility to generate operating improvements. Over time, operating improvements are generated through, among other things, an expanded scope of higher acuity specialty medical services, enhanced marketing programs and improved rehabilitation services. Since the beginning of 1996, the Company has expanded its number of licensed beds by over 140% through the completion of eight acquisitions representing a total of 29 long-term care facilities with 3,512 licensed beds.

  Strong Management Team with Significant Ownership. The Company's senior management team, led by Stephen L. Guillard, Chairman, CEO and President, has an average of over 15 years experience in the long-term care sector. In addition, most of the members of senior management have worked together for the past ten years. Senior management is highly committed to the growth of the Company, having reinvested, upon consummation of the Merger, an aggregate value of $5.6 million of their existing common stock and having retained stock options which would have had a net value of $1.3 million had such options been converted into cash in connection with the Merger. In addition, a new stock option plan was created for senior management and other employees. Assuming the exercise of all options available under such plan, senior management and other employees of the Company would own approximately 14% of the Company.

BUSINESS STRATEGY

  Selectively Acquire Additional Long-Term Care Facilities. The Company believes that it will continue to have numerous acquisition opportunities due primarily to the highly fragmented nature of the long-term care industry and the inability of smaller, less sophisticated operators to effectively treat higher acuity patients and adapt to the increasing complexity of the reimbursement and regulatory environment. The Company will continue to focus primarily on acquiring facilities in its existing regions where it has established strong market positions. The Company will also selectively evaluate new geographic markets possessing favorable demographic and regulatory environments where it can establish strong market positions. The Company believes that concentrating its long-term care facilities within selected geographic regions provides it with greater local market share and more effective relationships with patient referral sources, as well as the ability to achieve operational efficiencies through economies of scale, greater leverage of corporate overhead, more effective regional management and marketing efficiencies. The Company's acquisition strategy is particularly focused on states with CON programs or similar regulations limiting the supply of new licensed beds.

  Expand High Acuity Specialty Medical Services. The provision of high acuity specialty medical services allows the Company to better serve its patient referral sources along a broader continuum of care and take advantage of the continued increased flow of high acuity patients from hospital settings. The provision of such services also typically generates higher revenues and profits per patient day than traditional skilled nursing care services. The Company expects to continue to expand the range of specialty medical services provided at both its existing and acquired facilities, with an emphasis on expanding the number of its specialized subacute programs. Within its specialized subacute programs, the Company will continue to design and implement clinical pathways and protocols for its high acuity services. The Company also plans to continue to develop specialty medical programs for patients with Alzheimer's disease and hospice units for patients with terminal illnesses.

  Expand Ancillary and Other Businesses. The Company intends to seek contracts for the provision of its physical, occupational and speech rehabilitation therapy services with additional non-affiliated facilities. The Company is also evaluating opportunities to acquire additional ancillary businesses (such as institutional pharmacy and infusion therapy) which would allow the Company to provide these ancillary services directly to patients at its facilities and which the Company believes would allow it to reduce its facility operating costs. Additionally, these ancillary services could be provided to non-affiliated facilities. The Company will also selectively evaluate opportunities to acquire assisted living facilities and home health agencies in markets where it operates facilities. The Company believes that these opportunities would allow it to provide a broader continuum of care while leveraging its existing general and administrative expenses.

  Continue to Achieve High Occupancy Rates and a Strong Quality Mix. The Company seeks to continue to achieve high occupancy rates primarily by continuing to develop new and existing patient referral sources, enhance its marketing programs and closely monitor census information and other patient data at the corporate, regional and facility levels. In addition, the Company seeks to continue to achieve a strong quality mix primarily by continuing to expand the breadth and improve the quality of its specialty medical services. An integral part of the Company's acquisition strategy has been to acquire high-quality facilities from smaller, less sophisticated operators whose facilities tend to offer lower acuity services than those offered by the Company, thereby initially diluting the Company's quality mix. The Company subsequently implements an expanded range of specialty medical services at these facilities which typically improves its quality mix. For the year ended December 31, 1997 and six months ended June 30, 1998, the Company's occupancy rate was 92.3% and 92.6%, respectively, and its quality mix was 60.0% and 58.0%, respectively.

  Implement Cost Control Initiatives in Response to Medicare Prospective Payment System. Beginning January 1, 1999, the Company will be reimbursed for services it provides to Medicare patients under the Medicare Prospective Payment System ("Medicare PPS"), which will be phased in over a period of four years. Medicare PPS will result in the Company being reimbursed under an acuity-based per diem rate system rather than under the current cost-based reimbursement system. The Company believes that implementing cost control initiatives will enable it to maximize its profitability under Medicare PPS. Accordingly, the Company has identified and intends to implement, among other things, programs designed to reduce its costs of providing nursing and therapy services while maintaining quality and outcomes. The Company already has significant experience providing quality, cost-effective services under acuity-based prospective payment systems, as 54% of its existing licensed beds are located in states with acuity-based Medicaid systems.

                                THE TRANSACTIONS

THE RECAPITALIZATION

  On April 15, 1998, Harborside entered into an Agreement and Plan of Merger (the "Merger Agreement") with HH Acquisition Corp. ("MergerCo"), a Delaware corporation organized on behalf of INVESTCORP S.A. ("Investcorp"), certain affiliates of Investcorp and other international investors (such affiliates and other international investors are collectively referred to herein as the "New Investors") for the sole purpose of effecting the merger of MergerCo with and into Harborside, with Harborside continuing as the surviving corporation (the "Merger"). On August 11, 1998 (the "Closing Date"), pursuant to the Merger Agreement, MergerCo was merged with and into Harborside. As a result of the
Merger:

  . The New Investors became the owners of approximately 91% of the post-Merger common stock of Harborside.

  . Certain Harborside stockholders, including certain members of senior management, retained shares representing approximately 9% of the post-Merger common stock of Harborside.

  . Each other share of Harborside common stock was converted into $25.00 in cash, representing an aggregate of approximately $183.9 million in cash payments to Harborside stockholders.

  . In general, holders of outstanding Harborside stock options had the right to retain their options or to have their options converted into cash at $25.00 per underlying share less the applicable option exercise price and withholding taxes. Certain members of Harborside senior management retained a portion of their stock options, representing options to purchase 109,994 shares in the aggregate. All other options were converted into cash, resulting in an aggregate of approximately $7.9 million in cash payments to holders of outstanding Harborside stock options.

  Financing for the Merger, as well as for the repayment of certain existing indebtedness and the exercise of certain existing purchase options for leased facilities, was provided by: (i) approximately $139.5 million from the proceeds of the offering of the Old Securities by MergerCo (the "Old Securities Offering"); and (ii) cash common equity contributions to MergerCo by the New Investors of $165.0 million. See "The Transactions." In addition, Harborside entered into a new $250.0 million senior secured credit facility (the "New Credit Facility") at the effective time of the Merger. The New Credit Facility, the Old Securities Offering and the common equity contributions to MergerCo by the New Investors are collectively referred to herein as the "Recapitalization Financings." The Recapitalization Financings and the Merger are collectively referred to herein as the "Recapitalization." As a result of the Merger, the Issuer succeeded to all obligations of MergerCo with respect to the Old Securities.

                               THE EXCHANGE OFFER

Issuer......................  Harborside Healthcare Corporation

Securities Offered..........
                              Up to an aggregate principal amount of
                              $170,000,000 of its 11% Senior Subordinated
                              Discount Notes due 2008 (the "New Notes"), and up to 41,365 shares of its 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 (the "New Preferred Stock," and together with the New Notes, the "New Securities"). The terms of the New Securities and Old Securities are identical in all material respects, except for certain transfer restrictions, registration rights and special mandatory redemption provisions relating to the Old Securities.

The Exchange Offer..........
                              The New Notes are being offered in exchange for a like principal amount of Old Notes, and the New Preferred Stock is being offered in exchange for a like number of shares of Old Preferred Stock (consisting of the shares initially issued and shares to be issued on November 1, 1998 in payment of the first dividend payable thereon). Old Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Securities is intended to satisfy obligations of the Issuer contained in the Registration Rights Agreements.

Expiration Date; Withdrawal
 of Tender..................
                              The Exchange Offer will expire at 5:00 p.m., New York City time, on November 30, 1998, or such later date and time to which it is extended by the Issuer. The tender of Old Securities pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Securities not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Certain Conditions to the
 Exchange Offer.............  The Issuer's obligation to accept for exchange, or to issue New Securities in exchange for, any Old Securities is subject to certain customary conditions relating to compliance with any applicable law, order of any governmental agency or any applicable interpretation by any staff of the Commission, which may be waived by the Issuer in its reasonable discretion. The Issuer currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Certain Conditions to the Exchange Offer."

Procedures for Tendering      Each holder of Old Securities wishing to accept
 Old Securities........       the Exchange Offer must complete, sign and date
                              the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the certificates representing such Old Securities or a Book-Entry Confirmation (as defined) and any other required documentation, to the Exchange Agent (as defined) at the address set forth herein. See "The Exchange Offer--
                              Procedures for Tendering Old Securities."

Use of Proceeds.............  There will be no use of proceeds to the Issuer from the exchange of Securities pursuant to the Exchange Offer.

Exchange Agent..............  United States Trust Company of New York is
                              serving as the Exchange Agent in connection with the Exchange Offer.

Federal Income Tax
 Consequences...............  The exchange of Securities pursuant to the
                              Exchange Offer will not be a taxable event for federal income tax purposes. See "U.S. Federal Income Tax Consequences."

    CONSEQUENCES OF EXCHANGING OLD SECURITIES PURSUANT TO THE EXCHANGE OFFER

  Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, holders of Old Securities (other than any holder who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) who exchange their Old Securities for New Securities pursuant to the Exchange Offer generally may offer such New Securities for resale, resell such New Securities, and otherwise transfer such New Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Securities are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Securities. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuer has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any holder of the Securities reasonably requests in writing. If a holder of Old Securities does not exchange such Old Securities for New Securities pursuant to the Exchange Offer, such Old Securities will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Securities may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Securities."

  The Old Securities are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Securities may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Securities will not be eligible for PORTAL trading.

                               THE NEW SECURITIES

  The terms of the New Securities are identical in all material respect to the Old Securities, except for certain transfer restrictions, registration rights and special mandatory redemption provisions relating to the Old Securities. For purposes of this Prospectus, the term "Notes" shall refer collectively to the New Notes and the Old Notes, the term "Exchangeable Preferred Stock" shall refer collectively to the New Preferred Stock and the Old Preferred Stock and the term "Securities" shall refer collectively to the New Securities and the Old Securities.

                               THE NEW NOTES

Issuer......................  Harborside Healthcare Corporation.

Aggregate Amount............
                              $170,000,000 principal amount at maturity of 11% Senior Subordinated Discount Notes.

Maturity....................  August 1, 2008.

Yield and Interest..........  The Old Notes were sold at a substantial discount from their principal amount at maturity. For a discussion of the federal income tax treatment of the Notes and the original issue discount rules, see "U.S. Federal Income Tax Consequences." The Notes will fully accrete to face value on August 1, 2003. From and after August 1, 2003, the Notes will bear interest, which will be payable in cash, on each February 1 and August 1, commencing February 1, 2004.

Note Guarantees.............  The Issuer's payment obligations under the Notes are guaranteed on an unsecured senior
                              subordinated basis (the "Note Guarantees") by certain of the subsidiaries of the Issuer (the "Guarantors"). The Note Guarantees are subordinate in right of payment to all Senior Debt of the Guarantors, rank pari passu with any Pari Passu Debt of the Guarantors and are senior in right of payment to all Subordinated Debt of the Guarantors. The Guarantors and certain other subsidiaries of the Issuer are also jointly and severally liable for all obligations under the New Credit Facility, which are Senior Debt. See Note G to the unaudited Condensed Consolidated Financial Statements of the Issuer as of and for the six month periods ended June 30, 1998 and 1997 and Note U to the Consolidated Financial Statements of the Issuer as of and for the years ended December 31, 1997, 1996 and 1995 for certain financial information relating to the Guarantors.

Optional Redemption.........  On or after August 1, 2003, the Notes are redeemable at the option of the Issuer, in whole or in part, at the redemption prices set forth herein, plus accrued interest, if any, to the date of redemption.

Optional Redemption Upon
 Public Offering............  At any time, or from time to time, prior to
                              August 1, 2001, the Issuer may redeem up to 35% of the aggregate principal amount at maturity of the Notes with the proceeds of one or more public offerings of common stock of the Issuer, at 111% of their Accreted Value on the redemption date, plus accrued and unpaid interest, if any, to the date of redemption; provided that after any such redemption at least 65% of the aggregate principal amount at maturity of Notes remains outstanding. See "Description of the New Notes--Optional Redemption."

Change of Control...........  Upon the occurrence of a Change of Control (as defined), (i) the Issuer will have the option, at any time on or prior to August 1, 2003, to redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the Accreted Value of the Notes on the date of redemption plus the Applicable Premium (as defined), and (ii) if the Issuer does not so redeem the Notes, or if a Change of Control occurs after August 1, 2003 and the Issuer does not redeem the Notes as permitted at any time after such date, each holder of Notes will have the right to require the Issuer to repurchase all or any part of such holder's Notes at a price equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest, if any, to the date of purchase (or if such Change of Control occurs prior to August 1, 2003, at 101% of the Accreted Value thereof on the date of purchase). There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any required debt repayment (including repurchases of the Notes). See "Description of the New Notes--Optional Redemption" and "--Repurchase at the Option of Holders--Change of Control."

Ranking.....................  The Notes and Note Guarantees are general unsecured obligations of the Issuer and the Guarantors, respectively, that are subordinated in right of payment to all existing and future Senior Debt, including Debt under the New Credit Facility. The Notes and Note Guarantees rank pari passu in right of payment with all Pari Passu Debt and senior in right of payment to all Subordinated Debt, including any Exchange Debentures. The Issuer conducts substantially all of its operations through subsidiaries. The Notes are effectively subordinated to all liabilities (including trade payables) of the Subsidiaries of the Issuer that are not Guarantors (collectively, the "Subsidiary Non-Guarantors"). At June 30, 1998, after giving pro forma effect to the Recapitalization, the outstanding Senior Debt of the Issuer and the Guarantors would have been $61.5 million, all of which would have been Secured Debt (as defined), (ii) the Issuer and Guarantors would have had no Pari Passu Debt or Subordinated Debt outstanding, and (iii) the total liabilities of the Subsidiary Non-Guarantors (including trade payables and deferred taxes but excluding amounts owed to the Issuer or any Guarantor) would have been $29.5 million, including $16.4 million of indebtedness. After giving pro forma effect to the Recapitalization, the Issuer and its Subsidiaries would have had $177.4 million of consolidated Debt. In addition, all borrowings under the $250.0 million New Credit Facility will be Senior Debt. See "Description of the New Notes--Subordination."

Certain Covenants...........  The Indenture contains certain covenants which, among other things, restrict the ability of the Issuer and its Restricted Subsidiaries to incur additional Debt; create liens; pay dividends or make distributions in respect of their capital stock; make investments and other restricted payments; sell assets; create restrictions on the ability of Restricted Subsidiaries to make certain payments; enter into transactions with affiliates; incur Debt which is subordinate to any Senior Debt and senior to the Notes; and consolidate, merge or sell all or substantially all of its assets. However, such covenants are subject to a number of important qualifications and exceptions. See "Description of the New Notes--Certain Covenants" and "--Note Guarantees."

Absence of a Public Market
 for the New Notes..........  The New Notes are new securities and there is currently no established market for the New
                              Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company does not intend to apply for listing of the New Notes on a securities exchange.

                            THE NEW PREFERRED STOCK

Issuer......................  Harborside Healthcare Corporation.

The New Preferred Stock.....
                              41,365 shares of 13 1/2% Exchangeable Preferred Stock.

Mandatory Redemption........  The Issuer is required to redeem the Exchangeable
                              Preferred Stock on August 1, 2010 (subject to the legal availability of funds therefor) at a redemption price equal to the liquidation preference, plus accumulated and unpaid dividends to the redemption date. See "Description of the New Preferred Stock--Mandatory Redemption."

Dividends...................
                              Cumulative at 13 1/2% per annum. Dividends on the New Preferred Stock, as on the Old Preferred Stock, are payable quarterly in cash or, on or prior to August 1, 2003, at the sole option of the Issuer, in additional shares of Exchangeable Preferred Stock, on February 1, May 1, August 1 and November 1 of each year, commencing on the first such date after issuance. The Indenture restricts, and the Issuer does not expect to make, payment of dividends in cash prior to August 1, 2003. See "Description of the New Notes--Certain Covenants--Restricted Payments."
                              Dividends on the Exchangeable Preferred Stock accrue and are cumulative from the date of issuance. For federal income tax purposes, distributions with respect to the Exchangeable Preferred Stock, whether paid in cash or in additional shares of

                              Exchangeable Preferred Stock, will qualify as dividends to the extent made out of earnings and profits of the Issuer as determined under applicable federal income tax principles. See "U.S. Federal Income Tax Consequences--The Exchangeable Preferred Stock--Distributions on Exchangeable Preferred Stock" and "Risk Factors-- Certain Tax Consequences for Holders of Exchangeable Preferred Stock."

Liquidation Preference......  $1,000 per share, plus accumulated and unpaid dividends.

Voting......................
                              Holders of the Exchangeable Preferred Stock have no voting rights except as provided by law and as provided in the Certificate of Designation of the Issuer with respect to the Exchangeable Preferred Stock (the "Certificate of Designation"). In the event that dividends are not paid for any six quarterly periods, whether or not consecutive, or upon certain other events (including failure to comply with covenants and failure to pay the mandatory redemption price when due), then the number of directors constituting the Issuer's Board of Directors will be adjusted to permit the holders of the majority of the then outstanding Exchangeable Preferred Stock, voting separately as a class, to elect two directors. See "Description of the New Preferred Stock--Voting Rights."

Optional Redemption.........  On or after August 1, 2003, the Exchangeable
                              Preferred Stock is redeemable, at the option of the Issuer, in whole or in part, at the redemption prices set forth herein, plus accumulated and unpaid dividends to the redemption date. See "Description of the New Preferred Stock--Optional Redemption."

Optional Redemption Upon
Public Offering.............  At any time, or from time to time, prior to
                              August 1, 2001, the Issuer may, at its option, redeem up to 35% of the Exchangeable Preferred Stock at a redemption price equal to 113.5% of the liquidation preference thereof, plus accumulated and unpaid dividends to the redemption date, with the proceeds of one or more public offerings of common stock of the Issuer. See "Description of the New Preferred Stock-- Optional Redemption."

Change of Control...........  Upon the occurrence of a Change of Control, (i)
                              the Issuer will have the option, at any time on or prior to August 1, 2003, to redeem the Exchangeable Preferred Stock in whole but not in part, at a redemption price equal to 100% of the liquidation preference thereof plus the Applicable Premium, together with accumulated and unpaid dividends, if any, to the date of redemption, and (ii) if the Issuer does not so redeem the Exchangeable Preferred Stock, or if a Change of Control occurs after August 1, 2003 and the Issuer does not redeem the Exchangeable Preferred Stock as permitted at any time after such date, each holder of Exchangeable Preferred Stock will have the right to require the Issuer to repurchase all or any part of such holder's Exchangeable Preferred Stock at a price equal to 101% of the liquidation preference thereof, together with accumulated and unpaid dividends, if any, to the date of purchase. There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any required repurchases of the Exchangeable Preferred Stock. See "Description of the New Preferred Stock--Repurchase at the Option of Exchangeable Preferred Stock Holders upon Change of Control."

Ranking.....................  The Exchangeable Preferred Stock ranks (i) senior to all other classes of capital stock of the Issuer established after the Issue Date which do not expressly provide that it ranks on a parity with the Exchangeable Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer; and (ii) on a parity with each series of preferred stock of the Issuer established after the Issue Date which expressly provides that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer. Creditors of the Issuer and creditors and stockholders of the Issuer's subsidiaries will have priority over the holders of the Exchangeable Preferred Stock with respect to claims on the assets of the Issuer and its Subsidiaries. See "Description of the New Preferred Stock--Ranking."

Optional Exchange Feature...  The Exchangeable Preferred Stock is exchangeable into Exchange Debentures at the option of the Issuer, in whole but not in part, subject to such exchange being permitted by the terms of the Indenture and the New Credit Facility. See "Description of the New Preferred Stock-- Exchange."

Certain Covenants...........  The Certificate of Designation contains certain covenants which, among other things, restrict the ability of the Issuer and its Restricted Subsidiaries to incur additional Debt; pay dividends or make distributions in respect of Junior Equity Interests or Equity Interests of any Restricted Subsidiary; make investments and other restricted payments; enter into transactions with affiliates; and, with respect to the Issuer, consolidate, merge or sell all or substantially all of its assets. However, such covenants are subject to a number of important qualifications and exceptions. See "Description of the New Preferred Stock--Certain Covenants."

Absence of a Public Market
for the New Preferred         The shares of New Preferred Stock are new
Stock.......................  securities and there is currently no established market for the New Preferred Stock. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Preferred
                              Stock. The Company does not intend to apply for listing of the New Preferred Stock on a securities exchange.

                            THE EXCHANGE DEBENTURES

Issuer......................  Harborside Healthcare Corporation.

Exchange Debentures.........  13 1/2% Subordinated Exchange Debentures due 2010
                              in an aggregate principal amount equal to the aggregate liquidation preference of, and accumulated but unpaid dividends on, the Exchangeable Preferred Stock outstanding on the Exchange Date.

Interest Payment Dates......  February 1 and August 1 of each year, commencing with the first of such dates to occur after the Exchange Date. On or prior to August 1, 2003, the Issuer may pay interest on the Exchange Debentures by issuing additional Exchange Debentures.

Optional Redemption.........  On or after August 1, 2003, the Exchange
                              Debentures are redeemable, at the option of the Issuer, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. See "Description of the Exchange Debentures--Optional Redemption."

Optional Redemption Upon
Public Offering.............  At any time, or from time to time, prior to
                              August 1, 2001, the Issuer may, at its option, redeem up to 35% of the Exchange Debentures at a redemption price equal to 113.5% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more public offerings of common stock of the Issuer. See "Description of the Exchange Debentures--Optional Redemption."

Change of Control...........  Upon the occurrence of a Change of Control, (i)
                              the Issuer will have the option, at any time on or prior to August 1, 2003, to redeem the Exchange Debentures in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Exchange Debentures on the date of redemption plus the Applicable Premium, and (ii) if the Issuer does not so redeem the Exchange Debentures, or if a Change of Control occurs after August 1, 2003 and the Issuer does not redeem the Exchange Debentures as permitted at any time after such date, each holder of Exchange Debentures will have the right to require the Issuer to repurchase all or any part of such holder's Exchange Debentures at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any required debt repayment (including repurchases of the Exchange Debentures). See "Description of the Exchange Debentures--Repurchase at the Option of Holders--Change of Control."

Ranking.....................  The Exchange Debentures will be unsecured and will be subordinated in right of payment to all existing and future Senior Debt (as defined in "Description of the Exchange

                              Debentures") of the Issuer, including Debt under the New Credit Facility and the Notes. The Exchange Debentures will not be guaranteed and therefore will be effectively subordinated to all obligations of the subsidiaries of the Issuer. At June 30, 1998, after giving pro forma effect to the Recapitalization, (i) the outstanding Senior Debt of the Issuer would have been $103.6 million, $4.1 million of which would have been Secured Debt and $99.5 million which would have been Debt represented by the Notes, and (ii) the total liabilities (including trade payables) of the subsidiaries of the Issuer would have been $107.2 million (excluding amounts owed to the Issuer). After giving pro forma effect to the Recapitalization, the Issuer and its subsidiaries would have had $177.4 million of consolidated Debt. See "Description of the Exchange Debentures--Subordination."

Certain Covenants...........
                              The indenture pursuant to which the Exchange
                              Debentures will be issued, if they are issued (the "Exchange Debenture Indenture"), will contain certain covenants which, among other things, will restrict the ability of the Issuer and its Restricted Subsidiaries to incur additional Debt; create liens; pay dividends or make distributions in respect of their capital stock; make investments and other restricted payments; sell assets; create restrictions on the ability of Restricted Subsidiaries to make certain payments; enter into transactions with affiliates; incur Debt which is subordinate to any Senior Debt (as defined in "Description of the Exchange Debentures") and senior to the Exchange Debentures; and, with respect to the Issuer, consolidate, merge or sell all or substantially all of its assets. However, such covenants are subject to a number of important qualifications and exceptions. See "Description of the Exchange Debentures--Certain Covenants."

Registration Requirements...  The Exchange Debentures may not be issued unless such issuance is registered under the Securities Act or is exempt from registration.

                                  RISK FACTORS

  Before making an investment, prospective purchasers of the Securities should consider carefully all of the information set forth in this Prospectus and, in particular, the information set forth under "Risk Factors."

                                ----------------

  The Issuer is a Delaware corporation. Its principal offices are located at 470 Atlantic Avenue, Boston, Massachusetts 02210, and its telephone number at that address is (617) 556-1515.

     SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following table sets forth summary unaudited pro forma consolidated financial and operating data of the Company as of and for the year ended December 31, 1997 and as of and for the twelve months ended June 30, 1998. The pro forma summary statement of operations data reflects adjustments to the summary historical financial data of the Company to illustrate the effects of the following, as if each had occurred on January 1, 1997: (i) the "Completed 1997 Acquisitions" which refers, collectively, to the asset acquisition of Access Rehabilitation, Inc. ("Access Rehabilitation"), the acquisition of four facilities in Massachusetts (the "Massachusetts Facilities"), the acquisition of three facilities in Dayton, Ohio (the "Dayton Facilities") and the acquisition of five facilities in Connecticut (the "Connecticut Facilities"), all of which were completed during 1997; (ii) the "Completed 1998 Acquisitions" which refers, collectively, to the acquisition of two facilities in Ohio (the "Briarfield Facilities") on April 1, 1998 and the acquisition of two facilities in Rhode Island (the "Rhode Island Facilities") on May 8, 1998; and (iii) the Recapitalization; and excludes nonrecurring items directly attributable to the Recapitalization. The pro forma balance sheet data as of June 30, 1998 have been prepared as if the Recapitalization had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma statement of operations data do not purport to present what the Company's results of operations would actually have been had the Recapitalization, the Completed 1997 Acquisitions and the Completed 1998 Acquisitions in fact occurred on January 1, 1997, or to project the Company's results of operations for any future period. The pro forma balance sheet data do not purport to present what the Company's financial position actually would have been had the Recapitalization in fact occurred on June 30, 1998, or to project the Company's financial position at any future date. The summary unaudited pro forma consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the information set forth in "Unaudited Pro Forma Consolidated Financial Information," "The Transactions," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus. The Issuer expects that the Recapitalization will be treated as a recapitalization for financial accounting purposes. Accordingly, no pro forma adjustments were made to the historical basis of the Company's assets and liabilities.

                                               PRO FORMA          PRO FORMA
                                              YEAR ENDED     TWELVE MONTHS ENDED
                                           DECEMBER 31, 1997    JUNE 30, 1998
                                           ----------------- -------------------
                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
 Total net revenues......................      $ 305,365          $ 311,988
 Facility operating costs................        242,864            246,473
 Management fees.........................          3,137              2,422
 General and administrative expense......         11,332             13,759
 Service charges paid to affiliates (1)..          1,908              2,182
 Depreciation and amortization...........          6,541              6,672
 Facility rent...........................         19,718             19,998
 Net interest expense (2)................         18,063             18,566
 Income before income taxes..............            221                368
 Net income..............................            136                227
BALANCE SHEET DATA (AS OF PERIOD END):
 Cash and cash equivalents...............                         $   3,028
 Note receivable.........................                             7,487
 Working capital.........................                            21,933
 Total assets............................                           254,537
 Total debt, including capital lease
  obligation (9).........................                           177,386
 Net debt (10)...........................                           169,899
 Exchangeable preferred stock,
  redeemable.............................                            40,000
 Stockholders' equity....................                             3,659
OTHER FINANCIAL DATA:
 EBITDA..................................      $  27,606          $  28,354
 Adjusted EBITDA (3).....................         31,335             31,117
 Adjusted EBITDAR (3)....................         51,053             51,115
 Adjusted EBITDAR margin.................           16.7%              16.4%
 Net cash interest expense (4)...........      $   3,866          $   3,637
 Ratio of Adjusted EBITDA to net interest
  expense................................            1.7x               1.7x
 Ratio of Adjusted EBITDA to net cash
  interest expense.......................            8.1x               8.6x
 Ratio of net debt to Adjusted EBITDA....            5.4x               5.5x
 Ratio of earnings to combined fixed
  charges and preferred stock dividends
  (5)....................................            --                 --
OPERATING DATA (AS OF PERIOD END):
 Facilities operated (6).................             49                 49
 Licensed beds (6).......................          5,983              5,983
 Average occupancy rate (7)..............           92.8%              92.9%
 Patient days............................      1,905,185          1,920,217
 Percentage of total net revenues derived
  from:
 Private and other (8)...................           33.2%              32.4%
 Medicare................................           24.6%              25.0%
 Medicaid................................           42.2%              42.6%

                                                        (footnotes on next page)

--------
 (1) Includes $1.2 million of non-cash charges representing the amortization of prepaid management fees to Investcorp International Inc. ("III"), an affiliate of the Issuer and of Investcorp.

 (2) Represents "Interest expense, net" less amortization of debt issuance costs of $1,392 and $1,348 for the pro forma year ended December 31, 1997 and the pro forma twelve months ended June 30, 1998, respectively.

 (3) EBITDA represents earnings before interest, taxes, depreciation and amortization (including amortization of $1.2 million of prepaid management fees paid to III for the pro forma year ended December 31, 1997 and the pro forma twelve months ended June 30, 1998) and loss on investment in limited partnership.

  The following table presents a reconciliation of EBITDA to Adjusted EBITDA:

                                             PRO FORMA          PRO FORMA
                                            YEAR ENDED     TWELVE MONTHS ENDED
                                         DECEMBER 31, 1997    JUNE 30, 1998
                                         ----------------- -------------------
     EBITDA.............................      $27,606            $28,354
     Elimination of consulting contract
      (i)...............................          160                --
     Elimination of related party
      management fees (ii)..............        3,137              2,422
     Addition to general and
      administrative expense (iii)......         (913)              (417)
     Other adjustments (iv).............        1,345                758
                                              -------            -------
     Adjusted EBITDA....................      $31,335            $31,117
                                              =======            =======

    --------
    (i) Reflects the effect of the elimination of a consulting contract terminated as a condition to closing the Company's acquisition of Access Rehabilitation, assuming such acquisition had occurred on January 1, 1997.

    (ii) Reflects the effects of the elimination of historical management fees paid under contracts with related parties that were terminated as a condition to closing the Company's acquisition of the Dayton, Connecticut, Briarfield and Rhode Island Facilities, assuming such acquisitions had occurred on January 1, 1997. Subsequent to the dates of such acquisitions, no services were provided to the Company by these related parties.

    (iii) Reflects the effect of the addition of general and administrative expenses that the Company expects it would have incurred had the Company's acquisition of the Dayton, Connecticut, Briarfield and Rhode Island Facilities occurred on January 1, 1997.

    (iv) Reflects other expected effects of bed occupancy for new construction, ancillary service and Medicare classification reimbursement changes for the Connecticut, Briarfield and Rhode Island acquired businesses, assuming such acquisitions had occurred on January 1, 1997.

  EBITDA is presented because it is commonly used by certain investors to analyze and determine a company's ability to service and/or incur debt. Adjusted EBITDA is presented because it gives the Holders of the Notes the ability to better understand the Company's compliance with certain of the covenants under the New Credit Facility (because of cross default provisions, defaults under the New Credit Facility that result in acceleration of in excess of $15.0 million of indebtedness under the New Credit Facility are also defaults under the Indenture). These covenants are based on defined terms that incorporate adjustments based in part on the reconciling items listed above. Additionally, these type of adjustments will be applied to all future acquisitions in determining compliance with applicable covenants. As such, management of the Company believes that the Adjusted EBITDA measure provides relevant and useful information to investors. However, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flows data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. In addition, EBITDA and Adjusted EBITDA are not standardized measurements and may be calculated in various ways. Accordingly, the EBITDA and Adjusted EBITDA information contained herein may not be comparable to EBITDA and Adjusted EBITDA information provided by other companies. Adjusted EBITDAR represents Adjusted EBITDA plus facility rent expense.

 (4) "Net cash interest expense" represents net interest expense less the accretion of interest expense associated with the Notes and the capital lease obligation.

 (5) For purposes of this calculation, "earnings" consist of income before income taxes and extraordinary loss and fixed charges, and "combined fixed charges and preferred stock dividends" consist of interest, amortization of debt issuance costs, the component of facility rent expense believed by management to be representative of the interest factor thereon and the amount of pre-tax earnings required to cover accretion on preferred stock dividends. Earnings for the pro forma year ended December 31, 1997 and for the pro forma twelve months ended June 30, 1998 would have been inadequate to cover combined fixed charges and preferred stock dividends for such periods. The coverage deficiency for such periods would have been $9,089 and $9,284, respectively.

 (6) "Facilities operated" and "Licensed beds" include two managed facilities with 178 total licensed beds.

 (7) "Average occupancy rate" excludes managed facilities, and is computed by dividing the number of billed licensed bed days by the total number of available bed days during each of the periods indicated.

 (8) "Private and other" excludes managed facilities and consists primarily of total net revenues derived from private pay individuals, managed care organizations, HMOs, hospice programs, commercial insurers, management fees from managed facilities, and rehabilitation service therapy revenues from non-affiliated facilities.

 (9) As of June 30, 1998, the Company had $59.3 million of outstanding obligations drawn under it synthetic lease facility. Pro forma for the Recapitalization, the Company will have no such outstanding obligations.

(10) Net debt represents total debt, including capital lease obligations, less the note receivable associated with the Company's acquisition of the Connecticut Facilities. In connection with this acquisition on December 1, 1997, the Company made a collateralized loan to the seller of the Connecticut Facilities of approximately $7.5 million. The Company financed such loan with borrowings under the Existing Credit Facility.

          SUMMARY CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING DATA

  The following table presents summary consolidated historical financial and operating data of the Company for the periods indicated. The summary consolidated historical financial data as of and for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 have been derived from the audited consolidated financial statements of the Company, including the related notes thereto. The summary consolidated historical financial data as of and for the six months ended June 30, 1997 and June 30, 1998 were derived from the unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the Company's consolidated results of operations and financial condition for such periods. The operating results for the respective six month periods ended June 30, 1997 and June 30, 1998 are not necessarily indicative of results to be expected for the full fiscal year. The summary historical consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the information set forth in "Selected Consolidated Historical Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                                            SIX MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,                     JUNE 30,
                          ------------------------------------------------  -----------------
                           1993     1994      1995      1996       1997      1997      1998
                          -------  -------  --------  ---------  ---------  -------  --------
                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA (1):
 Total net revenues.....  $75,101  $86,376  $109,425  $ 165,412  $ 221,777  $97,676  $148,640
 Facility operating
  costs.................   57,412   68,951    89,378    132,207    176,404   77,517   117,030
 General and administra-
  tive expense..........    3,092    3,859     5,076      7,811     10,953    4,723     7,475
 Service charges paid to
  affiliate.............      746      759       700        700        708      354       628
 Special compensation
  and other.............       --       --        --      1,716         --       --        --
 Depreciation and amor-
  tization..............    4,304    4,311     4,385      3,029      4,074    1,882     2,263
 Facility rent..........      525    1,037     1,907     10,223     12,446    5,309    11,621
 Interest expense, net..    4,740    4,609     5,107      4,634      5,853    2,756     3,202
 Income before income
  taxes
  and extraordinary
  loss..................    1,985      374     1,234      4,829     11,150    5,074     6,349
 Net income.............    1,211      228       753      2,712      6,803    3,095     3,873

BALANCE SHEET DATA (AS OF PERIOD END) (1):
 Cash and cash equiva-
  lents.................  $10,214  $14,013  $ 40,157  $   9,722  $   8,747  $10,694  $  3,028
 Working capital........    6,511   13,915    10,735     16,826     22,554   21,114    22,275
 Total assets...........   85,472   93,876    92,632    141,799    168,562  148,751   181,523
 Total debt, including
  capital lease
  obligation............   40,708   53,296    43,496     75,485     89,927   77,155    92,346
 Stockholders' equity...    4,918    2,866     4,130     44,880     51,783   47,975    55,685

OTHER FINANCIAL DATA:
 Cash flow provided by
  operations............  $10,521  $ 4,939  $  1,886  $   1,405  $   5,621  $ 1,597  $  1,658
 Cash flow (used in)
  provided by
  investing.............     (142)  (6,078)   36,818     (4,050)   (19,487)    (876)  (10,228)
 Cash flow (used in)
  provided by
  financing.............   (6,100)   4,938   (12,560)   (27,790)    12,891      251     2,851
 EBITDA (2).............   13,326   11,770    12,364     14,471     21,266    9,773    11,886
 EBITDAR (2)............   13,851   12,807    14,271     24,694     33,712   15,082    23,507
 EBITDAR margin.........     18.4%    14.8%     13.0%      14.9%      15.2%    15.4%     15.8%
 Capital expenditures...  $ 1,205  $ 2,585  $  3,081  $   5,104  $   5,274  $   812  $  7,071
 Ratio of earnings to
  fixed charges (3).....      1.4x     1.1x      1.2x       1.5x       2.0x     2.0x      1.7x

OPERATING DATA (AS OF PERIOD END):
 Facilities operated
  (4)...................       17       19        20         30         45       31        49
 Licensed beds (4)......    2,149    2,365     2,471      3,700      5,468    3,864     5,983
 Average occupancy rate
  (5)...................     93.7%    92.6%     92.5%      92.6%      92.3%    91.9%     92.6%
 Patient days...........  693,819  739,305   788,920  1,096,814  1,366,811  613,494   921,253
 Percentage of total net
  revenues derived from:
 Private and other (6)..     39.9%    37.4%     35.1%      35.5%      34.1%    33.5%     31.8%
 Medicare...............     21.2%    24.8%     31.7%      26.3%      25.9%    28.7%     26.2%
 Medicaid...............     38.9%    37.8%     33.2%      38.2%      40.0%    37.8%     42.0%

                                                        (footnotes on next page)

--------
(1) In 1993, 1994 and 1995, financial and operating data combine the historical results of the Predecessor Entities (as defined herein) that became subsidiaries of the Company through the IPO Reorganization (as defined herein) that occurred immediately prior to the Company's initial public offering on June 14, 1996. Prior to the IPO Reorganization, the Predecessor Entities (primarily partnerships and subchapter S corporations) were not directly subject to federal or state income taxation. In calculating net income, a pro forma income tax expense of 39% has been reflected for periods prior to the IPO Reorganization as if the Company had always owned the Predecessor Entities.

(2) EBITDA represents earnings before interest, taxes, depreciation and amortization, and loss on investment in limited partnership and also excludes for the years prior to 1997 any gain on sale of facilities, loss on refinancing of debt, minority interest, extraordinary losses and special compensation associated with the Company's 1996 IPO. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flows data prepared in accordance with generally accepted accounting principles or as a measure of a Company's profitability or liquidity. In addition, EBITDA is not a standardized measurement and may be calculated in various ways. Accordingly, the EBITDA information contained herein may not be comparable to EBITDA information provided by other companies. EBITDA is included herein because it is commonly used by certain investors to analyze and determine a company's ability to service and/or incur debt. EBITDAR represents EBITDA plus facility rent expense.

(3) For purposes of this calculation, "earnings" consist of income before income taxes and extraordinary loss and fixed charges, and "fixed charges" consist of interest, amortization of debt issuance costs and the component of facility rent expense believed by management to be representative of the interest factor thereon.

(4) "Facilities operated" and "Licensed beds" include two managed facilities with 178 total licensed beds.

(5) "Average occupancy rate" excludes managed facilities, and is computed by dividing the number of billed licensed bed days by the total number of available licensed bed days during each of the periods indicated.

(6) "Private and other" excludes managed facilities and consists primarily of total net revenues derived from private pay individuals, managed care organizations, HMOs, hospice programs, commercial insurers, management fees from managed facilities, and rehabilitation service therapy revenues from non-affiliated facilities.

                                 RISK FACTORS

  Prospective purchasers of the Securities should consider carefully the following risk factors, as well as the other information set forth elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, certain forward-looking statements that are subject to risks and other uncertainties. The Issuer's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might cause such a difference include those discussed below, as well as general economic and business conditions, competition and other factors discussed elsewhere in this Prospectus. All forward-looking statements attributable to the Issuer or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD SECURITIES

  The Old Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Securities that remain outstanding after consummation of the Exchange Offer will continue to be subject to, and to bear a legend reflecting, such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Securities that remain outstanding will not be entitled to any rights to have such Old Securities registered under the Securities Act, except under certain limited circumstances. The Issuer does not intend to register under the Securities Act any Old Securities that remain outstanding after consummation of the Exchange Offer. To the extent that Old Securities are not tendered and accepted in the Exchange Offer, a holder's ability to sell such Old Securities could be adversely affected.

FAILURE TO COMPLY WITH EXCHANGE OFFER PROCEDURES

  To participate in the Exchange Offer and avoid the restrictions on transfer of the Old Securities, holders of Old Securities must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Securities must be received by the Exchange Agent along with the Letter of Transmittal or
(ii) a timely confirmation of a book-entry transfer of such Old Securities, if such procedure is available, into the Exchange Agent's account at the Book-Entry Transfer Facility (as defined) pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described herein and in the Letter of Transmittal. The method of delivery of the Old Securities and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holder. Holders of Old Securities desiring to tender such Old Securities in exchange for New Securities should allow sufficient time to ensure timely delivery. The Issuer and the Exchange Agent are under no duty to give notification of defects or irregularities with respect to tenders of Old Securities for exchange. See "The Exchange Offer."

LACK OF PUBLIC MARKET

  The New Securities are new securities for which there currently is no market. Although the Placement Agents have informed the Issuer that they currently intend to make a market in the New Securities, they are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of this Exchange Offer. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Securities. The Issuer does not intend to apply for listing of the New Securities on any securities exchange or for quotation through the Nasdaq National Market.

  The Old Securities are eligible for trading in the PORTAL market. The Old Securities have not been registered under the Securities Act, however, and will continue to be subject to restrictions on transferability to the extent they are not exchanged for New Securities. Following consummation of the Exchange Offer, the New Securities will not be eligible for PORTAL trading.

  The Exchange Offer is not conditioned upon any minimum or maximum aggregate principal amount of Old Securities being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the New Securities, or, in the case of non-tendering holders of Old Securities, the trading market for the Old Securities following the Exchange Offer.

  The liquidity of, and trading market for, the Securities also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Issuer.

SUBSTANTIAL LEVERAGE; DEBT SERVICE OBLIGATIONS

  As a result of the Recapitalization, the Issuer is highly leveraged. On a pro forma basis, as of June 30, 1998, the Issuer would have had $177.4 million of consolidated indebtedness, including the Notes. In addition, the aggregate liquidation preference of the Exchangeable Preferred Stock (which is exchangeable at the Issuer's option, subject to certain conditions, for Exchange Debentures) would have been $40.0 million. In comparison, Harborside's outstanding consolidated indebtedness as of June 30, 1998 was $92.3 million. As of June 30, 1998, Harborside also had $59.3 million of outstanding obligations drawn under its previously existing synthetic lease facility. On a pro forma basis, the Issuer would have had no such outstanding obligations. In addition, the Issuer expects to incur material additional indebtedness in connection with its acquisition strategy and the Indenture permits the incurrence of substantial amounts of additional indebtedness. See "Description of the New Notes--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock." Earnings for the year ended December 31, 1997 and for the twelve months ended June 30, 1998 would have been inadequate to cover combined fixed charges and preferred stock dividends for such periods by $9.1 million and $9.3 million, respectively, on a pro forma basis. See "Unaudited Pro Forma Consolidated Financial Information."

  The Issuer's principal sources of funds are cash flow from operations and borrowings under the New Credit Facility. These funds are being used to finance working capital, meet debt service and capital expenditure requirements and for general corporate purposes. It is anticipated that these funds will also be used to finance acquisitions and lease real estate. However, the Issuer could be required to obtain other debt and/or equity financing to finance any significant acquisitions or real estate/construction projects in the future.

  Although the Issuer is not required to pay cash interest or dividends for five years with respect to the Securities, the Issuer's high degree of leverage may have important consequences for the Issuer, including the following: (i) the Issuer's ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes may be impaired or any such financing may not be on terms favorable to the Issuer;
(ii) interest expense may reduce the funds that would otherwise be available to the Issuer for its operations and business opportunities; (iii) a substantial decrease in net operating cash flows or an increase in expenses of the Issuer could make it difficult for the Issuer to meet its debt service requirements or force it to modify its operations; (iv) substantial leverage may place the Issuer at a competitive disadvantage and may make it more vulnerable to a downturn in its business; (v) certain indebtedness of the Issuer is at variable rates of interest, which causes the Issuer to be vulnerable to increases in interest rates; (vi) a substantial portion of the assets of the Issuer is pledged to secure its indebtedness, reducing its ability to obtain additional financing; (vii) the Issuer may be hindered in its ability to adjust to rapidly changing market conditions; and (viii) the New Credit Facility, the Indenture, the Certificate of Designation and other agreements governing the Issuer's long-term indebtedness contain certain restrictive financial and operating covenants. In addition, the degree to which the Issuer is leveraged could prevent it from repurchasing Securities tendered to it upon the occurrence of a Change of Control.

  The Issuer's ability to pay principal of and interest on the Notes and dividends on the Exchangeable Preferred Stock (after the initial five year period during which it is anticipated that no cash interest or dividends will be paid thereon) and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by financial, business and other factors, certain of which are beyond its control, as well as the availability of borrowings under the New Credit Facility or a successor facility. The Issuer anticipates that its operating cash flow, together with borrowings under the New Credit Facility, will be sufficient to meet its operating expenses and capital expenditures and to service its debt requirements as they become due. However, there can be no assurance that the Issuer's cash flow, availability under the New Credit Facility and other capital resources will be sufficient for the payment of principal of and interest on its indebtedness, including the Notes, for the payment of periodic cash dividends on the Exchangeable Preferred Stock, for any redemption of the Exchangeable Preferred Stock for cash or, if the Exchange Debentures have been issued, for the payment of principal of or cash interest on the Exchange Debentures. If the Issuer's cash flow, availability under the New Credit Facility and other capital resources are insufficient to fund the Issuer's debt service obligations, the Issuer may be forced to reduce or delay capital expenditures, to sell assets, to restructure or refinance its indebtedness or to seek additional equity capital. There can be no assurance that any of such measures could be implemented on satisfactory terms or, if implemented, would be successful or would permit the Issuer to meet its debt service obligations.

HOLDING COMPANY STRUCTURE; SUBORDINATION OF SECURITIES

  The Issuer conducts substantially all of its operations through its subsidiaries. As a result, the Issuer is required to rely upon its subsidiaries for the funds necessary to meet its obligations, including the payment of interest on and principal of the Notes, dividends on the Exchangeable Preferred Stock and, if issued, interest on and principal of the Exchange Debentures. The ability of the subsidiaries to make such payments will be subject to, among other things, applicable state laws. Although the Note Guarantees provide the holders of the Notes with a direct claim against the assets of the Guarantors, the Subsidiary Non-Guarantors have not guaranteed the obligations under the Securities. Claims of creditors of the Subsidiary Non-Guarantors (including trade creditors) and claims of holders of preferred stock of such subsidiaries, if any, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Issuer (including holders of the Securities). In addition, enforcement of the Note Guarantees against any Guarantor may be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of such Guarantor and would be subject to certain defenses available to guarantors generally. See "-- Fraudulent Conveyance Considerations." Although the Indenture contains waivers of most guarantor defenses, certain of those waivers may not be enforced by a court in a particular case. To the extent that the Note Guarantees are not enforceable, the Notes would be effectively subordinated to all liabilities of the Guarantors, including trade payables of such Guarantors, whether or not such liabilities constitute Senior Debt under the Indenture.

  The Notes and Note Guarantees are general unsecured obligations of the Issuer and Guarantors that are subordinated in right of payment to all Senior Debt of the Issuer and Guarantors, including Debt under the New Credit Facility. Further, the Notes and Note Guarantees are effectively subordinated to all Secured Debt, to the extent of the collateral securing such Debt, and to the claims of creditors (including trade creditors) of the Subsidiary Non-Guarantors. The Notes and Note Guarantees rank pari passu in right of payment with all Pari Passu Debt and senior in right of payment to all Subordinated Debt, including any Exchange Debentures. The indebtedness outstanding under the New Credit Facility is collateralized by liens on a substantial portion of the assets of the Issuer and its subsidiaries. At June 30, 1998, after giving pro forma effect to the Recapitalization, (i) the outstanding Senior Debt of the Issuer and the Guarantors would have been $61.5 million, all of which would have been Secured Debt, (ii) the Issuer and the Guarantors would have had no Pari Passu Debt or Subordinated Debt outstanding and (iii) the total liabilities of the Subsidiary Non-Guarantors

(including trade payables but excluding amounts owed to the Issuer or any Guarantor) would have been $29.5 million, including $16.4 million of indebtedness. The Indenture permits the Issuer and the Restricted Subsidiaries to incur a substantial amount of additional indebtedness, all of which may be Senior Debt. See "Description of the New Notes."

  The Issuer and the Guarantors may not pay principal of, premium on, or interest or Liquidated Damages on, the Notes or Note Guarantees, make any deposit pursuant to defeasance provisions or repurchase or redeem or otherwise retire any Notes or Note Guarantees (i) if any Designated Senior Debt (as defined) is not paid when due or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) if any other default on Designated Senior Debt occurs that permits the holders of such Designated Senior Debt to accelerate the maturity of such Senior Debt in accordance with its terms and the Trustee receives notice of such default, unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Senior Debt has been paid in full or, in the case of any non-payment default, 179 days have passed since the default notice was given. Upon any payment or distribution to creditors in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or any Guarantor or its property, the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents (as defined) before the holders of the Notes or any Note Guarantee will be entitled to receive any payment (other than in the form of Permitted Junior Securities (as defined)). See "Description of the New Notes--Subordination."

  The Exchangeable Preferred Stock ranks junior in right of payment to all existing and future indebtedness and other obligations of the Issuer and its subsidiaries, including the New Credit Facility and the Notes, but not including common stock and any future class of capital stock which by its terms provides that it ranks on a parity with or junior to the Exchangeable Preferred Stock. The Exchange Debentures, if issued, will be general unsecured obligations of the Issuer and will be subordinated in right of payment to all existing and future Senior Debt (as defined in "Description of the Exchange Debentures"), including the New Credit Facility and the Notes. Consequently, in certain circumstances, including upon the bankruptcy, liquidation or reorganization of the Issuer, payments may be made with respect to the Exchangeable Preferred Stock only after the assets of the Issuer have been used to satisfy all of its obligations to its creditors (including the Notes), and payments may be made with respect to the Exchange Debentures only after all of the Senior Debt (as defined in "Description of the Exchange Debentures"), including the Notes, has been paid in full. See "--Substantial Leverage; Debt Service Obligations" above, and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of the New Credit Facility," "Description of the New Notes," "Description of the New Preferred Stock" and "Description of the Exchange Debentures."

RESTRICTIVE LOAN COVENANTS

  The New Credit Facility includes certain covenants that, among other things, restrict: (i) the making of investments (including acquisitions), loans and advances and the paying of dividends and other restricted payments; (ii) the incurrence of additional indebtedness; (iii) the granting of liens, other than certain permitted liens; (iv) mergers, consolidations and sales of all or a substantial part of the Issuer's business or property; (v) the sale of assets; and (vi) the making of capital expenditures. The Issuer is also required to maintain certain financial ratios, including cash interest and facility rent coverage and leverage ratios. All of these restrictive covenants may restrict the Issuer's ability to expand or to pursue its business strategies. The ability of the Issuer to comply with these and other provisions of the New Credit Facility may be affected by changes in business conditions or results of operations, adverse regulatory developments or other events beyond the Issuer's control. The breach of any of these covenants could result in a default under the New Credit Facility, in which case such lenders could elect to declare all amounts borrowed under the New Credit Facility, together with accrued interest, to be due and payable, and the Issuer could be prohibited from making payments with respect to other indebtedness until the default is cured or all indebtedness under the New Credit Facility is paid or satisfied in full. If the Issuer were unable to repay such borrowings, such lenders could proceed against their collateral. If the indebtedness under the New Credit Facility were to be accelerated, there can be no assurance that the assets of the Issuer would be sufficient to repay in full such indebtedness and the other indebtedness of the Issuer.

ENCUMBRANCES ON ASSETS

  In addition to being subordinated to all existing and future Senior Debt of the Issuer (and with respect to the Exchangeable Preferred Stock, all other liabilities of the Issuer), the Securities will not be secured by any of the Issuer's or its subsidiaries' assets. The Issuer's obligations under the New Credit Facility are collateralized by first or second priority security interests in all of the capital stock of certain of the Issuer's subsidiaries and a substantial portion of the personal and real property of the Issuer and certain of its subsidiaries, in each case with certain exceptions (including an exception for stock or assets prohibited by other financing arrangements from such collateralization). In addition, the Issuer's obligations under certain mortgage loans and lease agreements are collateralized by security interests in certain real property and other assets of the Issuer. If the Issuer becomes insolvent or is liquidated, or if payment under the New Credit Facility or of other secured obligations is accelerated, the lenders under the New Credit Facility or the obligors with respect to the other secured obligations will be entitled to exercise the remedies available to a secured lender under applicable law and the applicable agreements and instruments. Accordingly, such lenders will have a prior claim with respect to such assets and there may not be sufficient assets remaining to pay amounts due on the Securities then outstanding. See "Description of the New Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DIVIDEND AND REDEMPTION RESTRICTIONS ON EXCHANGEABLE PREFERRED STOCK

  The ability of the Issuer to pay cash dividends on the Exchangeable Preferred Stock after August 1, 2003, or to redeem, purchase or otherwise acquire the Exchangeable Preferred Stock, will be subject to the terms of the Indenture and the New Credit Facility. In addition, its ability to pay any dividends will be subject to applicable provisions of Delaware state law. The terms of the Indenture and the New Credit Facility permit the Issuer to pay cash dividends on the Exchangeable Preferred Stock after August 1, 2003 in the absence of any default under the Indenture or the New Credit Facility. There can be no assurance that the Issuer's operating performance or any future financings will permit the Issuer to pay cash dividends on the Exchangeable Preferred Stock. The terms of the Indenture and the New Credit Facility also restrict the ability of the Issuer to redeem, purchase or otherwise acquire the Exchangeable Preferred Stock for cash. Moreover, under Delaware law, a dividend may be paid only out of the Issuer's surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding year, provided the board of directors approves the payment of such dividend. Similarly, under Delaware law, there are certain restrictions with respect to the redemption of Exchangeable Preferred Stock. There can be no assurance that the Issuer will be able to generate a surplus or net profits from which to pay dividends on or redeem the Exchangeable Preferred Stock.

FRAUDULENT CONVEYANCE CONSIDERATIONS

  The incurrence by Harborside or a Guarantor of indebtedness, such as the Notes, the Exchange Debentures or the Note Guarantee, as the case may be, may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of Harborside or a Guarantor. Under these laws, if, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of Harborside or a Guarantor, a court were to find that, at the time Harborside or the Guarantor incurred indebtedness, including the Notes, the Exchange Debentures, or the Note Guarantee, as the case may be, (i) Harborside or such Guarantor incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors or
(ii) (a) Harborside or such Guarantor received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b) Harborside or such Guarantor (1) was insolvent or was rendered insolvent by reason of the transactions constituting the Recapitalization, or in the case of the Exchange Debentures, upon the exchange of the Exchangeable Preferred Stock into the Exchange Debentures, (2) was engaged, or about to engage, in a business or transactions for which its assets constituted unreasonably small capital, or
(3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), then such court could avoid or subordinate the amounts owing under the Notes, the Exchange Debentures, or the Note Guarantee, as the case may be, to presently existing and future indebtedness of Harborside or such Guarantor, as the case may be, and take other actions detrimental to the holders of the Notes, the Exchange Debentures or the Note Guarantee, as the case may be.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, a company will be considered insolvent if, at the time it incurred the indebtedness, either (i) the sum of its debts (including contingent liabilities) is greater than its assets, at a fair valuation, or (ii) the present fair sale value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether Harborside or the Guarantors were solvent at the relevant time, or whether, whatever standard was used, the Notes, the Exchange Debentures, or the Note Guarantee, as the case may be, would not be avoided or further subordinated on another of the grounds set forth above. In rendering their opinions in connection with the borrowings under the New Credit Facility and the issuance of the Notes, none of the counsel for Harborside, MergerCo, the lenders or the Placement Agents expressed any opinion as to the applicability of federal or state fraudulent transfer and conveyance laws.

  Harborside believes that at the time the obligations constituting the Notes and the Note Guarantees were initially incurred, Harborside and each Guarantor were each (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its businesses effectively and (c) incurring debts within its ability to pay as the same mature or become due. In reaching the foregoing conclusions, Harborside has relied upon its analyses of internal cash flow projections and estimated values of assets and liabilities of Harborside. As a condition to Harborside's obligations under the Merger Agreement, Harborside received an opinion of a firm expert in such matters confirming the solvency of Harborside after giving effect to the Recapitalization. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

ABILITY TO COMPLETE ACQUISITIONS AND INTEGRATE ACQUIRED OPERATIONS

  A principal element of the Issuer's post-Merger business strategy will be to grow by acquiring additional long-term care facilities. The Issuer is subject to the risks that the facilities acquired in acquisitions will not perform as expected and that the returns from such facilities will not support the indebtedness incurred to acquire, or the capital expenditures needed to integrate and develop, such facilities. In addition, the expansion of the Issuer's operations may place a significant strain on the Issuer's management, financial and other resources and may limit the time available to the Issuer's management to attend to other operational, financial and strategic issues. The Issuer's ability to manage future growth will depend upon its ability to monitor operations, control costs, maintain effective quality controls and expand the Issuer's systems capabilities, all of which will result in higher operating expenses. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Issuer's business could have a material adverse effect on the Issuer's business, financial condition and results of operations. In addition, the integration of acquired facilities with existing operations may entail considerable expenses in advance of anticipated revenues and may cause substantial fluctuations in the Issuer's operating results. This integration may involve, among other things, integration of billing, accounting, quality control, management, personnel, payroll, clinical, regulatory compliance and other systems and operating hardware and software, some or all of which may be incompatible with the Issuer's existing systems. The failure to effectively integrate acquired facilities could have a material adverse effect on the Issuer's financial condition and results of operations and ability to pay interest and dividends on the Securities.

  The Issuer faces competition for the acquisition of long-term care facilities, and may be required to offer relatively higher prices for acquired facilities than it has in the past. In addition, due to the continuing consolidation of the long-term care industry and the acquisition by the Issuer and other long-term care providers of existing long-term care facilities, there may be in the future fewer existing long-term care facilities available for acquisition. There can be no assurance that the Issuer will be able to find acceptable acquisition candidates or, if such candidates are identified, that acquisitions can be consummated on terms acceptable to the Issuer.

GOVERNMENTAL REGULATION

  The federal government and all the states in which the Issuer operates regulate various aspects of the Issuer's business. In addition to the regulation of Medicare and Medicaid reimbursement rates, the development and operation of long-term care facilities and the provision of long-term care services are subject to federal, state and local licensure and certification laws that regulate, among other matters, the number of licensed beds, the provision of services, the distribution of pharmaceuticals, equipment, staffing (including professional licensing), operating policies and procedures, fire prevention measures, environmental matters and compliance with building and safety codes. The failure to maintain or renew any required regulatory approvals or licenses could materially adversely affect the Issuer's ability to provide its services and receive reimbursement of its expenses. There can be no assurance that federal, state or local governments will not impose additional restrictions on the Issuer's activities which could materially adversely affect the Issuer.

  Long-term care facilities are subject to periodic inspection by governmental authorities to assure compliance with the standards established for continued licensing under state law and for certification under the Medicare or Medicaid programs, including a review of billing practices and policies. Failure to comply with these standards could result in the denial of reimbursement, the imposition of fines, temporary suspension of admission of new patients, suspension or decertification from the Medicare or Medicaid programs, restrictions on the Issuer's ability to acquire new facilities or expand existing facilities and, in extreme cases, the revocation of a facility's license or closure of a facility. In certain instances, facilities of the Issuer have been inspected and have received statements of deficiencies, which the Issuer believes have been corrected. However, there can be no assurance that the facilities currently owned or leased by the Issuer will continue to meet the requirements for state licensure or participation in the Medicare or Medicaid programs nor can there be any assurance that the facilities acquired or developed by the Issuer in the future will initially meet or continue to meet these requirements.

  Many states, including each state in which the Issuer currently operates long-term care facilities except Indiana, control the supply of licensed long-term care beds through CON programs, which require approval for the construction of new long-term care facilities, the addition of licensed beds and certain capital expenditures at such facilities. Indiana's CON program expired on June 30, 1998. To the extent that a CON or other similar approval is required for the acquisition or construction of new facilities or the expansion of the number of licensed beds, services or existing facilities, the Issuer could be adversely affected by the failure or inability to obtain such approval, changes in the standards applicable for such approval and possible delays and expenses associated with obtaining such approval. Several of the states in which the Issuer operates have imposed moratoriums on the issuance of CONs for new skilled nursing facility beds. Connecticut has imposed a moratorium on the addition of any new skilled nursing facility beds, including chronic and convalescent nursing facility beds and rest home beds with nursing supervision, until the year 2002. Massachusetts has imposed a moratorium on the addition of any new skilled nursing facility beds until the year 2000, except that an existing facility can add up to 12 beds without being subject to CON review. New Hampshire has imposed a moratorium on the addition of any new beds to skilled nursing facilities, intermediate care homes and rehabilitation homes until December 31, 1998. Legislation has been introduced in New Hampshire to extend this moratorium until the year 2001, or in the alternative until the year 2003. Ohio has imposed a moratorium until June 30, 1999 on the addition of any new skilled nursing facility beds. Rhode Island has imposed a moratorium on the issuance of any new initial licenses for skilled nursing facilities and on the increase in the licensed bed capacity of any existing licensed skilled nursing facility until July 1, 1999, except that an existing facility may increase its licensed bed capacity to the greater of 10 beds or 10% of the facility's licensed bed capacity. The other states in which the Issuer conducts business do not currently have a moratorium on new skilled nursing facility beds in effect. Although New Jersey does not have a "moratorium" on new skilled nursing facility beds, with the exception of the Add-a-bed program (in which a facility may request approval from the state licensure agency to increase total licensed skilled nursing beds, including hospital based subacute care beds, by no more than 10 beds or 10% of its licensed bed capacity, whichever is less, without obtaining CON approval), New Jersey only accepts applications for a CON for additional skilled nursing facility beds when the state CON agency issues a call for beds. There is presently no call for additional beds, and no call is expected to be made until the beginning of 1999 at the earliest. These actions will restrict the Issuer's ability, and that of its competitors, to expand its existing facilities or construct new facilities in these states. In addition, in most states the reduction of the number of licensed beds or the closure of a facility requires the approval of the appropriate state regulatory agency and, if the Issuer were to seek to reduce the number of licensed beds at a facility or to close a facility, the Issuer could be adversely affected by a failure to obtain or a delay in obtaining such approval.

  The Issuer is also subject to federal and state laws that govern financial and other arrangements between healthcare providers. Federal laws, as well as the laws of certain states, prohibit direct or indirect payments or fee splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. These laws include the federal "anti-kickback law" which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. A wide array of relationships and arrangements among healthcare providers, including ownership interests in a company by persons in a position to refer patients and personal service agreements have, under certain circumstances, been alleged to violate these provisions. A violation of the federal anti-kickback law could result in the loss of eligibility to participate in the Medicare or Medicaid programs, or in civil or criminal penalties for individuals or entities. Violation of state anti-kickback laws could lead to loss of licensure, significant fines and other penalties for individuals or entities.

  Federal and state authorities are devoting increased attention and resources to anti-fraud initiatives against healthcare providers. The Balanced Budget Act (the "BBA") and the Healthcare Insurance Portability and Accountability Act of 1996 expanded the penalties for healthcare fraud, including broader provisions for the exclusion of healthcare providers from the Medicare and Medicaid programs. Further, under Operation Restore Trust, a major anti-fraud initiative of the Office of the Inspector General (the "OIG") of the U.S. Department of Health and Human Services, the OIG has focused on detecting fraudulent billing practices committed by home health agencies, durable medical equipment suppliers, hospice programs and skilled nursing facilities in certain states participating in a demonstration project. The initial outcomes of Operation Restore Trust have led the OIG to expand the demonstration project to additional states. Currently, the Issuer has operations in three of the states participating in this project: Massachusetts, New Jersey and Ohio. While the Issuer believes that the Issuer's billing practices are consistent with the requirements of the Medicare and Medicaid programs, those criteria are subject to interpretation. There can be no assurance that such anti-fraud initiatives will not adversely affect the Issuer.

RISK OF ADVERSE EFFECT OF HEALTHCARE REFORM

  The Issuer is subject to extensive governmental healthcare regulation. In addition, there are generally numerous legislative and executive initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. Changes in laws, new interpretations of existing laws or changes in reimbursement methodologies could have a significant effect on certain or all of the Issuer's services which are eligible for reimbursement, the costs of providing such services and the amounts of reimbursement provided for the delivery of eligible services. It is not clear at this time which legislative proposals, if any, will be adopted or, if adopted, what effect such proposals would have on the Issuer's business. There can be no assurance that future changes in enacted legislation or the administrative practices required to interpret or administer governmental healthcare programs will not have a material adverse affect on the Issuer. See "Business--Sources of Revenues" and "--Governmental Regulation."

REIMBURSEMENT BY THIRD-PARTY PAYORS

  The Issuer received approximately 25.9%, 40.0% and 34.1% of its total net revenues from Medicare patients, Medicaid patients, and private and other patients, respectively, for the year ended December 31, 1997. The Issuer typically receives higher payment rates for services provided to private pay and Medicare patients than for equivalent services provided to patients eligible for Medicaid. Any material decline in the number of private or Medicare patients or increases in the number of Medicaid patients could materially adversely affect the Issuer.

  Both governmental and other third-party payors, such as commercial insurers, managed care organizations, HMOs and PPOs, have employed cost containment measures designed to limit payments made to healthcare providers such as the Issuer. These measures include the adoption of initial and continuing recipient eligibility criteria, the adoption of coverage criteria and the establishment of payment ceilings. Furthermore, governmental reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions. There can be no assurance that payments under state or federal governmental programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. In addition, there can be no assurance that the Issuer's facilities or the services provided by the Issuer will continue to meet the requirements for participation in such programs or that the states in which the Issuer operates will continue to meet their Medicaid reimbursement obligations on a timely basis, if at all. Any of the foregoing could materially adversely affect the Issuer.

  The BBA was enacted in August 1997 and significantly amends the reimbursement methodology of the Medicare program. In addition to offering new Medicare health plan options and increasing the penalties related to healthcare fraud and abuse, the BBA provides for a prospective payment system for skilled nursing facilities to be implemented for cost report periods beginning on or after July 1, 1998. (See "Business--Governmental Regulation" for more information about the prospective payment system for skilled nursing facilities.) The BBA also provides new limits for the reimbursement of Part B therapy services and requires skilled nursing facilities to institute "consolidated billing." Regulations regarding the prospective payment system were published on May 12, 1998. In addition, subsequent to issuance of the regulations, HCFA has issued Program Memoranda impacting the implementation of PPS, affecting mainly the "consolidated billing" provisions for Part B. As the regulations were published recently and HCFA Program Memoranda continue to be issued regarding implementation of PPS, the Issuer has not been able to fully assess and quantify the potential impact of the regulations on the Issuer's consolidated financial position, results of operations or liquidity. Based on a preliminary assessment, the Issuer believes that the new regulations will result in a reduction of the Issuer's average Medicare per diem reimbursement rate, which the Issuer expects to be able to substantially offset primarily through reductions in facility operating costs. However, no assurance can be given that the Issuer will be able to reduce such costs.

  The Issuer is subject to periodic audits by the Medicare and Medicaid programs, and the paying agencies for these programs have various rights and remedies against the Issuer if they assert that the Issuer has overcharged the programs or failed to comply with program requirements. Such paying agencies could seek to require the Issuer to repay any overcharges or amounts billed in violation of program requirements, or could make deductions from future amounts due to the Issuer. Such agencies could also impose fines, criminal penalties or program exclusions. Any such action could materially adversely affect the Issuer. See "Business--Sources of Revenues" and "--Governmental Regulation."

GEOGRAPHIC CONCENTRATION

  The Issuer's long-term care facilities are located in Ohio, Indiana, Massachusetts, New Hampshire, New Jersey, Connecticut, Florida, Rhode Island and Maryland. A substantial portion of the Issuer's total net revenues are derived from its operations in Ohio, Florida and Connecticut. On a pro forma basis, after giving effect to the Completed 1997 Acquisitions, the Completed 1998 Acquisitions (as such terms are defined under "Selected Consolidated Historical Financial and Operating Data") and the Recapitalization, the Issuer derived 32.1%, 17.3% and 15.4%, respectively, of its net patient service revenues from these three states for the year ended December 31, 1997. Any adverse changes in the regulatory environment or to the reimbursement rates paid in the states in which the Issuer operates, particularly in Ohio, Florida and Connecticut, could have a material adverse effect on the Issuer. See "Business--Sources of Revenues."

STAFFING AND LABOR COSTS

  Staffing and labor costs represent the Issuer's largest expense. The Issuer competes with other healthcare providers in attracting and retaining qualified or skilled personnel. The long-term care industry in general, and the Issuer in particular, have, at times, experienced shortages of qualified personnel. In addition, the long-term care industry typically experiences high turnover of less skilled employees. A shortage of nurses or other trained personnel or general economic inflationary pressures may require the Issuer to enhance its wage and benefits package in order to compete with other employers. There can be no assurance that the Issuer's labor costs will not increase or, if they do, that they can be matched by corresponding increases in reimbursement. Failure by the Issuer to attract and retain qualified employees, to control its labor costs or to match increases in its labor expenses with corresponding increases in revenues could have a material adverse effect on the Issuer. Approximately 450 employees at five of the Issuer's facilities are covered by collective bargaining agreements. Although the Issuer believes that it maintains good working relationships with its employees and the unions that represent certain of its employees, it cannot predict the impact of continued or increased union representation or organizational activities on its future operations. See "Business--Employees."

COMPETITION

  The long-term care industry is highly competitive. The Issuer competes with other providers of long-term care on the basis of the scope and quality of services offered, the rate of positive medical outcomes, cost-effectiveness and the reputation and appearance of its long-term care facilities. The Issuer also competes in recruiting qualified healthcare personnel, in acquiring and developing additional facilities and in obtaining CONs. The Issuer's current and potential competitors include national, regional and local long-term care providers, some of whom have substantially greater financial and other resources and may be more established in their communities than the Issuer. The Issuer also faces competition from assisted living facility operators as well as providers of home healthcare. Certain competitors are operated by not-for-profit organizations and similar businesses which can finance capital expenditures and acquisitions on a tax-exempt basis or receive charitable contributions unavailable to the Issuer. In addition, consolidation in the long-term care industry has resulted in the Issuer being faced with larger competitors, many of whom have significant financial and other resources. The Issuer expects that competition for the acquisition of long-term care facilities may increase in the future as the demand for long-term care increases and as the industry trend of consolidation of providers continues.

  Construction of new (or the expansion of existing) long-term care facilities near the Issuer's facilities could adversely affect the Issuer's business. State regulations, however, generally require a CON before a new long-term care facility can be constructed or additional licensed beds can be added to existing facilities. CON legislation is in place in all states in which the Issuer operates or expects to operate, with the exception of Indiana where the CON program expired as of June 30, 1998. The Issuer believes that these regulations reduce the possibility of overbuilding and promote higher utilization of existing facilities. However, a relaxation of CON requirements could lead to an increase in competition. In addition, as cost containment measures have reduced occupancy rates at acute care hospitals, a number of these hospitals have converted portions of their facilities into subacute units. In the states in which the Issuer currently operates, except Indiana, these conversions are subject to state CON regulations. The Issuer believes that the application of the new Medicare prospective payment system rules will make such conversions less desirable. New Jersey recently enacted legislation permitting acute care hospitals to offer subacute care services under their existing hospital licenses upon obtaining CON approval pursuant to an expedited CON review process. Ohio has imposed a moratorium on the conversion of acute care hospital beds into long-term care beds through June 30, 1999. See "Business--Governmental Regulation" and "--Competition."

CONTROL OF THE ISSUER BY INVESTCORP

  Approximately 91% of the outstanding shares of voting common stock of the Issuer are held by a subsidiary of Investcorp and ten entities which have entered into revocable management services or similar agreements with an affiliate of Investcorp, pursuant to which such affiliate has the authority to direct the voting of such shares for as long as such agreements are in effect. Accordingly, for so long as such agreements remain in effect, Investcorp and its affiliates will indirectly control the power to elect all of the Issuer's directors, to appoint new management and to approve any action requiring the approval of the holders of the Issuer's capital stock voting as a single class, including adopting most amendments to the Issuer's certificate of incorporation and approving mergers or sales of substantially all of the Issuer's assets. The directors so elected will have the authority to effect decisions affecting the capital structure of the Issuer, including but not limited to the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

LIABILITY, INSURANCE AND LEGAL PROCEEDINGS

  The Issuer's business entails an inherent risk of liability. In recent years, participants in the long-term care industry have been subject to lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant legal costs. The Issuer expects that from time to time it may be subject to such suits as a result of the nature of its business. The Issuer currently maintains insurance policies in amounts and with coverage and deductibles it deems appropriate, based on the nature and risks of its business, historical experience and industry standards. There can be no assurance, however, that claims in excess of the Issuer's insurance coverage or claims not covered by insurance will not arise. A successful claim against the Issuer not covered by, or in excess of, its insurance coverage could have a material adverse effect on the Issuer. Claims against the Issuer, regardless of their merit or eventual outcome, may also have a material adverse effect on the Issuer's business and reputation, may lead to increased insurance premiums and may require the Issuer's management to devote time and attention to matters unrelated to the Issuer's business. In addition, the Issuer's liability insurance policy will be due for renewal in September 2001. There can be no assurance that the Issuer will be able to obtain liability insurance coverage in the future on acceptable terms. The Issuer is self-insured (subject to contributions by covered employees) with respect to most of the healthcare benefits and workers' compensation benefits available to its employees. The Issuer believes that it has adequate resources to cover any self-insured claims and the Issuer maintains excess liability coverage to protect it against unusual claims in these areas. However, there can be no assurance that the Issuer will continue to have such resources available to it or that substantial claims will not be made against the Issuer. See "Business--Legal Proceedings."

ENVIRONMENTAL AND OCCUPATIONAL HEALTH AND SAFETY MATTERS

  The Issuer is subject to a wide variety of federal, state and local environmental and occupational health and safety laws and regulations. Among the types of regulatory requirements faced by healthcare providers such as the Issuer are: air and water quality control requirements, occupational health and safety requirements, waste management requirements, specific regulatory requirements applicable to asbestos, polychlorinated biphenyls and radioactive substances, requirements for providing notice to employees and members of the public about hazardous materials and wastes and certain other requirements. In its role as owner and/or operator of properties or facilities, the Issuer may be subject to liability for investigating and remediating any hazardous substances that have come to be located on the property, or such substances that may have migrated off of, or been emitted, discharged, leaked, escaped or transported from, the property. The Issuer's operations may involve the handling, use, storage, transportation, disposal and/or discharge of hazardous, infectious, toxic, radioactive, flammable and other hazardous materials, wastes, pollutants or contaminants. Such activities may harm individuals, property or the environment; may interrupt operations and/or increase their costs; may result in legal liability, damages, injunctions or fines; may result in investigations, administrative proceedings, penalties or other governmental agency actions; and may not be covered by insurance. The cost of any required remediation or removal of hazardous or toxic substances could be substantial and the liability of an owner or operator for any property is generally not limited under applicable laws and could exceed the property's value. Although the Issuer is not aware of any material liability of the Issuer under any environmental or occupational health and safety laws, there can be no assurance that the Issuer will not encounter such liabilities in the future, which could have a material adverse effect on the Issuer. See "--Governmental Regulation."

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

  The Notes were issued at a substantial discount from their principal amount. Consequently, the purchasers of the Notes generally will be required to include amounts in gross income for U.S. federal income tax purposes in advance of receipt of any cash payment on the Notes to which the income is attributable. See "U.S. Federal Income Tax Consequences--The Notes and the Exchange Debentures" for a more detailed discussion of the federal income tax consequences to the holders of the Notes with respect to the purchase, ownership and disposition of the Notes.

  If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code (the "Bankruptcy Code") prior to the Full Accretion Date, the claim of a holder of Notes with respect to the principal amount thereof will likely be limited to an amount equal to the Accreted Value as of the commencement of such case.

CERTAIN TAX CONSEQUENCES FOR HOLDERS OF EXCHANGEABLE PREFERRED STOCK

  If shares of Exchangeable Preferred Stock are exchanged for Exchange Debentures and the stated redemption price at maturity of such Exchange Debentures exceeds their issue price by more than a de minimis amount, the Exchange Debentures will be treated as having original issue discount ("OID") equal to the entire amount of such excess. Exchange Debentures issued on or before August 1, 2003, when the Company has the option to pay interest on the Exchange Debentures in additional Exchange Debentures, will likely have OID. Each holder of Exchange Debentures with OID will be required to include amounts in gross income in advance of receipt of cash with respect to such OID. See "U.S. Federal Income Tax Consequences--The Exchangeable Preferred Stock" and "U.S. Federal Income Tax Consequences--The Notes and the Exchange Debentures."

IMPACT OF YEAR 2000 ISSUE

  The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send bills for services or engage in similar normal business activities. The Issuer is preparing all of its software products and internal computer systems to be Year 2000 compliant. The Issuer has replaced its financial reporting and payroll systems with systems that are Year 2000 compliant. The Issuer is in the process of evaluating several clinical information software products, including one which has been installed in 13 of its facilities, with the expectation that it will identify a Year 2000 compliant standard clinical information and patient billing system which will be implemented at each of the Issuer's facilities. The Issuer currently estimates that it will complete the selection of the standard clinical information and patient billing software during 1998 and finalize the conversion of its existing systems to the new platform during 1999. Although the Issuer does not expect the cost of the conversion of its clinical and patient billing systems to have a material adverse effect on its business or future results of operations, there can be no assurance that the Issuer will not be required to incur significant unanticipated costs in relation to its compliance obligations. The Issuer currently estimates that full compliance will be achieved during 1999; however, there can be no assurance that the Issuer will be able to complete the conversion in a timely manner or that third party software suppliers will be able to provide Year 2000 compliant products for the Issuer to install. If the systems of the Issuer, businesses acquired by the Issuer in the future or other companies on whose services the Issuer depends or with whom the Issuer's systems interface are not Year 2000 compliant, there could be a material adverse effect on the Issuer's financial condition or results of operations.

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

  A Change of Control would require the Issuer to refinance substantial amounts of indebtedness. Upon the occurrence of a Change of Control, (i) the Issuer will have the option, at any time on or prior to August 1, 2003, to redeem the Notes, the Exchangeable Preferred Stock or the Exchange Debentures, in each case in whole, but not in part, on the terms provided in this Prospectus, and (ii) if the Issuer does not so redeem the Notes, the Exchangeable Preferred Stock or the Exchange Debentures, or if a Change of Control occurs after August 1, 2003 and the Issuer does not redeem the Notes, Exchangeable Preferred Stock or Exchange Debentures, as the case may be, as permitted at any time after such date, each holder of Notes, Exchangeable Preferred Stock or Exchange Debenture, as the case may be, will have the right to require the Issuer to repurchase all or any part of such holder's Notes, Exchangeable Preferred Stock or Exchange Debentures, as the case may be, at the prices described in this Prospectus. However, the New Credit Facility prohibits the purchase of the Securities by the Issuer in the event of a Change of Control, unless and until such time as the indebtedness under the New Credit Facility is repaid in full. The Issuer's failure to purchase the Securities would result in a default under the Indenture, the Certificate of Designation and the New Credit Facility. The inability to repay the indebtedness under the New Credit Facility, if accelerated, would also constitute a default under the Indenture and a Voting Rights Triggering Event (as defined in the Certificate of Designation), which could have adverse consequences to the Issuer and the holders of the Securities. In the event of a Change of Control, there can be no assurance that the Issuer would have sufficient funds to satisfy all of its obligations under the New Credit Facility, the Indenture and the Certificate of Designation.

                                USE OF PROCEEDS

  There will be no proceeds to the Issuer or any of the Guarantors from the exchange of Securities pursuant to the Exchange Offer.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Exchange Offer is designed to provide holders of Old Securities with an opportunity to acquire New Securities which, unlike the Old Securities, will be freely tradable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that (i) the holder is not an affiliate of the Company within the meaning of the Securities Act, and (ii) the holder represents that the New Securities are being acquired in the ordinary course of such holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the New Securities. The outstanding Old Notes in the aggregate principal amount at maturity of $170.0 million and the 40,000 outstanding shares of Old Preferred Stock were originally issued and sold on July 31, 1998 (the "Original Issue Date") in order to provide financing in connection with the Recapitalization. The original sale of the Old Notes and 40,000 shares of Old Preferred Stock to Morgan Stanley & Co. Incorporated, Chase Securities Inc. and BT Alex. Brown Incorporated (the "Placement Agents") was not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and the concurrent resale of such Old Securities to investors was not registered under the Securities Act in reliance upon the exemptions provided by Rule 144A. The issuance of an additional 1,365 shares of Old Preferred Stock in payment of dividends on the original 40,000 shares, and resales of such dividend shares, are also not being registered under the Securities Act of 1933 in reliance upon such exemptions. The Old Securities may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144, Old Securities may generally be resold (a) commencing one year after the Original Issue Date, in an amount up to, for any three-month period, the greater of 1% of the Old Notes or Old Preferred Stock, as the case may be, then outstanding or the average weekly trading volume of the Old Notes or Old Preferred Stock, as the case may be, during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing two years after the Original Issue Date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding 90 days, an affiliate of the Issuer. The Old Securities are eligible for trading in the PORTAL Market, and may be resold to certain Qualified Institutional Buyers pursuant to Rule 144A and to certain non-U.S. persons pursuant to Regulation S. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Securities.

  In connection with the original issue and sale of the Old Notes and the Old Preferred Stock, the Issuer and the Guarantors entered into Registration Rights Agreements, pursuant to which they agreed to file with the Commission a registration statement covering the exchange by the Issuer of the New Securities for the Old Securities (the "Exchange Offer Registration Statement"). The Registration Rights Agreements provide that, unless the Exchange Offer would not be permitted by applicable law or Commission policy,
(i) the Issuer will file the Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Original Issue Date, (ii) the Issuer will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Original Issue Date, (iii) the Issuer will commence the Exchange Offer and use its reasonable best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, New Securities in exchange for all Old Securities tendered prior thereto in the Exchange Offer, and (iv) if obligated by the Registration Rights Agreements to file a shelf registration statement covering the Old Securities (a "Shelf Registration Statement"), the Issuer will use its reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises, to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 135 days after such obligation arises and, with certain exceptions, to cause such Shelf Registration Statement to remain effective and usable for a period of two years following the initial effectiveness thereof. If (a) the Issuer fails to file any of the registration statements required by the Registration

Rights Agreements on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) unless the Exchange Offer would not be permitted by applicable law or Commission policy or the Issuer is otherwise not required to do so, the Issuer fails to consummate the Exchange Offer within 30 business days after the date specified for effectiveness of the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified in the Registration Rights Agreements (each such event referred to in clauses (a) through (d) above a "Registration Default"), the Issuer and the Guarantors will pay liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted Securities (as defined), with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount, in the case of the Old Notes, or $1,000 liquidation preference, in the case of the Old Preferred Stock, of Transfer Restricted Securities held by such person. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount or liquidation preference of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount or liquidation preference of Transfer Restricted Securities (regardless of whether one or more than one Registration Default is outstanding). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note, in the case of a Registration Default with respect to the Old Notes, or each share of Old Preferred Stock, in the case of a Registration Default with respect to the Old Preferred Stock, until (i) the date on which such Old Security has been exchanged by a person other than a broker-dealer for a New Security in the Exchange Offer, (ii) the date on which such Old Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iii) the date on which such Old Security is distributed to the public pursuant to Rule 144 under the Securities Act, or (iv) following the exchange by a broker-dealer in the Exchange Offer of an Old Security for a New Security, the date on which such New Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of a prospectus meeting the requirements of the Securities Act in connection with resales of securities received by the broker-dealer in any such exchange.

  The staff of the Commission has issued certain interpretive letters that concluded, in circumstances similar to those contemplated by the Exchange Offer, that new securities issued in a registered exchange for outstanding securities, which new securities are intended to be substantially identical to the securities for which they are exchanged, may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such securities from the issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the issuer within the meaning of Rule 405 under the Securities Act or (iii) a person participating in the distribution of the securities without compliance with the registration and prospectus delivery provisions of the Securities Act), provided that the new securities are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of the new securities. However, a broker-dealer who holds outstanding securities that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new securities received by the broker-dealer in any such exchange. See "--Consequences of Failure to Exchange; Resales of New Securities." The Issuer has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Issuer and the holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder has any arrangement or understanding with respect to the distribution of the New Securities to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, each broker-dealer that receives New Securities for its own account in exchange for the Old Securities, where such Old Securities were acquired by such broker-dealers as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution." By delivering the Letter of Transmittal, a holder tendering Old Securities for exchange will represent and warrant to the Issuer that the holder is acquiring the New Securities in the ordinary course of its business and that the holder is not engaged in, and does not intend to engage in, a distribution of the New Securities. Any holder using the Exchange Offer to participate in a distribution of the New Securities to be acquired in the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Holders who do not exchange their Old Securities pursuant to this Exchange Offer will continue to hold Old Securities that are subject to restrictions on transfer.

  It is expected that the New Securities will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph and in "--Consequences of Failure to Exchange; Resales of New Securities." Sales of New Securities acquired in the Exchange Offer by holders who are "affiliates" of the Issuer within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Securities in compliance with the volume limitations set forth in Rule 144, and sales of New Securities by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Issuer. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Issuer. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their New Securities.

  The terms of the New Securities will not include registration rights (because the New Securities will be registered) or restrictions on transfer (because the New Securities are expected to be freely transferable, subject to certain limitations as referred to above). The terms of the New Securities will also not include the special mandatory redemption provisions included in the terms of the Old Securities, because those provisions provide for redemption of the Old Securities if the Merger does not occur by a specified date, and the Merger in fact did occur by the specified date. The New Securities otherwise will be substantially identical in all material respects (including interest or dividend rate, maturity or redemption date, security and restrictive covenants) to the Old Securities for which they may be exchanged pursuant to this Exchange Offer. See "Description of the New Notes" and "Description of the New Preferred Stock."

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD SECURITIES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange Old Securities which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on November 30, 1998; provided, however, that if the Issuer has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, $170.0 million aggregate principal amount at maturity of the Old Notes and 40,000 shares of Old Preferred Stock are outstanding. On November 1, 1998, 1,365 additional shares of Old Preferred Stock will be issued in payment of dividends on the 40,000 previously issued shares of Old Preferred Stock. This Prospectus, together with the Letter of Transmittal, is first being sent on or about October 28, 1998, to all holders of Old Securities known to the Issuer. The Issuer's obligation to accept Old Securities for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Securities, by giving notice of such extension to the holders thereof. During any such extension, all Old Securities previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuer. Any Old Securities not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Securities not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Issuer will give notice of any extension, amendment, non-acceptance or termination to the holders of the Old Securities as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Securities being tendered for exchange. The Company reserves the right in its sole discretion to purchase or make offers for any Old Securities that remain outstanding after the Expiration Date or, as set forth under "-- Certain Conditions to the Exchange Offer," to terminate the Exchange Offer and to the extent permitted by applicable law, purchase Old Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  Holders of Old Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Securities that are not tendered, or are tendered but not accepted, in connection with the Exchange Offer will remain outstanding and continue to accrue interest or dividends in accordance with their terms. See "Risk Factors--Consequences of a Failure to Exchange Old Securities."

  THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS OF OLD SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD SECURITIES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

PROCEDURES FOR TENDERING OLD SECURITIES

  The tender to the Issuer of Old Securities by a holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Securities for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to United States Trust Company of New York (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Securities must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Securities, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD SECURITIES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD SECURITIES SHOULD BE SENT TO THE ISSUER. THE ISSUER IS NOT ASKING HOLDERS OF OLD SECURITIES FOR A PROXY AND HOLDERS OF OLD SECURITIES ARE REQUESTED NOT TO SEND THE ISSUER A PROXY.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Securities surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Securities who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Securities are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Securities surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Securities tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Old Securities not properly tendered or to not accept any particular Old Securities which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Securities either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Securities in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Securities either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Securities for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Securities for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Securities, such Old Securities must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Securities.

  If the Letter of Transmittal or any Old Securities or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

  Any beneficial owner of Old Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

  By tendering, each broker-dealer holder will represent to the Issuer that, among other things, the New Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such New Securities and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the New Securities.

ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE; DELIVERY OF NEW SECURITIES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Securities properly tendered and will issue the New Securities promptly after acceptance of the Old Securities. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Securities for exchange when, as and if the Issuer has given written notice thereof to the Exchange Agent.

  For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. For each share of Old Preferred Stock accepted for exchange, the holder of such share will receive a share of New Preferred Stock.

  In all cases, issuance of New Securities for Old Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Securities or a timely Book-Entry Confirmation of such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Securities are submitted for a greater principal amount or number of shares than the holder desires to exchange, such unaccepted or non-exchanged Old Securities will be returned without expense to the tendering holder thereof (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Securities will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

  Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Securities by causing the Book-Entry Transfer Facility to transfer such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Securities may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Securities desires to tender such Old Securities and the Old Securities are not immediately available, or time will not permit such holder's Old Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Securities and the amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with the certificates for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and duly executed Letter of Transmittal (or a facsimile thereof), as well as the certificates for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Securities may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Securities to be withdrawn, identify the Old Securities to be withdrawn (including the principal amount or number of shares of such Old Securities), and (where certificates for Old Securities have been transmitted) specify the name in which such Old Securities are registered, if different from that of the withdrawing holder. If certificates for Old Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Securities and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Securities that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Securities will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Securities) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Securities may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Securities" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Issuer shall not be required to accept for exchange, or to issue New Securities in exchange for, any Old Securities and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Securities for exchange or the exchange of the New Securities for such Old Securities, the Issuer determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

  The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Issuer will not accept for exchange any Old Securities tendered, and no New Securities will be issued in exchange for any such Old Securities, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA"). In any such event, the Issuer is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

           BY FACSIMILE                      BY HAND BEFORE 4:30 P.M.
          (212) 780-0592             United States Trust Company of New York
    Attention: Customer Service                    111 Broadway
       Confirm by telephone:                 New York, New York 10006
          (800) 548-6565                 Attention: Lower Level Corporate
                                                   Trust Window

              BY MAIL
United States Trust Company of        BY OVERNIGHT COURIER AND BY HAND AFTER
              New York                 4:30 P.M. ON THE EXPIRATION DATE ONLY
           P.O. Box 843               United States Trust Company of New York
          Cooper Station                     770 Broadway, 13th Floor
     New York, New York 10276                New York, New York 10003
    Attention: Corporate Trust
             Services


  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The Issuer will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Issuer.

  The Issuer will pay the reasonable and customary expenses to be incurred in connection with the Exchange Offer, which includes fees and expenses of the Exchange Agent and of the trustee under the Indenture, accounting, legal, printing and related fees and expenses.

ACCOUNTING TREATMENT

  The New Securities will be recorded at the same carrying value as the Old Securities, which, in the case of the Old Notes, is the principal amount less the unamortized original issue discount as reflected in the Issuer's accounting records on the date of the exchange, and in the case of the Old Preferred Stock, is their liquidation preference. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

TRANSFER TAXES

  Holders who tender their Old Securities for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Securities in the name of, or request that Old Securities not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW SECURITIES

  Holders of Old Securities who do not exchange their Old Securities for New Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Securities as set forth in the legend thereon as a consequence of the issuance of the Old Securities pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Old Securities not exchanged pursuant to the Exchange Offer will continue to accrete interest or accrue dividends and will otherwise remain outstanding in accordance with their terms. In general, the Old Securities may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Old Securities under the Securities Act. However, if
(i) the Issuer is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer, (ii) any Old Securities validly tendered pursuant to the Exchange Offer are not exchanged for new Securities within 180 days after the Closing Date, or (iii) any holder of Transfer Restricted Securities notifies the Issuer prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales,
(C) it is a Placement Agent and the Transfer Restricted Securities that it holds are not eligible to be exchanged for New Securities, or (D) it is a broker-dealer and owns Old Securities acquired directly from the Issuer or an affiliate of the Issuer, the Issuer is obligated under the Registration Rights Agreements to file a shelf registration statement on the appropriate form under the Securities Act relating to the Old Securities held by such persons.

  Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Securities from the Issuer to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Securities. If any holder has any arrangement or understanding with respect to the distribution of the New Securities to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Securities that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Securities. Each such broker-dealer who receives New Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution." While the Issuer has an obligation under the Registration Rights Agreements, subject to certain exceptions, to update this Prospectus by amendment or supplement for a period of 90 days following consummation of the Exchange Offer in order to permit this Prospectus to be used by such broker-dealers, the Issuer has no obligation thereafter to update this Prospectus and, therefore, holders required to deliver a prospectus may not thereafter be able to resell because they may be unable to comply with the prospectus delivery requirements described above.

  In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuer has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Securities for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Securities reasonably requests in writing.

                                CAPITALIZATION

  The following table sets forth (i) the actual capitalization of the Company as of June 30, 1998 and (ii) the capitalization of the Company as of June 30, 1998 after giving pro forma effect to the Recapitalization as if it had occurred on June 30, 1998. This table should be read in conjunction with "Selected Consolidated Historical Financial and Operating Data," "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the unaudited consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                               AS OF JUNE 30,
                                                                    1998
                                                             ------------------
                                                              ACTUAL  PRO FORMA
                                                             -------- ---------
                                                               (IN THOUSANDS)
Cash and cash equivalents................................... $  3,028 $  3,028
                                                             ======== ========
Current portion of long-term debt...........................      202      202
Current portion of capital lease obligation.................    4,204    4,204
                                                             -------- --------
  Total current portion of long-term debt and capital lease
   obligation............................................... $  4,406 $  4,406
                                                             ======== ========
Long-term debt (net of current portion):
  Mortgage loans ...........................................   17,746   17,746
  Previously existing credit facility ......................   18,600      --
  New Credit Facility (1)...................................      --     4,147
  Long-term portion of capital lease obligation ............   51,594   51,594
  11% Senior Subordinated Discount Notes due 2008...........      --    99,493
                                                             -------- --------
    Total long-term debt and capital lease obligation (2)...   87,940  172,980
                                                             -------- --------
13 1/2% Exchangeable Preferred Stock........................      --    40,000
Stockholders' equity:
  Common stock..............................................       80      146
  Additional paid-in capital................................   48,469  213,403
  Treasury stock............................................      --  (183,881)
  Retained earnings.........................................    7,136  (26,009)
                                                             -------- --------
    Total stockholders' equity (3)..........................   55,685    3,659
                                                             -------- --------
      Total capitalization.................................. $143,625 $216,639
                                                             ======== ========

--------
(1) As part of the Recapitalization, the Company entered into the $250.0 million New Credit Facility. See "Description of the New Credit Facility."

(2) As of June 30, 1998, the Company had $59.3 million of outstanding obligations drawn under its existing synthetic lease facility (which are not included in the amount shown in the table above). Pro forma for the Recapitalization, the Company will have no such outstanding obligations.

(3) As part of the Recapitalization, the New Investors made a cash equity investment of $165.0 million, representing approximately 91% of the outstanding common stock and voting power of Harborside upon consummation of the Merger. Following the Recapitalization, certain pre-Merger stockholders continued to own approximately 9% of the outstanding common stock of Harborside, representing a total value of approximately $16.5 million, based on the price paid by the New Investors.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated financial information (the "Unaudited Pro Forma Consolidated Financial Information") is based on the audited historical consolidated financial statements of the Company and the unaudited historical financial statements of Access Rehabilitation, the Massachusetts Facilities, the Dayton Facilities, the Connecticut Facilities, the Briarfield Facilities and the Rhode Island Facilities. The Pro Forma Financial Information and accompanying notes should be read in conjunction with the historical financial statements included elsewhere herein pertaining to the Company, the Massachusetts Facilities and the Dayton Facilities, in addition to the other financial information included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the six months and the twelve months ended June 30, 1998 have been prepared to give effect to: (i) the Completed 1997 Acquisitions; (ii) the Completed 1998 Acquisitions; and (iii) the Recapitalization, as if each had occurred on January 1, 1997; and exclude non-recurring items directly attributable to the Recapitalization. The unaudited pro forma balance sheet as of June 30, 1998 has been prepared as if the Recapitalization had occurred on that date.

  The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma statements of operations do not purport to present what the Company's results of operations would actually have been had the Recapitalization, the Completed 1997 Acquisitions and the Completed 1998 Acquisitions in fact occurred on January 1, 1997, or to project the Company's results of operations for any future period. The pro forma balance sheet data do not purport to present what the Company's financial position actually would have been had the Recapitalization in fact occurred on June 30, 1998, or to project the Company's financial position at any future date. The Unaudited Pro Forma Consolidated Financial Information set forth below should be read in conjunction with, and are qualified in their entirety by, the information set forth in "The Transactions," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus. The Company expects that the Recapitalization will be treated as a recapitalization for financial accounting purposes. Accordingly, no pro forma adjustments were made to the historical basis of the Company's assets and liabilities.

  For the purpose of presenting the unaudited pro forma consolidated statements of operations, "Completed 1997 Acquisitions Combined" refers to the historical results of operations of the entities acquired as part of the Completed 1997 Acquisitions, as adjusted, and "Completed 1998 Acquisitions Combined" refers to the historical results of operations of the entities acquired as part of the Completed 1998 Acquisitions, as adjusted.

  As used in the Unaudited Pro Forma Consolidated Financial Information, (i) "Pro Forma Before Completed 1998 Acquisitions" gives pro forma effect to the Completed 1997 Acquisitions, (ii) "Pro Forma Before Recapitalization" gives pro forma effect to the Completed 1997 Acquisitions and the Completed 1998 Acquisitions and (iii) "Pro Forma" gives pro forma effect to each of the foregoing acquisitions and the Recapitalization.

                       HARBORSIDE HEALTHCARE CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                              FOR THE YEAR ENDED DECEMBER 31, 1997
                             ---------------------------------------------------------------------------------------------------
                                                       PRO FORMA
                             HARBORSIDE   COMPLETED      BEFORE     COMPLETED
                             HEALTHCARE      1997      COMPLETED       1998                      RECAPITALIZATION
                             CORPORATION ACQUISITIONS     1998     ACQUISITIONS PRO FORMA BEFORE   ADJUSTMENTS    PRO FORMA
                                 (A)     COMBINED (B) ACQUISITIONS COMBINED (C) RECAPITALIZATION       (D)           (Q)
                             ----------- ------------ ------------ ------------ ---------------- ---------------- ----------
                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Total net revenues...........  $ 221,777    $63,684      $285,461     $19,873      $ 305,334        $     31 (E)  $  305,365
Expenses:
 Facility operating..........    176,404     51,155       227,559      15,305        242,864              --         242,864
 Management fees.............         --      1,384         1,384       1,753          3,137              --           3,137
 General and administrative..     10,953        379        11,332         --          11,332              --          11,332
 Service charges paid to
  affiliates.................        708        --            708         --             708            1,200 (F)      1,908
 Depreciation and
  amortization...............      4,074        --          4,074         --           4,074            2,467 (G)      6,541
 Synthetic lease rent........       511      1,173         1,684       2,602           4,286           (4,286)(H)        --
 Facility rent...............    11,935      7,783        19,718         --           19,718              --          19,718
                              ---------    -------      --------     -------       ---------         --------     ----------
 Total expenses..............   204,585     61,874       266,459      19,660         286,119             (619)       285,500
                              ---------    -------      --------     -------       ---------         --------     ----------
Income from operations......     17,192      1,810        19,002         213          19,215              650         19,865
Other:
 Interest expense, net......     (5,853)       --         (5,853)        --           (5,853)         (13,602)(I)    (19,455)
 Loss on investment in
  limited partnership.......       (189)       --           (189)        --             (189)             --            (189)
                              ---------    -------      --------     -------       ---------         --------     ----------
Income before income taxes..     11,150      1,810        12,960         213          13,173          (12,952)           221
Income taxes................     (4,347)      (706)       (5,053)        (83)         (5,136)           5,051 (J)        (85)
                              ---------    -------      --------     -------       ---------         --------     ----------
Net income..................  $   6,803    $ 1,104      $  7,907     $   130       $   8,037         $ (7,901)    $      136
                              =========    =======      ========     =======       =========         ========     ==========
Net income..................  $   6,803                                            $   8,037                      $      136
Preferred dividends.........         --                                                   --                          (5,680)(K)
                              ---------                                            ---------                      ----------
Net income (loss) available
 (attributable) to common
 stockholders...............  $   6,803                                            $   8,037                      $   (5,544)
                              =========                                            =========                      ==========
Net income (loss) available
 (attributable) to common
 stockholders per share:
 Basic.....................   $     .85                                            $    1.00                      $     (.76)
                              =========                                            =========                      ==========
 Diluted...................   $     .84                                            $     .99                      $     (.76)
                              =========                                            =========                      ==========
Weighted average number of
 common shares used in per
 share computations:
 Basic.....................   8,037,026                                            8,037,026                       7,261,332
 Diluted...................   8,138,793                                            8,138,793                       7,261,332

    See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of
                                   Operations

                       HARBORSIDE HEALTHCARE CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                         FOR THE SIX MONTHS ENDED JUNE 30, 1998
                          --------------------------------------------------------------------
                          HARBORSIDE   COMPLETED
                          HEALTHCARE      1998                      RECAPITALIZATION
                          CORPORATION ACQUISITIONS PRO FORMA BEFORE   ADJUSTMENTS    PRO FORMA
                              (L)     COMBINED (M) RECAPITALIZATION       (D)           (Q)
                          ----------- ------------ ---------------- ---------------- ---------
                                    (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Total net revenues......   $ 148,640     $5,693       $ 154,333         $    16 (E)  $ 154,349
Expenses:
  Facility operating....     117,030      4,504         121,534             --         121,534
  Management fees.......         --         446             446             --             446
  General and
   administrative.......       7,475        --            7,475             --           7,475
  Service charges paid
   to affiliates........         628        --              628             600 (F)      1,228
  Depreciation and
   amortization.........       2,263        --            2,263             984 (G)      3,247
  Synthetic lease rent..       1,501        761           2,262          (2,262)(H)        --
  Facility rent.........      10,120        --           10,120             --          10,120
                           ---------     ------       ---------         -------      ---------
    Total expenses......     139,017      5,711         144,728            (678)       144,050
                           ---------     ------       ---------         -------      ---------
Income from operations..       9,623        (18)          9,605             694         10,299
Other:
  Interest expense,
   net..................      (3,202)       --           (3,202)         (6,873)(I)    (10,075)
  Loss on investment in
   limited partnership..         (72)       --              (72)            --             (72)
                           ---------     ------       ---------         -------      ---------
Income before income
 taxes..................       6,349        (18)          6,331          (6,179)           152
Income taxes............      (2,476)         7          (2,469)          2,410 (J)        (59)
                           ---------     ------       ---------         -------      ---------
Net income..............   $   3,873     $  (11)      $   3,862         $(3,769)     $      93
                           =========     ======       =========         =======      =========
Net income..............   $   3,873                  $   3,862                      $      93
Preferred dividends.....         --                         --                          (3,135)(K)
                           ---------                  ---------                      ---------
Net income (loss)
 available
 (attributable) to
 common stockholders....   $   3,873                  $   3,862                      $  (3,042)
                           =========                  =========                      =========
Net income (loss)
 available
 (attributable) to
 common stockholders per
 share:
  Basic.................   $     .48                  $     .48                      $    (.42)
                           =========                  =========                      =========
  Diluted...............   $     .47                  $     .46                      $    (.42)
                           =========                  =========                      =========
Weighted average number
 of common shares used
 in per share
 computations:
  Basic.................   8,061,329                  8,061,329                      7,261,332
  Diluted...............   8,327,525                  8,327,525                      7,261,332

See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations

                       HARBORSIDE HEALTHCARE CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                           FOR THE TWELVE MONTHS ENDED JUNE 30, 1998
                             --------------------------------------------------------------------------------------------------
                                                       PRO FORMA
                             HARBORSIDE   COMPLETED      BEFORE     COMPLETED
                             HEALTHCARE      1997      COMPLETED       1998                      RECAPITALIZATION
                             CORPORATION ACQUISITIONS     1998     ACQUISITIONS PRO FORMA BEFORE   ADJUSTMENTS    PRO FORMA
                                 (N)     COMBINED (O) ACQUISITIONS COMBINED (P) RECAPITALIZATION       (D)           (Q)
                             ----------- ------------ ------------ ------------ ---------------- ---------------- ---------
                                                        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Total net revenues........... $ 272,741    $23,473      $296,214     $15,743       $ 311,957         $     31 (E) $ 311,988
Expenses:
 Facility operating..........  215,917     18,604       234,521      11,952         246,473              --        246,473
 Management fees.............      --         610           610       1,812           2,422              --          2,422
 General and administrative..   13,705         54        13,759         --           13,759              --         13,759
 Service charges paid to
  affiliates.................      982        --            982         --              982            1,200 (F)     2,182
 Depreciation and
  amortization...............    4,455        --          4,455         --            4,455            2,217 (G)     6,672
 Synthetic lease rent........    2,012        293         2,305       2,062           4,367           (4,367)(H)       --
 Facility rent...............   16,746      3,252        19,998         --           19,998              --         19,998
                              ---------    -------      --------     -------       ---------         --------     ---------
 Total expenses.............   253,817     22,813       276,630      15,826         292,456             (950)      291,506
                              ---------    -------      --------     -------       ---------         --------     ---------
Income from operations......    18,924        660        19,584         (83)         19,501              981        20,482
Other:
 Interest expense, net......    (6,299)       --         (6,299)        --           (6,299)         (13,615)(I)   (19,914)
 Loss on investment in
  limited partnership.......      (200)       --           (200)        --             (200)             --           (200)
                              ---------    -------      --------     -------       ---------         --------     ---------
Income before income taxes..    12,425        660        13,085         (83)         13,002          (12,634)          368
Income taxes................    (4,844)      (257)       (5,101)         33          (5,068)           4,927 (J)      (141)
                              ---------    -------      --------     -------       ---------         --------     ---------
Net income..................  $   7,581    $   403      $  7,984     $   (50)      $   7,934         $ (7,707)    $     227
                              =========    =======      ========     =======       =========         ========     =========
Net income..................  $   7,581                                            $   7,934                      $     227
Preferred dividends.........         --                                                   --                         (6,069)(K)
                              ---------                                            ---------                      ---------
Net income (loss) available
 (attributable) to common
 stockholders..............   $   7,581                                            $   7,934                      $  (5,842)
                              =========                                            =========                      =========
Net income (loss) available
 (attributable) to common
 stockholders per share:
 Basic.....................   $     .94                                            $     .99                      $    (.80)
                              =========                                            =========                      =========
 Diluted...................   $     .92                                            $     .96                      $    (.80)
                              =========                                            =========                      =========
Weighted average number of
 common shares used in per
 share computations:
 Basic....................    8,054,199                                            8,054,199                      7,261,332
 Diluted..................    8,279,921                                            8,279,921                      7,261,332

    See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of
                                   Operations

                       HARBORSIDE HEALTHCARE CORPORATION

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents the historical audited consolidated statement of operations of the Company for the year ended December 31, 1997.

(B) During 1997, the Company acquired the Massachusetts Facilities, the Dayton Facilities and the Connecticut Facilities by entering into operating leases for those facilities, and acquired the assets of Access Rehabilitation. To reflect the pro forma effect of these acquisitions on the Company's operations, the schedule below presents the unaudited historical combined results of operations of the acquired businesses for the period from January 1, 1997 until their respective acquisitions by the Company. Specifically, Access Rehabilitation, the Massachusetts Facilities, the Dayton Facilities and the Connecticut Facilities were acquired on July 1, August 1, September 1 and December 1, 1997, respectively.

                                 ACCESS        MASSACHUSETTS   DAYTON FACILITIES    CONNECTICUT
                           REHABILITATION FOR  FACILITIES FOR       FOR THE      FACILITIES FOR THE                COMPLETED
                             THE SIX MONTHS   THE SEVEN MONTHS   EIGHT MONTHS      ELEVEN MONTHS                      1997
                                 ENDED             ENDED       ENDED AUGUST 31,        ENDED         PRO FORMA    ACQUISITIONS
                             JUNE 30, 1997     JULY 31, 1997         1997        NOVEMBER 30, 1997  ADJUSTMENTS     COMBINED
                           ------------------ ---------------- ----------------- ------------------ -----------   ------------
                                                                    (IN THOUSANDS)
   Total net revenues....        $4,310           $11,102           $8,600            $39,507         $   165 (1)   $63,684
   Expenses:
    Facility operating...         4,232             9,122            6,921             30,880             --         51,155
    Management fees......           --                --               432                952             --          1,384
    General and
     administrative......           --                379              --                 --              --            379
    Depreciation and
     amortization........             8               172              361                831          (1,372)(2)       --
    Synthetic lease
     rent................           --                --               --                 --            1,173 (2)     1,173
    Facility rent........             8               --               --               5,316           2,459 (2)     7,783
                                 ------           -------           ------            -------         -------       -------
    Total expenses.......         4,248             9,673            7,714             37,979           2,260        61,874
                                 ------           -------           ------            -------         -------       -------
   Income from
    operations...........            62             1,429              886              1,528          (2,095)        1,810
   Other:
    Interest expense,
     net.................           (16)              (68)            (544)            (1,057)          1,685 (2)       --
                                 ------           -------           ------            -------         -------       -------
   Income before income
    taxes................            46             1,361              342                471            (410)        1,810
   Income taxes..........           --                --               --                 --             (706)(3)      (706)
                                 ------           -------           ------            -------         -------       -------
   Net income............        $   46           $ 1,361           $  342            $   471         $(1,116)      $ 1,104
                                 ======           =======           ======            =======         =======       =======

  --------
  (1) In Ohio, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as the result of an acquisition, the reimbursement of such capital costs (and accordingly, a facility's net revenues) is affected as well. This adjustment represents the aggregate increase in revenue that is directly attributable to the Company's acquisition of the Dayton Facilities and the related financing. The adjustment, which can occur upon a change of facility ownership, is computed in accordance with the state Medicaid program cost reporting rules and regulations by substituting the effects of the Company's financing for the amounts included in the historical Medicaid cost reports.

  (2) Reflects the following adjustments: (a) the elimination of historical combined amounts recorded by the acquired businesses for depreciation and amortization expense which had been recorded as a result of the ownership of the underlying assets; (b) the elimination of historical combined amounts recorded by the acquired businesses for interest expense as the Company did not assume the related indebtedness; (c) the elimination of historical facility rent

                       HARBORSIDE HEALTHCARE CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS--
                                  (CONTINUED)

      expense of Access Rehabilitation and the Connecticut Facilities; and (d) the synthetic lease and facility rent expense that the Company would have incurred had the Completed 1997 Acquisitions occurred on January 1, 1997.

  (3) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the Completed 1997 Acquisitions occurred on January 1, 1997.

(C) During 1998, the Company acquired the Briarfield and Rhode Island Facilities through synthetic lease financings. To reflect the pro forma effect of these acquisitions on the Company's operations, the schedule below presents the unaudited historical statements of operations of the Briarfield and Rhode Island Facilities, which were acquired on April 1, 1998 and May 8, 1998, respectively, for the period from January 1, 1997 through December 31, 1997.

                                                                        COMPLETED
                                            RHODE ISLAND                   1998
                               BRIARFIELD    FACILITIES   PRO FORMA    ACQUISITIONS
                             FACILITIES (1)     (2)      ADJUSTMENTS     COMBINED
                             -------------- ------------ -----------   ------------
                                                (IN THOUSANDS)
   Total net revenues......      $9,290       $10,105      $   478 (3)   $19,873
   Expenses:
     Facility operating....       7,095         8,210          --         15,305
     Management fees.......         986           767          --          1,753
     Depreciation and
      amortization.........         335           177         (512)(4)       --
     Synthetic lease rent..         --            --         2,602 (4)     2,602
                                 ------       -------      -------       -------
       Total expenses......       8,416         9,154        2,090        19,660
                                 ------       -------      -------       -------
   Income from operations..         874           951       (1,612)          213
   Other:
     Interest expense,
      net..................        (618)          (88)         706 (4)       --
                                 ------       -------      -------       -------
   Income before income
    taxes..................         256           863         (906)          213
   Income taxes............         --            --           (83)(5)       (83)
                                 ------       -------      -------       -------
   Net income..............      $  256       $   863      $  (989)      $   130
                                 ======       =======      =======       =======

  --------
  (1) Reflects the unaudited historical results of operations of the Briarfield Facilities for the year ended December 31, 1997.

  (2) Reflects the unaudited historical results of operations of the Rhode Island Facilities for the year ended December 31, 1997.

  (3) In Ohio and Rhode Island, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as a result of an acquisition, the reimbursement of such capital costs (and accordingly, a facility's net revenues) is affected as well. This adjustment represents the aggregate increase in revenue that is directly attributable to the Company's acquisition of the Briarfield and Rhode Island Facilities and the related financings. The adjustment, which can occur upon a change of facility ownership, is computed in accordance with the state Medicaid program cost reporting rules and regulations by substituting the effects of the Company's financing for the amounts included in the historical Medicaid cost reports.

  (4) Reflects the following adjustments: (a) the elimination of historical combined amounts recorded by the Briarfield and Rhode Island Facilities for depreciation and amortization

                       HARBORSIDE HEALTHCARE CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS--
                                  (CONTINUED)

      expense which had been recorded as a result of the ownership of the underlying assets; (b) the elimination of historical combined amounts recorded by the Briarfield and Rhode Island Facilities for interest expense as the Company did not assume the related indebtedness; and (c) the synthetic lease rent expense that the Company would have incurred had the Completed 1998 Acquisitions occurred on January 1, 1997.

  (5) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the Completed 1998 Acquisitions occurred on January 1, 1997.

(D) The Recapitalization adjustments give effect to the Merger and the Recapitalization Financings which occurred in connection with the Merger. The Recapitalization Financings included (but were not limited to) the following: (i) the receipt of cash equity contributions of $165.0 million;
    (ii) the issuance of $40.0 million of Exchangeable Preferred Stock; and
    (iii) the issuance of the Notes, yielding gross proceeds of approximately $99.5 million.

    A portion of the net proceeds of the Offering were used to refinance all borrowings under the Company's previously existing credit facility and to finance the purchase of the Company's facilities described in note (E) below, which prior to the Merger were leased through the Company's previously existing synthetic lease facility.

    The unaudited pro forma consolidated statements of operations exclude the following non-recurring items that are directly attributable to the Recapitalization: (i) $31.2 million of fees and expenses that were incurred by the Company in connection with the Recapitalization, and a related income tax benefit of $3.4 million; (ii) the write-off of $.9 million of debt issuance costs related to existing debt retired in connection with the Recapitalization, and a related income tax benefit of $.3 million; and (iii) a $7.9 million compensation charge resulting from the conversion of outstanding stock options in connection with the Recapitalization, and a related income tax benefit of $3.1 million.

(E) In connection with the Recapitalization, the previously existing synthetic lease financings related to the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities were eliminated and the Company purchased these facilities through the exercise of existing purchase options using cash available to the Company through the Recapitalization Financings. In Ohio and Rhode Island, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as a result of an acquisition, the reimbursement of such capital costs (and accordingly, a facility's net revenue) is affected as well. This adjustment represents the following aggregate increases (decreases) in total net revenues that are directly attributable to the acquisition and related refinancing of the following facilities at the time of the Recapitalization:

                                   FOR THE          FOR THE            FOR THE
                                 YEAR ENDED     SIX MONTHS ENDED TWELVE MONTHS ENDED
                              DECEMBER 31, 1997  JUNE 30, 1998      JUNE 30, 1998
                              ----------------- ---------------- -------------------
                                                  (IN THOUSANDS)
     Dayton Facilities.......       $ 88              $ 44              $ 88
     Briarfield Facilities...        (87)              (43)              (87)
     Rhode Island
      Facilities.............         30                15                30
                                    ----              ----              ----
                                    $ 31              $ 16              $ 31
                                    ====              ====              ====

                       HARBORSIDE HEALTHCARE CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS--
                                  (CONTINUED)


(F) Reflects the amortization of prepaid management advisory and consulting services fees to be paid to Investcorp International Inc.

(G) Depreciation expense related to the purchase of the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities is estimated using the straight-line method. Had the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities been acquired on January 1, 1997, the resulting depreciation and amortization would have been approximately $1,967, $984 and $1,967 for the year ended December 31, 1997, the six months ended June 30, 1998 and the twelve months ended June 30, 1998, respectively. In addition, in conjunction with the Recapitalization, the two principal beneficial stockholders of the Company prior to the Merger entered into one-year non-compete agreements with the Company. To reflect the one-year term, amortization of the related $500 non-compete payments has been fully reflected for the year ended December 31, 1997 while only $250 of such amortization is reflected for the twelve months ended June 30, 1998.

(H) Reflects the elimination of synthetic lease rent expense as a result of the elimination of the existing synthetic lease financings for the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities. In connection with the Merger, the Company purchased these facilities for $59,250 through the exercise of existing purchase options. See note (E) above.

(I) In connection with the recapitalization, the Company's borrowings under its existing credit facility were refinanced using a portion of the proceeds of the Recapitalization Financings. The adjustments to the Company's interest expense, net, to reflect the refinancing of this debt as of January 1, 1997 are as follows:

                                  FOR THE          FOR THE            FOR THE
                                YEAR ENDED     SIX MONTHS ENDED TWELVE MONTHS ENDED
                             DECEMBER 31, 1997  JUNE 30, 1998      JUNE 30, 1998
                             ----------------- ---------------- -------------------
                                                 (IN THOUSANDS)
   Elimination of the
    historical interest
    expense related to the
    existing credit
    facility and the
    historical amortization
    of debt issuance costs
    related to the
    Company's debt and
    synthetic lease
    arrangements that were
    retired in connection
    with the
    Recapitalization.......       $  (420)          $ (606)           $(1,026)
   Interest expense related
    to the $250.0 million
    New Credit Facility
    with an assumed
    interest rate of LIBOR
    (5.65%) plus 2.25%
    (7.90%) (1)............         1,557              778              1,557
   Interest expense
    resulting from $99.5
    million gross proceeds
    of the Notes, at an
    interest rate of
    11.00%.................        11,245            6,091             11,864
   Amortization of debt
    issuance costs of $8.5
    million associated with
    the Recapitalization
    Financings over the
    respective terms of
    indebtedness...........         1,220              610              1,220
                                  -------           ------            -------
                                  $13,602           $6,873            $13,615
                                  =======           ======            =======

  --------
  (1) Interest expense is calculated assuming $4.1 million outstanding under the New Credit Facility and a .5% fee on the unused portion.

                       HARBORSIDE HEALTHCARE CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS--
                                  (CONTINUED)


(J) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the matters described in notes
    (E) through (I) occurred at January 1, 1997.

(K) Dividends on the Exchangeable Preferred Stock will accrue quarterly over the first five years (i.e., dividends will not be paid in cash during this period) at an annual rate of 13.50%.

(L) Represents the historical unaudited consolidated statement of operations of the Company for the six months ended June 30, 1998.

(M) During 1998, the Company acquired the Briarfield and Rhode Island Facilities through synthetic lease financings. To reflect the pro forma effect of these acquisitions on the Company's operations, the schedule below presents the unaudited historical statements of operations of the Briarfield and Rhode Island Facilities, which were acquired on April 1, 1998 and May 8, 1998, respectively, for the period from January 1, 1998 through their respective acquisition dates.

                              BRIARFIELD  RHODE ISLAND
                              FACILITIES   FACILITIES
                               FOR THE      FOR THE
                             THREE MONTHS FOUR MONTHS                COMPLETED
                                ENDED        ENDED                      1998
                              MARCH 31,    APRIL 30,    PRO FORMA   ACQUISITIONS
                                 1998         1998     ADJUSTMENTS    COMBINED
                             ------------ ------------ -----------  ------------
                                               (IN THOUSANDS)
   Total net revenues......     $2,296       $3,261       $ 136 (1)    $5,693
   Expenses:
     Facility operating....      1,786        2,718         --          4,504
     Management fees.......        166          280         --            446
     Depreciation and amor-
      tization.............         87           56        (143)(2)       --
     Synthetic lease rent..        --           --          761 (2)       761
                                ------       ------       -----        ------
       Total expenses......      2,039        3,054         618         5,711
                                ------       ------       -----        ------
   Income from operations..        257          207        (482)          (18)
   Other:
     Interest expense,
      net..................       (166)         (27)        193 (2)       --
                                ------       ------       -----        ------
   Income before income
    taxes..................         91          180        (289)          (18)
   Income taxes............        --           --            7 (3)         7
                                ------       ------       -----        ------
   Net income..............     $   91       $  180       $(282)       $  (11)
                                ======       ======       =====        ======

  --------
  (1) In Ohio and Rhode Island, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as a result of an acquisition, the reimbursement of such capital costs (and accordingly, a facility's net revenues) is affected as well. This adjustment represents the aggregate increase in revenue that is directly attributable to the Company's acquisition of the Briarfield and Rhode Island Facilities and the related financings. The adjustment, which can occur upon a change of facility ownership, is computed in accordance with the state Medicaid program cost reporting rules and regulations by substituting the effects of the Company's financing for the amounts included in the historical Medicaid cost reports.
  (2) Reflects the following adjustments: (a) the elimination of historical combined amounts recorded by the Briarfield and Rhode Island Facilities for depreciation and amortization expense which had been recorded as a result of the ownership of the underlying assets;

                       HARBORSIDE HEALTHCARE CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS --
                                  (CONTINUED)

      (b) the elimination of historical combined amounts recorded by the Briarfield and Rhode Island Facilities for interest expense as the Company did not assume the related indebtedness; and (c) the synthetic lease rent expense that the Company would have incurred had the Completed 1998 Acquisitions occurred on January 1, 1997.

  (3) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the Completed 1998 Acquisitions occurred on January 1, 1997.

(N) Represents the historical results of operations of the Company for the twelve months ended June 30, 1998.

(O) During the last six months of 1997, the Company acquired the Massachusetts Facilities, the Dayton Facilities and the Connecticut Facilities by entering into operating leases for those facilities. To reflect the pro forma effect of these acquisitions on the Company's operations, the schedule below presents the unaudited historical combined results of operations of the acquired businesses for the period from July 1, 1997 until their respective acquisitions by the Company. Specifically, the Massachusetts Facilities, the Dayton Facilities and the Connecticut Facilities were acquired on August 1, September 1, and December 1, 1997, respectively.

                             MASSACHUSETTS
                              FACILITIES
                                  FOR      DAYTON FACILITIES    CONNECTICUT                   COMPLETED
                             THE ONE MONTH      FOR THE      FACILITIES FOR THE                  1997
                                 ENDED     TWO MONTHS ENDED  FIVE MONTHS ENDED   PRO FORMA   ACQUISITIONS
                             JULY 31, 1997  AUGUST 31, 1997  NOVEMBER 30, 1997  ADJUSTMENTS    COMBINED
                             ------------- ----------------- ------------------ -----------  ------------
                                                             (IN THOUSANDS)
   Total net revenues......     $1,562          $2,150            $19,733          $ 28 (1)    $23,473
   Expenses:
    Facility operating.....      1,359           1,730             15,515            --         18,604
    Management fees........         --             108                502            --            610
    General and
     administrative........         54              --                 --            --             54
    Depreciation and
     amortization..........         25              90                473          (588)(2)         --
    Synthetic lease rent...         --              --                 --           293 (2)        293
    Facility rent..........         --              --              2,636           616 (2)      3,252
                                ------          ------            -------          ----        -------
      Total expenses.......      1,438           1,928             19,126           321         22,813
                                ------          ------            -------          ----        -------
   Income from operations..        124             222                607          (293)           660
   Other:
    Interest expense,
     net...................         --            (136)              (854)          990 (2)         --
                                ------          ------            -------          ----        -------
   Income before income
    taxes..................        124              86               (247)          697            660
   Income taxes............         --              --                 --          (257)(3)       (257)
                                ------          ------            -------          ----        -------
   Net income..............     $  124          $   86            $  (247)         $440        $   403
                                ======          ======            =======          ====        =======

  --------
  (1) In Ohio, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as the result of an acquisition, the reimbursement of such capital costs (and accordingly a facility's net revenues) is affected as well. This adjustment represents the aggregate increase in revenue that is directly attributable to the Company's acquisition of the Dayton Facilities and the related financing. The adjustment, which can occur upon a change of facility ownership, is computed in accordance with the state Medicaid program cost reporting rules and regulations by substituting the effects of the Company's financing for the amounts included in the historical Medicaid cost reports.

                       HARBORSIDE HEALTHCARE CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS --
                                  (CONTINUED)


  (2) Reflects the following adjustments: (a) the elimination of historical combined amounts recorded by the acquired businesses for depreciation and amortization expense which had been recorded as a result of the ownership of the underlying assets; (b) the elimination of historical combined amounts recorded by the acquired businesses for interest expense as the Company did not assume the related indebtedness; (c) the elimination of historical facility rent expense of the Connecticut Facilities; and (d) the synthetic lease and facility rent expense that the Company would have incurred had the Completed 1997 Acquisitions occurred on January 1, 1997.

  (3) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the Completed 1997 Acquisitions occurred on January 1, 1997.

(P) During 1998, the Company acquired the Briarfield and Rhode Island Facilities through synthetic lease financings. To reflect the pro forma effect of these acquisitions on the Company's operations, the schedule below presents the unaudited historical results of operations of the Briarfield and Rhode Island Facilities, which were acquired on April 1, 1998 and May 8, 1998, respectively, for the period from July 1, 1997 through their respective acquisition dates.

                               BRIARFIELD     RHODE ISLAND
                               FACILITIES      FACILITIES
                                 FOR THE        FOR THE                    COMPLETED
                               NINE MONTHS     TEN MONTHS                     1998
                                  ENDED          ENDED       PRO FORMA    ACQUISITIONS
                             MARCH 31, 1998  APRIL 30, 1998 ADJUSTMENTS     COMBINED
                             --------------- -------------- -----------   ------------
                                                 (IN THOUSANDS)
   Total net revenues......      $6,945          $8,423       $  375 (1)    $15,743
   Expenses:
     Facility operating....       5,424           6,528           --         11,952
     Management fees.......         765           1,047           --          1,812
     Depreciation and
      amortization.........         259             145         (404)(2)         --
     Synthetic lease rent..          --              --        2,062 (2)      2,062
                                 ------          ------       ------        -------
       Total expenses......       6,448           7,720        1,658        (15,826)
                                 ------          ------       ------        -------
   Income from operations..         497             703       (1,283)           (83)
   Other:
     Interest expense,
      net..................        (464)            (70)         534 (2)         --
                                 ------          ------       ------        -------
   Income before income
    taxes..................          33             633         (749)           (83)
   Income taxes............          --              --           33 (3)         33
                                 ------          ------       ------        -------
   Net income..............      $   33          $  633       $ (716)       $   (50)
                                 ======          ======       ======        =======

  --------
  (1) In Ohio and Rhode Island, a portion of a facility's Medicaid reimbursement rate is related to the capital costs incurred to finance the facility. As facility financing changes as a result of an acquisition, the reimbursement of such capital costs (and accordingly, a facility's net revenues) is affected as well. This adjustment represents the aggregate increase in revenue that is directly attributable to the Company's acquisition of the Briarfield and Rhode Island Facilities and the related financings. The adjustment, which can occur upon a change of facility ownership, is computed in accordance with the state Medicaid program cost reporting rules and regulations by substituting the effects of the Company's financing for the amounts included in the historical Medicaid cost reports.

  (2) Reflects the following adjustments: (a) the elimination of historical combined amounts recorded by the Briarfield and Rhode Island Facilities for depreciation and amortization

                       HARBORSIDE HEALTHCARE CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS--
                                  (CONTINUED)

      expense which had been recorded as a result of the ownership of the underlying assets; (b) the elimination of historical combined amounts recorded by the Briarfield and Rhode Island Facilities for interest expense as the Company did not assume the related indebtedness; and (c) the synthetic lease rent expense that the Company would have incurred had the Completed 1998 Acquisitions occurred on January 1, 1997.

  (3) Reflects the adjustment to the provision for federal and state income taxes which the Company would have recorded (based on the Company's historical effective tax rate of 39%) had the Completed 1998 Acquisitions occurred on January 1, 1997.

(Q) The pro forma financial results exclude the effects of the elimination of certain contracts terminated as a condition to closing certain of the Completed 1997 Acquisitions and the Completed 1998 Acquisitions. On a pro forma basis, the Company would have realized net cost reductions of $2,384, $446 and $2,005 for the year ended December 31, 1997, the six months ended June 30, 1998 and the twelve months ended June 30, 1998, respectively, as a result of the elimination of these historical contracts. On a pro forma basis, assuming the elimination of these contracts in connection with such acquisitions on January 1, 1997, the facility operating, management fees and general and administrative expenses would have been as follows:

                                           FOR THE            FOR THE             FOR THE
                                         YEAR ENDED         SIX MONTHS         TWELVE MONTHS
                                      DECEMBER 31, 1997 ENDED JUNE 30, 1998 ENDED JUNE 30, 1998
                                      ----------------- ------------------- -------------------
    Facility operating (1)..........  $242,704           $121,534            $246,473
    Management fees (2).............        --                 --                  --
    General and administrative (3)..    12,245              7,475              14,176

  --------
  (1) Reflects the $160 effect, for the year ended December 31, 1997, of the elimination of a consulting contract terminated as a condition to closing the Company's acquisition of Access Rehabilitation, assuming such acquisition had occurred on January 1, 1997.

  (2) Reflects the $3,137, $446 and $2,422 effects for the year ended December 31, 1997, the six months ended June 30, 1998, and the twelve months ended June 30, 1998, respectively, of the elimination of historical management fees paid under contracts with related parties that were terminated as a condition to closing the Company's acquisition of the Dayton, Connecticut, Briarfield and Rhode Island Facilities, assuming such acquisitions had occurred on January 1, 1997. Subsequent to the dates of such acquisitions, no services were provided to the Company by these related parties.

  (3) Reflects the $913 and $417 effects for the year ended December 31, 1997 and the twelve months ended June 30, 1998, respectively, of the addition of general and administrative expenses that the Company expects it would have incurred had the Company's acquisition of the Dayton, Connecticut, Briarfield and Rhode Island Facilities occurred on January 1, 1997.

                       HARBORSIDE HEALTHCARE CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998

                                         HARBORSIDE
                                         HEALTHCARE
                                         CORPORATION RECAPITALIZATION
                                             (A)       ADJUSTMENTS    PRO FORMA
                                         ----------- ---------------- ---------
                 ASSETS
Current assets:
  Cash and cash equivalents.............  $  3,028       $    --  (B) $  3,028
  Accounts receivable, net..............    41,484            --        41,484
  Prepaid expenses and other............     8,466           (342)(C)    8,124
  Deferred income taxes.................     2,150            --         2,150
                                          --------       --------     --------
    Total current assets................    55,128           (342)      54,786
Restricted cash.........................     7,116            --         7,116
Property and equipment, net.............   102,048         59,250 (D)  161,298
Intangible assets, net..................     9,673         14,106 (E)   23,779
Note receivable.........................     7,487            --         7,487
Deferred income taxes...................        71            --            71
                                          --------       --------     --------
    Total assets........................  $181,523       $ 73,014     $254,537
                                          ========       ========     ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt..  $    202            --      $    202
  Current portion of capital lease
   obligation...........................     4,204            --         4,204
  Accounts payable......................     7,963            --         7,963
  Employee compensation and benefits....    13,696            --        13,696
  Other accrued liabilities.............     5,786            --         5,786
  Accrued interest......................       199            --           199
  Current portion of deferred income....       803            --           803
                                          --------       --------     --------
    Total current liabilities...........    32,853            --        32,853
Long-term portion of deferred income....     5,045            --         5,045
Long-term debt..........................    36,346         85,040 (F)  121,386
Long-term portion of capital lease
 obligation.............................    51,594            --        51,594
                                          --------       --------     --------
    Total liabilities...................   125,838         85,040      210,878
                                          ========       ========     ========
Exchangeable preferred stock,
 redeemable.............................       --          40,000 (G)   40,000
Stockholders' Equity
  Common stock..........................        80             66 (H)      146
  Additional paid-in capital............    48,469        164,934 (H)  213,403
  Treasury stock, at cost...............       --        (183,881)(H) (183,881)
  Retained earnings.....................     7,136        (33,145)(H)  (26,009)
                                          ========       ========     ========
    Total stockholders' equity..........    55,685        (52,026)       3,659
                                          ========       ========     ========
      Total liabilities and
       stockholders' equity.............  $181,523       $ 73,014     $254,537
                                          ========       ========     ========

    See Accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet

                       HARBORSIDE HEALTHCARE CORPORATION

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents the historical unaudited consolidated balance sheet of the Company as of June 30, 1998.

(B) Reflects the following sources and uses of funds in connection with the Recapitalization:

    Total sources:
      Gross proceeds from the issuance of the Notes................... $ 99,493
      Proceeds from the issuance of 6,600,000 shares of common stock at $25.00 per share(1).........................................  165,000
      Gross proceeds from the issuance of the Exchangeable Preferred
       Stock..........................................................   40,000
      Borrowings under the New Credit Facility........................    4,147
                                                                       --------
                                                                       $308,640
                                                                       ========
    Total uses:
      Redemption of existing 7,355,245 shares of Harborside Common
       Stock at $25.00 per share...................................... $183,881
      Conversion to cash of 648,923 options at a weighted average
       exercise price of $12.87.......................................    7,871
      Exercise of existing purchase options for leased facilities.....   59,250
      Refinancing of existing credit facility.........................   18,600
      Transaction fees and expenses of the Recapitalization(2)........   39,038
                                                                       --------
                                                                       $308,640
                                                                       ========

  --------
  (1) These shares consist of 5,940,000 shares of Harborside Class B Common Stock, 640,000 shares of Harborside Class C Common Stock and 20,000 shares of Harborside Class D Common Stock to be exchanged on a one-for-one basis in the Merger for shares of Class B Stock, Class C Stock, and Class D Stock, respectively, of the Issuer. Shares of Harborside Class B Common Stock and Harborside Class C Common Stock are non-voting, while the shares of Harborside Class D Common Stock have 330 votes per share.
  (2) The $39.0 million of fees and expenses includes: $8.5 million of debt issuance costs associated with the Recapitalization Financings, $6.0 million of management fees prepaid to III, a $.5 million payment related to the Non-Compete Agreements and $30.8 million of other fees and expenses to be paid in connection with the Recapitalization, less $6.8 million related to the income tax benefits related to certain of such fees and expenses, conversion of options, and the write-off of deferred issuance costs associated with retired debt. The $30.8 million of fees and expenses paid in connection with the Recapitalization include standby commitment fees, legal and accounting fees, and compensation and other charges associated with the recapitalization.

(C) Reflects forgiveness of loans associated with the change of control.

(D) Reflects the exercise of existing purchase options for the Dayton Facilities, the Briarfield Facilities and the Rhode Island Facilities.

(E) Reflects the following:

    Debt issuance costs related to the Recapitalization Financings..... $ 8,503
    Management fees prepaid to Investcorp International Inc............   6,000
    Payments related to the Non-Compete Agreement......................     500
    Elimination of debt issuance costs related to retired debt.........    (897)
                                                                        -------
                                                                        $14,106
                                                                        =======

                       HARBORSIDE HEALTHCARE CORPORATION

(F) Reflects the following:

    Refinancing of existing credit facility........................... $(18,600)
    Borrowings under the New Credit Facility..........................    4,147
    Gross proceeds from the issuance of the Notes.....................   99,493
                                                                       --------
                                                                       $ 85,040
                                                                       ========

(G) Reflects the issuance of the Exchangeable Preferred Stock.

(H) Reflects the following:

    Issuance of 6,600,000 shares of common stock par value $.01..... $      66
    Issuance of 6,600,000 shares of common stock at $25.00 per
     share, additional paid-in-capital..............................   164,934
    Redemption of existing 7,355,245 shares of Harborside Common
     Stock at $25.00 per share......................................  (183,881)
    Conversion to cash of 648,923 options at a weighted average
     exercise price of $12.87.......................................    (7,871)
    Certain fees and expenses incurred by the Company in connection
     with the Recapitalization(1)...................................   (32,129)
    Tax benefit of management transaction bonuses, standby
     commitment fees, conversion of options, and write-off of
     deferred issuance costs associated with retired debt...........     6,855
                                                                     ---------
                                                                     $ (52,026)
                                                                     =========

  --------
  (1) Represents $30.8 million in fees and expenses paid in connection with the Recapitalization, a $.4 million non-cash charge related to the forgiveness of employee loans, and a $.9 million non-cash charge associated with the elimination of deferred financing costs related to retired debt.

         SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING DATA

  The selected consolidated historical financial data set forth below were derived from the consolidated historical financial statements of the Company. The selected consolidated historical financial data of the Company as of and for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 have been derived from the consolidated historical financial statements of the Company, including the notes thereto, which have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. The selected consolidated historical financial data as of and for the six months ended June 30, 1997 and June 30, 1998 were derived from the unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the Company's consolidated results of operations and financial condition for such periods. The operating results for the respective six month periods ended June 30, 1997 and June 30, 1998 are not necessarily indicative of results to be expected for the full fiscal year. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                                               SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                        JUNE 30
                         ----------------------------------------------------  ------------------
                           1993      1994      1995       1996        1997       1997      1998
                         --------  --------  --------  ----------  ----------  --------  --------
                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA (1):
 Total net revenues..... $ 75,101  $ 86,376  $109,425  $  165,412  $  221,777  $ 97,676  $148,640
 Facility operating
  costs.................   57,412    68,951    89,378     132,207     176,404    77,517   117,030
 General and adminis-
  trative expense.......    3,092     3,859     5,076       7,811      10,953     4,723     7,475
 Service charges paid
  to affiliate..........      746       759       700         700         708       354       628
 Special compensation
  and other.............      --        --        --        1,716         --        --        --
 Depreciation and amor-
  tization..............    4,304     4,311     4,385       3,029       4,074     1,882     2,263
 Facility rent..........      525     1,037     1,907      10,223      12,446     5,309    11,621
 Interest expense,
  net...................    4,740     4,609     5,107       4,634       5,853     2,756     3,202
 Income before income
  taxes
  and extraordinary
  loss..................    1,985       374     1,234       4,829      11,150     5,074     6,349
 Net income.............    1,211       228       753       2,712       6,803     3,095     3,873

BALANCE SHEET DATA (AS OF PERIOD END) (1):
 Cash and cash equiva-
  lents................. $ 10,214  $ 14,013  $ 40,157  $    9,722  $    8,747  $ 10,694  $  3,028
 Working capital........    6,511    13,915    10,735      16,826      22,554    21,114    22,275
 Total assets...........   85,472    93,876    92,632     141,799     168,562   148,751   181,523
 Total debt, including
  capital lease
  obligation............   40,708    53,296    43,496      75,485      89,927    77,155    92,346
 Stockholders' equity...    4,918     2,866     4,130      44,880      51,783    47,975    55,685

OTHER FINANCIAL DATA:
 Cash flow provided by
  operations............ $ 10,521  $  4,939  $  1,886  $    1,405  $    5,621  $  1,597  $  1,658
 Cash flow (used in)
  provided by
  investing.............     (142)   (6,078)   36,818      (4,050)    (19,487)     (876)  (10,228)
 Cash flow (used in)
  provided by
  financing.............   (6,100)    4,938   (12,560)    (27,790)     12,891       251     2,851
 EBITDA (2).............   13,326    11,770    12,364      14,471      21,266     9,773    11,886
 EBITDAR (2)............   13,851    12,807    14,271      24,694      33,712    15,082    23,507
 EBITDAR margin.........     18.4%     14.8%     13.0%       14.9%       15.2%     15.4%     15.8%
 Capital expenditures... $  1,205  $  2,585  $  3,081  $    5,104  $    5,274  $    812  $  7,071
 Ratio of earnings to
  fixed charges (3).....      1.4x      1.1x      1.2x        1.5x        2.0x      2.0x      1.7x

OPERATING DATA (AS OF PERIOD END):
 Facilities operated
  (4)...................       17        19        20          30          45        31        49
 Licensed beds (4)......    2,149     2,365     2,471       3,700       5,468     3,864     5,983
 Average occupancy rate
  (5)...................     93.7%     92.6%     92.5%       92.6%       92.3%     91.9%     92.6%
 Patient days...........  693,819   739,305   788,920   1,096,814   1,366,811   613,494   921,253
 Percentage of total
  net revenues derived
  from:
   Private and other
    (6).................     39.9%     37.4%     35.1%       35.5%       34.1%     33.5%     31.8%
   Medicare.............     21.2%     24.8%     31.7%       26.3%       25.9%     28.7%     26.2%
   Medicaid.............     38.9%     37.8%     33.2%       38.2%       40.0%     37.8%     42.0%

                                                       (footnotes on next page)

--------
(1) In 1993, 1994 and 1995, financial and operating data combine the historical results of the Predecessor Entities (as defined herein) that became subsidiaries of the Company through the IPO Reorganization (as defined herein) that occurred immediately prior to the Company's initial public offering on June 14, 1996. Prior to the IPO Reorganization, the Predecessor Entities (primarily partnerships and subchapter S corporations) were not directly subject to federal or state income taxation. In calculating net income, a pro forma income tax expense of 39% has been reflected for periods prior to the IPO Reorganization as if the Company had always owned the Predecessor Entities.

(2) EBITDA represents earnings before interest, taxes, depreciation and amortization, and loss on investment in limited partnership and also excludes for the years prior to 1997 any gain on sale of facilities, loss on refinancing of debt, minority interest, extraordinary losses and special compensation associated with the Company's 1996 IPO. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flows data prepared in accordance with generally accepted accounting principles or as a measure of a Company's profitability or liquidity. In addition, EBITDA is not a standardized measurement and may be calculated in various ways. Accordingly, the EBITDA information contained herein may not be comparable to EBITDA information provided by other companies. EBITDA is included herein because it is commonly used by certain investors to analyze and determine a company's ability to service and/or incur debt. EBITDAR represents EBITDA plus facility rent expense.

(3) For purposes of this calculation, "earnings" consist of income before income taxes and extraordinary loss and fixed charges, and "fixed charges" consist of interest, amortization of debt issuance costs and the component of facility rent expense believed by management to be representative of the interest factor thereon.

(4) "Facilities operated" and "Licensed beds" include two managed facilities with 178 total licensed beds.

(5) "Average occupancy rate" excludes managed facilities, and is computed by dividing the number of billed licensed bed days by the total number of available licensed bed days during each of the periods indicated.

(6) "Private and other" excludes managed facilities and consists primarily of total net revenues derived from private pay individuals, managed care organizations, HMOs, hospice programs, commercial insurers, management fees from managed facilities, and rehabilitation service therapy revenues from non-affiliated facilities.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the "Selected Consolidated Historical Financial and Operating Data," "Unaudited Pro Forma Consolidated Financial Information" and the Consolidated Financial Statements of Harborside and the notes thereto included elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, forward-looking statements that are subject to risks and other uncertainties. Harborside's actual results may differ materially from those anticipated in these forward-looking statements.

OVERVIEW

 General

  Harborside is a leading provider of high-quality long-term care and specialty medical services in the Eastern United States. Harborside has focused on establishing strong local market positions with high quality facilities in five principal regions: the Midwest (Ohio and Indiana), New England (Massachusetts and New Hampshire), the Northeast (Connecticut and Rhode Island), the Southeast (Florida) and the Mid-Atlantic (New Jersey and Maryland). As of June 30, 1998, Harborside operated 49 long-term care facilities with 5,983 licensed beds. Harborside provides a broad continuum of medical services including: (i) traditional skilled nursing care; and (ii) specialty medical services, including a variety of subacute care programs such as orthopedic rehabilitation, CVA/stroke care, cardiac recovery, pulmonary rehabilitation and wound care, as well as distinct programs for the provision of care to Alzheimer's and hospice patients. As part of its subacute services, Harborside provides physical, occupational and speech rehabilitation therapy services, both at Company-operated and non-affiliated facilities, through its wholly-owned subsidiary, Theracor.

  Harborside was created in March 1996, in anticipation of an initial public offering (the "IPO"), in order to combine under its control the operations of various long-term care facilities and ancillary businesses (the "Predecessor Entities") which had conducted operations since 1988. Harborside completed the IPO on June 14, 1996 and issued 3.6 million shares of common stock at $11.75 per share. The owners of the Predecessor Entities contributed their interests in such Predecessor Entities to Harborside and received in return an aggregate of 4.4 million shares of Harborside's common stock (the "IPO Reorganization").

  Harborside's financial statements for periods prior to the IPO have been prepared by combining the historical financial statements of the Predecessor Entities, similar to a pooling of interests presentation. Harborside's financial statements for periods prior to the date of the IPO do not include a provision for federal or state income taxes because the Predecessor Entities (primarily partnerships and subchapter S corporations) were not directly subject to federal or state income taxation. Harborside's financial statements for periods prior to the date of the IPO do include a pro forma income tax expense for each period presented, as if Harborside had always owned the Predecessor Entities. See Note L to the audited consolidated financial statements of Harborside included elsewhere in this Prospectus.

  One of the Predecessor Entities was the general partner of the Krupp Yield Plus Limited Partnership ("KYP"), which owned seven facilities (the "Seven Facilities") until December 31, 1995. Harborside held a 5% interest in KYP while the remaining 95% was owned by the limited partners of KYP (the "Unitholders"). As described in Note P to the audited consolidated financial statements of Harborside included elsewhere in this Prospectus, effective December 31, 1995, KYP sold the Seven Facilities and a subsidiary of Harborside began leasing the facilities from the buyer. Prior to December 31, 1995, the accounts of KYP were included in Harborside's combined financial statements and the interest of the Unitholders was reflected as minority interest. The net gain of $4.9 million recognized by KYP in connection with the sale of the Seven Facilities was allocated to the KYP Unitholders and is reflected in "minority interest in net income." In March 1996, a liquidating distribution was paid to the Unitholders.

  As described in Note D to the audited consolidated financial statements of Harborside included elsewhere in this Prospectus, Harborside accounts for its investment in one of its owned facilities using the equity method.

 Revenues

  Harborside's total net revenues include net patient service revenues, and beginning in 1995, rehabilitation therapy service revenues from contracts with non-affiliated long-term care facilities. Harborside derives its net patient service revenues primarily from private pay sources, the federal Medicare program for certain elderly and disabled patients and state Medicaid programs for indigent patients. Harborside's total net revenues are influenced by a number of factors, including: (i) the licensed bed capacity of its facilities;
(ii) the occupancy rates of its facilities; (iii) the payor mix of its facilities and the rates of reimbursement among payor categories (private and other, Medicare and Medicaid); and (iv) the extent to which subacute and other specialty medical and ancillary services are utilized by patients and paid for by the respective payment sources. Private net patient service revenues are recorded at established per diem billing rates. Net patient service revenues to be reimbursed under contracts with third-party payors, primarily the Medicare and Medicaid programs, are recorded at amounts estimated to be realized under these contractual arrangements. Harborside employs specialists to monitor reimbursement rules, policies and related developments in order to comply with all reporting requirements and to assist Harborside in receiving reimbursements. Harborside's rehabilitation service revenues are received directly from non-affiliated long-term care facilities, which in turn are reimbursed by Medicare or other payors.

  The table set forth below identifies the percentage of Harborside's total net revenues attributable to each of its payor sources for each of the periods indicated. The increase in Medicaid revenues as a percentage of total net revenues during the periods indicated has resulted primarily from the acquisition of new facilities with a higher percentage of their net revenues derived from the Medicaid program. An integral part of Harborside's acquisition strategy has been to acquire high-quality facilities from smaller, less sophisticated operators whose facilities tend to offer lower acuity services than those offered by Harborside, thereby initially diluting Harborside's quality mix. Harborside subsequently implements an expanded range of specialty medical services at these facilities which typically leads to an improved quality mix. Harborside believes that, over time, its facilities have generally experienced stable to increasing percentages of revenues derived from payor sources other than Medicaid following their acquisition by Harborside.

                            TOTAL NET REVENUES (1)

                                                                   SIX MONTHS
                                                                      ENDED
                                        YEAR ENDED DECEMBER 31,     JUNE 30,
                                        -------------------------  ------------
                                         1995     1996     1997    1997   1998
                                        -------  -------  -------  -----  -----
Private and other......................    35.1%    35.5%    34.1%  33.5%  31.8%
Medicare...............................    31.7     26.3     25.9   28.7   26.2
Medicaid...............................    33.2     38.2     40.0   37.8   42.0
                                        -------  -------  -------  -----  -----
  Total................................   100.0%   100.0%   100.0% 100.0% 100.0%
                                        =======  =======  =======  =====  =====

--------
(1) Total net revenues exclude net revenues of the Larkin Chase Center which is owned by Bowie Center Limited Partnership ("Bowie L.P."). Harborside owns a 75% partnership interest in Bowie L.P. but records its investment in Bowie L.P. using the equity method. See Note D to Harborside's consolidated financial statements included elsewhere in this Prospectus.

 Operating Expenses

  Harborside's facility operating expenses consist primarily of payroll and employee benefits related to nursing, housekeeping and dietary services provided to patients, as well as maintenance and administration of the facilities. Other significant facility operating expenses include the cost of rehabilitation therapy services, medical and pharmacy supplies, food, utilities, insurance and taxes. Harborside's facility operating expenses also include the general and administrative costs associated with the operation of Harborside's rehabilitation therapy business. Harborside's general and administrative expenses include all costs associated with its regional and corporate operations.

  Potential Impact of Medicare PPS

  Regulations regarding the Medicare prospective payment system were published on May 12, 1998. (See "Business -- Governmental Regulation" for more information about the prospective payment system for skilled nursing facilities.) As the regulations were published recently, Harborside has not been able to fully assess and quantify the potential impact of the regulations on Harborside's consolidated financial position, results of operations or liquidity. Based on a preliminary assessment, Harborside believes that the new regulations will result in a reduction of Harborside's average Medicare per diem reimbursement rate, which Harborside expects to be able to substantially offset primarily through reductions in facility operating costs. However, no assurance can be given that Harborside will be able to reduce such costs.

RESULTS OF OPERATIONS

  The following table sets forth for the fiscal periods indicated the percentage of total net revenues represented by certain items reflected in Harborside's consolidated statements of operations:

                                                                 SIX MONTHS
                                                                    ENDED
                                      YEAR ENDED DECEMBER 31,     JUNE 30,
                                      -------------------------  ------------
                                       1995     1996     1997    1997   1998
                                      -------  -------  -------  -----  -----
Total net revenues...................   100.0%   100.0%   100.0% 100.0% 100.0%
Expenses:
  Facility operating costs...........    81.7     79.9     79.5   79.4   78.7
  General and administrative ex-
   pense.............................     4.6      4.7      4.9    4.8    5.0
  Service charges paid to affiliate..      .6       .4       .3     .4     .4
  Special compensation and other.....      --      1.0       --     --     --
  Depreciation and amortization......     4.0      1.8      1.8    1.9    1.5
  Facility rent......................     1.7      6.2      5.6    5.4    7.8
  Interest expense, net..............     4.7      2.8      2.6    2.8    2.2
Income before income taxes and ex-
 traordinary loss....................     1.1      2.9      5.0    5.2    4.3
Net income...........................     1.1      1.6      3.1    3.2    2.6
EBITDAR (1)..........................    13.0     14.9     15.2   15.4   15.8

--------
(1) See note 2 under "Selected Consolidated Historical Financial and Operating Data" for the definition of EBITDAR.

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1998

  Total Net Revenues. Total net revenues increased by $50.9 million, or 52.1%, from $97.7 million in the first half of 1997 to $148.6 million in the first half of 1998. This increase resulted primarily from the acquisition of four Massachusetts facilities on August 1, 1997, three Dayton, Ohio facilities on September 1, 1997, five Connecticut facilities on December 1, 1997, two North Toledo, Ohio facilities on April 1, 1998 and two Rhode Island facilities on May 8, 1998. In addition, revenue increased as the result of the generation of additional revenue from rehabilitation therapy services provided to additional non-affiliated long-term care facilities and increased net patient service revenues per patient day at Harborside's "same store" facilities. Of such increase, $9.4 million, or 18.5% of the increase, resulted from the operation of the Massachusetts facilities, $7.6 million, or 14.9% of the increase, resulted from the operation of the Dayton, Ohio facilities, $23.0 million, or 45.2% of the increase, resulted from the operation of the Connecticut facilities, $2.8 million, 5.5% of the increase, resulted from the operation of the North Toledo facilities and $1.7 million, or 3.3% of the increase, resulted from the operation of the Rhode Island facilities. Revenues generated by providing rehabilitation therapy services at non-affiliated long-term care facilities increased by $1.6 million, or 21.9%, from $7.3 million in the first half of 1997 to $8.9 million in the first half of 1998. The remaining $4.8 million, or 9.4% of such increase, is largely attributable to higher average net patient service revenues per patient day at Harborside's "same store" facilities and primarily due to increased levels of care provided to patients with medically complex conditions. Average net patient service revenues per patient day at "same store" facilities increased from $147.46 during the first half of 1997 to $151.84 during the first half of 1998. The average occupancy rate at all of Harborside's facilities increased from 91.9% during the first half of 1997 to 92.6% during the first half of 1998. Harborside's quality mix of private, Medicare and insurance revenues was 62.2% for the six months ended June 30, 1997 as compared to 58.0% in the same period of 1998. The decrease in quality mix was primarily attributable to dilution resulting from the acquisition of new facilities that generated a lower quality mix.

  Facility Operating Expenses. Facility operating expenses increased by $39.5 million, or 51.0%, from $77.5 million for the first half of 1997 to $117.0 million for the first half of 1998. The operation of the Massachusetts facilities accounted for $7.8 million, or 19.7% of this increase, the operation of the Dayton, Ohio facilities accounted for $5.9 million, or 14.9% of this increase, the operation of the Connecticut facilities accounted for $18.5 million, or 46.8% of this increase, the operation of the North Toledo facilities accounted for $1.9 million, or 4.8%, and the operation of the Rhode Island facilities accounted for $1.0 million, or 2.5% of this increase. Operating expenses associated with additional non-affiliate therapy contracts increased $.9 million, or 2.3%. The remainder of the increase in facility operating expenses, $3.5 million, or 8.9%, is primarily due to increases in the costs of labor, medical supplies and rehabilitation therapy services purchased from third parties at "same store" facilities.

  General and Administrative; Service Charges Paid to Affiliate. General and administrative expenses increased by $2.8 million, or 59.6%, from $4.7 million for the first half of 1997 to $7.5 million for the first half of 1998. As a percentage of total revenues, general and administrative expenses increased from 4.8% in the first half of 1997 to 5.0% in the first half of 1998. This increase resulted from the acquisition of new facilities resulting in the expansion of regional and corporate support, and additional travel, consulting and systems development expenses associated with Harborside's growth. Harborside reimburses an affiliate for rent and other expenses related to its corporate headquarters as well as for certain data processing and administrative services provided to Harborside. During the first half of 1997, such reimbursements totaled $.4 million compared to $.6 million in 1998.

  Depreciation and Amortization. Depreciation and amortization increased from $1.9 million for the first half of 1997 to $2.3 million for the first half of 1998 primarily as a result of building improvements and investment in new computers and software.

  Facility Rent. Facility rent expense for the first half increased by $6.3 million from $5.3 million in 1997 to $11.6 million in 1998. The increase in rent expense is due to the acquisition of new facilities in 1997 and 1998.

  Interest Expense, net. Interest expense, net, increased from $2.8 million for the first half of 1997 to $3.2 million for the first half of 1998. This net increase is primarily due to additional interest expense resulting from the acquisition of new facilities in 1997 and 1998.

  Income Tax. Income tax expense increase from $2.0 million in the first half of 1997 to $2.5 million in the first half of 1998.

  Net Income. Net income was $3.1 million for the first half of 1997 as compared to $3.9 million for the first half of 1998.

 Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  Total Net Revenues. Total net revenues increased by $56.4 million, or 34.1%, from $165.4 million in 1996 to $221.8 million in 1997. This increase resulted primarily from the acquisition of four facilities in Ohio (the "1996 Ohio Facilities") on July 1, 1996, the Harford Gardens facility on March 1, 1997, the Massachusetts Facilities on August 1, 1997, the Dayton Facilities on September 1, 1997, and the Connecticut Facilities on December 1, 1997. Additionally, total net revenues increased as a result of the generation of additional revenues from rehabilitation therapy services provided to non-affiliated long-term care facilities and increased net patient service revenues per patient day at Harborside's "same store" facilities. Of such increase, $19.1 million, or 34.0% of the increase, resulted from the operation of the 1996 Ohio Facilities for a full year in 1997; $6.2 million, or 11.1% of the increase, resulted from the operation of the Harford Gardens facility; $8.1 million, or 14.3% of the increase, resulted from the operation of the Massachusetts Facilities; $4.5 million, or 8.1% of the increase, resulted from the operation of the Dayton Facilities, and $3.9 million, or 6.9% of the increase, resulted from the operation of the Connecticut Facilities. Revenues generated by providing rehabilitation therapy services to non-affiliated long-term care facilities increased by $7.4 million, from $10.3 million in 1996 to $17.7 million in 1997. The remaining $7.2 million, or 12.7% of such increase, was largely attributable to higher average net patient service revenues per patient day at Harborside's "same store" facilities, primarily resulting from increased levels of care provided to patients with medically complex conditions. Average net patient service revenues per patient day at "same store" facilities increased by 7.0%, from $138.31 in 1996 to $147.96 in 1997. Partially offsetting the increase in total net revenues was a reduction in occupancy at "same store" facilities from 92.6% in 1996 to 91.7% in 1997. The average occupancy rate at all of Harborside's facilities decreased from 92.6% in 1996 to 92.3% in 1997. Harborside's quality mix was 61.8% for the year ended December 31, 1996 as compared to 60.0% for the year ended December 31, 1997. The decrease in quality mix was primarily attributable to dilution resulting from the acquisition of new facilities that generated a lower quality mix.

  Facility Operating Expenses. Facility operating expenses increased by $44.2 million, or 33.4%, from $132.2 million in 1996 to $176.4 million in 1997. The operation of the 1996 Ohio Facilities for a full year in 1997 accounted for $13.5 million, or 30.5% of this increase; the operation of the Harford Gardens facility accounted for $4.7 million, or 10.7% of this increase; the operation of the Massachusetts Facilities accounted for $6.0 million, or 13.7% of this increase; the operation of the Dayton Facilities accounted for $3.4 million, or 7.8% of this increase; and the operation of the Connecticut Facilities accounted for $3.1 million, or 7.0% of this increase. Operating expenses associated with rehabilitation therapy services provided to non-affiliated long-term care facilities increased as a result of additional therapy contracts. Operating expenses associated with these contracts accounted for $6.4 million, or 14.5%, of the total increase in facility operating expenses. The remaining $7.1 million of the increase in facility operating expenses was primarily due to increases in the costs of labor, medical supplies and rehabilitation therapy services purchased from third parties at "same store" facilities.

  General and Administrative; Service Charges Paid to Affiliate. General and administrative expenses increased by $3.2 million, or 40.2%, from $7.8 million in 1996 to $11.0 million in 1997. As a percentage of total net revenues, general and administrative expenses increased from 4.7% in 1996 to 4.9% in 1997. This increase resulted from the acquisition of new facilities that resulted in an increase in regional and corporate support, and additional travel, consulting and systems development expenses. Harborside reimburses an affiliate for rent and other expenses related to its corporate headquarters as well as for certain data processing and administrative services provided to Harborside. Such reimbursements were not materially different in 1997 as compared with those in 1996.

  Special Compensation and Other. In connection with the IPO and IPO Reorganization, Harborside recorded $1.7 million of non-recurring charges in 1996. Of this amount, $1.5 million consisted of compensation earned by key members of management as a result of the successful IPO and the IPO Reorganization.

  Depreciation and Amortization. Depreciation and amortization increased by $1.1 million from $3.0 million in 1996 to $4.1 million in 1997. The increase in depreciation and amortization was primarily due to the acquisition of the 1996 Ohio Facilities on July 1, 1996.

  Facility Rent. Facility rent expense increased by $2.2 million, from $10.2 million in 1996 to $12.4 million in 1997. The increase in facility rent expense was primarily due to the acquisition of new facilities.

  Interest Expense, Net. Interest expense, net, increased by $1.3 million, from $4.6 million in 1996 to $5.9 million in 1997. This increase was primarily due to additional interest expense resulting from the acquisition of the 1996 Ohio Facilities.

  Loss on Investment in Limited Partnership. Harborside accounts for its investment in the Larkin Chase Center using the equity method. Harborside recorded a loss of $.3 million in 1996 as compared to a loss of $.2 million in 1997 in connection with this investment.

  Extraordinary Loss on Early Retirement of Debt. During the second quarter of 1996, Harborside repaid $25.0 million of long-term debt using proceeds from the IPO. In connection with this early repayment, Harborside recorded an extraordinary loss of $2.2 million ($1.3 million, net of the related tax benefit) as the result of a prepayment penalty paid to the lender and the write-off of deferred financing costs.

  Income Taxes. Income tax expense increased by $3.5 million, from $.8 million in 1996 to $4.3 million in 1997. Prior to the date of the IPO, Harborside's financial statements did not include a provision for federal or state income taxes because the Predecessor Entities were not directly subject to federal or state income taxation. The provision for income taxes in 1996 consisted of a provision for income taxes for the period after the IPO less a tax benefit resulting from book-tax differences inherited as part of the IPO Reorganization.

  Net Income. Net income increased by $4.1 million, from $2.7 million in 1996 to $6.8 million in 1997.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Total Net Revenues. Total net revenues increased by $56.0 million, or 51.2%, from $109.4 million in 1995 to $165.4 million in 1996. This increase resulted primarily from the acquisition of six New Hampshire facilities (the "New Hampshire Facilities") on January 1, 1996 and the 1996 Ohio Facilities on July 1, 1996, the generation of increased revenues from rehabilitation therapy services provided under contracts to additional non-affiliated long-term care facilities and increased net patient service revenues per patient day at Harborside's "same store" facilities.

  Of the $56.0 million increase in total net revenues, $23.2 million, or 41.5% of the increase, resulted from the operation of the New Hampshire Facilities, and $17.5 million, or 31.2% of the increase, resulted from the operation of the 1996 Ohio Facilities. Revenues generated from rehabilitation therapy services provided to non-affiliated long-term care facilities increased by $7.3 million, from $3.0 million in 1995 to $10.3 million in 1996, resulting primarily from additional therapy contracts. The remaining $8.0 million, or 14.3% of the increase in total net revenues, was attributable to higher average net patient service revenues per patient day at Harborside's "same store" facilities, primarily resulting from increased levels of care provided to patients with higher acuity conditions. Average net patient service revenues per patient day at "same store" facilities increased by 4.0%, from $132.99 in 1995 to $138.31 in 1996. The average occupancy rate at all of Harborside's facilities increased from 92.5% in 1995 to 92.6% in 1996, also contributing to the increase in total net revenues. Harborside's quality mix was 66.8% for the year ended December 31, 1995 as compared to 61.8% for the year ended December 31, 1996. The decrease in the quality mix percentage was primarily due to the acquisition of the New Hampshire Facilities, which at the time of their acquisition by Harborside did not participate in the Medicare program.

  Facility Operating Expenses. Facility operating expenses increased by $42.8 million, or 47.9%, from $89.4 million in 1995 to $132.2 million in 1996. Facility operating expenses as a percentage of total net revenues decreased from 81.7% in 1995 to 79.9% in 1996. The acquisition of the New Hampshire facilities accounted for $17.9 million, or 41.8% of the increase in facility operating expenses while the 1996 Ohio Facilities accounted for $13.7 million, or 32.0% of this increase. Operating expenses associated with rehabilitation therapy services provided to non-affiliated long-term care facilities increased as a result of additional therapy contracts. Operating expenses associated with these contracts accounted for $4.9 million, or 11.5% of the total increase in facility operating expenses. The remaining $6.3 million of the increase in facility operating expenses was due to increases in the costs of labor, medical supplies and rehabilitation therapy services purchased from third parties at "same store" facilities.

  General and Administrative; Service Charges Paid to Affiliate. General and administrative expenses increased by $2.7 million, or 53.9%, from $5.1 million in 1995 to $7.8 million in 1996. As a percentage of total net revenues, general and administrative expenses increased from 4.6% in 1995 to 4.7% in 1996. Approximately $.8 million of this increase resulted from the acquisition of the New Hampshire Facilities, and $.3 million resulted from the acquisition of the 1996 Ohio Facilities. Most of the remainder of this increase was associated with the expansion of regional and corporate support, increases in salaries, and additional travel and consulting expenses associated with Harborside's growth. Harborside reimburses an affiliate for rent and other expenses related to its corporate headquarters, as well as for certain data processing and administrative services provided to Harborside. In 1995 and 1996, such reimbursements totaled $.7 million.

  Special Compensation and Other. In connection with the IPO and IPO Reorganization, Harborside recorded $1.7 million of non-recurring charges in 1996. Of this amount, $1.5 million consisted of compensation earned by key members of management as a result of the successful IPO and the IPO Reorganization.

  Depreciation and Amortization. Depreciation and amortization decreased by $1.4 million, from $4.4 million in 1995 to $3.0 million in 1996. This decrease in depreciation and amortization was primarily due to the sale and subsequent leaseback of the Seven Facilities effective December 31, 1995 and the acquisition of the 1996 Ohio Facilities on July 1, 1996, which is accounted for as a capital lease.

  Facility Rent. Facility rent expense increased by $8.3 million, from $1.9 million in 1995 to $10.2 million in 1996. The increase in facility rent expense was primarily due to the sale and subsequent leaseback of the Seven Facilities and the acquisition of the New Hampshire Facilities pursuant to an operating lease financing.

  Interest Expense, Net. Interest expense, net, decreased by $.5 million, from $5.1 million in 1995 to $4.6 million in 1996. This decrease was primarily due to the pay down of debt associated with the Seven Facilities and the repayment of $25.0 million of long-term debt using proceeds from the IPO, partially offset by additional interest expense resulting from the acquisition of the 1996 Ohio Facilities.

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  Loss on Investment in Limited Partnership. Harborside accounts for its investment in the Larkin Chase Center using the equity method. Harborside recorded a loss of $.1 million in 1995 as compared to a loss of $.3 million during 1996 in connection with this investment.

  Extraordinary Loss on Early Retirement of Debt. During the second quarter of 1996, Harborside repaid $25.0 million of long-term debt using proceeds from the IPO. In connection with this early repayment, Harborside recorded an extraordinary loss of $2.2 million ($1.3 million net of the related tax benefit) as the result of a prepayment penalty paid to the lender and the write-off of deferred financing costs.

  Income Taxes. Prior to the date of the IPO, Harborside's financial statements did not include a provision for income taxes because the Predecessor Entities were not directly subject to federal or state income taxation. The provision for income taxes in 1996 was $.8 million and consisted of a provision for income taxes for the period after the IPO less a tax benefit resulting from book-tax differences inherited as part of the IPO Reorganization.

  Net Income. Net income increased by $1.5 million, from $1.2 million in 1995 to $2.7 million in 1996. This increase in net income was primarily due to increased operating income in 1996 and the elimination of the minority interest charge resulting from the liquidation of KYP.

LIQUIDITY AND CAPITAL RESOURCES

  Harborside's primary cash needs are for acquisitions, capital expenditures, working capital, debt service and general corporate purposes. Harborside has historically financed these requirements primarily through a combination of internally generated cash flow, mortgage financing and operating leases, in addition to funds borrowed under the previously existing credit facility. Harborside's leased facilities are currently leased from either the owner of the facilities or from a real estate investment trust which has purchased the facilities from the owner, though prior to the Merger some facilities had been leased through a trust established in conjunction with Harborside's previously existing synthetic lease facility that was entered into in September 1997. In addition, in 1996 Harborside financed the acquisition of the 1996 Ohio Facilities from the owner by means of a lease which is accounted for as a capital lease for financial reporting purposes. Harborside's existing facility leases generally require it to make monthly lease payments, establish escrow funds to serve as debt service reserve accounts, and pay all property operating costs. Harborside generally negotiates leases which provide for extensions beyond the initial lease term and an option to purchase the leased facility. In some cases, the option to purchase the leased facility is exercisable at a price based on the fair market value of the facility at the time the option is exercised. In other cases, the lease for the facility sets forth a fixed option purchase price which Harborside believes is equal to the fair market value of the facility at the inception date of such lease, thus allowing Harborside to realize the value appreciation, if any, of the facility while maintaining financial flexibility.

  Harborside's operating activities during the first half of 1997 generated net cash of $1.6 million as compared to $1.7 million during the same period in 1998. Harborside's operating activities in 1996 generated net cash of $1.4 million as compared to $5.6 million in 1997, an increase of $4.2 million. Most of the increase in cash provided by operations was the result of increased net income.

  Net cash used by investing activities was $.9 million during the first half of 1997 as compared to $10.2 million used during the same period in 1998. The primary use of cash for investing purposes during these periods related to additions to property and equipment ($.8 million in 1997 compared to $7.1 million in 1998), additions to intangible assets ($1.4 million in 1997 compared to $1.6 million in 1998) and transfers to restricted cash ($.1 million in 1997 compared to $1.6 million 1998.) Most of the additions to property and equipment are related to the Massachusetts facilities and a sixty bed addition to the Ocala, Florida facility which opened in September 1998. Net cash used by investing activities

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was $4.1 million during 1996 as compared to $19.5 million used in 1997. The primary use of invested cash during these periods related to additions to property and equipment ($5.1 million in 1996 compared to $5.3 million in 1997), additions to intangible assets ($1.0 million in 1996 compared to $6.3 million in 1997) and a collateralized loan to the seller of $7.5 million in connection with the acquisition of the Connecticut Facilities on December 1, 1997.

  Net cash provided by financing activities during the first half of 1997 was $.3 million as compared to $2.9 million provided during the same period in 1998. The primary source of cash provided by financing activities was related to the borrowing of $3.0 million under the previously existing credit facility to finance the Ocala building expansion and the receipt of lease inducements. Net cash used by financing activities was $27.8 million in 1996 as compared to $12.9 million provided in 1997. The early retirement of debt and the incurrence of a related prepayment penalty required the use of $26.5 million in 1996. During 1996, Harborside received $37.2 million in net proceeds from the IPO and a cash payment of $3.7 million from the landlord of the New Hampshire Facilities in connection with the leasing of such Facilities. During 1996, Harborside also received $.8 million from the sale of equity interests to an officer and a director of Harborside. In March of 1996 a liquidating distribution of $33.7 million was paid to the KYP Unitholders. During 1997, Harborside borrowed $15.6 million under the previously existing credit facility. Such borrowings were primarily used to finance part of the acquisition of the Connecticut Facilities, as well as the asset acquisition of Access Rehabilitation, a therapy services company. In addition, during 1997 Harborside made principal payments of $3.9 million on its capital lease obligation and received cash payments totaling $1.3 million from its landlords in connection with the lease of the Massachusetts Facilities and the Dayton Facilities.

  At June 30, 1998, Harborside had two mortgage loans outstanding in the aggregate amount of $18.0 million, in addition to $18.6 million in advances outstanding under the previously existing credit facility and $55.8 million of capital lease obligations. One of Harborside's mortgage loans had an outstanding principal balance of $16.4 million, of which $15.1 million is due at maturity in 2004. This loan bears interest at an annual rate of 10.65% plus additional interest equal to .3% of the difference between the annual operating revenues of the four mortgaged facilities and the actual revenues of the four mortgaged facilities during the twelve-month base period. Harborside's other mortgage loan, which encumbers a single facility, had an outstanding principal balance of $1.6 million, of which $1.3 million is due in 2010. During the second quarter of 1998, Harborside increased the funds committed by a bank group through its synthetic leasing facility to $59.3 million. Harborside used this increased commitment to fund the acquisition of two long-term care facilities (248 licensed beds) in Toledo, Ohio and two long-term care facilities (267 licensed beds) in Warwick, Rhode Island. The aggregate purchase price of these two acquisitions was approximately $33.7 million. In May 1998, Harborside also increased funds available from the bank group through its previously existing credit facility to $40.0 million.

  At June 30, 1998, pro forma for the Recapitalization, Harborside would have had approximately $177.4 million of consolidated indebtedness outstanding, consisting of $99.5 million of Notes, $55.8 million of capital lease obligations and $18.0 million of mortgage loans, and $4.1 million of borrowings outstanding under the New Credit Facility. In addition, Harborside would have had $40.0 million of Exchangeable Preferred Stock outstanding. While Harborside has $250.0 million available under the New Credit Facility (exclusive of outstanding letters of credit), borrowings under it are restricted by covenants related to maximum senior and total leverage and minimum EBITDAR coverage of cash interest expense plus facility rent expense. The New Credit Facility will mature in August 2004 and has no scheduled interim amortization. For a description of the New Credit Facility, see "Description of the New Credit Facility." Cash interest will not accrue on the Notes until August 1, 2003, and dividends on the Exchangeable Preferred Stock are payable, at the option of Harborside, in additional shares of Exchangeable Preferred Stock during the same period.

  Harborside expects that its capital expenditures for 1998, excluding acquisitions of new long-term care facilities, will aggregate approximately $10.0 million, $7.1 million of which had already been

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

invested through June 30, 1998. Harborside expects that its capital expenditures for 1999, excluding acquisitions of new long-term care facilities, will also aggregate approximately $10.0 million. Harborside's expected capital expenditures will relate to, among other things, maintenance capital expenditures, systems enhancements, special construction projects and other capital improvements. After the Merger, Harborside expects that the majority of its facility acquisitions will be financed with borrowings under the New Credit Facility. However, Harborside may be required to assume debt or to obtain other debt and/or equity financing to finance any significant acquisitions or real estate/construction projects in the future.

  Harborside's principal sources of funds are cash flow from operations and borrowings under the New Credit Facility. These funds are being used to finance working capital, meet debt service and capital expenditure requirements, and for general corporate purposes. It is anticipated that these funds will also be used to finance acquisitions and lease real estate. In addition, a portion of the funds committed under the New Credit Facility is available for the issuance of letters of credit. Harborside believes that operating cash flow and availability under the New Credit Facility will be adequate to meet its liquidity needs for the foreseeable future, although no assurance can be given in this regard.

  In connection with the Recapitalization, Harborside incurred certain significant nonrecurring expenses (See "Unaudited Pro Forma Consolidated Financial Information"). Harborside incurred approximately $30.8 million in transaction fees and expenses as a result of the Recapitalization, a $.4 million non-cash charge related to the forgiveness of employee loans, and a $.9 million non-cash charge associated with the elimination of deferred financing costs related to retired debt. Harborside also incurred a compensation charge of approximately $7.9 million relating to the conversion into cash of 648,923 stock options.

SEASONALITY

  Harborside's earnings generally fluctuate from quarter to quarter. This seasonality is related to a combination of factors which include, among other things, the timing of Medicaid rate increases, seasonal census cycles and the number of calendar days in a given quarter.

INFLATION

  The healthcare industry is labor intensive. Wages and other labor related costs are especially sensitive to inflation. In addition, suppliers pass along rising costs to Harborside in the form of higher prices. When faced with increases in operating costs, Harborside has generally increased its charges for services. Harborside's operations could be adversely affected if it is unable to recover future cost increases or if Harborside experiences significant delays in Medicaid and Medicare revenue sources increasing their rates of reimbursement.

YEAR 2000 DISCLOSURE

  Harborside is preparing all of its software products and internal computer systems to be Year 2000 compliant. Harborside has replaced its financial reporting and payroll systems with systems that are Year 2000 compliant. Harborside is in the process of evaluating several clinical information software products, including one which has been installed in 13 of its facilities, with the expectation that it will identify a Year 2000 compliant standard clinical information and patient billing system which will be implemented at each of Harborside's facilities. Harborside currently estimates that it will complete the selection of the standard clinical information and patient billing software during 1998 and finalize the conversion of its existing systems to the new platform during 1999. Although Harborside does not expect the cost of the conversion of its clinical and patient billing systems to have a material adverse effect on its business or future results of operations, there can be no assurance that Harborside will not be required to incur significant unanticipated costs in relation to its compliance obligations.

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

Harborside currently estimates that compliance will be achieved during 1999; however, there can be no assurance that Harborside will be able to complete the conversion in a timely manner or that third party software suppliers will be able to provide Year 2000 compliant products for Harborside to install. Harborside currently estimates the cost of replacing the clinical and billing systems at its existing facilities to be approximately $1.0 million. Harborside will fund the costs associated with these system conversions through cash flows from operations or borrowings under the New Credit Facility. Harborside's ongoing facility acquisition strategy will require it to evaluate acquisition candidates for Year 2000 compliance. See "Risk Factors -- Impact of Year 2000 Issue."

NEW ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from the retained earnings and additional paid-in equity section of a statement of financial position. Additionally, in June 1997, the FASB Issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that an enterprise (a) report financial and descriptive information about its reportable operating segments, (b) report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets with reconciliations of such amounts to the enterprise's financial statements and (c) report information about revenues derived from Harborside's products or services and information about major customers. Additionally, in February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement," which requires that an enterprise (a) revise and standardize certain footnote disclosure requirements for employers' pensions and other retiree benefits and (b) reduces the disclosure requirements for nonpublic entities and participants in multiemployer plans. These pronouncements are effective for financial statement periods beginning after December 15, 1997. Harborside does not believe that these new pronouncements will have a material effect on its financial position or results of operations.

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

                                   BUSINESS

OVERVIEW

  Harborside is a leading provider of high-quality long-term care and specialty medical services in the Eastern United States. The Company has focused on establishing strong local market positions with high-quality facilities in five principal regions: the Midwest (Ohio and Indiana), New England (Massachusetts and New Hampshire), the Northeast (Connecticut and Rhode Island), the Southeast (Florida) and the Mid-Atlantic (New Jersey and Maryland). As of June 30, 1998, the Company operated 49 long-term care facilities with 5,983 licensed beds. The Company provides a broad continuum of medical services including: (i) traditional skilled nursing care; and (ii) specialty medical services, including a variety of subacute care programs such as orthopedic rehabilitation, CVA/stroke care, cardiac recovery, pulmonary rehabilitation and wound care, and distinct programs for the provision of care to Alzheimer's and hospice patients. As part of its subacute services, the Company provides physical, occupational and speech rehabilitation therapy services, both at Company-operated and non-affiliated facilities, through its wholly-owned subsidiary, Theracor.

  Since commencing operations in 1988, the Company has successfully grown its revenues and earnings primarily through (i) strategic acquisitions in states which it believes possess favorable demographic and regulatory environments through which it believes it has achieved a strong regional presence: (ii) the expansion of the specialty medical services provided at its long-term care facilities; and (iii) the creation of marketing programs to strengthen relationships with patient referral sources and payors, including those in the growing managed care sector. In addition, the Company believes that the demand for its services has also benefited from favorable industry dynamics and demographic trends, while the supply of new licensed beds continues to be restricted by various state regulations. As a result, the Company has achieved high occupancy rates, a favorable quality mix (non-Medicaid revenues as a percentage of total net revenues) and consistent, strong growth in total net revenues and profitability. During the three years ended December 31, 1997, the Company's total net revenues grew at a compound annual rate of 36.9%, from $86.4 million in 1994 to $221.8 million in 1997. During the same period, the Company's EBITDAR grew at a compound annual rate of 38.1%, from $12.8 million in 1994 to $33.7 million in 1997.

INDUSTRY BACKGROUND

  The U.S. long-term care industry encompasses a broad range of healthcare services provided in skilled nursing facilities, including traditional skilled nursing care and specialty medical services. Revenues generated by the long-term care industry, which were $87 billion in 1996, have grown at a compound annual rate of over 10% since 1980. The long-term care industry currently consists of approximately 17,000 free-standing and hospital-based skilled nursing facilities and remains highly fragmented, with the fifteen largest publicly-traded long-term care companies controlling less than 20% of all facilities. The Company believes that the demand for long-term care will continue to increase primarily due to demographic trends, social changes, emphasis on healthcare cost containment and improvements in medical technology.

  Demographic Trends. Advances in medical technology have lengthened average life expectancies, thereby increasing the number and medical needs of elderly individuals requiring specialized care and supervision. According to the U.S. Bureau of the Census, the number of people age 65 and over in the U.S. has grown from approximately 25.6 million in 1980, or 11.3% of the population, to approximately 31.1 million in 1990, or 12.5% of the population, and is projected to grow to 40.1 million, or 13.3% of the population, by the year 2010. In addition, people age 85 and older represent one of the fastest growing segments of the elderly population and are expected to approximately double in number between 1990 and 2010. This population segment of people age 85 and older comprises the largest number of consumers of long-term care services as 42% of skilled nursing facility residents are aged 85 or older and approximately 25% of the population over the age of 85 currently live in a nursing home.

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  Social Changes. The increased number of two-income households has made it more difficult for families to care for elderly parents. Accordingly, the Company expects the demand for long-term care facilities to increase as these families seek alternatives to care in the home. In addition, the increase in overall disposable family income in recent years has generally increased the ability of families to pay for long-term care.

  Emphasis on Healthcare Cost Containment. In response to rapidly rising healthcare costs, governmental and other payor sources have adopted cost containment measures that have encouraged shorter stays in acute care hospitals. As a result, average hospital stays have been shortened, with many patients being discharged into more cost-effective care settings, leading to increased admissions into long-term care facilities which provide subacute care. Long-term care facility admissions have increased from approximately 300,000 in 1983, when Medicare implemented a prospective payment system for hospitals, to approximately 1.6 million in 1995, representing a compound annual growth rate of almost 15%. In general, long-term care facilities, such as those operated by the Company, are able to provide many subacute care services at substantially lower costs than the cost of such services when provided by acute care hospitals because of their lower capital costs, overhead and salary levels.

  Improvements in Medical Technology. In addition to lengthening life expectancies, technological advances have also made long-term care facilities a more attractive alternative to acute care or rehabilitation hospitals by enabling them to offer, on a more cost-effective basis, services traditionally provided by acute care hospitals. This technology, in addition to cost containment pressures, has led to a growing number of higher acuity patients with specialized needs being treated in long-term care facilities.

INDUSTRY CONSOLIDATION

  The long-term care industry is undergoing considerable consolidation due to
(i) its fragmented nature; (ii) the benefits of scale on a regional basis when dealing with patient referral sources and payors and in generating cost efficiencies; (iii) the inability of smaller, less sophisticated operators to effectively treat higher acuity patients and adapt to the increasing complexity of the reimbursement and regulatory environment; and (iv) constraints on the supply of new licensed beds.

  Highly Fragmented Industry. The long-term care industry is highly fragmented. There are approximately 17,000 long-term care facilities serving
1.8 million people in the United States. The fifteen largest publicly-traded long-term care companies control less than 20% of the industry's total facilities, with the vast majority of the industry comprised of small chains and individual facilities.

  Benefits of Scale on a Regional Basis. The Company believes that long-term care providers with large regional market positions are increasingly attractive to patient referral sources and payors due to their clinical expertise and their ability to provide a comprehensive range of long-term care services at multiple locations within a region. In addition, larger long-term care providers are able to reduce operating costs by leveraging their regional and corporate overhead.

  Pressures on Smaller, Less Sophisticated Operators. Recently, the long-term care industry has been subject to changes in government reimbursement and the increased influence of managed care plans. In addition, other alternative care settings, such as assisted living facilities and home health care, are increasing the level of competition for lower acuity patients. The increasing complexity of medical services being provided by the larger, long-term care facility operators, growing regulatory and compliance requirements and increasingly complicated reimbursement systems have resulted in the consolidation of operators that lack sophisticated management information systems, operating efficiencies and financial resources to compete effectively.

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  Constraints on Supply. Currently, 43 states, including all but one of the states in which the Company operates, have CON programs or similar legislation which act to restrict the supply of long-term care services. These laws generally limit the construction of long-term care facilities and the addition of beds or services in existing facilities. High construction costs and limitations on government reimbursement of costs of construction and start-up expenses also act to constrain growth in the number of facilities. As a result, the Company believes that the supply of long-term care facilities may not be able to keep up with the demand for such facilities. Based on industry data, the number of nursing beds per thousand for the population over 85 is expected to decrease to approximately 350 in 2000 from 500 in 1990. Limitations on the construction of long-term care facilities may force many companies to generate facility growth through acquisitions versus development.

COMPANY STRENGTHS

  Portfolio of High-Quality Long-Term Care Facilities. The quality of the Company's portfolio of facilities is evidenced by the Company's strong historical operating performance and the high percentage of its facilities that are accredited by JCAHO, a nationally-recognized accreditation agency for hospitals, skilled nursing facilities and other healthcare organizations. As of June 30, 1998, 63% of Harborside's long-term care facilities were accredited by JCAHO, with 35% of the Company's facilities accredited "with Commendation," compared to only 13% and 3%, respectively, for the industry as a whole in 1997. The Company has scheduled accreditation reviews for an additional 16% of its facilities during the remainder of 1998 and intends to seek accreditation for substantially all of its remaining non-accredited facilities in the near future. The Company believes that such recognition not only further improves its reputation with payors and patient referral sources, but also provides it with a distinct competitive advantage in securing an increasing number of managed care and commercial insurance contracts.

  Strong Regional Presence in Attractive Markets. The Company has focused its operations in nine states that it believes possess favorable demographic and regulatory environments. All but one of the states in which the Company operates facilities currently have CON or other regulations which restrict the addition of new licensed beds, which the Company believes provide it with a more favorable competitive environment. Within its five existing principal regions, the Company has further focused on increasing its presence in distinct local markets. This regional and local focus has enabled the Company to establish strong market positions and to develop strong relationships with patient referral sources, including regional managed care organizations. In addition, the Company believes that its regional concentrations provide it with significant opportunities to achieve operational efficiencies through economies of scale, greater leverage of corporate overhead, more effective regional management and marketing efficiencies. The Company has made significant investments in developing regional overhead structures that can support significant additional facilities in a given region with minimal incremental costs.

  Ability to Provide Cost-Effective, High-Quality and High Acuity Care. The Company believes that its strong operating performance has been attributable to, among other things, its ability to provide a broad range of high-quality specialty medical services, which typically generate higher revenues and profits per patient day than traditional skilled nursing care. In particular, the Company believes that it can provide subacute care services for substantially less than the cost of such services when provided by acute care hospitals. Subacute care is comprehensive care for individuals who have had an acute illness, injury or exacerbation of a disease process and is typically rendered immediately after, or instead of, acute care hospitalization. The Company provides subacute care services in such areas as complex medical care, cardiac recovery, digestive care, immuno-suppressed disease care, post-surgical recovery, wound care, CVA/stroke care, hemodialysis, infusion therapy, diabetes management and pain management. The Company has also designed specific proprietary clinical pathways and protocols in the areas of orthopedic rehabilitation, CVA/stroke recovery, cardiac recovery, pulmonary rehabilitation and wound care to achieve measurable outcomes in an efficient, cost-effective and

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

patient-friendly manner. The Company believes that its subacute care programs and its clinical pathways and protocols are highly attractive to its patient referral sources, including commercial insurance and managed care organizations.

  Ability to Successfully Evaluate and Integrate Long-Term Care Facility Acquisitions. The Company has a dedicated acquisition team of six experienced professionals who work closely with corporate and regional operating management in the evaluation of acquisition opportunities. The Company believes that the close working relationship between operating management and its acquisition team in the evaluation of acquisition opportunities results in better acquisition decisions and a more effective and timely acquisition integration process. Prior to the actual acquisition date, the Company begins employee training regarding the Company's practices and procedures. After an acquisition is consummated, the acquired facilities are converted to the Company's financial information systems platform with minimal disruption to facility operations, and management works closely and immediately with employees at the new facility to generate operating improvements. Over time, operating improvements are generated through, among other things, an expanded scope of higher acuity specialty medical services, enhanced marketing programs and improved rehabilitation services. Since the beginning of 1996, the Company has expanded its number of licensed beds by over 140% through the completion of eight acquisitions representing a total of 29 long-term care facilities with 3,512 licensed beds.

  Strong Management Team with Significant Ownership. The Company's senior management team, led by Stephen L. Guillard, Chairman, CEO and President, has an average of over 15 years experience in the long-term care sector. In addition, most of the members of senior management have worked together for the past ten years. Senior management is highly committed to the growth of the Company, having agreed to reinvest, upon consummation of the Merger, an aggregate value of $5.6 million of their existing common stock and retain stock options which would have had a net value of $1.3 million had such options been converted into cash in connection with the Merger. In addition, a new stock option plan will be created for senior management and other employees. Assuming the exercise of all options available under such plan, senior management and other employees of the Company would own approximately 14% of the Company.

BUSINESS STRATEGY

  Selectively Acquire Additional Long-Term Care Facilities. The Company believes that it will continue to have numerous acquisition opportunities due primarily to the highly fragmented nature of the long-term care industry and the inability of smaller, less sophisticated operators to effectively treat higher acuity patients and adapt to the increasing complexity of the reimbursement and regulatory environment. The Company will continue to focus primarily on acquiring facilities in its existing regions where it has established strong market positions. The Company will also selectively evaluate new geographic markets possessing favorable demographic and regulatory environments where it can establish strong market positions. The Company believes that concentrating its long-term care facilities within selected geographic regions provides it with greater local market share and more effective relationships with patient referral sources, as well as the ability to achieve operational efficiencies through economies of scale, greater leverage of corporate overhead, more effective regional management and marketing efficiencies. The Company's acquisition strategy is particularly focused on states with CON programs or similar regulations limiting the supply of new licensed beds.

  Expand High Acuity Specialty Medical Services. The provision of high acuity specialty medical services allows the Company to better serve its patient referral sources along a broader continuum of care and take advantage of the continued increased flow of high acuity patients from hospital settings. The provision of such services also typically generates higher revenues and profits per patient day than traditional skilled nursing care services. The Company expects to continue to expand the range of specialty medical services provided at both its existing and acquired facilities, with an emphasis on expanding the number of its specialized subacute programs. Within its specialized subacute programs, the Company will continue to design and implement clinical pathways and protocols for its high acuity services. The Company also plans to continue to develop specialty medical programs for patients with Alzheimer's disease and hospice units for patients with terminal illnesses.

  Expand Ancillary and Other Businesses. The Issuer intends to seek contracts for the provision of its physical, occupational and speech rehabilitation therapy services with additional non-affiliated facilities. The Company is also evaluating opportunities to acquire additional ancillary businesses (such as institutional pharmacy and infusion therapy) which would allow the Company to provide these ancillary services directly to patients at its facilities and which the Company believes would allow it to reduce its facility operating costs. Additionally, these ancillary services could be provided to non-affiliated facilities. The Company will also selectively evaluate opportunities to acquire assisted living facilities and home health agencies in markets where it operates facilities. The Company believes that these opportunities would allow it to provide a broader continuum of care while leveraging its existing general and administrative expenses.

  Continue to Achieve High Occupancy Rates and a Strong Quality Mix. The Company seeks to continue to achieve high occupancy rates primarily by continuing to develop new and existing patient referral sources, enhance its marketing programs and closely monitor census information and other patient data at the corporate, regional and facility levels. In addition, the Company seeks to continue to achieve a strong quality mix primarily by continuing to expand the breadth and improve the quality of its specialty medical services. An integral part of the Company's acquisition strategy has been to acquire high-quality facilities from smaller, less sophisticated operators whose facilities tend to offer lower acuity services than those offered by the Company, thereby initially diluting the Company's quality mix. The Company subsequently implements an expanded range of specialty medical services at these facilities which typically improves its quality mix. For the year ended December 31, 1997 and six months ended June 30, 1998, the Company's occupancy rate was 92.3% and 92.6% respectively, and its quality mix was 60.0% and 58.0% respectively.

  Implement Cost Control Initiatives in Response to Medicare Prospective Payment System. Beginning January 1, 1999, the Company will be reimbursed for services it provides to Medicare patients under Medicare PPS, which will be phased in over a period of four years. Medicare PPS will result in the Company being reimbursed under an acuity-based per diem rate system rather than under the current cost-based reimbursement system. The Company believes that implementing cost control initiatives will enable it to maximize its profitability under Medicare PPS. Accordingly the Company has identified and intends to implement, among other things, programs designed to reduce its costs of providing nursing and therapy services while maintaining quality and outcomes. The Company already has significant experience providing quality, cost-effective services under acuity-based prospective payment systems, as 54% of its existing licensed beds are located in states with acuity-based Medicaid systems.

RECENT ACQUISITIONS

  During 1997 and 1998, the Company acquired 16 skilled nursing facilities with a total of 1,989 beds (including six assisted living beds), an assisted living facility with 115 beds and a rehabilitation services company. In particular, the acquisitions in 1997 consisted of five skilled nursing facilities in Connecticut with a total of 684 beds, four skilled nursing facilities in Massachusetts with a total of 401 beds, two skilled nursing facilities in Ohio with a total of 226 beds (including six assisted living beds), an assisted living facility in Ohio with 115 beds, one skilled nursing facility in Maryland with 163 beds and a rehabilitation services company. In addition, in 1997 the Company entered into contracts to manage two skilled nursing facilities in Massachusetts with a total of 178 beds. In 1998, the Company acquired two skilled nursing facilities in Rhode Island with a total of 267 beds and two skilled nursing facilities in Ohio with a total of 248 beds.

PATIENT SERVICES

 Traditional Skilled Nursing Care

  Traditional skilled nursing care is typically provided to elderly patients in long-term care facilities to assist with the activities of daily living and to provide general medical care. The Company provides 24-hour skilled nursing care by registered nurses, licensed practical nurses and certified nursing aides in all of its facilities. Each facility is managed by an on-site licensed administrator who is responsible for the overall operation of the facility, including the quality of care provided. The medical needs of patients are supervised by a medical director, who is a licensed physician. Although treatment of patients is the responsibility of their own attending physicians, who are not employed by the Company, the medical director for the facility monitors all aspects of delivery of care. The Company also provides support services, including dietary services, therapeutic recreational activities, social services, housekeeping and laundry services, pharmaceutical and medical supplies and routine rehabilitation therapy.

  Each facility offers a number of individualized therapeutic activities designed to enhance the quality of life of its patients. These activities include entertainment events, musical productions, trips, arts and crafts and volunteer and other programs that encourage community interaction.

 Specialty Medical Services

  Specialty medical services are those services provided to patients with medically complex needs, who generally require more extensive treatment and a higher level of skilled nursing care. These services typically generate higher revenues per patient day than traditional skilled nursing care as a result of increased levels of care and the provision of ancillary services.

  Subacute Care. Subacute care is goal-oriented, comprehensive care designed for an individual who has had an acute illness, injury, or exacerbation of a disease process. Subacute care is typically rendered immediately after, or instead of, acute hospitalization in order to treat one or more specific, active, complex medical conditions or in order to administer one or more technically complex treatments. The Company provides subacute care services at all but two of its existing facilities in such areas as complex medical care, cardiac recovery, digestive care, immuno-suppressed disease care, post-surgical recovery, wound care, CVA/stroke care, hemodialysis, infusion therapy, diabetes management and pain management.

  In facilities that have shown strong demand for subacute services, the Company has developed distinct subacute programs marketed under the name "COMprehensive Patient Active Subacute System" or "COMPASS." COMPASS programs are specially staffed and equipped for the delivery of subacute care. COMPASS patients typically range in age from late teens to the elderly, and typically require high levels of nursing care and the services of physicians, therapists, dietitians, clinical pharmacists, clinical psychologists or social workers. Certain patients may also require life support or monitoring equipment. Because patient goals are generally rehabilitation-oriented, lengths of stay for COMPASS programs are generally expected to be less than 30 days each.

  The Company has designed clinical pathways for these COMPASS programs in the areas of orthopedic rehabilitation, CVA/stroke recovery, cardiac recovery, pulmonary rehabilitation and wound care management. These clinical pathways are designed to achieve specified measurable outcomes in an efficient, cost-effective and patient-friendly manner. The Company's COMPASS programs and the clinical pathways used by these programs are designed to attract commercial insurance and managed care organizations, such as HMOs and PPOs. The Company has personnel dedicated to actively marketing its COMPASS programs to commercial insurers and managed care organizations. The Company will continue to develop additional clinical pathways based on market opportunities.

  Alzheimer's and Hospice Care. The Company has also developed distinct units that provide care for patients with Alzheimer's disease and hospice units for patients with terminal illnesses. As of

June 30, 1998, the Company operated dedicated Alzheimer's units at eight facilities. The Company also operates distinct hospice units at three of its facilities, where it provides care to terminally ill patients and counseling to their families.

 Rehabilitation Therapy Services

  The Company currently provides in-house rehabilitation services, including physical, occupational and speech therapy, at most of the Company's facilities through the Company's wholly-owned subsidiary, Theracor. As of June 30, 1998, Theracor also had contracted to provide rehabilitation services to 53 non-affiliated facilities. The Company also seeks to offer its rehabilitation therapy services through Theracor at newly acquired facilities.

OPERATIONS

  Facility Operations. Each of the Company's facilities is supervised by a licensed facility administrator who is responsible for all aspects of the facility's operations. The facility administrator oversees (i) a director of nursing who supervises a staff of registered nurses, licensed practical nurses and certified nursing aides, (ii) a director of admissions who is responsible for developing local marketing strategies and programs, and (iii) various other departmental supervisors. The Company also contracts with one or more licensed physicians at each facility to serve as medical directors for the purpose of supervising the medical management of patients. Facilities with subacute or specialty medical units or programs may also contract with physician specialists to serve as rehabilitation or specialty program medical directors in areas such as physiatry (physical medicine), neurology or gero-psychology. Facilities may also employ or contract for additional clinical staff such as case managers, therapists and program directors. Department supervisors at each of the Company's facilities oversee personnel who provide dietary, maintenance, laundry, housekeeping, therapy and social services. In addition, a business office staff at each facility routinely performs administrative functions, including billing, payroll and accounts payable processing. The Company's corporate and regional staff provide support services such as quality assurance, management training, clinical consultation and support, management information systems, risk management, human resource policies and procedures, operational support, accounting and reimbursement expertise.

  Regional Operations. The Company seeks to cluster its long-term care facilities and therapy services in selected geographic regions to establish a strong competitive position as well as to position the Company as a healthcare provider of choice to managed care and private payors in these markets. The Company's facilities currently serve five principal geographic regions: the Midwest (Ohio and Indiana), New England (Massachusetts and New Hampshire), Northeast (Connecticut and Rhode Island), the Southeast (Florida) and the Mid-Atlantic (New Jersey and Maryland). The Company maintains regional operating offices in Clearwater, Florida; Indianapolis, Indiana; Topsfield, Massachusetts; West Hartford, Connecticut; and Peterborough, New Hampshire. Each region is supervised by a regional director of operations who directs the efforts of a team of professional support staff in the areas of clinical services, marketing, bookkeeping, human resources and engineering. Other Company staff, who are principally based in Boston and the above-mentioned regions, provide support and assistance to all of the Company's facilities in the areas of subacute services, managed care contracting, reimbursement services, risk management, data processing and training. Financial control is maintained through financial and accounting policies established at the corporate level for use at each facility. The Company has standardized operating policies and procedures and continually monitors operating performance to assure consistency and quality of operations. Theracor maintains offices in Palm Harbor, Florida and Framingham, Massachusetts.

  Continuous Quality Improvement Program. The Company has developed a continuous quality improvement program which is designed to monitor, evaluate and improve the delivery of patient care. The program is supervised by the Company's Vice President of Professional Services and consists of the standardization of policies and procedures, routine site visits and assessments and a quality control system for patient care and physical plant compliance. Pursuant to its quality control system, the Company routinely collects information from patients, family members, referral sources, employees and state survey agencies which is then compiled, analyzed and distributed throughout the Company in order to monitor the quality of care and services provided.

  The Company's continuous quality improvement program is modeled after guidelines for long-term care and subacute care facilities promulgated by JCAHO. The Company believes that JCAHO accreditation is an important factor in gaining provider contracts from managed care and commercial insurance companies. Accordingly, in late 1995 the Company began a program to seek accreditation from JCAHO for the Company's facilities. As of June 30, 1998, 63% of the Company's facilities had received accreditation, and of these 35% had received accreditation "with Commendation." The Company has scheduled accreditation reviews for an additional 16% of its facilities during the remainder of 1998 and intends to seek accreditation for substantially all of its remaining non-accredited facilities in the near future.

MARKETING

  The Company's marketing program is designed to attract patients who will have a favorable impact on the Company's profits and quality mix. The Company establishes monthly occupancy and revenue goals for each of its facilities and maintains marketing objectives to be met by each facility. The Company's Vice President of Marketing is principally responsible for the development and implementation of the Company's marketing program. Regional marketing directors provide routine support to the facility-based admissions directors through the development of facility-based marketing strategies, competitive assessments and routine visits.

  The Company uses a decentralized marketing approach in order to capitalize on each facility's strengths and reputation in the community it serves. Admissions staff at each facility are primarily responsible for marketing traditional skilled nursing care and developing semi-annual marketing plans in consultation with the Company's regional marketing and operations staff. Traditional skilled nursing care is marketed to area physicians, hospital discharge planning personnel, individual patients and their families and community referral sources. Facility personnel also market the Company's specialty medical services to these sources. Corporate and regional personnel who specialize in subacute care, managed care and reimbursement also assist in the marketing of specialty medical services.

  The Company believes that its occupancy rates and quality mix demonstrate the effectiveness of its marketing programs. The Company's quality mix was 60.0% for the fiscal year ended December 31, 1997. The Company's average annual occupancy rates for the fiscal years ended December 31, 1995, 1996 and 1997 were 92.5%, 92.6% and 92.3%, respectively. In comparison, a study of approximately 1,500 nursing facilities conducted by the U.S. Department of Health and Human Services found that in 1995 nursing facilities operated at approximately 87% of capacity. Since June 1994, the Company has maintained a dedicated managed care marketing group, led by the Senior Vice President of Marketing and Managed Care, whose primary purpose is to solicit managed care and commercial insurance contracts. The Company's regional and corporate staff attend trade shows and events for managed care, commercial insurance companies and case managers in order to broaden the Company's overall presence and recognition with these groups.

PROPERTIES

  The following table summarizes certain information regarding the Issuer's existing facilities as of June 30, 1998. For a description of the lease and other financing arrangements regarding the Company's facilities, see Notes D, H, I, J and T of the notes to the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The following table also summarizes certain information regarding facilities in Attleboro and Newton Upper Falls, Massachusetts that are managed by the Company.

                             SUMMARY OF FACILITIES

                                                     OWNED/   PURCHASE
                                              YEAR   LEASED/   OPTION   LICENSED
LICENSED FACILITY             LOCATION      ACQUIRED MANAGED  PRICE (1)   BEDS
-----------------        ------------------ -------- -------  --------- --------
MIDWEST REGION
OHIO
  Beachwood............. Beachwood            1996   Owned(2)   Fixed      274
  Broadview Heights..... Broadview Heights    1996   Owned(2)   Fixed      159
  Dayton................ Dayton               1997   Owned         --      100
  Defiance.............. Defiance             1993   Leased     Fixed      100
  Laurelwood............ Dayton               1997   Owned         --      115(3)
  New Lebanon........... New Lebanon          1997   Owned         --      126(3)
  Northwestern Ohio..... Bryan                1993   Leased     Fixed      189
  Perrysburg............ Perrysburg           1990   Owned         --      100
  Point Place........... Toledo               1998   Owned         --       98
  Swanton............... Swanton              1995   Leased    Market      100
  Sylvania.............. Sylvania             1998   Owned         --      150
  Troy.................. Troy                 1989   Leased    Market      195
  Westlake I............ Westlake             1996   Owned(2)   Fixed      153
  Westlake II........... Westlake             1996   Owned(2)   Fixed      106
INDIANA
  Decatur............... Indianapolis         1988   Owned         --       88
  Indianapolis.......... Indianapolis         1988   Leased    Market      104
  New Haven............. New Haven            1990   Leased    Market      120
  Terre Haute........... Terre Haute          1990   Owned         --      120
                                                                         -----
                                                                         2,397
                                                                         =====
NEW ENGLAND REGION
NEW HAMPSHIRE
  Applewood............. Winchester           1996   Leased    Market       70
  Crestwood............. Milford              1996   Leased    Market       82
  Milford............... Milford              1996   Leased    Market       52
  Northwood............. Bedford              1996   Leased    Market      147
  Pheasant Wood......... Peterborough         1996   Leased    Market       99
  Westwood.............. Keene                1996   Leased    Market       87
MASSACHUSETTS
  Amesbury.............. Amesbury             1997   Leased    Market      120
  Bristol Nursing Home.. Attleboro            1997   Managed       --       72
  Cedar Glen............ Danvers              1997   Leased    Market      100
  Danvers-Twin Oaks..... Danvers              1997   Leased    Market      101
  North Shore........... Saugus               1997   Leased    Market       80
  The Stone Institute... Newton Upper Falls   1997   Managed       --      106
                                                                         -----
                                                                         1,116
                                                                         =====

                                                   OWNED/   PURCHASE
                                           YEAR   LEASED/    OPTION   LICENSED
LICENSED FACILITY           LOCATION     ACQUIRED MANAGED   PRICE (1)   BEDS
-----------------        --------------- -------- --------  --------- --------
NORTHEAST REGION
CONNECTICUT
  Arden House........... Hamden            1997   Leased     Fixed       360
  Governor's House...... Simsbury          1997   Leased     Fixed        73
  Madison House......... Madison           1997   Leased     Fixed        90
  The Reservoir......... West Hartford     1997   Leased     Fixed        75
  Willows............... Woodbridge        1997   Leased     Fixed        86
RHODE ISLAND
  Greenwood............. Warwick           1998   Owned        --        136
  Pawtuxet Village...... Warwick           1998   Owned        --        131
                                                                       -----
                                                                         951
                                                                       =====
SOUTHEAST REGION
FLORIDA
  Brevard............... Rockledge         1994   Leased     Market      100
  Clearwater............ Clearwater        1990   Owned          --      120
  Gulf Coast............ New Port Richey   1990   Owned          --      120
  Naples................ Naples            1989   Leased    Market       120
  Ocala................. Ocala             1990   Owned          --      120(4)
  Palm Harbor........... Palm Harbor       1990   Owned          --      120
  Pinebrook............. Venice            1989   Leased     Market      120
  Sarasota.............. Sarasota          1990   Leased     Market      120
  Tampa Bay............. Oldsmar           1990   Owned          --      120
                                                                       -----
                                                                       1,060
                                                                       =====
MID ATLANTIC REGION
MARYLAND
  Harford Gardens....... Baltimore         1997   Leased     Fixed       163
  Larkin Chase Center... Bowie             1994   Owned (5)     --       120
NEW JERSEY
  Woods Edge............ Bridgewater       1988   Leased     Market      176
                                                                       -----
                                                                         459
    TOTAL...............                                               5,983
                                                                       =====

--------
(1) Indicates, for each leased facility, if the Company's option price to acquire the facility is stated as a fixed amount in the lease ("Fixed") or is based on the fair market value of the facility at the option exercise date, which may be subject to a minimum price ("Market"). With regard to leases with a fixed purchase option price, the Company believes that the purchase option price stated in the lease is, in each case, equal to the fair market value of the facility at the inception date of such lease.
(2) Indicates an owned facility the acquisition of which has been accounted for as a capital lease.
(3) Includes 115 and 6 beds licensed for assisted living for the Laurelwood and New Lebanon facilities, respectively.
(4) Does not include a 60 bed addition at this facility, which opened in September 1998.
(5) Owned by Bowie L.P., in which the Company owns a 75% interest. The Company's interest in Bowie L.P. is pledged to the facility's mortgage lender. The Company has guaranteed the indebtedness of Bowie L.P.

  The Company's corporate offices in Boston are subleased from an affiliate of one of its current principal stockholders. The Company has entered into a lease for new office space with an unaffiliated third party and expects to relocate its offices during the third or fourth quarter of 1998. In connection with such relocation, the Company is considering subleasing excess space at its new headquarters to an existing affiliate on a short-term basis. The Company also leases regional offices in Clearwater, Florida, Topsfield, Massachusetts, and Indianapolis, Indiana, and owns a regional office in Peterborough, New Hampshire. The Company's regional office in West Hartford, Connecticut is located in The Reservoir, a skilled nursing facility listed in the table above. Theracor leases offices in Palm Harbor, Florida and Framingham, Massachusetts. The Company considers its properties to be in good operating condition.

SOURCES OF REVENUES

  The Company derives its net patient service revenues primarily from private pay sources, the federal Medicare program for certain elderly and disabled patients and state Medicaid programs for indigent patients. The Company's revenues are influenced by a number of factors, including: (i) the licensed bed capacity of its facilities; (ii) the occupancy rates of its facilities;
(iii) the payor mix of its facilities and the rates of reimbursement among payor categories (private and other, Medicare and Medicaid); and (iv) the extent to which subacute and other specialty medical and ancillary services are utilized by patients and paid for by the respective payment sources. The Company employs specialists to monitor reimbursement rules, policies and related developments in order to comply with all reporting requirements and to assist the Company in receiving reimbursements.

  The table set forth below identifies the percentage of the Company's total net revenues attributable to each of its payor sources for each of the periods indicated. The increase in Medicaid revenues as a percentage of total net revenues during the periods indicated has resulted primarily from the acquisition of new facilities with a higher percentage of their net revenues derived from the Medicaid program. An integral part of the Company's acquisition strategy has been to acquire high-quality facilities from smaller, less sophisticated operators whose facilities tend to offer lower acuity services than those offered by the Company, thereby initially diluting the Company's quality mix. The Company subsequently implements an expanded range of specialty medical services at these facilities which typically leads to an improved quality mix. The Company believes that, over time, its facilities have generally experienced stable to increasing percentages of revenues derived from payor sources other than Medicaid following their acquisition by the Company.

                            TOTAL NET REVENUES (1)

                                                                   SIX MONTHS
                                                 YEAR ENDED           ENDED
                                                DECEMBER 31,        JUNE 30,
                                              -------------------  ------------
                                              1995   1996   1997   1997   1998
                                              -----  -----  -----  -----  -----
Private and other............................  35.1%  35.5%  34.1%  33.5%  31.8%
Medicare.....................................  31.7   26.3   25.9   28.7   26.2
Medicaid.....................................  33.2   38.2   40.0   37.8   42.0
                                              -----  -----  -----  -----  -----
  Total...................................... 100.0% 100.0% 100.0% 100.0% 100.0%
                                              =====  =====  =====  =====  =====

--------
(1) Total net revenues exclude net revenues of the Larkin Chase Center which is owned by Bowie L.P. The Company owns a 75% partnership interest in Bowie L.P. but records its investment in Bowie L.P. using the equity method. See Note D to the Company's consolidated financial statements included elsewhere in this Prospectus.

  Private and Other. Private and other net revenues include payments from individuals who pay directly for services without governmental assistance and payments from commercial insurers, HMOs,

PPOs, Blue Cross organizations, workers' compensation programs, hospice programs and other similar payment sources. The Company's rates for private pay patients are typically higher than rates for patients eligible for assistance under state Medicaid programs. The Company's private pay rates vary from facility to facility and are influenced primarily by the rates charged by other providers in the local market and by the Company's ability to distinguish its services from those provided by its competitors. Although private pay rates are generally established on a facility-specific fee schedule, rates charged for individual cases may vary widely because, in the case of managed care, they are either negotiated on a case-by-case basis with the payor or are fixed by contract. Rates charged to private pay patients are not subject to regulatory control in any of the states in which the Company operates.

  Medicare. All but two of the Company's facilities are certified Medicare providers. The Company does not expect to seek Medicare certification for these two uncertified facilities because all of the patients currently at these facilities are private pay patients. Medicare is a federally funded and administered health insurance program primarily designed for individuals who are age 65 or over and are entitled to receive Social Security benefits. The Medicare program consists of two parts. The first part, Part A, covers inpatient hospital services and certain services furnished by other institutional healthcare providers, such as long-term care facilities. The second part, Part B, covers the services of doctors, suppliers of medical items and services and various types of outpatient services. Part B services include physical, speech and occupational therapy and durable medical equipment and other ancillary services of the type provided by long-term care or acute care facilities. Part A coverage, as applied to services delivered in a long-term care facility, is limited to skilled nursing and rehabilitative care related to a recent hospitalization and is limited to a specified term (generally 100 days per calendar year), requires beneficiaries to share some of the cost of covered services through the payment of a deductible and a co-insurance payment and requires beneficiaries to meet certain qualifying criteria. There are no limits on duration of coverage for Part B services, but there is a co-insurance requirement for most services covered by Part B.

  The method used in determining Medicare reimbursement for rehabilitation therapy services furnished in the Company's facilities currently depends on the type of therapy provided. The Medicare program currently applies salary equivalency guidelines to determine the reasonable cost of physical therapy services and respiratory therapy services provided on a contract basis, which is the cost that would be incurred if the therapist were employed at the facility, plus an amount designed to compensate the provider for certain general and administrative overhead costs. With respect to occupational therapy and speech language pathology, Medicare currently provides reimbursement for services on a reasonable cost basis, subject to the so-called "prudent buyer" rule for evaluating the reasonableness of the costs. During the first quarter of 1997, the Health Care Financing Administration ("HCFA") proposed rules which would establish new guidelines for reimbursement for rehabilitation therapy services provided at skilled nursing facilities. These new guidelines would revise the existing salary equivalency rules for physical and respiratory therapies and extend the salary equivalency methodology to speech and occupational therapy services as well. The Company does not believe that the proposed rules will have a material adverse effect on its operations. Further, the salary equivalency guidelines will not apply to skilled nursing facilities when the provisions of the BBA become effective. See "--Governmental Regulation."

  Under the Medicare Part A program, the Company is reimbursed under the existing cost-based reimbursement system for its allowable direct costs (which consist of routine, ancillary and capital expenses) plus an allocation of allowable indirect costs. The total of routine costs and the respective allocated overhead is subject to a regional routine cost limit. As the Company expands its subacute care and other specialty medical services, the costs of care for these patients have exceeded and are expected to continue to exceed the regional reimbursement routine cost limits. In order to recover these costs, the Company is required to submit routine cost limit exception requests to recover the excess costs from the Medicare program. There can be no assurance that the Company will be able to recover such excess costs under any pending or future requests. The failure to recover these excess costs in the future could materially adversely affect the Company. Under current regulations, new long-term care facilities are, in certain limited circumstances, able to apply for a three year exemption from routine cost limits. The Company has applied for, been denied and is now appealing such exemptions for two of its facilities. Unless and until such exemptions are granted, these facilities can only recover excess costs through routine cost limit exception requests. The BBA substantially amends the current Medicare reimbursement methodology and eliminates the process of applying for and receiving routine cost limit exceptions and exemptions.

  The BBA was enacted in August 1997 and significantly amends the reimbursement methodology of the Medicare program. In addition to offering new Medicare health plan options and increasing the penalties related to healthcare fraud and abuse, the BBA provides for a prospective payment system for skilled nursing facilities to be implemented for cost report periods beginning on or after July 1, 1998. The BBA also mandates a 10% reduction in Part B therapy costs for the period January 1, 1998 through July 1, 1998. Subsequent to July 1, 1998, skilled nursing facilities will be reimbursed for Part B therapy services which will be determined through fee schedules established by HCFA. The BBA further limits reimbursement for Part B therapy services by establishing annual limitations on Part B therapy charges per beneficiary.

  Since the Medicare prospective payment system will be all inclusive, the BBA requires skilled nursing facilities to institute "consolidated billing" for a variety of services and supplies. Under consolidated billing, the skilled nursing facility must submit all Medicare claims for virtually all the services and supplies that its residents receive (both Part A and Part B), with the exception of mainly physicians' services. Payments for these services and supplies billed on a consolidated basis will be made directly to the skilled nursing facility, whether or not the services are provided directly by the skilled nursing facility or by others under a contractual arrangement. Among the services and goods which the skilled nursing facility will be responsible for billing are: physical therapy, occupational therapy, speech therapy, laboratory services, diagnostic x-rays, medical supplies, surgical dressings, prosthetic devices/ostomy, colostomy, enteral/parenteral nutrition, orthotics, limbs, etc., EKGs, vaccines, certain ambulance services and psychological services by a social worker. Examples of Part B services and goods which will not be billed by skilled nursing facilities are physicians' services, physician assistants under physician supervision, nurse practitioners, certified nurse-midwives, qualified psychologists, certified registered nurses, anesthetists, home dialysis supplies and equipment, self-care home dialysis support services and institutional dialysis services and supplies, erythropoietin for certain dialysis patients, hospice care related to a beneficiary's terminal illness, an ambulance trip to the skilled nursing facility from the initial admission or from the skilled nursing facility following a final discharge and transportation costs of electrocardiogram equipment (for 1998 only).

  In mid-April, 1998, HCFA issued a Program Memorandum to Medicare Intermediaries and Carriers with detailed instructions concerning consolidated billing. Under the Program Memorandum, skilled nursing facilities have the option of utilizing a transition period from July 1, 1998 through December 31, 1998 in cases where the skilled nursing facility will not have the systems and billing capability to submit claims to the intermediary for services and supplies rendered on or after July 1, 1998. Intermediaries are to use this transition period to educate providers regarding these new requirements through December 31, 1998. For those skilled nursing facilities utilizing the transition period, all claims for all services and supplies rendered on or after January 1, 1999 must be billed to the intermediary. There will be no extension of the transition period beyond January 1, 1999. Subsequent to the Program Memorandum of mid-April, 1998, HCFA has issued additional Program Memoranda concerning the implementation of PPS, affecting mainly the "consolidated billing" provisions. In July, 1998, HCFA instructed Medicare program intermediaries and carriers that, due to systems modification delays in implementing skilled nursing facility consolidated billing, the instructions in the mid-April 1998 Program Memorandum, as they apply to services and supplies rendered to residents in a Part A stay in a skilled

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

nursing facility not yet on PPS, and to the Part B stay (i.e., Part A benefits exhausted, post-hospital or level of care requirements not met), are delayed until further notice. On August 1, 1998, HCFA issued an additional Program Memorandum asking carriers to refrain from implementing the professional component/technical component indicator rules previously issued by HCFA. The delay is effective until an indicator is developed so that carriers can identify which skilled nursing facilities have converted to PPS. Alternatively, the delay can be lifted whenever all skilled nursing facilities have converted.

  Regulations regarding Medicare PPS were published on May 12, 1998. The regulations include (i) the unadjusted federal per diem rates to be applied to days of covered skilled nursing facility services furnished during the fiscal year, (ii) the case mix classification system to be applied with respect to such services during the fiscal year and (iii) the factors to be applied in making area wage adjustments with respect to such services. The regulations also contain provisions for skilled nursing facility consolidated billing of Medicare Part A and certain services and items furnished to residents of the skilled nursing facility under Part B. (See the discussion below under "Government Regulation" for more information about the prospective payment system for skilled nursing facilities, including delays in implementing consolidated billing for Part B services). As the regulations were published recently and HCFA Program Memoranda continue to be issued regarding implementation of PPS, the Company has not been able to fully assess and quantify the potential impact of the regulations on the Company's consolidated financial position, results of operations or liquidity. Based on a preliminary assessment, the Company believes that the new regulations will result in a reduction of the Company's average Medicare per diem reimbursement rate, which the Company expects to be able to substantially offset primarily through reductions in facility operating costs. However, no assurance can be given that the Company will be able to reduce such costs. See "--Business Strategy."

  Medicaid. The Medicaid program includes the various state-administered reimbursement programs for indigent patients created by federal law. Although Medicaid programs vary from state to state, they are partially subsidized by federal funds, provided that the state has submitted an acceptable state plan for medical assistance. Although reimbursement rates are determined by the state, the federal government retains the right to approve or disapprove individual state plans. For Medicaid recipients, providers must accept reimbursement from Medicaid as payment in full for the services rendered, because the provider may not bill the patient for more than the amount of the allowable Medicaid payment. All but two of the Company's facilities participate in the Medicaid program of the states in which they are located. These two non-participating facilities are currently occupied solely by private pay patients.

  Under the Boren Amendment, a federal Medicaid statute, and related regulations, state Medicaid programs were required to provide reimbursement rates that were reasonable and adequate to cover the costs that would be incurred by efficiently and economically operated facilities while providing services in conformity with state and federal laws, regulations and quality and safety standards. Furthermore, payments were required to be sufficient to enlist enough providers so that services under a state's Medicaid plan were available to recipients at least to the extent that those services are available to the general population. In the past, several states' healthcare provider organizations and providers have initiated litigation challenging the Medicaid reimbursement methodologies employed in such states, asserting that reimbursement payments are not adequate to reimburse an efficiently operated facility for the costs of providing Medicaid covered services. The BBA repealed the Boren Amendment effective October 1, 1997 and allows the states to develop their own standards for determining Medicaid payment rates. The BBA provides certain procedural restrictions on the states' ability to amend state Medicaid programs by requiring that the states use a public process to establish payment methodologies including a public comment and review process. The repeal of the Boren Amendment provides states with greater flexibility to amend individual state programs and potentially reduce state Medicaid payments to skilled nursing facilities.

  The Medicaid programs in the states in which the Company operates pay a per diem rate for providing services to Medicaid patients based on the facility's reasonable allowable costs incurred in

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

providing services, subject to cost ceilings applicable to patient care, other operating and capital costs. Some state Medicaid programs in states in which the Company currently operates currently include incentive allowances for providers whose costs are less than certain ceilings and who meet other requirements.

  There are generally two types of Medicaid reimbursement rates: retrospective and prospective, although many states have adopted plans that have both retrospective and prospective features. A retrospective rate is determined after completion of a cost report by the service provider and is designed to reimburse expenses. Typically, an interim rate, based upon historical cost factors and inflation is paid by the state during the cost reporting period and a cost settlement is made following an audit of the filed cost report. Such adjustments may result in additional payments being made to the Company or in recoupments from the Company, depending on actual performance and the limitations within an individual state plan.

  The more prevalent type of Medicaid reimbursement rate is the prospective rate. Under a prospective plan, the state sets its rate of payment for the period before services are rendered. Actual costs incurred by operators during a period are used by the state to establish the prospective rate for subsequent periods. The provider must accept the prospective rate as payment in full for all services rendered. Although there is usually no settlement based upon actual costs incurred subsequent to the cost report filing, subsequent audits may provide a basis for the state program to retroactively recoup monies.

  To date, adjustments from Medicaid audits have not had a material adverse effect on the Company. Although there can be no assurance that future adjustments will not have a material adverse effect on the Company, the Company believes that it has properly applied the various payment formulas and that it is not likely that audit adjustments would have a material adverse effect on the Company.

  Therapy Services to Non-Affiliates. The Company generates revenues through its rehabilitation therapy business by providing rehabilitation therapy services to patients at non-affiliated long-term care facilities. In general, payments for these services are received directly from the non-affiliated long-term care facilities, which in turn are reimbursed by the Medicare program or other payors. The revenues that the Company derives for these services are typically subject to adjustment in the event the facility is denied reimbursement by the Medicare program or any other applicable payor on the basis that the services provided by the Company were not medically necessary.

MANAGEMENT INFORMATION SYSTEMS

  With the exception of the Connecticut Facilities, which were acquired by the Company in December 1997, all of the Company's facilities are supported by a centralized, integrated financial reporting system which processes financial transactions and which enables Company personnel to monitor and respond on a timely basis to key operating and financial data and budget variances. The Company expects all newly acquired facilities to utilize the centralized financial reporting system beginning with, or shortly after, their date of acquisition. Additionally, the Company utilizes a payroll processing service company to process payroll for all of its facilities with the exception of the recently acquired Connecticut facilities. The Company intends to convert the Connecticut Facilities to the Company's standard financial reporting and payroll systems during 1998. The Company's financial reporting and payroll systems are Year 2000 compliant.

  The Company's facilities utilize various clinical information and patient billing software packages, some of which are not Year 2000 compliant. The Company is in the process of evaluating several clinical information software products, including one which is being installed in 13 of its facilities, with the expectation that it will identify a Year 2000 compliant standard clinical information and patient billing system which will be implemented at each of the Company's facilities. The Issuer currently estimates that it will complete the selection of the standard clinical information and patient billing software during 1998 and finalize the conversion of its existing systems to the new platform during 1999. Although the conversion of the clinical information and patient billing systems is in some cases driven by the need for all of its systems to be Year 2000 compliant, the Company believes that the implementation of the Company-wide standard clinical information and patient billing system will offer significant advantages by facilitating the adherence to Company billing standards and by providing a consolidated database from which it can extract valuable clinical information. There can be no assurance that the Company will be able to complete this conversion in a timely manner. See "Risk Factors--Impact of Year 2000 Issue."

GOVERNMENTAL REGULATION

  The federal government and all states in which the Company operates regulate various aspects of the Company's business. In addition to the regulation of payment rates by governmental payor sources, the development and operation of long-term care facilities and the provision of long-term care services are subject to federal, state and local licensure and certification laws which regulate with respect to a facility, among other matters, the number of beds, the services provided, the distribution of pharmaceuticals, equipment, staffing requirements, patients' rights, operating policies and procedures, fire prevention measures, environmental matters and compliance with building and safety codes. There can be no assurance that federal, state or local governmental regulations will not change or be subjected to new interpretations that impose additional restrictions which might adversely affect the Company's business.

  All of the facilities operated by the Company are licensed under applicable state laws and possess the required CONs from responsible state authorities. As previously noted, all but two of the Company's facilities are certified or approved as providers under the Medicaid and Medicare programs. Both the initial and continuing qualification of a long-term care facility to participate in such programs depend upon many factors, including accommodations, equipment, services, non-discrimination policies against indigent patients, patient care, quality of life, patients' rights, safety, personnel, physical environment and adequacy of policies, procedures and controls. Licensing, certification and other applicable standards vary from jurisdiction to jurisdiction and are revised periodically. State agencies survey or inspect all long-term care facilities on a regular basis to determine whether such facilities are in compliance with the requirements for participation in government-sponsored third-party payor programs. In some cases, or upon repeat violations, the reviewing agency has the authority to take various adverse actions against a facility, including the imposition of fines, temporary suspension of admission of new patients to the facility, suspension or decertification from participation in the state Medicaid program or the Medicare program, offset of amounts due against future billings to the Medicare or Medicaid programs, denial of payments under the state Medicaid program for new admissions, reduction of payments, restrictions on the ability to acquire new facilities and, in extreme circumstances, revocation of a facility's license or closure of a facility.

  The Company believes that its facilities are in substantial compliance with all statutes, regulations, standards and requirements applicable to its business, including applicable Medicaid and Medicare regulatory requirements. However, in the ordinary course of its business, the Company from time to time receives notices of deficiencies for failure to comply with various regulatory requirements. In most cases, the Company and the reviewing agency will agree upon corrective measures to be taken to bring the facility into compliance. Although the Company has been subject to some fines, statements of deficiency and other corrective actions have not had a material adverse effect on the Company. There can be no assurance that future agency inspections and the actions taken by the reviewing agency based upon such inspections will not have a material adverse effect on the Company.

  Certificates of Need. All but one of the states in which the Company operates have adopted CON or similar laws that generally require that a state agency determine that a need exists prior to the construction of new facilities, the addition or reduction of licensed beds or services, the implementation of other changes, the incurrence of certain capital expenditures, and, in certain states, the approval of certain acquisitions and changes in ownership or the closure of a facility. Indiana's CON program expired as of June 30, 1998. State CON approval is generally issued for a specific project or number of beds, specifies a maximum expenditure, is sometimes subject to an inflation adjustment, and requires implementation of the proposal within a specified period of time. Failure to obtain the necessary state approval can result in the inability of the facility to provide the service, operate the facility or complete the acquisition, addition or other change and can also result in adverse reimbursement action or the imposition of sanctions or other adverse action on the facility's license.

  Medicare and Medicaid. The BBA was enacted in August 1997 and significantly amends the reimbursement methodology of the Medicare program. In addition to offering new Medicare health plan options and increasing the penalties related to healthcare fraud and abuse, the BBA provides for a prospective payment system for skilled nursing facilities to be implemented for cost report periods beginning on or after July 1, 1998. The BBA also mandates a 10% reduction in Part B therapy costs for the period January 1, 1998 through July 1, 1998. Subsequent to July 1, 1998, skilled nursing facilities will be reimbursed for Part B therapy services through fee schedules established by HCFA. The BBA also requires uniform coding specified by HCFA for skilled nursing facility Part B bills. The BBA further limits reimbursement for Part B therapy services by establishing annual limitations on Part B therapy charges per beneficiary.

  The BBA also requires skilled nursing facilities to institute "consolidated billing" for a variety of services and supplies. Under consolidated billing, the skilled nursing facility must submit all Medicare claims for all the services and supplies that its residents receive (both Part A and Part B services), with the exception of mainly physicians' services. Payments for these services and supplies billed on a consolidated basis will be made directly to the skilled nursing facility, whether or not the services were provided directly by the skilled nursing facility or by others under a contractual arrangement. The skilled nursing facility will be responsible for paying the provider of the services or the supplier. The payment to the skilled nursing facility for these services and supplies will be based upon the amounts allowable to the skilled nursing facility based on the Medicare PPS law and regulations. However, subsequent developments have delayed the implementation of "consolidated billing" for Part B services.

  Medicare PPS will be phased in over a period of four years, beginning with skilled nursing facility cost reporting periods ending on or after July 1, 1998. "New facilities," which first received Medicare payment on or after October 1, 1995, move to the federal per diem rate effective with the cost report periods beginning on or before July 1, 1998 and do not have a transitional period. All other facilities will be "phased-in" by a formula effective with the cost report period beginning on or after July 1, 1998 and through which Medicare PPS will blend together facility-specific rates and federal industry per diems according to the following schedule: Year One --
 75% facility-specific, 25% federal per diem; Year Two -- 50% each; Year
Three -- 25% facility-specific, 75% federal per diem; Year Four -- 100% federal per diem. As a result of Medicare PPS being effective for cost reports beginning on or after July 1, 1998, Medicare PPS will not directly impact the Company's Medicare reimbursement until the fiscal year beginning January 1, 1999. When fully implemented, Medicare PPS will result in each skilled nursing facility being reimbursed on a per diem rate basis with acuity-based per diem rates being established as applicable to all Medicare Part A beneficiaries who are residents of the skilled nursing facility. The per diem rates will be all-inclusive rates through which the skilled nursing facility is reimbursed for its routine, ancillary and capital costs. During the transition period, the per diem rates for each facility will consist of a blending of facility-specific costs and federal per diem rates. The unadjusted federal per diem rates to be applied to days of covered skilled nursing facility services furnished during the first year, the case mix classification system to be applied with respect to such services, and the factors to be applied in making area wage adjustments with respect to such services, are included in the Medicare PPS regulations. The federal Medicare PPS rates were developed by HCFA based on a blend of allowable costs from hospital-based and freestanding skilled nursing facility cost reports for reporting periods beginning in Federal Fiscal Year 1995 (i.e., October 1, 1994 --

September 30, 1995). The data used in developing the federal rates incorporate an estimate of the amounts payable under Part B for covered skilled nursing facility services furnished during Federal Fiscal Year 1995 to individuals who were residents of a facility and receiving Part A covered services. HCFA updated costs to the first year of Medicare PPS using a skilled nursing facility market basket index standardized for facility differences in case-mix and for geographic variations in wages. Providers that received "new provider" exemptions from the routine cost limits were excluded from the database used to compute the federal payment rates. In addition, costs related to payments for exceptions to the routine cost limits are excluded from the database used to compute the federal payment rates. The facility-specific portion will be based on each facility's Medicare cost report for cost reporting periods beginning in Federal Fiscal Year 1995, including routine cost limit exception and exemption payments up to 150% of the routine cost limit, the allowable costs to be updated under Medicare PPS for the skilled nursing facility market basket minus 1% through 1999 and the full skilled nursing facility market basket after 1999. A variety of other adjustments will be made in developing the Medicare PPS rates pursuant to the BBA and the regulations. As noted, except in the case of "new facilities," in the first year of the transition to Medicare PPS, the per diem rates will consist of a blend of 25% federal per diem rates and 75% facility-specific costs. Thereafter, the facility-specific cost portion will decrease by 25% per year until in the fourth year, the rate will be 100% federal per diem rates. "New facilities" will be on 100% federal per diem rates for cost reporting periods beginning on or after July 1, 1998.

  Details of the Medicare PPS, including the unadjusted federal per diem rates, were published in the Federal Register on May 12, 1998. As the regulations were published recently and HCFA Program Memoranda continue to be issued regarding implementation of PPS, the Company has not been able to fully assess and quantify the potential impact of the regulations on the Company's consolidated financial position, results of operations or liquidity. Based on a preliminary assessment, the Company believes that the new regulations will result in a reduction of the Company's average Medicare per diem reimbursement rate, which the Company expects to be able to substantially offset primarily through reductions in facility operating costs. However, no assurance can be given that the Company will be able to reduce such costs.

  Fee Splitting and Referrals. The Company is also subject to federal and state laws that govern financial and other arrangements between healthcare providers. Federal laws, as well as the laws of certain states, prohibit direct or indirect payments or fee splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. These laws include the federal "anti-kickback law" which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. A wide array of relationships and arrangements, including ownership interests in a company by persons in a position to refer patients and personal service agreements have, under certain circumstances, been alleged to violate these provisions. Certain discount arrangements may also violate these laws. Because of the broad reach of these laws, the federal government has published certain "safe harbors," which set forth the requirements under which certain relationships will not be considered to violate such laws. A violation of the federal anti-kickback law could result in the loss of eligibility to participate in Medicare or Medicaid, or in criminal penalties. Violation of state anti-kickback laws could lead to loss of licensure, significant fines and other penalties.

  Various federal and state laws regulate the relationship between healthcare providers and physicians, including employment or service contracts and investment relationships. These laws include the broadly worded fraud and abuse provisions of the Medicaid and Medicare statutes, which prohibit various transactions involving Medicaid or Medicare covered patients or services. In particular, the Omnibus Budget Reconciliation Act of 1993 ("OBRA 93") contains provisions which greatly expand the federal prohibition on physician referrals to entities with which they have a financial relationship. Effective January 1, 1995, OBRA 93 prohibits any physician with a financial relationship (defined as a direct or indirect ownership or investment interest or compensation arrangement) with an entity from making a referral for "designated health services" to that entity and prohibits that entity from billing for such services. "Designated health services" do not include skilled nursing services but do include many services which long-term care facilities provide to their patients, including physical therapy, occupational therapy, infusion therapy and enteral and parenteral nutrition. Various exceptions to the application of this law exist, including one which protects the payment of fair market compensation for the provision of personal services, so long as various requirements are met. Violations of these provisions may result in civil or criminal penalties for individuals or entities and/or exclusion from participation in the Medicaid and Medicare programs. Various state laws contain analogous provisions, exceptions and penalties. The Company believes that in the past it has been, and in the future it will be, able to arrange its business relationships so as to comply with these provisions.

  Each of the Company's long-term care facilities has at least one medical director that is a licensed physician. The medical directors may from time to time refer their patients to the Company's facilities in their independent professional judgment. The physician anti-referral restrictions and prohibitions could, among other things, require the Company to modify its contractual arrangements with its medical directors or prohibit its medical directors from referring patients to the Company. From time to time, the Company has sought guidance as to the interpretation of these laws. However, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with the practices of the Company.

  Potential Healthcare Reform. In addition to extensive existing governmental healthcare regulation, there are numerous legislative and executive initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect such proposals would have on the Company's business. Aspects of certain of these proposals, such as reductions in funding of the Medicare and Medicaid programs, interim measures to contain healthcare costs such as a short-term freeze on prices charged by healthcare providers or changes in the administration of Medicaid at the state level, could materially adversely affect the Company. Additionally, the BBA repealed the Boren Amendment effective October 1, 1997 and allows the states to develop their own standards for determining Medicaid payment rates. The BBA provides certain procedural restrictions on the states' ability to amend state Medicaid programs by requiring that the states use a public process to establish payment methodologies including a public comment and review process. The repeal of the Boren Amendment provides states with greater flexibility to amend individual state programs and potentially reduce state Medicaid payments to skilled nursing facilities. There can be no assurance that currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on the Company.

COMPETITION

  The long-term care industry is highly competitive. The Company competes with other providers of long-term care on the basis of the scope and quality of services offered, the rate of positive medical outcomes, cost-effectiveness and the reputation and appearance of its long-term care facilities. The Company also competes in recruiting qualified healthcare personnel, in acquiring and developing additional facilities and in obtaining CONs. The Company's current and potential competitors include national, regional and local long-term care providers, some of whom have substantially greater financial and other resources and may be more established in their communities than the Company. The Company also faces competition from assisted living facility operators as well as providers of home healthcare. In addition, certain competitors are operated by not-for-profit organizations and similar businesses which can finance capital expenditures and acquisitions on a tax-exempt basis or receive charitable contributions unavailable to the Company. In general, consolidation in the long-term care industry has resulted in the Company being faced with larger competitors, many of whom have significant financial and other resources. The Company expects that this continuing consolidation may increase the competition for the acquisition of long-term care facilities.

  The Company believes that state regulations which require a CON before a new long-term care facility can be constructed or additional licensed beds can be added to existing facilities reduce the possibility of overbuilding and promote higher utilization of existing facilities. CON legislation is currently in place in all states in which the Company operates or expects to operate with the exception of Indiana where the CON program expired as of June 30, 1998. Several of the states in which the Company operates have imposed moratoriums on the issuance of CONs for new skilled nursing facility beds. Connecticut has imposed a moratorium on the addition of any new skilled nursing facility beds, including chronic and convalescent nursing facility beds and rest home beds with nursing supervision, until the year 2002. Massachusetts has imposed a moratorium on the addition of any new skilled nursing facility beds until the year 2000, except that an existing facility can add up to 12 beds without being subject to CON review. New Hampshire has imposed a moratorium on the addition of any new beds to skilled nursing facilities, intermediate care homes and rehabilitation homes until December 31, 1998. Legislation has been introduced in New Hampshire to extend this moratorium until the year 2001, or in the alternative until the year 2003. Ohio has imposed a moratorium until June 30, 1999 on the addition of any new skilled nursing facility beds. Rhode Island has imposed a moratorium on the issuance of any new initial licenses for skilled nursing facilities and on the increase in the licensed bed capacity of any existing licensed skilled nursing facility until July 1, 1999, except that an existing facility may increase its licensed bed capacity to the greater of 10 beds or 10% of the facility's licensed bed capacity. The other states in which the Company conducts business do not currently have a moratorium on new skilled nursing facility beds in effect. Although New Jersey does not have a "moratorium" on new skilled nursing facility beds, with the exception of the Add-a-bed program (in which a facility may request approval from the state licensure agency to increase total licensed skilled nursing beds, including hospital based subacute care beds, by no more than 10 beds or 10% of its licensed bed capacity, whichever is less, without obtaining CON approval), New Jersey only accepts applications for a CON for additional skilled nursing facility beds when the state CON agency issues a call for beds. There is presently no call for additional beds, and no call is expected to be made until the beginning of 1999 at the earliest. A relaxation of CON requirements could lead to an increase in competition. In addition, as cost containment measures have reduced occupancy rates at acute care hospitals, a number of these hospitals have converted portions of their facilities into subacute units. In the states in which the Company currently operates, these conversions are subject to state CON regulations. The Company believes that the application of the new Medicare PPS rules will make such conversions less desirable. New Jersey recently enacted legislation permitting acute care hospitals to offer subacute care services under their existing hospital licenses, subject to first obtaining CON approval pursuant to an expedited CON review process. Ohio has imposed a moratorium on the conversion of acute care hospital beds into long-term care beds through June 30, 1999. See "-- Governmental Regulation."

EMPLOYEES

  As of June 30, 1998, the Company employed approximately 9,000 facility-based personnel on a full and part-time basis. The Company's corporate and regional staff consisted of approximately 100 persons as of such date. Approximately 450 employees at five of the Company's facilities are covered by collective bargaining agreements. The Company believes that it maintains good relationships with its employees and the unions that represent certain of its employees.

  The Company believes that the attraction and retention of dedicated, skilled and experienced nursing and other professional staff has been and will continue to be a critical factor in the successful growth of the Company. The Company believes that its wage rates and benefit packages for nursing and other professional staff are commensurate with market rates and practices.

  The Company competes with other healthcare providers in attracting and retaining qualified or skilled personnel. The long-term care industry in general, and the Company in particular, have, at times, experienced shortages of qualified personnel. In addition, the long-term care industry typically experiences high turnover of less skilled employees. A shortage of nurses or other trained personnel or general economic inflationary pressures may require the Company to enhance its wage and benefits package in order to compete with other employers. There can be no assurance that the Company's labor costs will not increase or, if they do, that they can be matched by corresponding increases in reimbursement. Failure by the Company to attract and retain qualified employees, to control its labor costs or to match increases in its labor expenses with corresponding increases in revenues could have a material adverse effect on the Company. See "Risk Factors -- Staffing and Labor Costs."

LEGAL PROCEEDINGS

  The Company is a party to claims and legal actions arising in the ordinary course of business. The Company does not believe that unfavorable outcomes in any such matters, individually or in the aggregate, would have a material adverse effect on the Company.

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

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE ISSUER

  The following table sets forth certain information regarding the current directors and executive officers of the Issuer:

NAME                      AGE                            POSITION
----                      ---                            --------
Stephen L. Guillard.....   49 Chairman, President, Chief Executive Officer and Director
Damian N. Dell'Anno.....   39 Executive Vice President of Operations and Director
William H. Stephan......   42 Senior Vice President and Chief Financial Officer and Director
Bruce J. Beardsley......   35 Senior Vice President of Acquisitions
Michael E. Gomez,
 R.P.T. ................   36 Senior Vice President of Rehabilitation Services
Steven V. Raso..........   33 Senior Vice President of Operations
Savio W. Tung...........   47 Director
Christopher J. O'Brien..   40 Director
Charles J. Philippin....   48 Director
Christopher J. Stadler..   34 Director

  Stephen L. Guillard has served as President and Chief Executive Officer of Harborside since May 1988 and as a Director and Chairman of the Board of Harborside since March 1996. Mr. Guillard previously served as Chairman, President and Chief Executive Officer of Diversified Health Services ("DHS"), a long-term care company which Mr. Guillard co-founded in 1982. DHS operated approximately 7,500 long-term care and assisted living beds in five states. Mr. Guillard has a total of 26 years of experience in the long-term care industry and is a licensed Nursing Home Administrator.

  Damian N. Dell'Anno has served as Executive Vice President of Operations of Harborside since 1994. From 1993 to 1994, he served as the head of the specialty services group for Harborside and was instrumental in developing Harborside's rehabilitation therapy business. From 1989 to 1993, Mr. Dell'Anno was Vice President of Reimbursement for Harborside. From 1988 to 1989, Mr. Dell'Anno served as Director of Budget, Reimbursement and Cash Management for Mediplex, an operator of skilled nursing facilities. Mr. Dell'Anno has a total of 16 years of experience in the long-term care industry.

  William H. Stephan has served as Senior Vice President and Chief Financial Officer of Harborside since 1994. From 1986 to 1994, Mr. Stephan was a Manager in the health care practice of Coopers & Lybrand L.L.P. In such position, his clients included operators of long-term care facilities, continuing care retirement centers, physician practices and acute care hospitals. Mr. Stephan is a Certified Public Accountant and a member of the Healthcare Financial Management Association.

  Bruce J. Beardsley has served as Senior Vice President of Acquisitions of Harborside since 1994. From 1992 to 1994, he was Vice President of Planning and Development of Harborside with responsibility for the development of specialized services, planning and engineering. From 1990 to 1992, he was an Assistant Vice President of Harborside responsible for risk management and administrative services. From 1988 to 1990, Mr. Beardsley served as Special Projects Manager of Harborside. Prior to joining Harborside in 1988, Mr. Beardsley was a commercial and residential real estate appraiser.

  Michael E. Gomez, R.P.T. has served as Senior Vice President of Rehabilitation Services of Harborside since 1994. From 1993 to 1994, Mr. Gomez served as Director of Therapy Services of Harborside with responsibility for overseeing the coordination and direction of physical, occupational and speech therapy services. From 1991 to 1993, Mr. Gomez was Director of Rehabilitation Services at Mary Washington Hospital in Fredericksburg, Virginia. From 1988 to 1990, he was Physical Therapy State Manager for Pro-Rehab, a contract therapy company based in Boone, North Carolina. Mr. Gomez is a licensed physical therapist.

  Steven V. Raso has served as Senior Vice President of Operations since September 1, 1998. He served as Senior Vice President of Reimbursement for Harborside from 1997 to 1998, Vice President of Reimbursement from 1994 to 1997 and Director of Reimbursement and Budgets from 1989 to 1994. In these capacities, Mr. Raso has been responsible for the Medicare and Medicaid reimbursement cost reporting functions, including audits, appeals, licensing and rate determinations. Mr. Raso also oversees the budgeting, accounts receivable and compliance departments within Harborside.

  Savio W. Tung has been an executive of Investcorp, its predecessor or one of its wholly-owned subsidiaries since September 1984. He is a director of Werner Holding Co. (DE), Inc., CSK Auto Corporation, Simmons Holdings, Inc. and Star Markets Holdings, Inc.

  Christopher J. O'Brien has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since December 1993. Prior to joining Investcorp, he was a Managing Director of Mancuso & Company, a private New York-based merchant bank. He is a director of Falcon Building Products, Inc., Simmons Holdings, Inc., Star Markets Holdings, Inc., CSK Auto Corporation and The William Carter Company.

  Charles J. Philippin has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since July 1994. Prior to joining Investcorp, he was a partner of Coopers & Lybrand L.L.P., an accounting firm. He is a director of Falcon Building Products, Inc., Werner Holding Co. (DE), Inc., Saks Incorporated, CSK Auto Corporation, Simmons Holdings, Inc., Star Markets Holdings, Inc. and The William Carter Company.

  Christopher J. Stadler has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since April 1996. Prior to joining Investcorp, he was employed by BT Securities Corporation, an investment banking firm, in various capacities, including Managing Director; the Davis Companies, a merchant bank, as a Managing Director; and CS First Boston Corporation, an investment banking firm, as a Director. He is a director of Falcon Building Products, Inc., Werner Holding Co. (DE), Inc., CSK Auto Corporation and The William Carter Company.

EXECUTIVE COMPENSATION

  The following tables set forth information for the year ended December 31, 1997 about the compensation of the chief executive officer and the four executive officers of the Issuer who received the highest compensation for such year:

                     EXECUTIVE COMPENSATION SUMMARY TABLE

                                        ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                    ---------------------------- -------------------------------
                                                                         AWARDS          PAYOUTS
                                                                 ----------------------- -------
                                                       OTHER                  SECURITIES              ALL
                                                       ANNUAL     RESTRICTED  UNDERLYING             OTHER
        NAME AND                      SALARY   BONUS   COMPEN-   STOCK AWARDS  OPTIONS/   LTIP      COMPEN-
   PRINCIPAL POSITION         YEAR     ($)   ($) (/1/) SATION ($)     ($)       SARS (#)  PAYOUTS SATION($)(/2/)
   ------------------         ----   ------- --------- ---------- ------------ ---------- ------- --------------
Stephen L. Guillard,........  1997   300,300   232,500     --          --         55,000     --        16,250
 Chairman, President          1996   310,802   548,000     --          --         80,000     --        15,927
 and Chief Executive Officer  1995   267,800    80,000     --          --            --      --         4,063

Damian N. Dell'Anno,........  1997   192,115   117,000     --          --         27,000     --         7,578
 Executive Vice President     1996   176,371   266,000     --          --         50,000     --         5,152
 of Operations                1995   159,326    32,000     --          --            --      --         1,573

Bruce J. Beardsley,.........  1997   151,153    70,000     --          --         17,000     --         8,178
 Senior Vice                  1996   131,905   237,333     --          --         40,000     --         7,385
 President of Acquisitions    1995   117,192    37,306     --          --            --      --         3,191

William H. Stephan, ........  1997   146,154    60,000     --          --         16,000     --         7,346
 Senior Vice President        1996   127,605   180,250     --          --         40,000     --         6,423
 and Chief Financial Officer  1995   120,000    24,000     --          --            --      --         5,954

Steven V. Raso,.............  1997   111,153    35,000     --          --         18,000     --         5,923
 Senior Vice President        1996    93,187    95,000     --          --         20,000     --         5,648
 of Operations                1995    77,980    12,000     --          --            --      --           750

--------
(1) 1996 amounts include special bonuses related to the IPO and other payments paid to Messrs. Guillard, Dell'Anno, Beardsley, Stephan and Raso of $438,000, $212,000, $185,250, $150,250 and $75,000, respectively.
(2) Includes matching contributions made by Harborside under its Supplemental Executive Retirement Plan and 401(k) Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                          ----------------------------------------
                           NUMBER OF  PERCENT OF TOTAL                                GRANT
                          SECURITIES    OPTIONS/SARS                                   DATE
                          UNDERLYING     GRANTED TO    EXERCISE OR                   PRESENT
                          OPTION/SARS   EMPLOYEES IN   BASE PRICE     EXPIRATION      VALUE
       NAME               GRANTED (#)   FISCAL YEAR      ($/SH)          DATE        ($)(/3/)
       ----               ----------- ---------------- ----------- ----------------- --------
Stephen L.
 Guillard(/1/)..........    55,000          25.8          12.00    February 12, 2007 294,250
Damian N. Dell'Anno(/1/)
 .......................    27,000          12.7          12.00    February 12, 2007 144,450
Bruce J. Beards-
 ley(/1/)...............    17,000           8.0          12.00    February 12, 2007  90,950
William H. Ste-
 phan(/1/)..............    16,000           7.5          12.00    February 12, 2007  85,600
Steven V.
 Raso(/1/)(/2/).........    14,000           6.6          12.00    February 12, 2007  74,900
                             4,000           1.9          18.69    November 14, 2007  32,840

--------
(1) Messrs. Guillard, Dell'Anno, Beardsley, Stephan and Raso received options to purchase shares of Harborside Common Stock on February 12, 1997. One third of these options become exercisable on the first, second and third anniversary of their date of grant. The options terminate (with certain exceptions) on the tenth anniversary of their date of grant.
(2) Mr. Raso received additional options to purchase shares of Harborside Common Stock on November 14, 1997. These options become exercisable and terminate on the same terms as the options granted on February 12, 1997.
(3) The fair value of each stock option is estimated on the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions: an expected life of five years, expected volatility of 40%, no dividend yield and a risk-free interest rate of 6.2%, except that the assumed risk-free interest rate for Mr. Raso's options granted on November 14, 1997 is 5.8%.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                      NUMBER OF
                                                     SECURITIES         VALUE OF
                                                     UNDERLYING        UNEXERCISED
                                                     UNEXERCISED      IN-THE MONEY
                                                   OPTIONS/SARS AT   OPTIONS/SARS AT
                                                   FISCAL YEAR END FISCAL YEAR END ($)
                                                   --------------- -------------------
                            SHARES
                         ACQUIRED ON     VALUE      EXERCISABLE/      EXERCISABLE/
       NAME              EXERCISE (#) REALIZED ($)  UNEXERCISABLE     UNEXERCISABLE
       ----              ------------ ------------ --------------- -------------------
Stephen L. Guillard.....     --           --       26,667/108,333    213,336/852,914
Damian N. Dell'Anno.....     --           --        16,667/60,333    133,336/475,914
Bruce J. Beardsley......     --           --        13,333/43,667    154,663/441,087
William H. Stephan......     --           --        13,333/42,667    154,663/433,337
Steven V. Raso..........     --           --         6,667/31,333     53,336/219,404

COMPOSITION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Issuer consists of seven members, including four directors from III. Directors of the Issuer are elected annually by the stockholders to serve during the ensuing year or until their respective successors are duly elected and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Issuer has an Audit Committee and a Compensation Committee. The duties of the Audit Committee include recommending to the Board of Directors the selection of independent accountants, reviewing the activities and reports of the Issuer's independent accountants and reviewing the internal accounting controls of the Issuer. The duties of the Compensation Committee include establishing salaries, incentives and other forms of compensation for the Issuer's directors and officers and recommending policies relating to the Issuer's benefit plans.

COMPENSATION OF DIRECTORS

  The Issuer does not pay any compensation to its directors for their service to the Issuer in such capacity.

LIMITATION ON DIRECTORS' LIABILITY

  The Issuer has included in its Certificate of Incorporation provisions to eliminate the rights of the Issuer and its stockholders (through stockholders' derivative suits on behalf of the Issuer) to recover monetary damages from a director resulting from breaches of fiduciary duty (including breaches resulting from grossly negligent behavior). However, this provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (the "DGCL") concerning the unlawful payment of dividends or stock redemptions or repurchases or for any transaction from which the director derived an improper personal benefit. These provisions will also not limit the liability of the Issuer's directors under federal securities laws. The Issuer believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

EMPLOYMENT AGREEMENTS

  The Issuer has entered into employment agreements with Messrs. Guillard, Dell'Anno, Stephan, Beardsley and Raso (collectively, the "Employment Agreements"). Under the terms of the Employment Agreements, Mr. Guillard serves as President and Chief Executive Officer of the Issuer and receives a minimum base salary payable at an annual rate of $345,000, Mr. Dell'Anno serves as Executive Vice President and Chief Operating Officer of the Issuer and receives a minimum base salary payable at an annual rate of $225,000, Mr. Stephan serves as Senior Vice President and Chief Financial Officer of the Issuer and receives a minimum base salary payable at an annual rate of $190,000, Mr. Beardsley serves as Senior Vice President of Acquisitions of the Issuer and receives a minimum base salary payable at an annual rate of $200,000 and Mr. Raso serves as Senior Vice President of Operations of the Issuer and receives a minimum base salary payable at an annual rate of $140,000. The salaries of Messrs. Guillard, Dell'Anno, Stephan, Beardsley and Raso will be increased to $375,000, $240,000, $200,000, $215,000 and $150,000,
respectively, effective April 1, 1999. Under the terms of these Employment Agreements, the salaries of each officer will be subject to further adjustment at the discretion of the Compensation Committee of the Board of Directors of the Issuer.

  The Employment Agreements also provide (i) for an annual bonus to be paid to Messrs. Guillard, Dell'Anno, Stephan, Beardsley and Raso, part of which will be based upon achievement of specific performance targets and part of which will be discretionary, in maximum amounts of 120% of base salary in the case of Mr. Guillard, 96% of base salary in the case of Mr. Dell'Anno and 78% of base salary in the cases of Messrs. Stephan, Beardsley and Raso, and (ii) that upon termination of employment prior to an initial public offering, the Issuer will have certain rights to call from such officers shares of Harborside Common Stock owned by such officers (including shares underlying then-exercisable stock options), and such officers will have certain rights to put such shares to an affiliate of Investcorp (subject to a right of first refusal in favor of the Issuer).

  Each officer has the right to terminate his Employment Agreement on 30 days notice. The Issuer has the right to terminate an Employment Agreement without obligation for severance only for Good Cause (as defined in the Employment Agreements). The Employment Agreements provide for severance benefits to be paid in the event an officer's employment is terminated if such termination is, in the case of termination by the Issuer, without Good Cause, or, in the case of termination by an officer, for Good Reason (as defined in the Employment Agreements). If the Issuer terminates the employment of an officer without Good Cause or the officer terminates his employment for Good

Reason, the officer will be entitled to receive severance benefits which will include (i) the vesting of the pro rata portion of stock options subject to vesting in the then current year attributable to the part of the year that the officer was employed, if the applicable performance targets are met, (ii) the ability to exercise vested stock options for the period ending on the earlier of the date that is 180 days from the date his employment is terminated or the specific expiration date stated in the options, and (iii) in the case of Mr. Guillard, for the period ending 24 months after termination, and in the cases of Messrs. Dell'Anno, Stephan, Beardsley and Raso, for the period ending 12 months after termination, payment of the officer's compensation at the rate most recently in effect; subject to such officer's compliance with noncompetition and nonsolicitation covenants for such 12 or 24 month period, as applicable.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Effective September 15, 1995, Harborside established a Supplemental Executive Retirement Plan ("SERP") to provide benefits for key employees of Harborside. Participants may defer up to 25% of their salary and bonus compensation by making contributions to the SERP. Amounts deferred by the participant are credited to his or her account and are always fully vested. Harborside matches 50% of amounts contributed until 10% of base salary has been contributed. Matching contributions made by Harborside become vested as of January 1 of the second year following the end of the plan year for which contributions were credited, provided the employee is still employed with Harborside on that date. In addition, participants will be fully vested in such matching contribution amounts in the case of death or permanent disability or at the discretion of Harborside. Participants are eligible to receive benefits distributions upon retirement or in certain pre-designated years. Participants may not receive distributions prior to a pre-designated year, except in the case of termination, death or disability or demonstrated financial hardship. Only amounts contributed by the employee may be distributed because of financial hardship. Although amounts deferred and Company matching contributions are deposited in a "rabbi trust," they are subject to risk of loss. If Harborside becomes insolvent, the rights of participants in the SERP would be those of an unsecured general creditor of Harborside.

STOCK INCENTIVE PLAN

  Immediately following the effective time of the Merger (the "Effective Time"), the Issuer adopted the Harborside Healthcare Corporation Stock Incentive Plan (the "Stock Option Plan"). 806,815 shares were initially made available to be awarded under the Stock Option Plan, representing approximately 10% of the shares of common stock of Harborside outstanding immediately after the Effective Time, determined after giving effect to the exercise of the options issued or issuable under the Stock Option Plan. Options to purchase approximately 7.7% of such shares (determined on such basis) were granted to members of the Issuer's management upon consummation of the Merger. Options for the remaining approximately 2.3% of the shares of capital stock of the Issuer (determined on such basis) have been reserved for grant to current or future officers and employees of the Issuer. Messrs. Guillard, Dell'Anno, Stephan, Beardsley and Raso received seven-year options to purchase 2.06%, 1.34%, .93%, .93% and .65%, respectively, of the shares of common stock of the Issuer outstanding immediately after the Effective Time, determined after giving effect to the exercise of the options issued or issuable under the Stock Option Plan, at a price of $25.00 per share.

  The Stock Option Plan is administered by the Issuer's Board of Directors. The Board designates which employees of the Issuer are eligible to receive awards under the Stock Option Plan, and the amount, timing and other terms and conditions applicable to such awards. Future options will be exercisable in accordance with the terms established by the Board and will expire on the date determined by the Board, which will not be later than 30 days after the seventh anniversary of the grant date. An optionee will have certain rights to put to the Issuer, and the Issuer will have certain rights to call from the optionee, vested stock options issued to the optionee under the Stock Option Plan upon termination of the optionee's employment with the Issuer prior to an initial public offering.

                            PRINCIPAL SHAREHOLDERS

  The Issuer is authorized to issue shares of five classes of common stock, each with a par value of $0.01 (these five classes are sometimes referred to collectively as the "Harborside Stock"), consisting of Class A Common Stock ("Harborside Class A Common Stock"), Class B Common Stock ("Harborside Class B Common Stock"), Class C Common Stock ("Harborside Class C Common Stock"), Class D Common Stock ("Harborside Class D Common Stock") and Common Stock ("Common Stock"). Harborside Class A Common Stock, Harborside Class D Common Stock and Common Stock are the only classes of the Issuer's common stock that have the power to vote. Holders of Harborside Class B Common Stock and Harborside Class C Common Stock do not have any voting rights, except that the holders of Harborside Class B Common Stock and Harborside Class C Common Stock have the right to vote as a class to the extent required under the laws of the State of Delaware.

  As of September 1, 1998, there were 661,332 shares of Harborside Class A Common Stock, 20,000 shares of Harborside Class D Common Stock and no shares of "Common Stock" outstanding. Holders of shares of Harborside Class A Common Stock and Common Stock of the Issuer are entitled to one vote per share on all matters as to which stockholders may be entitled to vote pursuant to the DGCL. Holders of Harborside Class D Common Stock as of the Effective Time are entitled to 330 votes per share on all matters as to which stockholders may be entitled to vote pursuant to the DGCL.

  As a result of the consummation of the Merger, the New Investors beneficially own all of the outstanding Harborside Class D Common Stock, constituting approximately 91% of the outstanding voting stock of the Issuer, and pre-Merger stockholders, including certain members of management, beneficially own all of the outstanding Harborside Class A Common Stock, constituting approximately 9% of the outstanding voting stock of the Issuer. In addition, the New Investors own 5,940,000 shares of Harborside Class B Common Stock and 640,000 shares of Harborside Class C Common Stock. See "Description of Capital Stock."

  The following table sets forth certain information regarding the beneficial ownership of the voting stock of the Issuer as of September 1, 1998. The table sets forth, as of that date, (i) each person known by the Issuer to be the beneficial owner of more than 5% of any class of voting stock of the Issuer,
(ii) each person who was a director of the Issuer or a named executive officer of the Issuer who beneficially owned shares of voting stock of the Issuer and
(iii) all directors of the Issuer and executive officers of the Issuer as a group. None of the Issuer's directors or officers own shares of Harborside Class D Common Stock. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

                        HARBORSIDE CLASS A COMMON STOCK
                             (9% OF VOTING POWER)

                                         NUMBER OF NUMBER OF          PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)  SHARES(2) OPTIONS(3)  TOTAL   CLASS(4)
---------------------------------------  --------- ---------- ------- ----------
George Krupp (5).......................   194,162       --    194,162    29.4
Douglas Krupp (5)......................   194,163       --    194,163    29.4
Stephen L. Guillard....................   177,688       --    177,688    26.9
Damian N. Dell'Anno....................    47,563    10,560    58,123     8.7
Bruce J. Beardsley.....................       --     39,162    39,162     5.6
William H. Stephan.....................       400    38,332    38,732     5.5
Steven V. Raso.........................       --     21,940    21,940     3.2
All directors and executive officers as
 a group, including certain of the
 persons named above (10 persons)......   225,561   109,994   335,555    43.5

                        HARBORSIDE CLASS D COMMON STOCK
                             (91% OF VOTING POWER)

                                                           NUMBER OF  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       SHARES (2)   CLASS
------------------------------------                       ---------- ----------
INVESTCORP S.A. (6)(7)....................................   20,000     100.0
SIPCO Limited (8).........................................   20,000     100.0
CIP Limited (9)(10).......................................   18,400      92.0
Ballet Limited (9)(10)....................................    1,840       9.2
Denary Limited (9)(10)....................................    1,840       9.2
Gleam Limited (9)(10).....................................    1,840       9.2
Highlands Limited (9)(10).................................    1,840       9.2
Nobel Limited (9)(10).....................................    1,840       9.2
Outrigger Limited (9)(10).................................    1,840       9.2
Quill Limited (9)(10).....................................    1,840       9.2
Radial Limited (9)(10)....................................    1,840       9.2
Shoreline Limited (9)(10).................................    1,840       9.2
Zinnia Limited (9)(10)....................................    1,840       9.2
INVESTCORP Investment Equity Limited (7)..................    1,600       8.0

--------
 (1) The address of each person listed in the table as a holder of Harborside Class A Common Stock is c/o Harborside Healthcare Corporation, 470 Atlantic Avenue, Boston, Massachusetts 02210.
 (2) As used in the table above, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship, or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security.

 (3) Includes shares of stock that are subject to options exercisable within 60 days of September 1, 1998. The options granted upon consummation of the Merger pursuant to the Issuer's new Stock Option Plan are not included in this table because they are not exercisable within 60 days of September 1, 1998.
 (4) Reflects the percentage such shares and options represent of the number of outstanding shares of such class of the Issuer's common stock after giving effect to the exercise of options owned by such person or persons.
 (5) The shares beneficially owned by George Krupp are owned of record by The George Krupp 1994 Family Trust ("GKFT"). The shares beneficially owned by Douglas Krupp are owned of record by The Douglas Krupp 1994 Family Trust ("DKFT"). The trustees of both GKFT and DKFT are Lawrence I. Silverstein, Paul Krupp and M. Gordon Ehrlich (the "Trustees"). The Trustees share control over the power to dispose of the assets of GKFT and DKFT and thus each may be deemed to beneficially own the shares held by GKFT and DKFT; however, each of the Trustees disclaims beneficial ownership of all of such shares.
 (6) Investcorp does not directly own any stock in the Issuer. The number of shares shown as owned by Investcorp includes all of the shares owned by INVESTCORP Investment Equity Limited (see note (7) below). Investcorp owns no stock in Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, or in the beneficial owners of these entities (see note (10) below). Investcorp may be deemed to share beneficial ownership of the shares of voting stock held by these entities because the entities have entered into revocable management services or similar agreements with an affiliate of Investcorp, pursuant to which each such entities has granted such affiliate the authority to direct the voting and disposition of the Issuer voting stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation with its address at 37 rue Notre-Dame, Luxembourg.
 (7) INVESTCORP Investment Equity Limited is a Cayman Islands corporation, and a wholly-owned subsidiary of Investcorp, with its address at P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands.
 (8) SIPCO Limited may be deemed to control Investcorp through its ownership of a majority of a company's stock that indirectly owns a majority of Investcorp's shares. SIPCO Limited's address is P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands.
 (9) CIP Limited ("CIP") owns no stock in the Issuer. CIP indirectly owns less than 0.1% of the stock in each of Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited (see note
     (10) below). CIP may be deemed to share beneficial ownership of the shares of voting stock of the Issuer held by such entities because CIP acts as a director of such entities and the ultimate beneficial stockholders of each of those entities have granted to CIP revocable proxies in companies that own those entities' stock. None of the ultimate beneficial owners of such entities beneficially owns individually more than 5% of the Issuer's voting stock.
(10) Each of CIP Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited is a Cayman Islands corporation with its address at P.O. Box 2197, West Wind Building, George Town, Grand Cayman, Cayman Islands.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  At the Effective Time, the Issuer received $165.0 million of common equity capital provided by the New Investors. An affiliate of Investcorp was paid by the Issuer a fee of $6.5 million for services rendered outside of the United States in connection with the raising of the equity capital from the international investors. In connection with the Merger, the Issuer paid III, an affiliate of the Issuer and of Investcorp, a loan finance advisory fee of $4.0 million and Invifin S.A., an affiliate of Investcorp, a fee of $1.5 million for providing a standby commitment to fund the $99.5 million of Old Notes. In connection with the closing of the Merger, the Issuer entered into an agreement for management advisory and consulting services for a five-year term with III, pursuant to which the Issuer prepaid III $6.0 million upon such closing.

  Pursuant to the Merger Agreement, at the Effective Time the Issuer entered into a master rights agreement for the benefit of The Berkshire Companies Limited Partnership, a Massachusetts limited partnership that was affiliated with Harborside prior to the Effective Time ("BCLP"), certain of its affiliates (BCLP and such affiliates collectively, the "Berkshire Stockholders") and the New Investors, which agreement provides, among other things, for the following: (i) the New Investors have demand and "piggyback" registration rights; (ii) the Berkshire Stockholders have "piggyback" registration rights entitling them (subject to certain limitations) to participate pro rata in Company registration statements filed with the Commission; (iii) unless otherwise agreed by the New Investors holding voting common stock and the Berkshire Stockholders, if any new equity securities (subject to certain exceptions) are to be issued by the Issuer prior to an initial public offering by the Issuer at a price below fair market value, as determined in good faith by the Board of Directors of the Issuer, the Issuer will give all holders of the then outstanding common stock (not including stock options) the right to participate pro rata in such equity financing; and
(iv) the Berkshire Stockholders are entitled to receive periodic information concerning the Issuer (subject to certain limitations). The terms of the master rights agreement may be modified or terminated by agreement of the Issuer, the New Investors and the Berkshire Stockholders.

  Pursuant to the Merger Agreement, the Issuer has agreed that for six years after the Effective Time, it will indemnify all current and former directors, officers, employees and agents of the Issuer and its subsidiaries and will, subject to certain limitations, maintain for six years a directors' and officers' insurance and indemnification policy containing terms and conditions which are not less advantageous than the policy in effect as of the date of the Merger Agreement.

  Harborside entered into a Non-Compete Agreement, dated as of April 15, 1998, with each of Douglas Krupp, a director of Harborside prior to the Merger and a beneficial stockholder of the Issuer, and George Krupp, a beneficial stockholder of the Issuer, pursuant to which each such individual has agreed for a one-year period commencing at the Effective Time not to engage in certain business activities or to own certain equity interests in any person or entity that engages in such business activities. Pursuant to such agreements, Harborside paid $250,000 to each of such individuals at the Effective Time.

  In 1995, Mr. Guillard subscribed for equity interests in certain of Harborside's predecessors. The aggregate subscription price of $438,000, equal to the fair market value of such equity interests as of December 31, 1995, was paid by Mr. Guillard in 1996 with the proceeds of a special bonus equal to such purchase price. To pay taxes due with respect to the purchase of equity interests and this bonus, Mr. Guillard received a loan from Harborside, evidenced by a note maturing April 15, 2001, and bearing interest at 7.0% per annum. In connection with the IPO Reorganization, such equity interests and Messrs. Guillard's and Dell'Anno's interests in Harborside Healthcare Limited Partnership were exchanged for an aggregate of 307,724 shares of Harborside Common Stock. Under his prior employment agreement, Mr. Dell'Anno also received an additional 18,037 shares of Harborside

Common Stock pursuant to a bonus payment in connection with the IPO (with a value of $212,000). Mr. Dell'Anno also received a loan from Harborside at an interest rate of prime plus 1% to pay income tax liabilities that resulted from such bonus payment.

  In connection with the IPO, Harborside entered into a Reorganization Agreement (the "Reorganization Agreement") with certain individuals, including but not limited to Messrs. Guillard and Dell'Anno (the "Contributors"), pursuant to which the Contributors received 4,400,000 shares of Harborside Common Stock in exchange for their ownership interests in Harborside's predecessors. The reorganization contemplated by the Reorganization Agreement was completed immediately prior to completion of the IPO.

  Harborside adopted an Executive Long-Term Incentive Plan (the "Executive Plan") effective July 1, 1995. Eligible participants, consisting of Harborside's department heads and regional directors, were entitled to receive payment upon an initial public offering or sale of Harborside above a baseline valuation of $23,000,000 within two years of the effective date of the plan. The Executive Plan terminated upon completion of the IPO. The payments to Messrs. Beardsley, Stephan and Raso totaled $185,250, $150,250 and $75,000, respectively.

  Pursuant to certain Change In Control Agreements dated as of January 15, 1998 between Harborside and each of Messrs. Guillard, Dell'Anno, Stephan, Beardsley and Raso, which were entered into prior to the execution of the Merger Agreement, at the Effective Time, each of such officers received a payment equal to his annual salary, except for Mr. Guillard who received a payment equal to 1.5 times his annual salary. The amounts of such payments were as follows: Mr. Guillard, $517,500; Mr. Dell'Anno, $225,000; Mr. Stephan, $190,000; Mr. Beardsley, $200,000; and Mr. Raso, $140,000. In addition, pursuant to these agreements, all outstanding loans made by Harborside to such officers for the purchase of stock were forgiven as of the Effective Time. The forgiven loans were to Messrs. Guillard and Dell'Anno and had a remaining balance of $229,350 and $112,520, respectively, as of the Effective Time. The purpose of the Change In Control Agreements was to induce such officers to remain in the employ of Harborside and to assure them of fair severance should their employment terminate in specified circumstances following a change in control of Harborside. Such officers were entitled to the payments and loan forgiveness described above because the Merger constituted a "change in control" under the terms of the Change In Control Agreements. The Change In Control Agreements also provided for certain payments if the employment with Harborside of any of such officers is terminated by Harborside for any reason other than cause within 12 months following a change in control. The Change In Control Agreements were terminated by mutual agreement of the parties as of the Effective Time, except that Harborside complied with its obligations under the provisions described in the first sentence of this paragraph.

                               THE TRANSACTIONS

OVERVIEW

  On April 15, 1998, Harborside entered into the Merger Agreement with MergerCo, an entity organized for the sole purpose of effecting the Merger on behalf of Investcorp and the New Investors. On August 11, 1998, pursuant to the Merger Agreement, MergerCo was merged with and into Harborside, with Harborside as the surviving corporation. As a result of the Merger:

  . The New Investors became the owners of approximately 91% of the post-Merger common stock of Harborside.

  . Certain Harborside stockholders, including certain members of senior management, retained shares representing approximately 9% of the post-Merger common stock of Harborside.

  . Each other share of Harborside common stock was converted into $25.00 in cash, representing an aggregate of approximately $183.9 million in cash payments to Harborside stockholders.

  . In general, holders of outstanding Harborside stock options had the right to retain their options or to have their options converted into cash at $25.00 per underlying share less the applicable option exercise price and withholding taxes. Certain members of Harborside senior management retained a portion of their stock options, representing options to purchase 109,994 shares in the aggregate. All other options were converted into cash, resulting in an aggregate of approximately $7.9 million in cash payments to holders of outstanding Harborside stock options.

THE MERGER

  On August 11, 1998, pursuant to the terms of the Merger Agreement, each outstanding share of Harborside's common stock, par value $.01 per share (the "Harborside Common Stock"), was converted, at the election of the holder thereof, into either (a) the right to receive $25.00 in cash or (b) the right to retain one share (a "Non-cash Election Share") of Harborside Common Stock which, upon consummation of the Merger, was denominated as Harborside Class A Common Stock and has rights, powers, privileges and restrictions which differ in some respects from those of the pre-Merger Harborside Common Stock, except that (i) as described in greater detail below, all stockholders who elected to retain Harborside Common Stock experienced proration of such shares, resulting in their retaining only a portion of the shares of Harborside Common Stock they elected to retain and receiving $25.00 per share in cash for each of their other shares of Harborside Common Stock, (ii) 177,688, 47,563 and 400 shares of Harborside Common Stock held by Messrs. Stephen L. Guillard, Damian Dell'Anno and William H. Stephan (collectively, the "Senior Management Stockholders"), respectively, were not subject to the election described above and instead were converted into the right to retain the same number of shares of Harborside Common Stock (the "Management Rollover Shares") which, upon consummation of the Merger, was denominated as Harborside Class A Common Stock, (iii) each other share of Harborside Common Stock held by the Senior Management Stockholders, constituting an aggregate of 106,663 shares of Harborside Common Stock, and each share of Harborside Common Stock held by certain other specified officers of Harborside, constituting an aggregate of 3,846 shares of Harborside Common Stock, was not subject to the election described above and instead was converted into the right to receive $25.00 in cash (which was equal to $2.1 million for Mr. Guillard, $.5 million for Mr. Dell'Anno, $.1 million for Mr. Stephan and $.1 million for such other specified officers in the aggregate), and (iv) shares of Harborside Common Stock held by Harborside, its subsidiaries, MergerCo or any of its affiliates were canceled and retired. No holders of shares of Harborside Common Stock perfected appraisal rights in accordance with Delaware law in connection with the Merger.

  In addition, pursuant to the terms of the Merger Agreement, as of the Effective Time, the shares of MergerCo's Class B Stock, Class C Stock and Class D Stock issued and outstanding immediately prior to the Effective Time, all of which were owned by the New Investors, were converted into an equal number of shares of Harborside Class B Common Stock, Harborside Class C Common Stock and Harborside Class D Common Stock, respectively.

  Pursuant to the terms of the Merger Agreement, the number of shares of Harborside Common Stock (other than Management Rollover Shares) retained by pre-Merger stockholders of Harborside was required to be 435,681 (the "Non-cash Election Number"), which represented 6% of the total number of shares of all classes of the Issuer's common stock issued and outstanding immediately after giving effect to the Merger. Because the Berkshire Stockholders committed prior to the Merger to elect to retain a number of shares of Harborside Common Stock equal to the Non-cash Election Number, all other stockholders who did not elect to retain Harborside Common Stock received $25.00 in cash for each share held by such stockholders, and all stockholders who elected to retain Harborside Common Stock experienced proration of such shares, resulting in their retaining only a portion of the shares of Harborside Common Stock they elected to retain and receiving $25.00 per share in cash for each of their other shares of Harborside Common Stock. The shares of Harborside Common Stock retained by pre-Merger Harborside stockholders (including the Management Rollover Shares) constituted approximately 9% of the outstanding common stock and approximately 9% of the voting power of the Issuer immediately following the Merger. The shares of Harborside Stock owned by the New Investors immediately following the Merger constituted the remaining approximately 91% of the outstanding common stock and approximately 91% of the voting power of the Issuer immediately following the Merger.

  In addition, pursuant to the Merger Agreement, each option to purchase shares of Harborside Common Stock (each such option, a "Company Stock Option" and, collectively, the "Company Stock Options") issued and outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) was converted, at the election of the holder thereof and subject to the terms and conditions described in the Merger Agreement, into (i) the right to retain a fully vested and immediately exercisable option for all or any portion (the "Elected Portion") of the number of shares of Harborside Common Stock subject to such Company Stock Option immediately prior to the Effective Time at an exercise price per share equal to the exercise price of such Company Stock Option immediately prior to the Effective Time and/or (ii) the right to receive an amount in cash equal to (a) the excess, if any, of $25.00 over the per share exercise price of such Company Stock Option, multiplied by (b) the number of shares of Harborside Common Stock which were subject to such Company Stock Option immediately prior to the Effective Time but which were not part of the Elected Portion thereof (if any), reduced by
(c) any applicable withholding taxes. The cash amounts that Messrs. Guillard, Dell'Anno, Beardsley, Stephan and Raso elected to receive in respect of their Company Stock Options, after retaining certain numbers of Company Stock Options upon which the grant to them of new options under the Stock Option Plan was contingent, were $1.9 million, $.9 million, $.4 million, $.4 million and $.3 million, respectively.

RECAPITALIZATION FINANCINGS

  Prior to the Effective Time, MergerCo received common equity contributions of $165.0 million from the New Investors at a price of $25.00 per share, and issued $99.5 million in gross proceeds of Old Notes and $40.0 million in gross proceeds of Old Preferred Stock. At the Effective Time, the Issuer succeeded to the obligations of MergerCo with respect to the Old Notes, the Old Preferred Stock was converted from shares of Preferred Stock of MergerCo into an equal number of shares of Preferred Stock of the Issuer, and the Issuer entered into the $250.0 million New Credit Facility. These financing arrangements are in addition to Harborside's capital lease obligations and mortgage loans which existed prior to the Merger. See "Management's Discussion and Analysis of Financial Condition and

Results of Operations--Liquidity and Capital Resources." The proceeds of the offering of Old Notes and Old Preferred Stock and of the new common stock issuances were used to finance the conversion into cash, in the Merger, of approximately 91% of the Harborside Common Stock outstanding prior to the Merger, to refinance certain existing indebtedness of Harborside and to pay the fees and expenses associated with the Recapitalization. Funds available under the New Credit Facility, together with cash flow from operations, are being used to finance working capital, meet debt service and capital expenditure requirements and for general corporate purposes. It is anticipated that these funds will also be used to finance acquisitions and lease real estate. In connection with the Merger, Harborside received an opinion of a reputable expert firm confirming the solvency of Harborside (after giving effect to the Recapitalization).

                         DESCRIPTION OF CAPITAL STOCK

  The Issuer is authorized to issue 500,000 shares of preferred stock with a par value of $.01 per share (the "Preferred Stock") and 19,000,000 shares comprised of five classes of common stock, each with a par value of $.01 per share (these five classes of common stock are sometimes referred to collectively as the "Harborside Stock"). The Harborside Stock consists of Harborside Class A Common Stock, Harborside Class B Common Stock, Harborside Class C Common Stock, Harborside Class D Common Stock and Common Stock.

  The shares of Old Preferred Stock issued in the Old Securities Offering are the only shares of Preferred Stock that are outstanding. The Board of Directors of the Issuer is authorized, without further action by the stockholders, but subject to the limitations set forth in the Certificate of Designation, to provide for the issue of additional shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Issuer providing for the issue of such series and as may be permitted by the DGCL.

  The numbers of authorized and outstanding shares for each of the five classes of Harborside Stock are as follows:

                                                          AUTHORIZED OUTSTANDING
      TITLE                                                 SHARES     SHARES
      -----                                               ---------- -----------
Harborside Class A Common Stock..........................  1,200,000    661,332
Harborside Class B Common Stock..........................  6,700,000  5,940,000
Harborside Class C Common Stock..........................  1,580,000    640,000
Harborside Class D Common Stock..........................     20,000     20,000
Common Stock.............................................  9,500,000        --
                                                          ----------  ---------
  Total.................................................. 19,000,000  7,261,332
                                                          ==========  =========

  Holders of shares of Harborside Class A Common Stock and Common Stock are entitled to one vote per share on all matters as to which stockholders may be entitled to vote pursuant to the DGCL. Holders of shares of Harborside Class D Common Stock are entitled to 330 votes per share on all matters as to which stockholders may be entitled to vote pursuant to the DGCL. This number of votes per share results in holders of Harborside Class D Common Stock being entitled in the aggregate to a number of votes equal to the total number of outstanding shares of Harborside Class B Common Stock, Harborside Class C Common Stock and Harborside Class D Common Stock. Holders of Harborside Class B Common Stock or Harborside Class C Common Stock do not have any voting rights, except that the holders of the Harborside Class B Common Stock and Harborside Class C Common Stock have the right to vote as a class to the extent required under the laws of the State of Delaware.

  Upon the occurrence at any future date of a sale of 100% of the outstanding equity securities or substantially all of the assets of the Issuer, a merger as a result of which the ownership of the Harborside Stock is changed to the extent of 100% or a public offering of any equity securities of the Issuer, each share of Harborside Class A Common Stock, Harborside Class B Common Stock, Harborside Class C Common Stock and Harborside Class D Common Stock will convert into one share of Common Stock of the Issuer.

                    DESCRIPTION OF THE NEW CREDIT FACILITY

GENERAL

  As part of the Recapitalization, immediately following the Effective Time, the Issuer and certain of its subsidiaries, including all of the Guarantors and certain of the Subsidiary Non-Guarantors (collectively the "Borrowers"), entered into the New Credit Facility. The New Credit Facility is in an aggregate principal amount of $250.0 million, available as follows: (i) approximately $75.0 million available for the term of the facility on a revolving basis; and (ii) approximately $175.0 million available initially on a revolving basis, but under which loans outstanding on each anniversary of the closing are converted to term loans. In addition, during the first four years of the New Credit Facility, any or all of the full $250.0 million of availability under the New Credit Facility may be used for synthetic lease financings ("Synthetic Lease Financings"). The following is a summary description of the principal terms of the New Credit Facility and is qualified in its entirety by reference to the definitive agreements.

  The obligations of the Borrowers under the New Credit Facility are joint and several. Indebtedness under the New Credit Facility is collateralized by first or second priority security interests in all of the capital stock of certain of the Issuer's subsidiaries and a substantial portion of the personal and real property of the Issuer and certain of its subsidiaries, in each case with certain exceptions. One exception is that subsidiaries of the Issuer were not required to grant such security interests if they were prohibited from doing so by other financial arrangements. Such subsidiaries, together with any subsidiaries that are not Borrowers, are restricted in certain respects, including restrictions on the amount of intercompany loans to and investments in such subsidiaries.

USE OF PROCEEDS

  Provided that the Issuer and its subsidiaries meet certain financial tests and comply with certain collateral requirements, proceeds of loans under the New Credit Facility (the "Loans") may be used for acquisitions, for working capital purposes, for capital expenditures and for general corporate purposes.

SYNTHETIC LEASE FINANCINGS

  The New Credit Facility permits certain real property subject to a Synthetic Lease Financing (including property acquired and constructed within four years of the Closing Date, each a "Property") to be owned by HHC 1998-1 Trust, a Delaware business trust (the "Lessor") established for the benefit of BTD Harborside Inc., Morgan Stanley Senior Funding, Inc. and CSL Leasing, Inc. (the "Investors"). Currently, there are no Properties subject to Synthetic Lease Financing.

  Pursuant to a master lease (the "Lease"), the Lessor will lease the Properties to Harborside of Dayton Limited Partnership, a subsidiary of the Issuer (the "Lessee"). The Lease is a triple net lease, and rent includes basic rent payments sufficient to pay interest on the Loans outstanding to the Lessor under the Synthetic Lease Financing (the "Synthetic Lease Loans") plus an investor yield. The Lease terminates on the sixth anniversary of the Closing Date (the "Maturity Date"). On the Maturity Date, the Lessee must pay, as supplemental rent, for any Property consisting of improvements, an amount equal to the maximum amount under SFAS No. 13 which permits the Lessee to account for the Lease as an operating lease and, for any Property consisting of land, 97% of the Property Cost (as defined below) for such Property (such aggregate payment, the "Maximum Residual Guarantee Amount"). Prior to the Maturity Date and provided no default exists, the Lessee will be able to purchase any Property for the amount of Synthetic Lease Loans and other amounts due under the operative agreements allocable to such Property (such amount, the "Termination Value"). By written notice 12 months prior to the Maturity Date, the Lessee will have the option (and, if the Termination Value of all Properties at such time is less than 75% of the highest Termination Value of all Properties at any prior time, will have the obligation) to purchase all (but not less than all) of the Properties on the Maturity

Date. If the Lessee does not exercise the option to purchase the Properties, it will be required to use its best efforts to market the Properties and to consummate a sale of all Properties on or prior to the Maturity Date.

  The Lessor is able to incur Synthetic Lease Loans consisting of loans from the lenders under the New Credit Facility, in the amount of 95.25% of the Property Cost. The remaining 4.75% of Property Costs are funded by contributions from the Investors ("Investor Contributions"). Proceeds of the Synthetic Lease Loans (other than Investor Contributions) are to be used to finance a maximum of 95.25% of the Property Cost of each Property. These Synthetic Lease Loans (excluding the Investor Contribution) will consist of Tranche A Loans equal to the Maximum Residual Guarantee Amount (not to be less than 87.66% of the aggregate Synthetic Lease Loan amount), with the remaining loan amount consisting of Tranche B Loans. At the time the Synthetic Lease Loans are incurred, the Investors are required to advance the Investor Contribution equal to 4.75% of the Property Cost. Property Cost means the costs and expenses (including ordinary and reasonable "hard" and "soft" costs) incurred to acquire a Property and construct improvements on it. The Issuer and certain of its subsidiaries guarantee all amounts owed by the Lessor with respect to Tranche A Loans. If a default exists, this guaranty will also apply to the amount of Tranche B Loans and Investor Contributions.

CONVERSION OF REVOLVING LOANS

  The New Credit Facility consists of commitments of up to an aggregate of $250.0 million, any of which may be used for Synthetic Lease Financings. On each anniversary of the closing date of the New Credit Facility, all outstanding Loans (other than those that have already been converted as described in this paragraph on a previous anniversary) in excess of $75.0 million will be converted into term loans. This conversion to term loans will be made first to any Synthetic Lease Loans, and then to any Loans otherwise made under the New Credit Facility. All Loans so converted will mature on the sixth anniversary of the closing date of the New Credit Facility.

INTEREST RATES

  Interest accrues quarterly on the Loans with reference to the base rate (the "Base Rate") plus the applicable interest margin. The Issuer may elect that all or a portion of the Loans other than swing line loans (loans available on same day notice) bear interest at the eurodollar rate (the "Eurodollar Rate") plus the applicable interest margin. The Base Rate is defined as the higher of
(i) the federal funds rate, as published by the Federal Reserve Bank of New York, plus .5%, (ii) the secondary market rate for three-month certificates of deposit of money center banks, and (iii) the prime commercial lending rate of The Chase Manhattan Bank ("Chase"). The Eurodollar Rate is defined as the rate at which eurodollar deposits for one, two, three or six months or (if and when available to all of the relevant lenders) nine or 12 months are offered to Chase in the interbank eurodollar market. The applicable interest margin for Base Rate Loans is initially 1.25% per quarter, and the applicable interest margin for Eurodollar Loans is initially 2.25% per quarter. Overdue principal, interest, fees and other amounts owing under the New Credit Facility bear interest at a rate 2% over the rate otherwise applicable thereto. The interest margins for the Loans will be subject to reduction from and after the date on which financial statements are delivered in respect of the first four full fiscal quarters after the Closing Date based on the leverage ratio of the Issuer and its Consolidated Subsidiaries, provided that no default or event of default exists.

MANDATORY AND OPTIONAL PREPAYMENT

  Loans outstanding under the New Credit Facility are required to be prepaid, subject to certain conditions and exceptions, with (i) 100% of the net proceeds of any incurrence of indebtedness, subject to certain exceptions, by the Issuer or its subsidiaries, (ii) 100% of the net proceeds of certain asset dispositions, subject to certain re-investment rights, (iii) 50% of the net proceeds from certain equity issuances by the Issuer and its subsidiaries, subject to certain exceptions and redemption rights, and (iv) commencing with the year ending December 31, 1999, 50% of the excess cash flow (as such term is defined in the New Credit Facility) of the Issuer and its subsidiaries on a consolidated basis. The foregoing mandatory prepayments will be applied to the permanent reduction of the commitments and outstanding amounts under the New Credit Facility and/or, at the Issuer's option, to cash collateralize obligations relating to Synthetic Lease Financings and/or repurchase Properties.

  The New Credit Facility provides that the Issuer may optionally prepay Loans in whole or in part without penalty, subject to minimum prepayments and reimbursement of the lenders' breakage and redeployment costs in the case of prepayment of Eurodollar Rate Loans.

FEES

  The Issuer is required to pay the lenders, on a quarterly basis, a commitment fee of .5% per annum on the average daily unused portion of the New Credit Facility, payable quarterly in arrears. This commitment fee is subject to reduction from and after the date on which financial statements are delivered in respect of the first four fiscal quarters after the Closing Date based on the leverage ratio of the Issuer and its Consolidated Subsidiaries, provided that no default or event of default exists. The Issuer is also required to pay a letter of credit fee in a percentage per annum equal to the interest margin for Eurodollar Loans on the daily average amount available to be drawn under each standby letter of credit and on the maximum face amount of each commercial letter of credit.

COVENANTS

  The New Credit Facility contains certain covenants and other requirements of the Issuer and its subsidiaries. The affirmative covenants provide for, among other things, mandatory reporting by the Issuer of financial and other information to the agent and notice by the Issuer to the agent upon the occurrence of certain events. The affirmative covenants also include standard covenants requiring the Issuer to operate its business in an orderly manner and consistent with past practice.

  The New Credit Facility also contains certain negative covenants and restrictions on actions by the Issuer including, without limitation, restrictions on indebtedness, liens, guarantee obligations, mergers, asset dispositions not in the ordinary course of business, investments, loans, advances and acquisitions, dividends and other restricted junior payments, transactions with affiliates, change in business conducted and prepayment and amendments of subordinated indebtedness. The New Credit Facility requires the Issuer to meet certain financial covenants including cash interest and facility rent coverage ratios and maximum leverage ratios.

EVENTS OF DEFAULT

  The New Credit Facility specifies certain customary events of default including, without limitation, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, ERISA violations and change of control transactions.

  The description of the New Credit Facility set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith.

                         DESCRIPTION OF THE NEW NOTES

GENERAL

  The New Notes will be issued pursuant to the Indenture dated as of July 31, 1998 by and between the Issuer (as successor to MergerCo) and United States Trust Company of New York, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of August 11, 1998 by and among the Issuer, the Guarantors and the Trustee (the "Indenture"). The Old Notes were issued pursuant to the same Indenture (prior to execution of the First Supplemental Indenture). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are subject to all such terms, and Holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and of the Registration Rights Agreement that relates to the Notes are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." All references in this Description of the New Notes to the "Issuer" are limited to Harborside Healthcare Corporation and do not include any of the Issuer's Subsidiaries.

  The Indenture provides for the issuance of additional Notes having identical terms and conditions to the New Notes offered hereby (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the New Notes offered hereby and will vote on all matters with the New Notes offered hereby. For purposes of this "Description of the New Notes," reference to the Notes (including the New Notes) does not include Additional Notes.

  All of the Issuer's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Issuer will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

PRINCIPAL AND MATURITY OF AND INTEREST ON THE NEW NOTES

  The New Notes will be general unsecured senior subordinated obligations of the Issuer and will mature on August 1, 2008. The Old Notes were offered at a substantial discount from their principal amount at maturity and the Accreted Value of the Old Notes accretes from the Issue Date. See "Risk Factors-- Original Issue Discount Consequences" and "U.S. Federal Income Tax Consequences." No interest will accrue on the New Notes until August 1, 2003 (the "Full Accretion Date"), but the Accreted Value will accrete (representing the amortization of original issue discount), between the date of original issuance and such date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount of the New Notes on the Full Accretion Date. The initial Accreted Value per $1,000 principal amount of Old Notes was $585.25 (representing the original purchase price for the Old Notes) and on the date of issuance of the New Notes, the Accreted Value of the New Notes will equal the Accreted Value of the Old Notes on such date. Beginning on August 1, 2003, interest on the New Notes will accrue at the rate of 11% per annum and will be payable in cash semi-annually, in arrears, on February 1 and August 1, commencing on February 1, 2004, to holders of record on the immediately preceding January 15 and July 15. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the New Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the New Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, and interest with respect to any New Notes, the Holders of which have given wire transfer instructions to the Issuer, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose. The New Notes will be issued in denominations of $1,000 of principal amount and integral multiples thereof.

SUBORDINATION

  The Debt evidenced by the New Notes will be unsecured, will be subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Debt of the Issuer, will rank pari passu in right of payment with all existing and future Pari Passu Debt of the Issuer and will be senior in right of payment to all existing and future Subordinated Debt of the Issuer. The New Notes will also be effectively subordinated to any Secured Debt of the Issuer to the extent of the value of the assets securing such Debt. However, payment from the money or the proceeds of Government Notes held in any defeasance trust described under "--Legal Defeasance and Covenant Defeasance" below is not subordinated to any Senior Debt or subject to the restrictions described herein, so long as the payments into the defeasance trust were not prohibited pursuant to the subordination provisions hereinafter described at the time when so paid.

  The indebtedness evidenced by a Note Guarantee will be unsecured, will be subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior Debt of the applicable Guarantor, will rank pari passu in right of payment with all existing and future Pari Passu Debt of such Guarantor and will be senior in right of payment to all existing and future Subordinated Debt of such Guarantor. Each Note Guarantee will also be effectively subordinated to any Secured Debt of the applicable Guarantor to the extent of the value of the assets securing such Debt.

  At June 30, 1998, after giving pro forma effect to the Recapitalization (i) the outstanding Senior Debt of the Issuer and the Guarantors would have been $61.5 million, all of which would have been Secured Debt, (ii) the Issuer and the Guarantors would have had no Pari Passu Debt or Subordinated Debt outstanding, (iii) the total liabilities of the Subsidiaries of the Issuer that are not Guarantors (collectively, the "Subsidiary Non-Guarantors") (including trade payables and deferred taxes but excluding amounts owed to the Issuer or any Guarantor) would have been $29.5 million and (iv) the Issuer and its Subsidiaries would have had $177.4 million of consolidated Debt.

  The Issuer conducts substantially all of its operations through its Subsidiaries and consequently derives substantially all of its income through its Subsidiaries. Claims of creditors of the Subsidiary Non-Guarantors, including trade creditors, generally will have priority with respect to the assets and earnings of such Subsidiary Non-Guarantors over the claims of creditors of the Issuer, including the holders of the New Notes. The New Notes, therefore, will be effectively subordinated to creditors (including trade creditors) of the Subsidiary Non-Guarantors.

  Upon any payment or distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, an assignment for the benefit of creditors or any marshaling of the Issuer's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of New Notes will be entitled to receive any payment with respect to the New Notes, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of New Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of New Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the New Notes without violating the subordination provisions described herein). The term "payment" means, with respect to the New Notes, any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium or any other amount on, of or in respect of the New Notes, any other acquisition of New Notes and any deposit into the trust described under "--Legal Defeasance and Covenant Defeasance" below. The verb "pay" has a correlative meaning.

  The Issuer also may not make any payment or distribution upon or in respect of the New Notes (except from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (a "payment default"), or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms, or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default"), and, in the case of this clause (ii) only, the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuer, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt. Payments on the New Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded, and (b) in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee, shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days. Notwithstanding any other provision hereof, during any 365 day period, there must be at least 180 days where there is no Payment Blockage Notice in effect.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of New Notes may recover less ratably than other creditors of the Issuer including holders of Senior Debt and trade creditors. The Indenture limits, subject to certain financial tests and exceptions, the amount of additional Debt, including Senior Debt, that the Issuer and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock."

  The Note Guarantees are subordinated on a similar basis. See "--Note Guarantees."

NOTE GUARANTEES

  The Issuer's payment obligations under each of the New Notes will be jointly and severally guaranteed by the Guarantors. See Note G to Condensed Consolidated Financial Statements for the six months ended June 30, 1998 for certain financial information relating to the Guarantors. The Note Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor on substantially the same terms as the New Notes are subordinated to Senior Debt of the Issuer. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. In addition, the Indenture provides that the Note Guarantee by HRI will be limited to an amount not to exceed, together with any Debt outstanding under the New Credit Facility, 80% of the aggregate purchase price paid by HRI (which purchase price was approximately $17 million) for the Harborside Healthcare-Pawtuxet Village Nursing and Rehabilitation Center and the Harborside Healthcare-Greenwood Nursing and Rehabilitation Center.

  The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), assumes all the obligations of such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. Notwithstanding the foregoing clause (ii),
(a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor and (b) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Issuer and its Restricted Subsidiaries, then such Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See "--Asset Sales." In addition, the Indenture provides that any Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of the Indenture will be released from its Note Guarantee upon effectiveness of such designation.

OPTIONAL REDEMPTION

  Except as described in the following paragraphs, the New Notes will not be redeemable at the Issuer's option prior to August 1, 2003. Thereafter, the New Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

        YEAR                                              PERCENTAGE
        ----                                              ----------
        2003.............................................  105.500%
        2004.............................................  103.667
        2005.............................................  101.833
        2006 and thereafter..............................  100.000

  In addition, at any time and from time to time, prior to August 1, 2001, the Issuer may redeem up to 35% of the sum of (i) the aggregate principal amount at maturity of Notes and (ii) the aggregate principal amount at maturity of any Additional Notes at a redemption price of 111% of the Accreted Value thereof (determined at the redemption date) to the redemption date, with the net cash proceeds received by the Issuer of a public offering of common stock of the Issuer, provided that at least 65% of the sum of (i) the aggregate principal amount at maturity of Notes and (ii) the aggregate principal amount at maturity of any Additional Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public offering.

  At any time on or prior to August 1, 2003, the New Notes may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof (determined at the redemption date) plus the Applicable Premium to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

  "Applicable Premium" means, with respect to a New Note at any redemption date prior to August 1, 2003, the greater of (i) 1.0% of the Accreted Value of such New Note or (ii) the excess of (A) the present value at such time of the redemption price of such New Note at August 1, 2003 (such redemption price being set forth in the table above), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the Accreted Value of such New Note on the redemption date.

  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 1, 2003, provided, however, that if the period from the redemption date to August 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis (among the Notes and any Additional Notes as one class), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes in a principal amount at maturity of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 days, but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption (or, if such redemption date is prior to the Full Accretion Date, Accreted Value of the Notes will cease to accrete).

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, unless all Notes have been called for redemption pursuant to the provisions described above under the caption "--Optional Redemption," each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to a principal amount at maturity of $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an offer described more fully in the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (or, if such Change of Control Offer occurs prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase).

  The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant, unless notice of redemption of all Notes has then been given pursuant to the provisions described under the caption "--Optional Redemption" above, and such redemption is permitted by the terms of outstanding Senior Debt. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date that payment is made pursuant to the Change of Control Offer (the "Change of Control Payment Date").

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The Change of Control purchase feature is a result of negotiations between the Issuer and the Placement Agents. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings.

  The New Credit Facility prohibits the Issuer from purchasing any Notes, and also provides that certain change of control events with respect to the Issuer will constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party or that may be entered into by Subsidiaries of the Issuer may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility or any such future credit or other agreement. In such circumstances, the subordination provisions in the Indenture would restrict payments to the Holders of Notes.

  The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes and consummates a Change of Control Offer.

  "Change of Control" means the occurrence of any of the following events:

    (i) prior to the first public offering of Voting Stock of the Issuer, the Initial Control Group ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer, whether as a result of the issuance of securities of the Issuer, any merger, consolidation, liquidation or dissolution of the Issuer, any direct or indirect transfer of securities by the Initial Control Group or otherwise (for purposes of this clause (i), the Initial Control Group shall be deemed to beneficially own all Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

    (ii) following the first public offering of Voting Stock of the Issuer
  (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Issuer and (B) the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer (for purposes of this clause (ii), such other person shall be deemed to beneficially own all Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate more than 40% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

    (iii) at any time after the first public offering of common stock of the Issuer, any person other than the Initial Control Group (or their designated board members), (A)(I) nominates one or more individuals for election to the Board of Directors of the Issuer and (II) solicits proxies, authorizations or consents in connection therewith and (B) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Closing Date represents a majority of the Board of Directors of the Issuer following such election.

  "Initial Control Group" means Investcorp, its Affiliates, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Issuer's Capital Stock, any employee benefit plan of the Issuer or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted Transferee of any of the foregoing Persons.

  "Permitted Transferee" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the beneficial ownership of any securities of the Issuer and (iv) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

ASSET SALES

  The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or, in the case of liabilities of a

Guarantor, the Note Guarantee of such Guarantor) that are assumed by the transferee of any such assets, or from which the Issuer and its Restricted Subsidiaries are released in writing by the creditor with respect thereto, and
(y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt shall be deemed, in each case, to be cash for purposes of this provision; provided, further, however, that this clause (ii) shall not apply to any sale of Equity Interests of or other Investments in Unrestricted Subsidiaries.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds, at its option, (a) to repay Senior Debt, Debt of any Restricted Subsidiary or Pari Passu Debt (other than Debt owed to the Issuer or a Subsidiary of the Issuer, and provided that if the Issuer shall so reduce Pari Passu Debt, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders), (b) to invest in properties and assets that will be used or useful in the business of the Issuer or any of its Subsidiaries, or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets, in each case, that will be used or useful in the business of the Issuer or any of its Restricted Subsidiaries; provided that if during such 360 day period the Issuer or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (b) or (c), such 360 day period will be extended for a period not to exceed 180 days with respect to the amount of Net Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement). Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Indenture provides that the Issuer will (i) make an offer to all Holders of Notes, and
(ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Debt of the Issuer in accordance with provisions requiring the Issuer to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts (or accreted value, as applicable) of the Notes and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Notes pursuant to such offer (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest (or, if prior to the Full Accretion Date, 100% of the Accreted Value thereof on the date of purchase, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date, in accordance with the procedures set forth in the Indenture). To the extent that the aggregate principal amount (or, if prior to the Full Accretion Date, the aggregate Accreted Value) of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or Accreted Value, as the case may be) of Notes surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with such securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.


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CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (i) declare or pay any dividend or make any other distribution (including any payment in connection with any merger or consolidation) on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) and dividends payable to the Issuer or any Restricted Subsidiary);

    (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation) any Equity Interests of the Issuer (or any Restricted Subsidiary held by Persons other than the Issuer or any Restricted Subsidiary);

    (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Issuer, except (A) a payment of interest, principal or other related Obligations at Stated Maturity and (B) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Issuer in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

    (iv) make any Restricted Investment

  (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of, and after giving effect to, such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Debt and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii)(A), (iv), (v), (vi)(A) and
   (vii) of the next succeeding paragraph, but including all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of

      (i) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

      (ii) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Issuer (other than Disqualified Stock), in either case after the Issue Date, plus

      (iii) the aggregate principal amount (or accreted value, if less) of Debt or Disqualified Stock of the Issuer or any Restricted Subsidiary issued since the Issue Date (other than to a Restricted Subsidiary) that has been converted into Equity Interests (other than Disqualified Stock) of the Issuer, plus

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

      (iv) 100% of the aggregate net cash received by the Issuer or a Restricted Subsidiary of the Issuer since the Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions or payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries and (B) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, plus

      (v) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

  The foregoing provisions will not prohibit:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;

    (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Debt in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, other Equity Interests (other than any Disqualified Stock) of, or a capital contribution to, the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

    (iii) the redemption, repurchase, retirement, defeasance or other acquisition of (A) Subordinated Debt made by an exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Debt or (B) Subordinated Debt (including Exchange Debentures) or Preferred Equity Interests (other than Subordinated Debt or Preferred Equity Interests held by Affiliates of the Issuer) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt or the certificate of designation governing such Preferred Equity Interests, as the case may be, but only (x) if the Issuer shall have complied with the covenant described under the caption "--Repurchase at the Option of Holders--Change of Control" or "--Asset Sales", as the case may be, and repurchased all Notes tendered pursuant to the offer required by such covenants prior to purchasing or repaying such Subordinated Debt or Preferred Equity Interests, as the case may be, (y) in the case of an Asset Sale, to the extent of the remaining Excess Proceeds offered to Holders pursuant to the Asset Sale Offer and (z) within six months after the date such offer is consummated;

    (iv) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

    (v) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

    (vi) (A) the payment of any regular quarterly dividends in respect of the Exchangeable Preferred Stock in the form of additional shares of Exchangeable Preferred Stock having the terms and conditions set forth in the Certificate of Designation for the Exchangeable Preferred Stock as in effect on the Issue Date; and (B) commencing November 1, 2003, the payment of regular quarterly cash dividends (in the amount no greater than that provided for in the Certificate of Designation for the Exchangeable Preferred Stock as in effect on the Issue Date), out of funds legally available therefor, on any of the shares of Exchangeable Preferred Stock issued on the Issue Date or subsequently issued in payment of dividends in respect of such shares of Exchangeable Preferred Stock issued on the Issue Date, provided that, at the time of and immediately after giving effect to the payment of such cash dividend, no Default or Event of Default shall have occurred and be continuing;


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

    (vii) the exchange of Exchangeable Preferred Stock for Exchange Debentures in accordance with the terms of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date, provided that such exchange is permitted by the "Incurrence of Debt and Issuance of Preferred Stock" covenant; and

    (viii) Restricted Payments in an aggregate amount not to exceed $10.0 million.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, to the extent they do not constitute Permitted Investments at the time such Subsidiary became an Unrestricted Subsidiary, will be deemed to be Restricted Payments made at the time of such designation. The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Issuer and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Issuer. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

  In making the computations required by this covenant, (i) the Issuer or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period and (ii) the Issuer or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the Restricted Subsidiary that are available on the date of determination. If the Issuer makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer's or any Restricted Subsidiary's financial statements affecting Consolidated Net Income of the Issuer for any period.

  For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (3), (4) and (5), of the covenant described under "--Transactions with Affiliates" shall be considered a Restricted Payment for purposes of, or otherwise restricted by, the Indenture.

 Incurrence of Debt and Issuance of Preferred Stock

  The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt and that the Issuer and Guarantors will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Issuer and its Restricted Subsidiaries may incur Debt or issue shares of Disqualified Stock, if the Consolidated Coverage Ratio for the Issuer's most recently ended four full fiscal quarters

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

for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.00 if such four-quarter period ends on or prior to the second anniversary of the Issue Date and 2.00 to 1.00 if it ends thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

  The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

    (i) the incurrence of term and revolving Debt, letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) and other Debt under Credit Facilities (including Guarantees by the Issuer or any of its Subsidiaries of synthetic lease drawings and other loans under the New Credit Facility or of other Debt under Credit Facilities); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (i) does not exceed an amount equal to $250.0 million;

    (ii) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt;

    (iii) the incurrence by the Issuer of Debt represented by the Notes and by the Guarantors of Debt represented by the Note Guarantees;

    (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Debt;

    (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany
  Debt) that was permitted by the Indenture to be incurred;

    (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Issuer and any of its Restricted Subsidiaries, provided, however, that (X) any such Debt of the Issuer shall be subordinated and junior in right of payment to the Notes and (Y)(A) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

    (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (A) principally for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of the Indenture to be outstanding or (B) principally for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

    (viii) the guarantee by the Issuer or any Guarantor of Debt of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

    (ix) Debt of the Issuer in respect of Exchange Debentures issued as payment in kind interest on Exchange Debentures issued upon the exchange of Exchangeable Preferred Stock, to the extent such interest payments are made pursuant to the terms of the Exchange Debenture Indenture; provided the issuance of the Exchange Debentures upon such exchange was permitted by this covenant at the time of such exchange; and

    (x) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the New Credit Facility) in an aggregate principal amount (or accreted

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

  value, as applicable) at any time outstanding pursuant to this clause (x) not to exceed an amount equal to $20.0 million.

  For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided that all outstanding Debt under the New Credit Facility immediately following the Recapitalization shall be deemed to have been incurred pursuant to clause (i) of the definition of Permitted Debt. Accrual of interest and the accretion of accreted value will be deemed not to be an incurrence of Debt for purposes of this covenant.

 Liens

  The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that (i) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under the Indenture, the Notes or any Note Guarantee, as the case may be, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt, or (ii) in any other case, such Lien ranks equally and ratably with or prior to, the Lien securing the other Debt or obligations so secured.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries,
(ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

    (a) Existing Debt,

    (b) the Indenture, the Notes, the Additional Notes, the Exchangeable Preferred Stock and any Additional Exchangeable Preferred Stock, the Exchange Debentures or the Exchange Debenture Indenture and any other agreement entered into after the Issue Date, provided that the encumbrances or restrictions in such agreements are not materially more restrictive than those contained in the foregoing agreements,

    (c) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,

    (d) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired,

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

    (e) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Indenture or
  (3) contained in security agreements or mortgages securing Debt to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages,

    (f) contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

    (g) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the New Credit Facility and its related documentation,

    (h) restrictions on cash or other deposits or net worth imposed by leases, credit agreements or other agreements entered into in the ordinary course of business,

    (i) customary provisions in joint venture agreements and other similar agreements,

    (j) any encumbrances or restrictions created with respect to (i) Debt of Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under the caption "--Incurrence of Debt and Issuance of Preferred Stock" and (ii) Debt of Subsidiary Non-Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under the caption "--Incurrence of Debt and Issuance of Preferred Stock" or operating leases, provided that in the case of this clause (ii) the Board of Directors of the Issuer determines (as evidenced by a resolution of the Board of Directors) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Issuer to make payments of interest and scheduled payments of principal on the Notes, in each case as and when due; and

    (k) any encumbrances or restrictions of the type referred to in clauses
  (i), (ii) and (iii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

 Merger, Consolidation or Sale of all or Substantially all Assets

  The Indenture provides that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

    (i) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;


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

    (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

    (iii) immediately after such transaction no Default or Event of Default exists; and

    (iv) except in the case of a merger of the Issuer with or into a Wholly Owned Restricted Subsidiary of the Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Debt and Issuance of Preferred Stock" or (y) have a Consolidated Coverage Ratio at least equal to the Consolidated Coverage Ratio of the Issuer for such four-quarter reference period.

  Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction.

 Transactions with Affiliates

  The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

    (i) such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

    (ii) the Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

  Notwithstanding the foregoing, the following will not be deemed to be Affiliate Transactions:

     (1) transactions between or among the Issuer and/or its Restricted Subsidiaries;

     (2) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments;"

     (3) employment agreements, employee benefit plans and related arrangements entered into in the ordinary course of business and all payments and other transactions contemplated thereby;


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

     (4) any payments to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Issuer) (A) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Issuer in good faith and (B) of annual management, consulting and advisory fees and related expenses;

     (5) any agreement in effect on the Closing Date (including the Recapitalization Agreement, the Services Agreement (as amended on April 15, 1998) between the Berkshire Companies Limited Partnership and the Issuer and the Brevard lease agreement) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any payment or other transaction contemplated by any of the foregoing; and

     (6) Debt permitted by paragraph (x) of the covenant described under the caption "--Incurrence of Debt and Issuance of Preferred Stock" to the extent such Debt is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person.

 Restriction on Senior Subordinated Debt

  The Indenture provides that (i) the Issuer will not incur any Debt that is expressly subordinate in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur any Debt that is expressly subordinate in right of payment to any Senior Debt and senior in any respect in right of payment to the Note Guarantee of such Guarantor.

 Additional Note Guarantees

  The Indenture provides that all future Subsidiaries of the Issuer who guarantee any Debt of the Issuer under the New Credit Facility, other than Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries, will be Guarantors in accordance with the terms of the Indenture until released from such guarantee of the New Credit Facility.

  Each future Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each future Note Guarantee will be subordinated to Senior Debt of the respective Guarantor on the same basis and to the same extent as the Notes are subordinated to Senior Debt of the Issuer. See "--Subordination."

 Reports

  Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuer will file with the Securities and Exchange Commission (the "Commission"), and provide within 15 days after the Issuer is required to file the same with the Commission, the Trustee and the Holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event the Issuer is not permitted to file such reports, documents and information with the Commission, the Issuer will provide substantially similar information to the Trustee and the Holders, as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of Default with respect to the New Notes:

    (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

    (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

    (iii) failure by the Issuer for 30 days after receipt of a notice specifying such failure to comply with the provisions described under the captions "--Repurchase at Option of Holders--Change of Control," "Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants-- Restricted Payments," "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of all or Substantially all Assets;"

    (iv) failure by the Issuer for 60 days after receipt of a notice specifying such failure to comply with any of its other agreements in the Indenture or the Notes;

    (v) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at the time exceeds $15.0 million;

    (vi) any judgment or decree for the payment of money in excess of $15.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

    (vii) except as permitted by the Indenture, any Note Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

    (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately; provided, however, that if upon such declaration there are any amounts outstanding under the New Credit Facility and the amounts thereunder have not been accelerated, such amounts shall be due and payable upon the earlier of the time such amounts are accelerated or five Business Days after receipt by the Issuer and the Representative of the lenders under the New Credit Facility of such declaration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

  The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or

Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in principal amount at maturity of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the Holders of a majority in principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

  The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of Noteholders. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof actually know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any such Default, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of New Notes and Note Guarantees with respect thereto by accepting a New Note and a Note Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the New Notes and the Note Guarantees with respect thereto. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SATISFACTION AND DISCHARGE

  Upon the request of the Issuer, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, any security agreements relating thereto, the Notes and the Note Guarantees when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under "--Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) the Issuer has paid or caused to be paid all sums payable under the Indenture by the Issuer; or (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture, the security agreements relating thereto, the Notes and the Note Guarantees have been complied with.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Issuer may, at its option and at any time, elect to have all of its and any Guarantor's obligations discharged with respect to the outstanding Notes and any Note Guarantees, as the case may be ("Legal Defeasance") and cure all then existing Events of Default, except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture and the Note Guarantees ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes and the Note Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, and, solely with respect to the Issuer, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes and the Note Guarantees.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuer or the Guarantors must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Notes, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer and the Guarantors must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuer or the Guarantors shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Issuer and the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer or the Guarantors shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; (vi) the Issuer or the Guarantors must have delivered to the Trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Issuer or subject to the "automatic stay" under the Bankruptcy Code or, in the case of Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders;
(vii) the Issuer or the Guarantors must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer or the Guarantors with the intent of preferring the Holders of Notes over the other creditors of the Issuer or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and (viii) the Issuer must deliver to the Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange New Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption or repurchase. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or before any repurchase offer.

  The New Notes will be issued in registered form and the registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the

Holders of a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

    (i) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver,

    (ii) reduce the principal of any Note, change the fixed maturity of any Note, reduce any premium payable upon optional redemption of the Notes or otherwise alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),

    (iii) reduce the rate of or change the time for payment of interest on any Note, or reduce the rate of accretion on the Accreted Value or extend the period during which no interest accrues on the Notes,

    (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

    (v) make any Note payable in money other than that stated in the Notes, or

    (vi) impair the rights of Holders of the Notes to receive payments of principal of or premium, if any, on the Notes, or

    (vii) make any change in the foregoing amendment and waiver provisions, or

    (viii) except as permitted by the Indenture, release any Note Guarantee.

  Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Issuer's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to release any Note Guarantee or collateral in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Notes or that, as determined by the Board of Directors in good faith, does not have a material adverse effect on the legal rights under the
Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest the Trustee must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreements without charge by writing to the Issuer at the following address: Harborside Healthcare Corporation, 470 Atlantic Avenue, Boston, Massachusetts 02110.

BOOK-ENTRY; DELIVERY AND FORM

 Global Note

  Except as set forth below, the New Notes will initially be issued in the form of one or more permanent global Notes in fully registered form without interest coupons (each, a "Global Note"). Upon issuance, each Global Note will be deposited with the Trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC").

  If a holder tendering Old Notes so requests, such holder's New Notes will be issued as described below under "--Certificated Securities" in registered form without coupons (the "Certificated Securities").

  Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

  So long as DTC, or its nominee, is the registered owner or Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

  Payments of the principal of, premium, if any, and interest, on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Issuer, the Trustee nor any Paying Agent will have any responsibility or liability for any aspects of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

  The Issuer expects that DTC will take any action permitted to be taken by a Holder of a Note only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of a Note as to which such participant or participants has or have given direction. However, if there is an Event of Default under the Notes, DTC will exchange the Global Note for Certificated Notes which it will distribute to its participants.

  DTC has advised the Issuer that it is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Certificated Securities

  If (i) the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Issuer is unable to locate a qualified successor within 90 days or (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by DTC of its Global Note, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the New Notes represented by the Global Note. In addition, any person having a beneficial interest in a Global Note or any holder of Old Notes whose Old Notes have been accepted for exchange may, upon request to the Trustee or the Exchange Agent, as the case may be, exchange such beneficial interest or Old Notes for Certificated Securities.

  Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

  Neither the Issuer nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Accreted Value" means, for any date, the amount calculated pursuant to clauses (i), (ii), (iii) or (iv) for each $1,000 principal amount at maturity of Notes:

    (i) if the date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                                           ACCRETED
        SEMI-ANNUAL ACCRUAL DATE                             VALUE
        ------------------------                           ---------
        February 1, 1999.................................. $  617.62
        August 1, 1999.................................... $  651.59
        February 1, 2000.................................. $  687.43
        August 1, 2000.................................... $  725.24
        February 1, 2001.................................. $  765.13
        August 1, 2001.................................... $  807.21
        February 1, 2002.................................. $  851.61
        August 1, 2002.................................... $  898.45
        February 1, 2003.................................. $  947.86
        August 1, 2003.................................... $1,000.00

    (ii) if the date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price of the Old Notes per $1,000 principal amount and (b) an amount equal to the product of (1) the Accreted Value for the Semi-Annual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the Issue Date to the date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

    (iii) if the date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such date and (b) an amount equal to the product of (1) Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

    (iv) if the date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

  "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, (ii) Debt incurred by such specified Person, its Restricted Subsidiaries or such other Person for the purpose of financing the acquisition of such other Person or its assets (provided that such other Person becomes or, in the case of an asset purchase, the person acquiring such assets is, a Restricted Subsidiary and (iii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock or (iii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) or (ii) above. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) (provided that the sale, lease, conveyance or other

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disposition of all or substantially all of the assets of the Issuer will be governed by the provisions of the Indenture described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of all or Substantially all Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer's Subsidiaries (other than director's qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of 2.5% of Total Assets or (b) for net proceeds in excess of 2.5% of Total Assets. Notwithstanding the foregoing, the following will not be Asset Sales: (i) a transfer of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary, (iii) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments" (including any formation of or contribution of assets to a Subsidiary or joint venture), (iv) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Issuer or its Subsidiaries, (v) a disposition, in the ordinary course of business, of a lease of real property, (vi) any disposition of property of the Issuer or any of its Subsidiaries that, in the reasonable judgment of the Issuer, has become uneconomic, obsolete or worn out, (vii) any disposition of property or assets (including any disposition of inventory, accounts receivable and any licensing agreements) in the ordinary course of business, (viii) the sale of Cash Equivalents and Investment Grade Securities or any disposition of cash,
(ix) any exchange of property or assets by the Issuer or a Restricted Subsidiary in exchange for cash or Cash Equivalents or property or assets that will be used or useful in the business conducted by the Issuer or any of its Restricted Subsidiaries, provided any such cash and Cash Equivalents are applied as if they were Net Proceeds of an Asset Sale, and (x) the sale or factoring of receivables on customary market terms pursuant to Credit Facilities but only if the proceeds thereof received by the Issuer and its Restricted Subsidiaries represent the fair market value of such receivables.

  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any similar participation in profits and losses or equity of a Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (ii)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Debt with a rating of "A" or higher from S&P or "A2" or higher from Moody's and having a maturity of not more than one year from the date of acquisition.

  "Closing Date" means August 11, 1998, the date on which HH Acquisition Corp. was merged with and into the Issuer.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in commodities prices.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus (without duplication), to the extent deducted in computing such Consolidated Net Income,
(i) Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period, (ii) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period,
(iii) depreciation and amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including goodwill and the non-cash costs of Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), non-cash amortization of Capital Lease Obligations, and organization costs, (iv) non-cash expenses related to the amortization of management fees paid on or prior to the Closing Date, (v) expenses and charges related to any equity offering or incurrence of Debt permitted to be incurred by the Indenture (including any such expenses or charges relating to the Recapitalization), (vi) the amount of any restructuring charge or reserve, (vii) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, (viii) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (ix) any write-downs, write-offs, and other non-cash charges, items and expenses, (x) the amount of expense relating to any minority interest in a Restricted Subsidiary, and (xi) costs of surety bonds in connection with financing activities, and (B) minus any cash payment for which a reserve or charge of the kind described in clauses (vi), (ix) or (x) of subclause (A) above was taken previously during such period.

  "Consolidated Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Debt (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the "Calculation Date"), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Cash Flow, resulting therefrom, including because of reasonably anticipated cost savings) had occurred on the first day of the four-

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

quarter reference period. If since the beginning of such period any Person
(that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer. If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date).
Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however,
(A) amortization of debt issuance costs, commissions, fees and expenses, (B) customary commitment, administrative and transaction fees and charges and (C) expenses attributable to letters of credit or similar arrangements supporting insurance certificates issued to customers in the ordinary course of business), (ii) any interest expense on Debt of another Person that is Guaranteed by or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (but only to the extent such Guarantee or Lien has then been called upon), and (iii) cash dividends paid in respect of any Preferred Stock of such Person or any Restricted Subsidiary of such Person held by Persons other than the Issuer or a Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (iii) except for purposes of calculating "Consolidated Cash Flow," the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP), (v)

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

to the extent deducted in determining Net Income, the fees, expenses and other costs incurred in connection with the Recapitalization, including payments to management contemplated by the Recapitalization Agreement, shall be excluded, and (vi) to the extent deducted in determining Net Income, any non-cash charges resulting from any write-up, write-down or write-off of assets, of the Issuer and its Restricted Subsidiaries in connection with the Recapitalization, shall be excluded.

  "Credit Facilities" means, with respect to the Issuer, one or more debt facilities (including the New Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, synthetic lease financing, notes, receivables factoring or other financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Restricted Subsidiary is a party or of which it is a beneficiary.

  "Debt" means, with respect to any Person (without duplication), (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness under clause (i) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness of such other Persons, and (iii) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (i) of any other Person; provided, however, that Debt shall not include (a) obligations of the Issuer or any of its Restricted Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (x) such obligations are not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause
(x)) and (y) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition, (b) (A) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of business conducted by the Issuer, including letters of credit in respect of workers' compensation claims, security or lease deposits and self-insurance, provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (B) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn

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against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence, or (c) retentions in connection with purchasing assets in the ordinary course of business of the Issuer and its Restricted Subsidiaries. The amount of any Debt outstanding as of any date shall be the lesser of (i) the accreted value thereof, and (ii) the principal amount thereof, provided that the amount of Permitted Debt under clause (i) or (x) of the definition thereof, at the Issuer's election, but without duplication, may be reduced by the principal amount (not to exceed $7.5 million) of the note receivable issued to the Issuer before the Issue Date in connection with the leasing of certain nursing home facilities in the State of Connecticut.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Debt" means (i) any Debt outstanding under the New Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as "Designated Senior Debt."

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than as a result of a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations. For the avoidance of doubt, Exchangeable Preferred Stock shall not be considered "Disqualified Stock".

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Exchange Debentures" means the 13 1/2% Subordinated Exchange Debentures of the Issuer due 2010 issuable in exchange for the Exchangeable Preferred Stock and any Exchange Debentures issued as payments in kind interest thereon.

  "Exchange Debenture Indenture" means the indenture pursuant to which the Exchange Debentures are to be issued as it may from time to time be amended or supplemented.

  "Exchangeable Preferred Stock" means the Old Preferred Stock, the New Preferred Stock and any 13 1/2% Exchangeable Preferred Stock of the Issuer issued as payment of dividends thereon.

  "Existing Debt" means Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the New Credit Facility) in existence on the Issue Date, until such amounts are repaid.

  "Foreign Subsidiary" means any Subsidiary of the Issuer formed under the laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect as of the Issue Date.

  "Government Notes" means non-callable direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

  "Guarantors" means, at any time after the Closing Date, (i) each of the Issuer's Subsidiaries on the Closing Date, other than the Subsidiary Non-Guarantors on such date, and (ii) each Restricted Subsidiary that executes and delivers a Note Guarantee after the Closing Date, and their respective successors and assigns, in each case until released from its Note Guarantee in accordance with the terms of the Indenture.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

  "Holder" means a Person in whose a name a Note is registered in the register for the Notes.

  "HRI" means Harborside Rhode Island Limited Partnership, a Massachusetts limited partnership.

  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.

  "Investcorp" means Investcorp S.A. and certain affiliates thereof.

  "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents) having maturities of not more than one year from the date of acquisition, (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries having maturities of not more than one year from the date of acquisition, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third to last paragraph of the covenant described above under the caption "--Restricted Payments."

  "Issue Date" means the date on which the Old Notes and the Old Preferred Stock were issued.

  "Issuer" means Harborside Healthcare Corporation.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

  "Net Income" means, with respect to any Person and any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any extraordinary or non-recurring gains or losses or charges and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges and (ii) deferred financing costs written off in connection with the early extinguishment of Debt; provided, however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

  "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium (if any) and interest on Debt that is not subordinated to the Notes required (other than required by clause (a) of the second paragraph of "--Repurchase at the Option of Holders--Asset Sales") to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

  "New Credit Facility" means the collective reference to the Credit Agreement, dated as of August 11, 1998, among the Issuer and certain Subsidiaries of the Issuer named therein and the financial institutions named therein, any Credit Documents (as defined therein) and any related notes, collateral documents, letters of credit, participation agreements, guarantees, and other documents part of or relating to the Synthetic Lease Facility (as defined in the Credit Agreement), including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

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

  "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's Obligations under the Notes.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

  "Officers" means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

  "Officers' Certificate" means a certificate signed by two Officers.

  "Pari Passu Debt" means any Debt of the Issuer or any Guarantor that ranks pari passu with the Notes or the relevant Note Guarantee.

  "Permitted Investments" means (a) any Investment in the Issuer or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in cash, Cash Equivalents or Investment Grade Securities; (c) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary; (d) any securities or other assets received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders-- Asset Sales" or in connection with any other disposition of assets not constituting an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; (f) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business; (g) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement); (h) receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Issuer or such Restricted Subsidiary deems reasonable); (i) any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date; (j) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements otherwise permitted under the Indenture; and (k) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (k) that are at that time outstanding, not to exceed 15.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

  "Permitted Junior Securities" shall mean debt or equity securities of the Issuer or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Issuer that are subordinated to the payment of all Senior Debt at least to the same extent that the Notes are subordinated to the payment of all Senior Debt on the Issue Date, so long as
(i) the effect of the use of this defined term in the subordination provisions described under the caption "--Subordination" is not to cause the Notes to be treated as part of (a) the same class of claims as the Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any

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case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Issuer and (ii) to the extent that any Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt not paid in full in cash.

  "Permitted Liens" means (i) Liens securing Senior Debt of the Issuer and Guarantors and unsubordinated Debt of a Subsidiary Non-Guarantor (in each case including related Obligations) that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Issuer or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or a Restricted Subsidiary, as the case may be; (iv) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those acquired; (v) banker's Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) without limitation of clause (i), Liens to secure Acquired Debt; (vii) Liens existing on the Closing Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Restricted Subsidiary; (x) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (xi) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (xii) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, that do not in the aggregate materially detract from the aggregate value of the properties of the Issuer and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Issuer and its Subsidiaries on the properties subject thereto, taken as a whole; (xiii) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit; (xiv) (A) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary on the Issue Date and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property; (xv) leases or subleases to third parties; (xvi) Liens in connection with workmen's compensation obligations and general liability exposure of the Issuer and its Restricted Subsidiaries;

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(xvii) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default; (xviii) Liens securing Hedging Obligations entered into in the ordinary course of business; (xix) without limitation of clause (i), Liens securing Permitted Refinancing Debt permitted to be incurred under the Indenture or amendments or renewals of Liens that were permitted to be incurred, provided, in each case, that (A) such Liens do not extend to an additional property or asset of the Issuer or a Restricted Subsidiary and (B) such Liens do not secure Debt in excess of the amount of Permitted Refinancing Debt permitted to be incurred under the Indenture or the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt (plus the amount of reasonable premium and fees and expenses incurred in connection therewith) secured by the Lien being amended or renewed, as the case may be; (xx) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer, and (xxi) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Issuer or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the issuer or such Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included.

  "Permitted Refinancing Debt" means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with the Indenture; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith); (ii) in the case of term Debt, (1) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of those under the Debt being refinanced and (B) the maturity date of the Notes and (2) such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and the Weighted Average Life to Maturity of the Notes; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is incurred either by the Issuer or by its Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded. The Issuer may Incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the Incurrence of such Permitted Refinancing Debt, the Issuer shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

  "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. With respect to the Issuer, "Preferred Stock" includes the Exchangeable Preferred Stock.

  "Preferred Equity Interests" means Preferred Stock and all warrants, options or other rights to acquire Preferred Stock (but excluding any debt security that is convertible into, or exchangeable for, Preferred Stock).


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

  "Recapitalization" means the recapitalization of Harborside Healthcare Corporation pursuant to which HH Acquisition Corp. was merged with and into the Issuer and the financing transactions related thereto.

  "Recapitalization Agreement" means the Agreement and Plan of Merger dated as of April 15, 1998 by and between HH Acquisition Corp. and Harborside Healthcare Corporation, as amended through the Closing Date.

  "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Secured Debt" means any Debt of the Issuer or any Subsidiary secured by a Lien.

  "Senior Debt" means (i) all Debt of the Issuer or any Guarantor outstanding under the New Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Debt (including Acquired Debt) permitted to be incurred by the Issuer or any Guarantor under the terms of the Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the relevant Note Guarantee and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by the Issuer, (w) any Debt of the Issuer or any Guarantor to any of its Subsidiaries, officers, employees or other Affiliates (other than Debt under any Credit Facility to any such Affiliate), (x) any trade payables, (y) that portion of Debt incurred in violation of the covenant described above under "Incurrence of Debt and Preferred Stock" (but as to any such Debt under any Credit Facility, such violation shall be deemed not to exist for purposes of this clause (y) if the lenders have obtained a representation from a Senior Officer of the Issuer to the effect that the issuance of such Debt does not violate such covenant) or (z) any Debt or obligation of the Issuer or any Guarantor which is expressly subordinated in right of payment to any other Debt or obligation of the Issuer or such Guarantor, as applicable, including any Subordinated Debt of the Issuer.

  "Senior Officer" means the Chief Executive Officer or the Chief Financial Officer of the Issuer.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

"Specified Affiliate Payments" means:

    (i) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions pursuant to this clause (i) (without giving effect to

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

  the immediately following proviso) of $10.0 million in any calendar year) and no payment default on Senior Debt or the Notes shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Issuer (including by way of capital contribution) since the Issue Date from the sale of Equity Interests of the Issuer to employees, directors, officers or consultants of the Issuer or its Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from clause (c)(ii) of the first paragraph under the covenant described under the caption "--Certain Covenants--Restricted Payments") plus (B) the cash proceeds from key man life insurance policies received by the Issuer and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and provided, further, that cancellation of Debt owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of the Indenture;

    (ii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;

    (iii) payments by the Issuer to shareholders or members of management of the Issuer and its Subsidiaries in connection with the Recapitalization; and

    (iv) payments or transactions permitted under clause (5) of the second paragraph of the covenant described under "--Certain Covenants--Transaction with Affiliates;

  "Stated Maturity" means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

  "Subordinated Debt" means any Debt of the Issuer or any Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes or the applicable Note Guarantee pursuant to written agreement.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless the context otherwise requires, "Subsidiary" refers to a Subsidiary of the Issuer.

  "Subsidiary Non-Guarantors" means (i) each of the Subsidiaries of the Issuer on the Closing Date that do not issue or are released from a Note Guarantee,
(ii) each Unrestricted Subsidiary, and (iii) each Restricted Subsidiary formed or acquired after the Closing Date that does not execute and deliver or is released from a Note Guarantee.

  "Total Assets" means, at any time, the total consolidated assets of the Issuer and its Restricted Subsidiaries at such time.

  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, and (ii) any Subsidiary of an

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

Unrestricted Subsidiary; but in the case of any Subsidiary referred to in clause (i) (or any Subsidiary of any such Subsidiary) only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; and (b) except in the case of a Foreign Subsidiary, is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary referred to in clause
(ii) of the first sentence of this definition (or any Subsidiary thereof) would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Debt is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock," the Issuer shall be in default of such covenant). The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Issuer of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Debt is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, excluding, however, Exchangeable Preferred Stock.

  "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                    DESCRIPTION OF THE NEW PREFERRED STOCK

GENERAL

  The New Preferred Stock will be issued by the Issuer pursuant to the Certificate of Designation. The Old Preferred Stock was issued pursuant to the same Certificate of Designation. The summary contained herein of certain provisions of the New Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation. Copies of the Certificate of Designation may be obtained from the Secretary of State of Delaware or as set forth in "Available Information" above. Definitions of certain capitalized terms used in the Certificate of Designation and in the following summary are set forth below under "Description of Exchange Debentures--Certain Definitions."

  The Issuer is authorized to issue 500,000 shares of Preferred Stock, of which the Certificate of Designation designates as 13 1/2% Exchangeable Preferred Stock the 40,000 shares of Old Preferred Stock issued in the Old Securities Offering, plus up to 40,000 additional shares of New Preferred Stock which may be issued hereby in exchange for the shares of Old Preferred Stock initially issued, plus up to 40,000 additional shares of Preferred Stock which, among other things, may be used to pay certain dividends on the Old Preferred Stock or the New Preferred Stock at the election of the Issuer. Up to 1,365 shares of New Preferred Stock are being offered hereby in exchange for the 1,365 shares of Old Preferred Stock that will be used to pay the dividend payable on the outstanding shares of Old Preferred Stock on November 1, 1998.

  In addition, the Certificate of Designation provides for the issuance (subject to a maximum of 250,000 shares, including the 120,000 shares described above) of additional shares of Preferred Stock having identical terms and conditions to the initial 120,000 shares of Exchangeable Preferred Stock (the "Additional Exchangeable Preferred Stock"). Any shares of Additional Exchangeable Preferred Stock will be part of the same issue as the initial 120,000 shares of Exchangeable Preferred Stock and will vote as one class with such Exchangeable Preferred Stock on all matters subject to a vote by the Holders thereof. All references in this Description of the Exchangeable Preferred Stock to "Exchangeable Preferred Stock" include any Additional Exchangeable Preferred Stock and any references to "Exchange Debentures" include any Exchange Debentures issued in exchange for Additional Exchangeable Preferred Stock, unless the context otherwise requires.

  Subject to certain conditions, the New Preferred Stock will be exchangeable for Exchange Debentures at the option of the Issuer on any dividend payment date. The New Preferred Stock, when issued in exchange for Old Preferred Stock, will be fully paid and non-assessable, and the Holders thereof will not have any subscription or preemptive rights related thereto. United States Trust Company of New York will be the transfer agent and registrar for the New Preferred Stock.

RANKING

  The New Preferred Stock will, with respect to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer, rank (i) senior to all other classes of Capital Stock of the Issuer established after July 29, 1998 by the Board of Directors of the Issuer the terms of which do not expressly provide that it ranks on a parity with the Exchangeable Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer (collectively referred to with the common stock of the Issuer as "Junior Securities"); and (ii) on a parity with each series of Preferred Stock established after July 29, 1998 by the Board of Directors of the Issuer, the terms of which expressly provide that such class will rank on a parity with the Exchangeable Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer (collectively referred to as "Parity Securities").

  Creditors of the Issuer will have priority over the Holders of the New Preferred Stock with respect to claims on the assets of the Issuer. In addition, creditors and stockholders of the Issuer's Subsidiaries will have priority over the New Preferred Stock with respect to claims on the assets of such Subsidiaries.

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

DIVIDENDS

  New Preferred Stock Holders will be entitled to receive, when, as and if declared by the Board of Directors of the Issuer, out of funds legally available therefor, dividends on the New Preferred Stock at a rate per annum equal to 13 1/2% of the liquidation preference per share of New Preferred Stock. All dividends on the New Preferred Stock, as on the Old Preferred Stock, will be cumulative, whether or not earned or declared, on a daily basis from the date of issuance and will be payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing on the first such date after issuance. On or before August 1, 2003, the Issuer may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Exchangeable Preferred Stock ("Dividend Shares") having an aggregate liquidation preference equal to the amount of such dividends. After August 1, 2003, dividends may be paid only in cash. It is not expected that the Issuer will pay any dividends in cash for any period ending on or prior to August 1, 2003. The terms of certain debt instruments of the Issuer, including the New Credit Facility and the Notes, contain restrictions on the Issuer's ability to pay cash dividends and future agreements may contain similar restrictions. See "Risk Factors--Substantial Leverage; Debt Service Obligations," "Risk Factors--Restrictive Covenants," "Description of the New Notes," and "Description of the New Credit Facility."

  In the event that dividends with respect to the New Preferred Stock are paid in Dividend Shares, and U.S. federal withholding tax or backup withholding is due with respect to such dividends, the Issuer or the withholding agent, as the case may be, may retain all or a portion of the Dividend Shares until such time as such shares have been reduced to cash sufficient to satisfy the requisite withholding tax or backup withholding obligations on such Dividend Shares. See "Certain U.S. Federal Income Tax Consequences."

  No dividends may be declared or paid (whether in cash, additional Parity Securities or otherwise) or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash is set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so declared, paid or funds therefor set aside, as the case may be, the Exchangeable Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Exchangeable Preferred Stock. Preferred Stock Holders will not be entitled to any dividends, whether payable in cash, in additional Exchangeable Preferred Stock, property or stock, in excess of the full cumulative dividends as herein described.

OPTIONAL REDEMPTION

  The New Preferred Stock may be redeemed for cash (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after August 1, 2003, in whole or in part, at the option of the Issuer, at the following redemption prices (expressed as percentages of the liquidation preference thereof) if redeemed during the 12-month period beginning August 1 of each of the years set forth below, in each case together with an amount in cash equal to all accumulated and unpaid dividends, if any (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date):

        YEAR                                              PERCENTAGE
        ----                                              ----------
        2003.............................................  106.750%
        2004.............................................  104.500
        2005.............................................  102.250
        2006 and thereafter..............................  100.000

  In addition, at any time and from time to time prior to August 1, 2001, the Issuer may redeem up to 35% of the Exchangeable Preferred Stock, at the option of the Issuer, at a redemption price equal to 113.5% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends thereon, if any, to the redemption date (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), with the net cash proceeds received by the Issuer of a public offering of common stock of the Issuer, provided that such redemption shall occur within 60 days of the date of the closing of such public offering.

  At any time on or prior to August 1, 2003, the Exchangeable Preferred Stock may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the liquidation preference thereof, if any, to the redemption date, plus an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date) plus the Applicable Premium.

  "Applicable Premium" means, with respect to a share of Exchangeable Preferred Stock at any redemption date, the greater of (i) 1.0% of the liquidation preference thereof or (ii) the excess of (A) the present value at such time of the redemption price of such share of Exchangeable Preferred Stock at August 1, 2003 (such redemption price being set forth in the table above), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the liquidation preference of such Exchangeable Preferred Stock, if greater.

  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 1, 2003, provided, however, that if the period from the redemption date to August 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

  No optional redemption may be authorized or made unless prior thereto or contemporaneously therewith full unpaid cumulative dividends shall have been paid or a sum shall have been set apart for such payment on the Exchangeable Preferred Stock.

  In the event of partial redemptions of Exchangeable Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Issuer, except that the Issuer may redeem such shares held by any Holders of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement. The terms of certain debt instruments of the Issuer, including the New Credit Facility and the Notes, restrict, directly or indirectly, the ability of the Issuer to redeem the Exchangeable Preferred Stock, and future agreements to which the Issuer or its subsidiaries are parties may contain similar restrictions. See "Description of the New Notes-- Certain Covenants" and "Description of the New Credit Facility."

MANDATORY REDEMPTION

  On August 1, 2010, the Issuer will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchangeable Preferred Stock at a price equal to the then effective liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends thereon. The Issuer will not be required to make sinking fund payments with respect to the Exchangeable Preferred Stock.

PROCEDURES FOR REDEMPTIONS

  On and after a redemption date, unless the Issuer defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of Exchangeable Preferred Stock called for redemption and all rights of Holders of such shares will terminate except for the right to receive the redemption price plus accumulated and unpaid dividends thereon, but without interest. The Issuer will send a written notice of redemption by first class mail to each Holder of record of shares of Exchangeable Preferred Stock, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption.

  Shares of Exchangeable Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Issuer undesignated as to series, and may with any and all other authorized but unissued shares of Preferred Stock of the Issuer be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Issuer, except that any issuance or reissuance of shares of Exchangeable Preferred Stock must be in compliance with the Certificate of Designation.

REPURCHASE AT THE OPTION OF EXCHANGEABLE PREFERRED STOCK HOLDERS UPON CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, unless all Exchangeable Preferred Stock has been called for redemption pursuant to the provisions described above under the caption "--Optional Redemption," each Exchangeable Preferred Stock Holder will have the right to require the Issuer to repurchase all or any part of such Holder's Exchangeable Preferred Stock pursuant to the offer described more fully in the Certificate of Designation (the "Exchangeable Preferred Change of Control Offer") at an offer price in cash (the "Exchangeable Preferred Change of Control Payment") equal to 101% of the aggregate liquidation preference thereof plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the repurchase date to the repurchase date), if any, to the date of repurchase.

  The Certificate of Designation provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchangeable Preferred Stock required by this covenant, unless notice of redemption of all Exchangeable Preferred Stock has then been given pursuant to the provisions described under the caption "--Optional Redemption" above and such redemption is permitted by the terms of outstanding Senior Debt. The Issuer will publicly announce the results of the Exchangeable Preferred Change of Control Offer on or as soon as practicable after the date that payment is made pursuant to the Exchangeable Preferred Change of Control Offer (the "Exchangeable Preferred Change of Control Payment Date").

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Certificate of Designation are applicable. Except as described above with respect to a Change of Control, the Certificate of Designation does not contain provisions that permit the

Exchangeable Preferred Stock Holders to require that the Issuer repurchase or redeem the Exchangeable Preferred Stock in the event of a takeover, recapitalization or similar transaction. The Change of Control purchase feature is a result of negotiations between the Issuer and the Placement Agents. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Certificate of Designation, but that could increase the amount of indebtedness or Junior Securities or Parity Securities outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings.

  The New Credit Facility prohibits the Issuer from purchasing any Exchangeable Preferred Stock and also provides that certain change of control events with respect to the Issuer will constitute a default thereunder. The Indenture requires an offer to be made to repurchase all outstanding Notes upon a Change of Control, unless all Notes have then been called for redemption, and restricts the ability of the Issuer to purchase Exchangeable Preferred Stock until such offer has been made or no Notes remain outstanding. See "Description of the New Notes--Repurchase at the Option of Holders--Change of Control" and "--Certain Covenants--Restricted Payments." Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party or that may be entered into by Subsidiaries of the Issuer may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Exchangeable Preferred Stock, the Issuer could seek the consent of its lenders and Holders of the Notes to the purchase of Exchangeable Preferred Stock or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Exchangeable Preferred Stock. In such case, the Issuer's failure to purchase tendered Exchangeable Preferred Stock would constitute a Voting Rights Triggering Event under the Certificate of Designation which would, in turn, constitute a default under the New Credit Facility or any such future credit or other agreement. In any event, the ability of the Issuer to purchase all Notes tendered upon a Change of Control or repay any such other borrowings will be limited by the Issuer's financial resources. See "Risk Factors--Potential Inability to Fund a Change of Control Offer."

  The Issuer will not be required to make an Exchangeable Preferred Change of Control Offer upon a Change of Control if a third party makes and consummates an Exchangeable Preferred Change of Control Offer.

"Change of Control" means the occurrence of any of the following events:

    (i) prior to the first public offering of Voting Stock of the Issuer, the Initial Control Group ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer, whether as a result of the issuance of securities of the Issuer, any merger, consolidation, liquidation or dissolution of the Issuer, any direct or indirect transfer of securities by the Initial Control Group or otherwise (for purposes of this clause (i), the Initial Control Group shall be deemed to beneficially own all Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

    (ii) following the first public offering of Voting Stock of the Issuer
  (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Issuer and (B) the Initial Control Group "beneficially owns" (as defined in clause
  (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer (for purposes of this clause (ii), such other person shall be deemed to beneficially own all Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate more than 40% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

    (iii) at any time after the first public offering of common stock of the Issuer, any person other than the Initial Control Group (or their designated board members), (A)(I) nominates one or more individuals for election to the Board of Directors of the Issuer and (II) solicits proxies, authorizations or consents in connection therewith and (B) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Closing Date represents a majority of the Board of Directors of the Issuer following such election.

  "Initial Control Group" means Investcorp, its Affiliates, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Issuer's Capital Stock, any employee benefit plan of the Issuer or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted Transferee of any of the foregoing Persons.

  "Permitted Transferee" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the beneficial ownership of any securities of the Issuer and (iv) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, Holders of Exchangeable Preferred Stock will be entitled to be paid, out of the assets of the Issuer available for distribution, the liquidation preference per share, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of the Issuer. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Exchangeable Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Issuer in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the Holders of shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets of the Issuer. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Issuer nor the consolidation or merger of the Issuer with or into one or more corporations will be deemed to be a liquidation, dissolution or winding-up of the Issuer.

  The Certificate of Designation does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Exchangeable Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Exchangeable Preferred Stock. In addition, the Issuer is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Issuer) that requires a restriction upon any surplus of the Issuer solely because the liquidation preference of the Exchangeable Preferred Stock will exceed its par value. Consequently, there will be no restriction upon any surplus of the Issuer solely because the liquidation preference of the Exchangeable Preferred Stock will exceed the par value and there will be no remedies available to Holders of the Exchangeable Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Issuer, solely by reason of the fact that such dividend would reduce the surplus of the Issuer to an amount less than the difference between the liquidation preference of the Exchangeable Preferred Stock and its par value.

VOTING RIGHTS

  Exchangeable Preferred Stock Holders will have no voting rights with respect to any matters except as provided by law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (i) dividends on the Exchangeable Preferred Stock are in arrears and unpaid (or, in the case of dividends payable after August 1, 2003, are not paid in cash) for six quarterly periods (whether or not consecutive), (ii) the Issuer fails to discharge any redemption obligation with respect to the Exchangeable Preferred Stock (whether or not such redemption is prohibited by the terms of the New Credit Facility, the Notes or any other obligation of the Issuer), (iii) the Issuer fails to redeem or make an offer to purchase all of the outstanding shares of Exchangeable Preferred Stock following a Change of Control (whether or not the Issuer is permitted to do so by the terms of the New Credit Facility, the Notes or any other obligation of the Issuer) or fails to purchase shares of Exchangeable Preferred Stock from Holders who elect to have such shares purchased pursuant to the Exchangeable Preferred Change of Control Offer, (iv) a breach or violation of the provisions described under the caption "--Certain Covenants" occurs and the breach or violation continues for a period of 90 days or more after the Issuer receives notice thereof specifying the default from Holders of at least 25% of the Exchangeable Preferred Stock then outstanding, or (v) the Issuer or any Significant Subsidiary fails to pay any Debt within any applicable grace period after final maturity (a "Payment Default"), or the acceleration of any such Debt by the holders thereof because of a default, so long as the total amount of such Debt unpaid or accelerated exceeds $15 million or its foreign currency equivalent, then the number of directors constituting the Board of Directors of the Issuer will be adjusted to permit the Holders of the majority of the then outstanding Exchangeable Preferred Stock, voting separately as a class, to elect two directors. Each such event described in clauses (i) through (v) above is referred to herein as a "Voting Rights Triggering Event." Voting rights arising as a result of a Voting Rights Triggering Event will continue until (1) in the case of any Voting Rights Triggering Event under clause (i) of the definition thereof, such time as all dividends in arrears on the Exchangeable Preferred Stock are paid in full (and after August 1, 2003, are paid in cash) and (2) in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding (and, in the case of any acceleration referred to in clause (v) of the definition of "Voting Rights Triggering Event," such acceleration has been rescinded), at which time the term of the directors elected pursuant to the provisions of this paragraph shall terminate automatically.

  In addition, the Certificate of Designation provides that the Issuer may not amend the Certificate of Designation so as to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of the Exchangeable Preferred Stock, without the affirmative vote or consent of the

Holders of in excess of 50% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class; provided that (a) the creation, authorization or issuance of any shares of Junior Securities or any Parity Securities, (b) the decrease in the amount of authorized Capital Stock of any class, including any Exchangeable Preferred Stock, or (c) the increase in the amount of authorized Capital Stock of any class of Junior Securities or Parity Securities (including Exchangeable Preferred Stock) shall not require the consent of the Holders of Exchangeable Preferred Stock and shall not be deemed to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of shares of Exchangeable Preferred Stock. The Holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class, may also waive compliance with any provision of the Certificate of Designation.

  Under Delaware law, Holders of Exchangeable Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the special rights, powers, preferences or privileges of the shares of such class so as to affect them adversely. Notwithstanding the foregoing, without the consent of any Holder of Exchangeable Preferred Stock, the Issuer may amend or supplement the Certificate of Designation to (i) cure any ambiguity, defect or inconsistency in the Certificate of Designation or (ii) make any change that, as determined by the Board of Directors in good faith, does not have a material adverse effect on the legal rights under the Certificate of Designation of any such Holder.

CERTAIN COVENANTS

  The sole remedy to Holders of Exchangeable Preferred Stock in the event of the Issuer's failure to comply with any of the covenants described below and the sole consequence of any such failure will be the voting rights described above.

 Restricted Payments

  The Certificate of Designation provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (i) declare or pay any dividend or make any other distribution (including any payment in connection with any merger or consolidation) on account of any Junior Equity Interests of the Issuer or Equity Interests of any Restricted Subsidiary (other than dividends or distributions payable in Junior Equity Interests of the Issuer or Equity Interests of any Restricted Subsidiary (other than Disqualified Stock) and dividends payable to the Issuer or any Restricted Subsidiary);

    (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation) any Junior Equity Interests of the Issuer or any Equity Interests of any Restricted Subsidiary held by Persons other than the Issuer or any Restricted Subsidiary; or

    (iii) make any Restricted Investment

  (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of, and after giving effect to, such Restricted Payment:

     (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Debt and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iv) and (v) of the next succeeding paragraph, but including all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of

      (i) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

      (ii) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Junior Equity Interests of the Issuer (other than Disqualified Stock), in either case after the Issue Date, plus

      (iii) the aggregate principal amount (or accreted value, if less) of Debt, Disqualified Stock or Equity Interests (other than Junior Equity Interests) of the Issuer or any Restricted Subsidiary issued since the Issue Date (other than to a Restricted Subsidiary) that has been converted into Junior Equity Interests (other than Disqualified Stock) of the Issuer, plus

      (iv) 100% of the aggregate net cash received by the Issuer or a Restricted Subsidiary of the Issuer since the Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions or payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries, and (B) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, plus

      (v) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

  The foregoing provisions will not prohibit:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Certificate of Designation;

    (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Junior Equity Interests of the Issuer or Equity Interests of any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of other Junior Equity Interests of the Issuer or Equity Interests of any Restricted Subsidiary, or a capital contribution with respect to Junior Equity Interests of the Issuer (other than, in each case, any sale of or capital contribution in respect of Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

    (iii) the redemption, repurchase, retirement, defeasance or other acquisition of Junior Equity Interests upon a Change of Control to the extent required by the agreement or certificate of designation governing such Junior Equity Interests, but only (x) if the Issuer shall have complied with the covenant described under the caption "Repurchases at the Option of Holders Upon Change of Control" and repurchased all Exchangeable Preferred Stock tendered pursuant to the offer required by such covenant prior to purchasing or repaying such Junior Equity Interests, and (y) within six months after the date such offer is consummated;

    (iv) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

    (v) to the extent constituting Restricted Payments, the Specified Affiliate Payments; and

    (vi) Restricted Payments in an aggregate amount not to exceed $10 million.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Voting Rights Triggering Event. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, to the extent they do not constitute Permitted Investments at the time such Subsidiary became an Unrestricted Subsidiary, will be deemed to be Restricted Payments made at the time of such designation. The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Issuer and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Issuer. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

  In making the computations required by this covenant, (i) the Issuer or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period and (ii) the Issuer or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the Restricted Subsidiary that are available on the date of determination. If the Issuer makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of the Certificate of Designation, such Restricted Payment will be deemed to have been made in compliance with the Certificate of Designation notwithstanding any subsequent adjustments made in good faith to the Issuer's or any Restricted Subsidiary's financial statements, affecting Consolidated Net Income of the Issuer for any period.

  For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (3), (4) and (5) of the covenant described under "Certain Covenants--Transactions with Affiliates" shall be considered a Restricted Payment for purposes of, or otherwise restricted by, the Certificate of Designation.

 Incurrence of Debt and Issuance of Preferred Stock

  The Certificate of Designation provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt and that the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and its Restricted Subsidiaries may incur Debt or issue shares of Disqualified Stock and the Issuer's Restricted Subsidiaries may issue Preferred Stock, if the Consolidated Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least
1.75 to 1.00 if such four-quarter period ends on or prior to the second anniversary of the Issue Date and 2.00 to 1.00 if it ends thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

  The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

    (i) the incurrence of term and revolving Debt, letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) and other Debt under Credit Facilities (including Guarantees by the Issuer or any of its Subsidiaries of synthetic lease drawings and other loans under the New Credit Facility or of other Debt under Credit Facilities); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (i) does not exceed an amount equal to $250.0 million;

    (ii) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt;

    (iii) the incurrence by (A) the Issuer of Debt represented by the Notes and the Exchange Debentures and (B) the Guarantors of Debt represented by the Note Guarantees;

    (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Debt;

    (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany
  Debt) that was permitted by the Certificate of Designation to be incurred;

    (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Issuer and any of its Restricted Subsidiaries, provided, however, that (A) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

    (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (A) principally for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of the Certificate of Designation to be outstanding or (B) principally for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

    (viii) the guarantee by the Issuer or any Restricted Subsidiary of Debt of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; and

    (ix) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the New Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (ix) not to exceed an amount equal to $20.0 million.

  For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided that all outstanding Debt under the New Credit Facility immediately following the Recapitalization shall be deemed to have been incurred pursuant to clause (i) of the definition of Permitted Debt. Accrual of interest and the accretion of accreted value will be deemed not to be an incurrence of Debt for purposes of this covenant.

 Merger, Consolidation or Sale of all or Substantially all Assets

  The Certificate of Designation provides that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

    (i) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (ii) the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of the surviving entity having in respect of such surviving entity substantially the same rights and privileges that the Exchangeable Preferred Stock had immediately prior to such transaction with respect to the Issuer and shall not be subordinated to any Preferred Stock of the surviving entity;

    (iii) immediately after such transaction no Voting Rights Triggering Event shall exist; and

    (iv) except in the case of a merger of the Issuer with or into a Wholly Owned Restricted Subsidiary of the Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Debt and Issuance of Preferred Stock" or (y) have a Consolidated Coverage Ratio at least equal to the Consolidated Coverage Ratio of the Issuer for such four-quarter reference period;

  Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction.

 Transactions with Affiliates

  The Certificate of Designation provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

    (i) such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

    (ii) the Issuer delivers to the transfer agent (a) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

  Notwithstanding the foregoing, the following will not be deemed to be Affiliate Transactions:

    (1) transactions between or among the Issuer and/or its Restricted Subsidiaries;

    (2) Permitted Investments and Restricted Payments that are permitted by the provisions of the Certificate of Designation described above under the caption "--Restricted Payments;"

    (3) employment agreements, employee benefit plans and related arrangements entered into in the ordinary course of business and all payments and other transactions contemplated thereby;

    (4) any payments to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Issuer) (A) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Issuer in good faith and (B) of annual management, consulting and advisory fees and related expenses;

    (5) any agreement in effect on the Closing Date (including the Recapitalization Agreement, the Services Agreement (as amended on April 15,
  1998) between the Berkshire Companies Limited Partnership and the Issuer and the Brevard lease agreement) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any payment or other transaction contemplated by any of the foregoing; and

    (6) Debt permitted by paragraph (ix) of the covenant described under the caption "--Incurrence of Debt and Issuance of Preferred Stock" to the extent such Debt is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person.

 Reports

  Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuer will file with the Commission, and provide, within 15 days after the Issuer is required to file the same with the Commission, the Trustee and the Holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event the Issuer is not permitted to file such reports, documents and information with the Commission, the Issuer will provide substantially similar information to the Trustee and the Holders, as if the Issuer were subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act.

EXCHANGE

  The Issuer may at its option exchange all, but not less than all, of the then outstanding shares of Exchangeable Preferred Stock into Exchange Debentures on any dividend payment date, provided that on the date of such exchange such exchange is permitted by the terms of the indenture pursuant to which the Notes are issued and the New Credit Facility. The Issuer shall send a written notice of exchange by mail to each Holder of shares of Exchangeable Preferred Stock, which notice shall state, among other things, (i) that the Issuer is exercising its option to exchange the Exchangeable Preferred Stock for Exchange Debentures pursuant to the Certificate of Designation and (ii) the date of exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which such notice is mailed. On the Exchange Date, Holders of outstanding shares of Exchangeable Preferred Stock will be entitled to receive a principal amount of Exchange Debentures equal to the liquidation preference per share, plus an amount in cash (or, on or prior to August 1, 2003, in principal amount of Exchange Debentures) equal to all accumulated and unpaid dividends (including an amount equal to a prorated dividend for the period from the dividend payment date immediately prior to the Exchange Date to the Exchange Date), as provided below.

  The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Exchangeable Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each Holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which his or her shares of Exchangeable Preferred Stock entitle him or her, provided that the Issuer may, at its option, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. On and after the Exchange Date, dividends will cease to accumulate on the outstanding shares of Exchangeable Preferred Stock, and all rights of the Holders of Exchangeable Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the accumulated and unpaid dividends to the Exchange Date (or, on or prior to August 1, 2003, in principal amount of Exchange Debentures) and if the Issuer so elects, cash in lieu of any Exchange Debenture that is in an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for any purposes as the registered Holder of such Exchange Debentures.

  The New Credit Facility and the Indenture contain limitations with respect to the Issuer's ability to issue the Exchange Debentures, and any future credit agreements or other agreements relating to indebtedness to which the Issuer or any of its Subsidiaries become a party may contain similar limitations. See "Description of the New Notes--Certain Covenants" and "Description of the New Credit Facility."

  The Issuer intends to comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The New Preferred Stock will be subject to provisions regarding legal and covenant defeasance which are substantially the same as those with respect to the New Notes set forth under "Description of the New Notes--Legal Defeasance and Covenant Defeasance."

TRANSFER AGENT AND REGISTRAR

  United States Trust Company of New York will be the transfer agent and registrar for the New Preferred Stock.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth below, the New Preferred Stock will initially be issued in the form of one or more permanent global Preferred Stock certificates in fully registered form (each, a "Global Preferred Stock Certificate"). Upon issuance, each Global Preferred Stock Certificate will be deposited with the Trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC").

  Owners of beneficial interests in a Global Preferred Stock Certificate will generally not be entitled to receive physical delivery of a physical certificate for their New Preferred Stock (Certificated Preferred Stock). The New Preferred Stock is not issuable in bearer form.

  Upon the issuance of any Global Preferred Stock Certificates, DTC or its custodian will credit, on its internal system, the respective liquidation preference of the individual beneficial interests represented by such Global Preferred Stock Certificates, to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the Exchange Agent. Ownership of beneficial interests in a Global Preferred Stock Certificate will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Preferred Stock Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Beneficial owners may hold their interests in a Global Preferred Stock Certificate directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of a Global Preferred Stock Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchangeable Preferred Stock represented by such Global Preferred Stock Certificate for all purposes under the Certificate of Designation and the Exchangeable Preferred Stock. No beneficial owner of an interest in a Global Preferred Stock Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Certificate of Designation.

  Payments made with respect to the Global Preferred Stock Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. The Issuer will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Preferred Stock Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Issuer expects that DTC or its nominee, upon receipt of any payments made with respect to the Global Preferred Stock Certificates, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amount of such Global Preferred Stock Certificates as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Preferred Stock Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

  The Issuer expects that DTC will take any action permitted to be taken by a holder of Exchangeable Preferred Stock (including the presentation of Exchangeable Preferred Stock for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Preferred Stock Certificate is credited and only in respect of such portion of the aggregate liquidation preference of Exchangeable Preferred Stock as to which such participant or participants has or have given such direction.

  The Issuer understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in Global Preferred Stock Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Issuer will not have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  If DTC is at any time unwilling or unable to continue as a depositary for the Global Preferred Stock Certificates and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue Certificated Preferred Stock in exchange for the Global Preferred Stock Certificates.

                    DESCRIPTION OF THE EXCHANGE DEBENTURES

GENERAL

  The Exchange Debentures, if issued, will be issued pursuant to an indenture (the "Exchange Debenture Indenture") that will be entered into by and between the Issuer and United States Trust Company of New York, as trustee (the "Exchange Debenture Trustee"). The Certificate of Designation provides that the terms of the Exchange Debentures will be as set forth in the Offering Memorandum dated July 29, 1998 pursuant to which the Old Notes and the Old Preferred Stock were issued. These terms will be contained in the Exchange Debenture Indenture. Set forth below in this Description of the Exchange Debentures is substantially the same description of the terms of the Exchange Debentures as is set forth in such Offering Memorandum. The terms of the Exchange Debentures will also include those that will be made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Holders of Exchange Debentures are referred to the Trust Indenture Act for a statement of such terms. Whenever this Description of Exchange Debentures refers to procedures or other terms to be set forth in the Exchange Debenture Indenture, it is anticipated that such procedures or other terms will be substantially similar to those set forth in the Indenture. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." All references in this Description of Exchange Debentures to the "Issuer" are limited to Harborside Healthcare Corporation and do not include any of the Issuer's Subsidiaries.

  All of the Issuer's Subsidiaries are Restricted Subsidiaries on the date hereof. However, under certain circumstances, the Issuer will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants to be set forth in the Exchange Debenture Indenture.

  The Exchange Debentures, if issued, will be general unsecured obligations of the Issuer, subordinated to all existing and future Senior Debt (including the Notes and the New Credit Facility). The Exchange Debentures will also be effectively subordinated to all existing and future Debt of the Issuer's Subsidiaries. The Exchange Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof (other than as described in "Description of Exchangeable Preferred Stock-- Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein).

PRINCIPAL AND MATURITY OF AND INTEREST ON THE EXCHANGE DEBENTURES

  The Exchange Debentures will mature on August 1, 2010, and will be limited in aggregate principal amount to the liquidation preference of the Exchangeable Preferred Stock (including any Additional Exchangeable Preferred Stock), plus without duplication, accumulated and unpaid dividends on the Exchange Date (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). Interest on the Exchange Debentures will accrue at a rate of 13 1/2% per annum from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semi-annually in cash (or, on or prior to August 1, 2003, in additional Exchange Debentures, at the option of the Issuer) in arrears on February 1 and August 1 of each year, commencing with the first such date after the Exchange Date, to Exchange Debenture Holders of record on the immediately preceding January 15 and July 15. Interest on the Exchange Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any and interest on the Exchange Debentures will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Exchange Debentures at their respective addresses set forth in the register of Holders of Exchange Debentures; provided that all payments of principal, premium, if any and interest with respect to any Exchange Debentures the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Exchange Debenture Trustee maintained for such purpose.

SUBORDINATION

  The Debt evidenced by the Exchange Debentures will be unsecured, will be subordinated in right of payment to all existing and future Senior Debt of the Issuer (including the Issuer's Obligations under the Notes and the New Credit Facility), will rank pari passu in right of payment with all existing and future Pari Passu Debt of the Issuer and will be senior in right of payment to all existing and future Subordinated Debt of the Issuer. The Exchange Debentures will also be effectively subordinated to any Secured Debt of the Issuer to the extent of the value of the assets securing such Debt and to all liabilities of its Subsidiaries. However, payment from the money or the proceeds of Government Notes held in any defeasance trust described under "-- Legal Defeasance and Covenant Defeasance" below is not subordinated to any Senior Debt or subject to the restrictions described herein, so long as the payments into the defeasance trust were not prohibited pursuant to the subordination provisions hereinafter described at the time when so paid.

  The Issuer conducts substantially all of its operations through its Subsidiaries and consequently derives substantially all of its income through its Subsidiaries. Claims of creditors of such Subsidiaries of the Issuer, including trade creditors of such Subsidiaries, generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including the Holders of the Exchange Debentures. The Exchange Debentures, therefore, will be effectively subordinated to creditors (including trade creditors) of such Subsidiaries.

  At June 30, 1998, after giving pro forma effect to the Recapitalization (i) the outstanding Senior Debt of the Issuer would have been $103.6 million, $4.1 million of which would have been Secured Debt and $99.5 million of which would have been Debt represented by the Notes, (ii) the total liabilities of the Subsidiaries of the Issuer (including trade payables) would have been $107.2 million (excluding amounts owed to the Issuer) and (iii) the Issuer and its Subsidiaries would have had $177.4 million of consolidated Debt. Although the Exchange Debenture Indenture will contain limitations on the amount of additional Debt which the Issuer and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Debt could be substantial, such Debt may be Senior Debt and such Debt may be incurred by Subsidiaries. The Exchange Debenture Indenture will provide that the Issuer and the Restricted Subsidiaries may not incur or otherwise become liable for any Debt that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Debentures. Unsecured Debt is not deemed to be subordinate or junior to secured Debt merely because it is unsecured.

  Upon any payment or distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, an assignment for the benefit of creditors or any marshaling of the Issuer's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Exchange Debentures will be entitled to receive any payment with respect to the Exchange Debentures, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Exchange Debentures would be entitled shall be made to the holders of Senior Debt (except that Holders of Exchange Debentures may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Exchange Debentures without violating the subordination provisions described herein). The term "payment" means, with respect to the Exchange Debentures, any payment, whether in cash, other assets or property, or additional Exchange Debentures, of interest, principal (including redemption price and purchase price), premium or any other amount on, of or in respect of the Exchange Debentures, any other acquisition of Exchange Debentures and any deposit into the trust described under "--Legal Defeasance and Covenant Defeasance" below. The verb "pay" has a correlative meaning.

  The Issuer also may not make any payment or distribution upon or in respect of the Exchange Debentures (except from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (a "payment default") or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default") and, in the case of this clause (ii) only, the Exchange Debenture Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuer, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt. Payments on the Exchange Debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded, and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Exchange Debenture Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days. Notwithstanding any other provision hereof, during any 365 day period, there must be at least 180 days where there is no Payment Blockage Notice in effect.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Debentures may recover less ratably than other creditors of the Issuer including holders of Senior Debt (including holders of the Notes) and trade creditors. The Exchange Debenture Indenture will limit, subject to certain financial tests and exceptions, the amount of additional Debt, including Senior Debt, that the Issuer and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock."

OPTIONAL REDEMPTION

  Except as described in the following paragraphs, the Exchange Debentures will not be redeemable at the Issuer's option prior to August 1, 2003. Thereafter, the Exchange Debentures will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

        YEAR                                              PERCENTAGE
        ----                                              ----------
        2003.............................................  106.750%
        2004.............................................  104.500
        2005.............................................  102.250
        2006 and thereafter..............................  100.000

  In addition, at any time and from time to time, prior to August 1, 2001, the Issuer may redeem up to 35% of the Exchange Debentures, at a redemption price of 113.5% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds received by the Issuer of a public offering of common stock of the Issuer provided that such redemption shall occur within 60 days of the date of the closing of such public offering.

  At any time on or prior to August 1, 2003, the Exchange Debentures may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

  "Applicable Premium" means, with respect to an Exchange Debenture at any redemption date, the greater of (i) 1.0% of the principal amount of such Exchange Debenture or (ii) the excess of (A) the present value at such time of
(1) the redemption price of such Exchange Debenture at August 1, 2003 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Exchange Debenture through August 1, 2003 (whether in cash or additional Exchange Debentures, but excluding accrued but unpaid interest, if any, on the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Exchange Debenture, if greater, on the redemption date.

  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 1, 2003, provided, however, that if the period from the redemption date to August 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE

  If less than all of the Exchange Debentures are to be redeemed at any time, selection of Exchange Debentures for redemption will be made by the Exchange Debenture Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed, or, if the Exchange Debentures are not so listed, on a pro rata basis, by lot or by such method as the Exchange Debenture Trustee shall deem fair and appropriate; provided that no Exchange Debentures of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Debentures to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Debenture is to be redeemed in part only, the notice of redemption that relates to such Exchange Debenture shall state the portion of the principal amount thereof to be redeemed. A new Exchange Debenture in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Debenture. Exchange Debentures called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Debentures or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, unless all Exchange Debentures have been called for redemption pursuant to the provisions described above under the caption "--Optional

Redemption," each Holder of Exchange Debentures will have the right to require the Issuer to repurchase all or any part (equal to a principal amount of $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to an offer to be described more fully in the Exchange Debenture Indenture (the "Exchange Debenture Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase.

  The Exchange Debenture Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Debentures required by this covenant, unless notice of redemption of all Exchange Debentures has then been given pursuant to the provisions described under the caption "--Optional Redemption" above and such redemption is permitted by the terms of outstanding Senior Debt. The Issuer will publicly announce the results of the Exchange Debenture Change of Control Offer on or as soon as practicable after the date that payment is made pursuant to the Change of Control Offer (the "Exchange Debenture Change of Control Payment Date").

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Exchange Debenture Indenture are applicable. Except as described above with respect to a Change of Control, the Exchange Debenture Indenture will not contain provisions that permit the Holders of the Exchange Debentures to require that the Issuer repurchase or redeem the Exchange Debentures in the event of a takeover, recapitalization or similar transaction. The Change of Control purchase feature is a result of negotiations between the Issuer and the Placement Agents. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Exchange Debenture Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings.

  The New Credit Facility and the Indenture prohibit the Issuer from purchasing any Exchange Debentures, and the New Credit Facility also provides that certain change of control events with respect to the Issuer will constitute a default thereunder. The Indenture requires an offer be made to repurchase all outstanding Notes upon a Change of Control, unless all Notes have then been called for redemption, and restricts the ability of the Issuer to purchase Exchangeable Preferred Stock until such offer has been made or no Notes remain outstanding. See "Description of the New Notes--Repurchase at the Option of Holders--Change of Control" and "--Certain Covenants--Restricted Payments." Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party or that may be entered into by Subsidiaries of the Issuer may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Exchange Debentures, the Issuer could seek the consent of its lenders and the holders of the Notes to the purchase of Exchange Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing Exchange Debentures. In such case, the Issuer's failure to purchase tendered Exchange Debentures would constitute an Event of Default under the Exchange Debenture Indenture which would, in turn, constitute a default under the New Credit Facility or any such future credit or other agreement. In such circumstances, the subordination provisions to be contained in the Exchange Debenture Indenture would restrict payments to the Holders of Exchange Debentures. In any event, the ability of the Issuer to purchase all Notes tendered upon a Change of Control or repay any such other borrowings will be limited by the Issuer's financial resources. See "Risk Factors--Potential Inability to Fund a Change of Control Offer."

  The Issuer will not be required to make an Exchange Debenture Change of Control Offer upon a Change of Control if a third party makes and consummates an Exchange Debenture Change of Control Offer.

  "Change of Control" means the occurrence of any of the following events:

    (i) prior to the first public offering of Voting Stock of the Issuer, the Initial Control Group ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer, whether as a result of the issuance of securities of the Issuer, any merger, consolidation, liquidation or dissolution of the Issuer, any direct or indirect transfer of securities by the Initial Control Group or otherwise (for purposes of this clause (i), the Initial Control Group shall be deemed to beneficially own all Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

    (ii) following the first public offering of Voting Stock of the Issuer
  (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Issuer and (B) the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer (for purposes of this clause (ii), such other person shall be deemed to beneficially own all Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate more than 40% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

    (iii) at any time after the first public offering of common stock of the Issuer, any person other than the Initial Control Group (or their designated board members), (A)(I) nominates one or more individuals for election to the Board of Directors of the Issuer and (II) solicits proxies, authorizations or consents in connection therewith and (B) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Closing Date represents a majority of the Board of Directors of the Issuer following such election.

  "Initial Control Group" means Investcorp, its Affiliates, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Issuer's Capital Stock, any employee benefit plan of the Issuer or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted Transferee of any of the foregoing Persons.

  "Permitted Transferee" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the beneficial ownership of any securities of the Issuer and (iv) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

ASSET SALES

  The Exchange Debenture Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Debentures) that are assumed by the transferee of any such assets, or from which the Issuer and its Restricted Subsidiaries are released in writing by the creditor with respect thereto, and
(y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed, in each case, to be cash for purposes of this provision; provided, further, however, that this clause (ii) shall not apply to any sale of Equity Interests of or other Investments in Unrestricted Subsidiaries.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds, at its option, (a) to repay Senior Debt, Debt of any Restricted Subsidiary or Pari Passu Debt (other than Debt owed to the Issuer or a Subsidiary of the Issuer, and provided that if the Issuer shall so reduce Pari Passu Debt, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders), (b) to invest in properties and assets that will be used or useful in the business of the Issuer or any of its Subsidiaries, or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets, in each case, that will be used or useful in the business of the Issuer or any of its Restricted Subsidiaries; provided that if during such 360 day period the Issuer or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (b) or (c), such 360 day period will be extended for a period not to exceed 180 days with respect to the amount of Net Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement). Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Exchange Debenture Indenture will provide that the Issuer will (i) make an offer to all Holders of Exchange Debentures, and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Debt of the Issuer in accordance with provisions requiring the Issuer to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts (or accreted value, as applicable) of the Exchange Debentures and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Exchange Debentures pursuant to such offer (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Debentures that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date, in accordance with the procedures to be set forth in the Exchange Debenture Indenture). To the extent that the aggregate principal amount of Exchange Debentures and Pari Passu Debt tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Debentures surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Exchange Debentures, the Exchange Debenture Trustee shall select the Exchange Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Exchange Debentures pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of the Exchange Debenture Indenture, the Issuer will comply with such securities laws and regulations and shall not be deemed to have breached its obligations described in the Exchange Debenture Indenture by virtue thereof.

CERTAIN COVENANTS

 Restricted Payments

  The Exchange Debenture Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (i) declare or pay any dividend or make any other distribution (including any payment in connection with any merger or consolidation) on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) and dividends payable to the Issuer or any Restricted Subsidiary);

    (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation) any Equity Interests of the Issuer (or any Equity Interests of any Restricted Subsidiary held by Persons other than the Issuer or any Restricted Subsidiary);

    (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Issuer, except (A) a payment of interest, principal or other related Obligations at Stated Maturity and (B) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Issuer in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

    (iv) make any Restricted Investment

  (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of, and after giving effect to, such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Debt and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii)(A), (iv), (v), (vi)(A) and
   (vii) of the next succeeding paragraph, but including all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of

      (i) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

      (ii) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Issuer (other than Disqualified Stock), in either case after the Issue Date, plus

      (iii) the aggregate principal amount (or accreted value, if less) of Debt or Disqualified Stock of the Issuer or any Restricted Subsidiary issued since the Issue Date (other than to a Restricted Subsidiary) that has been converted into Equity Interests (other than Disqualified Stock) of the Issuer, plus

      (iv) 100% of the aggregate net cash received by the Issuer or a Restricted Subsidiary of the Issuer since the Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions or payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries and (B) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, plus

      (v) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

  The foregoing provisions will not prohibit:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Exchange Debenture Indenture;

    (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Debt in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, other Equity Interests (other than any Disqualified Stock) of, or a capital contribution to, the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

    (iii) the redemption, repurchase, retirement, defeasance or other acquisition of (A) Subordinated Debt made by an exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Debt or (B) Subordinated Debt or Preferred Equity Interests (other than Subordinated Debt or Preferred Equity Interests held by Affiliates of the Issuer) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt or the certificate of designation governing such Preferred Equity Interests, as the case may be, but only (x) if the Issuer shall have complied with the covenant described under the caption "Repurchases at the Option of Holders--Change of Control" or "-- Asset Sales", as the case may be, and repurchased all Exchange Debentures tendered pursuant to the offer required by such covenants prior to purchasing or repaying such Subordinated Debt or Preferred Equity Interests, as the case may be, (y) in the case of an Asset Sale, to the extent of the remaining Excess Proceeds offered to Holders pursuant to the Asset Sale Offer and (z) within six months after the date such offer is consummated;

    (iv) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

    (v) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

    (vi) (A) the payment of any regular quarterly dividends in respect of the Exchangeable Preferred Stock in the form of additional shares of Exchangeable Preferred Stock having the terms and conditions set forth in the Certificate of Designation for the Exchangeable Preferred Stock as in effect on the Issue Date; and (B) commencing August 1, 2003, the payment of regular quarterly cash dividends (in the amount no greater than that provided for in the Certificate of Designation for the Exchangeable Preferred Stock as in effect on the Issue Date), out of funds legally available therefor, on any of the shares of Exchangeable Preferred Stock issued on the Issue Date or subsequently issued in payment of dividends in respect of such shares of Exchangeable Preferred Stock issued on the Issue Date, provided that, at the time of and immediately after giving effect to the payment of such cash dividend, no Default or Event of Default shall have occurred and be continuing;

    (vii) the exchange of Exchangeable Preferred Stock for Exchange Debentures in accordance with the terms of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date; and

    (viii) Restricted Payments in an aggregate amount not to exceed $10 million.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, to the extent they do not constitute Permitted Investments at the time such Subsidiary became an Unrestricted Subsidiary, will be deemed to be Restricted Payments made at the time of such designation. The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Issuer and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Issuer. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

  In making the computations required by this covenant, (i) the Issuer or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period and (ii) the Issuer or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the Restricted Subsidiary that are available on the date of determination. If the Issuer makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of the Exchange Debenture Indenture, such Restricted Payment will be deemed to have been made in compliance with the Exchange Debenture Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer's or any Restricted Subsidiary's financial statements, affecting Consolidated Net Income of the Issuer for any period.

  For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (3), (4) and (5) of the covenant described under "Certain Covenants--Transactions with

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Affiliates" shall be considered a Restricted Payment for purposes of, or otherwise restricted by, the Exchange Debenture Indenture.

 Incurrence of Debt and Issuance of Preferred Stock

  The Exchange Debenture Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt and that the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and its Restricted Subsidiaries may incur Debt or issue shares of Disqualified Stock and the Issuer's Restricted Subsidiaries may issue Preferred Stock, if the Consolidated Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least
1.75 to 1.00 if such four quarter period ends on or prior to the second anniversary of the Issue Date and 2.00 to 1.00 if it ends thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

  The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

    (i) the incurrence of term and revolving Debt, letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) and other Debt under Credit Facilities (including Guarantees by the Issuer or any of its Subsidiaries of synthetic lease drawings and other loans under the New Credit Facility or of other Debt under Credit Facilities); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (i) does not exceed an amount equal to $250.0 million;

  (ii) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt and Debt outstanding on the Exchange Date that was permitted to be incurred by the Certificate of Designation;

  (iii) the incurrence by the Issuer of Debt represented by Notes, the Note Guarantees, and the Exchange Debentures issued upon the exchange of the Exchangeable Preferred Stock or issued thereafter in payment of interest on the Exchange Debentures, to the extent such interest payments are made pursuant to the terms of the Exchange Debenture Indenture;

  (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Debt;

  (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany
  Debt) that was permitted by the Exchange Debenture Indenture to be incurred;

  (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Issuer and any of its Restricted Subsidiaries, provided, however, that (X) any such Debt of the Issuer shall be subordinated and junior in right of payment to the Exchange Debentures and (Y)(A) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);


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  (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of
  Hedging Obligations that are incurred (A) principally for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of the Exchange Debenture Indenture to be outstanding or (B) principally for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

  (viii) the guarantee by the Issuer or any Restricted Subsidiary of Debt of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; and

  (ix) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the New Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, pursuant to this clause (ix) not to exceed an amount equal to $20.0 million.

  For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided that all outstanding Debt under the New Credit Facility immediately following the Recapitalization shall be deemed to have been incurred pursuant to clause (i) of the definition of Permitted Debt. Accrual of interest and the accretion of accreted value will be deemed not to be an incurrence of Debt for purposes of this covenant.

 Liens

  The Exchange Debenture Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Exchange Debenture Indenture and the Exchange Debentures are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that (i) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under the Exchange Debenture Indenture or the Exchange Debentures, as the case may be, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt, or (ii) in any other case, such Lien ranks equally and ratably with or prior to the Lien securing the other Debt or obligations so secured.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Exchange Debenture Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

    (a) Existing Debt and Debt outstanding on the Exchange Date that was permitted to be incurred by the Certificate of Designation;

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    (b) the Exchange Debenture Indenture, the Exchange Debentures, the
  Indenture, the Notes and any Additional Notes, the Certificate of Designation, the Exchangeable Preferred Stock and any other agreement entered into after the Issue Date, provided that the encumbrances or restrictions in such agreements are not materially more restrictive than those contained in the foregoing agreements;

    (c) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

    (d) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

    (e) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Exchange Debenture Indenture or (3) contained in security agreements or mortgages securing Debt to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

    (f) contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

    (g) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the New Credit Facility and its related documentation;

    (h) restrictions on cash or other deposits or net worth imposed by leases, credit agreements or other agreements entered into in the ordinary course of business;

    (i) customary provisions in joint venture agreements and other similar agreements;

    (j) any encumbrances or restrictions created with respect to Debt of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under the caption "--Incurrence of Debt and Issuance of Preferred Stock" or operating leases, provided that the Board of Directors of the Issuer determines (as evidenced by a resolution of the Board of Directors) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Issuer to make payments of interest and scheduled payments of principal on the Exchange Debentures, in each case as and when due; and

    (k) any encumbrances or restrictions of the type referred to in clauses
  (i), (ii) and (iii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

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

 Merger, Consolidation or Sale of all or Substantially all Assets

  The Exchange Debenture Indenture will provide that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

    (i) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Exchange Debentures and the Exchange Debenture Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Exchange Debenture Trustee;

    (iii) immediately after such transaction no Default or Event of Default exists; and

    (iv) except in the case of a merger of the Issuer with or into a Wholly Owned Restricted Subsidiary of the Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Debt and Issuance of Preferred Stock" or (y) have a Consolidated Coverage Ratio at least equal to the Consolidated Coverage Ratio of the Issuer for such four-quarter reference period.

  Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction.

 Transactions with Affiliates

  The Exchange Debenture Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

    (i) such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

    (ii) the Issuer delivers to the Exchange Debenture Trustee (a) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

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

  Notwithstanding the foregoing, the following will not be deemed to be Affiliate Transactions:

    (1) transactions between or among the Issuer and/or its Restricted Subsidiaries;

    (2) Permitted Investments and Restricted Payments that are permitted by the provisions of the Exchange Debenture Indenture described above under the caption "-- Restricted Payments;"

    (3) employment agreements, employee benefit plans and related arrangements entered into in the ordinary course of business and all payments and other transactions contemplated thereby;

    (4) any payments to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Issuer) (A) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Issuer in good faith and (B) of annual management, consulting and advisory fees and related expenses;

    (5) any agreement in effect on the Closing Date (including the Recapitalization Agreement, the Services Agreement (as amended on April 15,
  1998) between the Berkshire Companies Limited Partnership and the Issuer and the Brevard lease agreement) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any payment or other transaction contemplated by any of the foregoing; and

    (6) Debt permitted by paragraph (ix) of the covenant described under the caption "--Incurrence of Debt and Issuance of Preferred Stock" to the extent such Debt is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person.

 Restriction on Senior Subordinated Debt

  The Exchange Debenture Indenture will provide that the Issuer will not incur any Debt that is expressly subordinate in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Debentures.

 Reports

  Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuer will file with the Commission, and provide, within 15 days after the Issuer is required to file the same with the Commission, the Exchange Debenture Trustee and the Holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event the Issuer is not permitted to file such reports, documents and information with the Commission, the Issuer will provide substantially similar information to the Exchange Debenture Trustee and the Holders, as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

EVENTS OF DEFAULT AND REMEDIES

  The Exchange Debenture Indenture will provide that each of the following constitutes an Event of Default with respect to the Exchange Debentures:

    (i) default for 30 days in the payment when due of interest on the Exchange Debentures (whether or not prohibited by the subordination provisions of the Exchange Debenture Indenture);

    (ii) default in payment when due of the principal of or premium, if any, on the Exchange Debentures (whether or not prohibited by the subordination provisions of the Exchange Debenture Indenture);


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


    (iii) failure by the Issuer for 30 days after receipt of a notice specifying such failure to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants-- Restricted Payments," "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of all or Substantially all Assets;"

    (iv) failure by the Issuer for 60 days after receipt of a notice specifying such failure to comply with any of its other agreements in the Exchange Debenture Indenture or the Exchange Debentures;

    (v) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at the time exceeds $15.0 million;

    (vi) any judgment or decree for the payment of money in excess of $15.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; and

    (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary.

  If any Event of Default occurs and is continuing, the Exchange Debenture Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures may declare all the Exchange Debentures to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately; provided, however, that if upon such declaration there are any amounts outstanding under the New Credit Facility and the amounts thereunder have not been accelerated, such amounts shall be due and payable upon the earlier of the time such amounts are accelerated or five Business Days after receipt by the Issuer and the Representative of the lenders under the New Credit Facility of such declaration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Exchange Debentures will become due and payable without further action or notice. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the Exchange Debenture Trustee in its exercise of any trust or power.

  The Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Exchange Debenture Trustee may on behalf of the Holders of all of the Exchange Debentures waive any existing Default or Event of Default and its consequences under the Exchange Debenture Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Debentures.

  Subject to the provisions of the Exchange Debenture Indenture relating to the duties of the Exchange Debenture Trustee, in case an Event of Default occurs and is continuing, the Exchange Debenture Trustee will be under no obligation to exercise any of the rights or powers under the Exchange Debenture Indenture at the request or direction of any of the Holders unless such Holders have offered to the Exchange Debenture Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any), interest when due, no Holder may pursue any remedy with respect to the Exchange Debenture Indenture or the Exchange Debentures unless (i) such Holder has previously given the Exchange Debenture Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal

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amount of the outstanding Exchange Debentures have requested the Exchange
Debenture Trustee to pursue the remedy, (iii) such Holders have offered the Exchange Debenture Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Exchange Debenture Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the Holders of a majority in principal amount of the outstanding Exchange Debentures have not given the Exchange Debenture Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Exchange Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Exchange Debenture Trustee or of exercising any trust or power conferred on the Exchange Debenture Trustee.

  The Exchange Debenture Trustee, however, may refuse to follow any direction that conflicts with law or the Exchange Debenture Indenture or that the Exchange Debenture Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Exchange Debenture Trustee in personal liability. Prior to taking any action under the Exchange Debenture Indenture, the Exchange Debenture Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

  The Exchange Debenture Indenture will provide that if a Default occurs and is continuing and is known to the Exchange Debenture Trustee, the Exchange Debenture Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the Exchange Debenture Trustee. Except in the case of a Default in the payment of principal of, premium (if any), interest on any Exchange Debenture, the Exchange Debenture Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of holders of Exchange Debentures. In addition, the Issuer is required to deliver to the Exchange Debenture Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof actually know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Exchange Debenture Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any such Default, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Exchange Debentures, the Exchange Debenture Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures by accepting an Exchange Debenture waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Exchange Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SATISFACTION AND DISCHARGE

  Upon the request of the Issuer, the Exchange Debenture Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Exchange Debentures, as expressly provided for in the Exchange Debenture Indenture) and the Exchange Debenture Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of the Exchange Debenture Indenture, any security agreements relating thereto and the Exchange Debentures when (a) either (i) all the Exchange Debentures theretofore authenticated and delivered (other than destroyed, lost or stolen Exchange Debentures that have been replaced or paid and Exchange Debentures that have been subject to defeasance under "--Legal Defeasance and Covenant Defeasance") have been delivered to the Exchange Debenture Trustee for cancellation or

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(ii) all Exchange Debentures not theretofore delivered to the Exchange
Debenture Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Exchange Debenture Trustee for the giving of notice of redemption by the Exchange Debenture Trustee in the name, and the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Exchange Debenture Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Exchange Debentures not theretofore delivered to the Exchange Debenture Trustee for cancellation, for principal (and premium, if any, on) and interest on the Exchange Debentures to the date of such deposit (in case of Exchange Debentures that have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) the Issuer has paid or caused to be paid all sums payable under the Exchange Debenture Indenture by the Issuer; or (c) the Issuer has delivered to the Exchange Debenture Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Exchange Debenture Indenture relating to the satisfaction and discharge of the Exchange Debenture Indenture, the security agreements relating thereto and the Exchange Debentures have been complied with.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Debentures ("Legal Defeasance") and cure all then existing Events of Default, except for
(i) the rights of Holders of outstanding Exchange Debentures to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Debentures when such payments are due from the trust referred to below, (ii) the Issuer's obligations with respect to the Exchange Debentures concerning issuing temporary Exchange Debentures, registration of Exchange Debentures, mutilated, destroyed, lost or stolen Exchange Debentures and the maintenance of an office or agency for payment and money for Exchange Debenture payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Exchange Debenture Trustee, and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Exchange Debenture Indenture. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants to be described in the Exchange Debenture Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, and, solely with respect to the Issuer, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Debentures.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuer must irrevocably deposit with the Exchange Debenture Trustee, in trust, for the benefit of the Holders of the Exchange Debentures cash in U.S. dollars, non-callable Government Notes, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Exchange Debentures are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Exchange Debenture Trustee an opinion of counsel in the United States reasonably acceptable to the Exchange Debenture Trustee confirming that, subject to customary assumptions and exclusions, (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Exchange Debentures will not recognize

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income, gain or loss for federal income tax purposes as a result of such Legal
Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Exchange Debenture Trustee an opinion of counsel in the United States reasonably acceptable to the Exchange
Debenture Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Exchange Debenture Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; (vi) the Issuer must have delivered to the Exchange Debenture Trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Issuer or subject to the "automatic stay" under the Bankruptcy Code or, in the case of Covenant Defeasance, will be subject to a first priority Lien in favor of the Exchange Debenture Trustee for the benefit of the Holders; (vii) the Issuer must deliver to the Exchange Debenture Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Exchange Debentures over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and (viii) the Issuer must deliver to the Exchange Debenture
Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Exchange Debentures in accordance with the Exchange Debenture Indenture. The Registrar and the Exchange Debenture Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Exchange Debenture Indenture. The Issuer is not required to transfer or exchange any Exchange Debenture selected for redemption or repurchase. Also, the Issuer is not required to transfer or exchange any Exchange Debenture for a period of 15 days before a selection of Exchange Debentures to be redeemed or before any repurchase offer.

  The Exchange Debentures will be issued in registered form and the registered Holder of an Exchange Debenture will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Exchange Debenture Indenture or the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Debentures), and any existing default or compliance with any provision of the Exchange Debenture Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for Exchange Debentures).

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

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting Holder):

    (i) reduce the principal amount of Exchange Debentures whose Holders must consent to an amendment, supplement or waiver;

    (ii) reduce the principal of, change the fixed maturity of any Exchange Debenture, reduce any premium payable upon optional redemption of the Exchange Debentures or otherwise alter the provisions with respect to the redemption or repurchase of the Exchange Debentures (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

    (iii) reduce the rate of, or change the time for payment of, interest on any Exchange Debenture;

    (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in aggregate principal amount of the Exchange Debentures and a waiver of the payment default that resulted from such acceleration);

    (v) make any Exchange Debenture payable in money other than that stated in the Exchange Debentures;

    (vi) impair the rights of Holders of Exchange Debentures to receive payments of principal of or premium, if any, or interest on the Exchange Debentures; or

    (vii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder of Exchange Debentures, the Issuer and the Exchange Debenture Trustee may amend or supplement the Exchange Debenture Indenture or the Exchange Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures (provided that the uncertificated Exchange Debentures are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Debentures are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Issuer's obligations to Holders of Exchange Debentures in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of Exchange Debentures or that, as determined by the Board of Directors in good faith, does not have a material adverse effect on the legal rights under the Exchange Debenture Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Exchange Debenture Indenture under the Trust Indenture Act.

CONCERNING THE EXCHANGE DEBENTURE TRUSTEE

  The Exchange Debenture Indenture will contain certain limitations on the rights of the Exchange Debenture Trustee, should the Exchange Debenture Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Exchange Debenture Trustee will be permitted to engage in other transactions; however, if the Exchange Debenture Trustee acquires any conflicting interest the Exchange Debenture Trustee must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Exchange Debenture Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Exchange Debenture Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.


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



BOOK-ENTRY; DELIVERY AND FORM

  It is expected that the Exchange Debentures will have provisions relating to book-entry, delivery and form that are substantially the same as those with respect to the Notes set forth under "Description of the New Notes--Book-Entry; Delivery and Form."

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Certificate of Designation and to be used in the Exchange Debenture Indenture.

  "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, (ii) Debt incurred by such specified Person, its Restricted Subsidiaries or such other Person for the purpose of financing the acquisition of such other Person or its assets (provided that such other Person becomes or, in the case of an asset purchase, the person acquiring such assets is, a Restricted Subsidiary and (iii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

  "Additional Notes" means any additional notes that may be issued under the Indenture.

  "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock or (iii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) or (ii) above. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer will be governed by the provisions of the Exchange Debenture Indenture described above under the caption "--Certain Covenants-- Merger, Consolidation or Sale of all or Substantially all Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer's Subsidiaries (other than director's qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of 2.5% of Total Assets or (b) for net proceeds in excess of 2.5% of Total Assets. Notwithstanding the foregoing, the following will not be Asset Sales: (i) a transfer of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary, (iii) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments" (including any formation of or contribution of assets to a Subsidiary or joint venture), (iv) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Issuer or its Subsidiaries, (v) a disposition, in the ordinary course of business, of a lease of real property, (vi) any disposition of property of the Issuer or any of its Subsidiaries that, in the reasonable judgment of the Issuer, has become uneconomic, obsolete or worn out, (vii) any disposition of property or assets (including any disposition of inventory, accounts receivable and any licensing agreements) in the ordinary course of business, (viii) the sale of Cash Equivalents and Investment Grade Securities or any disposition of cash, (ix) any exchange of property or assets by the Issuer or a Restricted Subsidiary in exchange for cash or Cash Equivalents or property or assets that will be used or useful

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

in the business conducted by the Issuer or any of its Restricted Subsidiaries, provided any such cash and Cash Equivalents are applied as if they were Net Proceeds of an Asset Sale, and (x) the sale or factoring of receivables on customary market terms pursuant to Credit Facilities but only if the proceeds thereof received by the Issuer and its Restricted Subsidiaries represent the fair market value of such receivables.

  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any similar participation in profits and losses or equity of a Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (ii)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Debt with a rating of "A" or higher from S&P or "A2" or higher from Moody's and having a maturity of not more than one year from the date of acquisition.

  "Closing Date" means August 11, 1998, the date on which HH Acquisition Corp. was merged with and into the Issuer.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in commodities prices.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus (without duplication), to the extent deducted in computing such Consolidated Net Income, (i) Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period, (ii) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including goodwill and the non-cash costs of Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), non-cash amortization of Capital Lease Obligations, and organization costs, (iv) non-cash expenses related to the

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

amortization of management fees paid on or prior to the Closing Date, (v) expenses and charges related to any equity offering or incurrence of Debt permitted to be incurred by the Exchange Debenture Indenture (including any such expenses or charges relating to the Recapitalization), (vi) the amount of any restructuring charge or reserve, (vii) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, (viii) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP,
(ix) any write-downs, write-offs, and other non-cash charges, items and expenses, (x) the amount of expense relating to any minority interest in a Restricted Subsidiary, and (xi) costs of surety bonds in connection with financing activities, and (B) minus any cash payment for which a reserve or charge of the kind described in clauses (vi), (ix) or (x) of subclause (A) above was taken previously during such period.

  "Consolidated Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Debt (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the "Calculation Date"), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Consolidated Interest Expense and the change in Consolidated Cash Flow resulting therefrom, including because of reasonably anticipated cost savings) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer. If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount,

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

non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however,
(A) amortization of debt issuance costs, commissions, fees and expenses, (B) customary commitment, administrative and transaction fees and charges and (C) expenses attributable to letters of credit or similar arrangements supporting insurance certificates issued to customers in the ordinary course of business), (ii) any interest expense on Debt of another Person that is Guaranteed by or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (but only to the extent such Guarantee or Lien has then been called upon), and (iii) cash dividends paid in respect of any Preferred Stock of such Person or any Restricted Subsidiary of such Person held by Persons other than the Issuer or a Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (iii) except for purposes of calculating "Consolidated Cash Flow," the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP), (v) to the extent deducted in determining Net Income, the fees, expenses and other costs incurred in connection with the Recapitalization, including payments to management contemplated by the Recapitalization Agreement, shall be excluded, and (vi) to the extent deducted in determining Net Income, any non-cash charges resulting from any write-up, write-down or write-off of assets, of the Issuer and its Restricted Subsidiaries in connection with the Recapitalization, shall be excluded.

  "Credit Facilities" means, with respect to the Issuer, one or more debt facilities (including the New Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, synthetic lease financing, notes, receivables factoring or other financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Restricted Subsidiary is a party or of which it is a beneficiary.

  "Debt" means, with respect to any Person (without duplication), (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging

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

Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness under clause (i) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of
(A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness of such other Persons, and (iii) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause
(i) of any other Person; provided, however, that Debt shall not include (a) obligations of the Issuer or any of its Restricted Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (x) such obligations are not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (x)) and (y) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition, (b) (A) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of business conducted by the Issuer, including letters of credit in respect of workers' compensation claims, security or lease deposits and self-insurance, provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (B) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence, or (c) retentions in connection with purchasing assets in the ordinary course of business of the Issuer and its Restricted Subsidiaries. The amount of any Debt outstanding as of any date shall be the lesser of (i) the accreted value thereof and (ii) the principal amount thereof, provided that the amount of Permitted Debt under clause (i) or (ix) of the definition thereof, at the Issuer's election, but without duplication, may be reduced by the principal amount (not to exceed $7.5 million) of the note receivable issued to the Issuer before the Issue Date in connection with the leasing of certain nursing home facilities in the State of Connecticut.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Debt" means (i) any Debt outstanding under the New Credit Facility, (ii) the Notes (including any Additional Notes) and the Note Guarantees and (iii) any other Senior Debt permitted under the Exchange Debenture Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as "Designated Senior Debt."

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than as a result of a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Exchangeable Preferred Stock is subject to mandatory redemption as described in "Description of the Exchangeable Preferred Stock--Mandatory Redemption"; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute

Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations. For the avoidance of doubt, Exchangeable Preferred Stock shall not be considered "Disqualified Stock."

  "Exchange Date" means the date on which the Exchangeable Preferred Stock is exchanged for Exchange Debentures.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Exchange Debentures" means the 13 1/2% Subordinated Exchange Debentures of the Issuer due 2010 issuable in exchange for the Exchangeable Preferred Stock and any Exchange Debentures issued as payments in kind interest thereon.

  "Exchange Debenture Holder" means the Person in whose name an Exchange Debenture is registered.

  "Exchange Debenture Indenture" means the indenture pursuant to which the Exchange Debentures are to be issued as it may from time to time be amended or supplemented.

  "Exchangeable Preferred Stock" means the Old Preferred Stock, the New Preferred Stock and any 13 1/2% Exchangeable Preferred Stock of the Issuer issued as payment of dividends thereon.

  "Exchangeable Preferred Stock Holder" means the Person in whose name a share of Exchangeable Preferred Stock is registered.

  "Existing Debt" means Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the New Credit Facility) in existence on the Issue Date, until such amounts are repaid.

  "Foreign Subsidiary" means any Subsidiary of the Issuer formed under the laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Exchange Debenture Indenture shall be computed in conformity with GAAP as in effect as of the Issue Date.

  "Government Notes" means non-callable direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

  "Guarantors" means, at any time after the Closing Date, (i) each of the Issuer's Subsidiaries on the Closing Date, other than the Subsidiary Non-Guarantors on such date, and (ii) each Restricted Subsidiary that executes and delivers a Note Guarantee after the Closing Date, and their respective successors and assigns, in each case until released from its Note Guarantee in accordance with the terms of the Indenture.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

  "Holder" means (i) with respect to any share of Exchangeable Preferred Stock, a Person in whose name such share of Exchangeable Preferred Stock is registered in the register for the Exchangeable Preferred Stock, and (ii) with respect to any Exchange Debenture, a Person in whose name such Exchange Debenture is registered in the register for the Exchange Debentures.

  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.

  "Investcorp" means Investcorp S.A. and certain affiliates thereof.

  "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents) having maturities of not more than one year from the date of acquisition, (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries having maturities of not more than one year from the date of acquisition, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third to last paragraph of the covenant described above under the caption "--Restricted Payments."

  "Issue Date" means July 29, 1998, the date on which the Old Preferred Stock and the Old Notes were issued.

  "Issuer" means Harborside Healthcare Corporation.

  "Junior Equity Interests" means Junior Securities or warrants, options or other rights to acquire Junior Securities (but excluding any debt security that is convertible into, or exchangeable for, Junior Securities).

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

  "Net Income" means, with respect to any Person and any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any extraordinary or non-recurring gains or losses or charges and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges and (ii) deferred financing costs written off in connection with the early extinguishment of Debt; provided, however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

  "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium (if any) and interest on Debt that is not subordinated to the Exchange Debentures required (other than required by clause (a) of the second paragraph of "--Repurchase at the Option of Holders--Asset Sales") to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

  "New Credit Facility" means the collective reference to the Credit Agreement, dated as of August 11, 1998, among the Issuer and certain Subsidiaries of the Issuer named therein and the financial institutions named therein, any Credit Documents (as defined therein) and any related notes, collateral documents, letters of credit, participation agreements, guarantees, and other documents part of or relating to the Synthetic Lease Facility (as defined in the Credit Agreement), including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

  "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's Obligations under the New Notes, the Old Notes or both the New Notes and the Old Notes, as the context may require.

  "Notes" means the New Notes and the Old Notes.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

  "Officers" means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Exchange Debenture Trustee.

  "Officers' Certificate" means a certificate signed by two Officers.

  "Pari Passu Debt" means any Debt of the Issuer other than Subordinated Debt and Senior Debt.

  "Permitted Investments" means (a) any Investment in the Issuer or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in cash, Cash Equivalents or Investment Grade Securities; (c) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary; (d) any securities or other assets received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" or in connection with any other disposition of assets not constituting an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; (f) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business; (g) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement); (h) receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Issuer or such Restricted Subsidiary deems reasonable); (i) any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date; (j) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements otherwise permitted under the Exchange Debenture Indenture; and (k) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (k) that are at that time outstanding, not to exceed 15.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

  "Permitted Junior Securities" shall mean debt or equity securities of the Issuer or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Issuer that are subordinated to the payment of all Senior Debt at least to the same extent that the Exchange Debentures are subordinated to the payment of all Senior Debt on the Exchange Date, so long as (i) the effect of the use of this defined term in the subordination provisions described under the caption "Subordination" is not to cause the Exchange Debentures to be treated as part of (a) the same class of claims as the Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Issuer and (ii) to the extent that any Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt not paid in full in cash.

  "Permitted Liens" means (i) Liens securing Senior Debt of the Issuer or unsubordinated Debt of a Restricted Subsidiary (in each case including related Obligations) that was permitted by the terms of the Exchange Debenture Indenture to be incurred; (ii) Liens in favor of the Issuer or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or a Restricted Subsidiary, as the case may be; (iv) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those acquired; (v) banker's Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) without limitation of clause (i), Liens to secure Acquired Debt; (vii) Liens existing on the Closing Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Restricted Subsidiary; (x) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (xi) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (xii) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, that do not in the aggregate materially detract from the aggregate value of the properties of the Issuer and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Issuer and its Subsidiaries on the properties subject thereto, taken as a whole; (xiii) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit; (xiv) (A) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary on the Issue Date and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property; (xv) leases or subleases to third parties; (xvi) Liens in connection with workmen's compensation obligations and general liability exposure of the Issuer and its Restricted Subsidiaries; (xvii) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default; (xviii) Liens securing Hedging Obligations entered into in the ordinary course of business; (xix) without limitation of clause (i), Liens securing Permitted Refinancing Debt permitted to be incurred under the Exchange Debenture Indenture or amendments or renewals of Liens that were permitted to be incurred, provided, in each case, that (A) such Liens do not extend to an additional property or asset of the Issuer or a Restricted Subsidiary and (B) such Liens do not secure Debt in excess of the amount of Permitted Refinancing Debt permitted to be incurred under the Exchange Debenture Indenture or the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt (plus the amount of reasonable premium and fees and expenses incurred in connection therewith) secured by the Lien being amended or renewed, as the case may be; (xx) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer, and
(xxi) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Issuer or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the issuer or such Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included.

  "Permitted Refinancing Debt" means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with the Exchange Debenture Indenture; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith);
(ii) in the case of term Debt, (1) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of those under the Debt being refinanced and (B) the maturity date of the Exchange Debentures and (2) such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and the Weighted Average Life to Maturity of the Exchange Debentures; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable to the Holders of Exchange Debentures as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is incurred either by the Issuer or by its Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded. The Issuer may Incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the Incurrence of such Permitted Refinancing Debt, the Issuer shall provide written notice thereof to the Exchange Debenture Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

  "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. With respect to the Issuer, "Preferred Stock" includes the Exchangeable Preferred Stock.

  "Preferred Equity Interests" means Preferred Stock and all warrants, options or other rights to acquire Preferred Stock (but excluding any debt security that is convertible into, or exchangeable for, Preferred Stock).

  "Recapitalization" means the recapitalization of Harborside Healthcare Corporation pursuant to which HH Acquisition Corp. was merged with and into the Issuer and the financing transactions related thereto.

  "Recapitalization Agreement" means the Agreement and Plan of Merger dated as of April 15, 1998 by and between HH Acquisition Corp. and Harborside Healthcare Corporation, as amended through the Closing Date.

  "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

  "Restricted Investment" means an Investment other than a Permitted
Investment.


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

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Secured Debt" means any Debt of the Issuer or any Subsidiary secured by a Lien.

  "Senior Debt" means (i) all Debt of the Issuer outstanding under the New Credit Facility and all Hedging Obligations with respect thereto, (ii) all Debt represented by the Notes (including any Additional Notes), (iii) any other Debt (including Acquired Debt) permitted to be incurred by the Issuer under the terms of the Exchange Debenture Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Debentures, and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by the Issuer, (w) any Debt of the Issuer to any of its Subsidiaries, officers, employees or other Affiliates (other than Debt under any Credit Facility to any such Affiliate),
(x) any trade payables, (y) that portion of Debt incurred in violation of the covenant described above under "Incurrence of Debt and Preferred Stock" (but as to any such Debt under any Credit Facility, such violation shall be deemed not to exist for purposes of this clause (y) if the lenders have obtained a representation from a Senior Officer of the Issuer to the effect that the issuance of such Debt does not violate such covenant) or (z) any Debt or obligation of the Issuer which is expressly subordinated in right of payment to any other Debt or obligation of the Issuer including any Subordinated Debt of the Issuer.

  "Senior Officer" means the Chief Executive Officer or the Chief Financial Officer of the Issuer.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

  "Specified Affiliate Payments" means:

    (i) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer, held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions pursuant to this clause (i) (without giving effect to the immediately following proviso) of $10.0 million in any calendar year) and no payment default on Senior Debt or the Exchange Debentures shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Issuer (including by way of capital contribution) since the Issue Date from the sale of Equity Interests of the Issuer to employees, directors, officers or consultants of the Issuer or its Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from clause (c)(ii) of the first paragraph under the covenant described under the caption "--Certain Covenants--Restricted Payments") plus (B) the cash proceeds from key man life insurance policies received by the Issuer and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and provided, further, that cancellation of Debt owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of the Exchange Debenture Indenture;

    (ii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;

    (iii) payments by the Issuer to shareholders or members of management of the Issuer and its Subsidiaries in connection with the Recapitalization; and

    (iv) payments or transactions permitted under clause (5) of the second paragraph of the covenant described under "--Certain Covenants--Transaction with Affiliates."

  "Stated Maturity" means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

  "Subordinated Debt" means any Debt of the Issuer (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Exchange Debentures pursuant to written agreement.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless the context otherwise requires, "Subsidiary" refers to a Subsidiary of the Issuer.

  "Subsidiary Non-Guarantors" means (i) each of the Subsidiaries of the Issuer on the Closing Date that do not issue or are released from a Note Guarantee,
(ii) each Unrestricted Subsidiary, and (iii) each Restricted Subsidiary formed or acquired after the Closing Date that does not execute and deliver or is released from a Note Guarantee.

  "Total Assets" means, at any time, the total consolidated assets of the Issuer and its Restricted Subsidiaries at such time.

  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, and (ii) any Subsidiary of an Unrestricted Subsidiary; but in the case of any Subsidiary referred to in clause (i) (or any Subsidiary of any such Subsidiary) only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; and (b) except in the case of a Foreign Subsidiary, is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Exchange Debenture Trustee by filing with the Exchange Debenture Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary referred to in clause
(ii) of the first sentence of this definition (or any Subsidiary thereof) would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Exchange Debenture Indenture and any Debt of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Debt is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock," the Issuer shall be in default of such covenant). The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Issuer of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Debt is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, excluding, however, Exchangeable Preferred Stock.

  "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                     U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes and the Exchangeable Preferred Stock, and the ownership and disposition of the Exchange Debentures. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. The following relates only to Old Securities, and New Securities received therefor, that are held by holders (each, a "Holder") who hold the Securities as capital assets. This summary does not address all of the tax consequences that may be relevant to particular Holders in light of their personal circumstances, or to certain types of Holders (such as banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, foreign persons, tax-exempt organizations, dealers in securities, persons who have hedged the interest rate on the Notes or the dividend rate on the Exchangeable Preferred Stock, persons whose functional currency is not the U.S. dollar or persons who hold the Notes, the Exchangeable Preferred Stock or the Exchange Debentures as part of a "straddle," "hedge" or "conversion transaction"). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular Holder.

  INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, THE EXCHANGEABLE PREFERRED STOCK AND THE EXCHANGE DEBENTURES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS BEFORE DETERMINING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

THE EXCHANGE OFFER

  The exchange of Old Securities for New Securities pursuant to the Exchange Offer will not constitute a material modification of the terms of the Securities and, accordingly, such exchange will not constitute an exchange for federal income tax purposes. Accordingly, such exchange will have no federal income tax consequences to holders of Securities, either those who exchange or those who do not.

THE NOTES AND THE EXCHANGE DEBENTURES

  Accrual of Original Issue Discount. The Notes were issued at a substantial discount from their principal amount and, further, cash interest will not begin to accrue on the Notes until August 1, 2003. Accordingly, Holders of the Notes will be required to include stated interest and original issue discount ("OID") on the Notes in gross income in accordance with the OID provisions of the Code discussed below, and will be required to include amounts in income with respect to such Notes prior to the receipt of cash payments attributable to such income, without regard to whether the Holder is a cash or accrual method taxpayer. Exchange Debentures issued on or before August 1, 2003 will likely be treated as having been issued with OID. Exchange Debentures issued after August 1, 2003 will not be issued with OID unless, generally, their stated redemption price at maturity exceeds their issue price by more than a specified de minimis amount. The issue price of an Exchange Debenture will depend upon whether the Exchange Debenture, or the Exchangeable Preferred Stock exchanged therefor, is "publicly traded" within a specified time period following the exchange, or, if not so traded, whether the Exchange Debenture bears "adequate stated interest. An additional Exchange Debenture (a "Secondary Debenture") issued in payment of interest with respect to an initially issued Exchange Debenture (an "Initial Debenture") will not be considered as payment made on the Initial Debenture and will be aggregated with the Initial Debenture for purposes of computing the amount and accrual of OID on the Initial Debenture. Similar treatment will be applied when additional Exchange Debentures are issued on Secondary Debentures.

  Holders of the Notes and the Exchange Debentures will be required to accrue OID on the Notes or the Exchange Debentures, as the case may be, in income for federal income tax purposes on a constant yield basis, which ordinarily will result in the inclusion of increasing amounts of OID in income in successive accrual periods.

  A subsequent purchaser of a Note or an Exchange Debenture issued with OID will be required to include annual accruals of OID in gross income in accordance with the rules described above, but the amount of OID includable in gross income may vary depending upon the price paid for the Note or the Exchange Debenture by such subsequent purchaser. If a subsequent purchaser purchases a Note or an Exchange Debenture at a cost that is less than its stated redemption amount at maturity but that is in excess of its adjusted issue price (i.e., its issue price increased by OID previously includable in gross income of prior holders and decreased by cash payments), the includable OID will be reduced by an amount equal to the OID multiplied by a fraction the numerator of which is such excess and the denominator of which is the amount of OID for the period remaining after the subsequent purchaser's purchase until maturity.

  The Company will furnish annually to the Internal Revenue Service ("IRS") and to Holders (other than with respect to certain exempt Holders, including, in particular, corporations) information with respect to the OID accruing while the Notes or Exchange Debentures are held by such Holders.

  Market Discount. A Holder that purchases a Note or an Exchange Debenture at a discount (the "Market Discount") from its adjusted issue price that exceeds a specified de minimis amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument and partial payments on a debt instrument are treated as ordinary income to the extent of accrued Market Discount. Unless the Holder elects to include Market Discount in income on a constant yield basis, the accrued Market Discount at any time generally would be the amount calculated by multiplying the Market Discount by a fraction, the numerator of which is the number of days the obligation has been held by the Holder and the denominator of which is the number of days after the Holder's acquisition of the obligation up to and including its maturity date. As an alternative to the inclusion of Market Discount on the foregoing basis, the Holder may elect to include Market Discount in income currently as it accrues on all Market Discount instruments acquired by such Holder in that taxable year or thereafter, in which case the deferred interest rule described below will not apply. This election will apply to all Market Discount obligations acquired by the electing Holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the IRS. Purchasers that acquire a Note or an Exchange Debenture with Market Discount should consult their tax advisors regarding the manner in which accrued Market Discount is calculated and the election to include such Market Discount in income currently.

  The Market Discount rules also provide for the deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has Market Discount in excess of the aggregate amount of interest (including OID) includable in such holder's gross income for the taxable year with respect to such debt instrument.

  Bond Premium on Exchange Debentures. If Exchangeable Preferred Stock is exchanged for Exchange Debentures that have an issue price in excess of their stated redemption price at maturity (or earlier call date, if applicable), the Exchange Debenture will be considered to have been issued at a "premium." Special rules apply in the case of an Exchange Debenture acquired prior to any optional redemption date. The Holder of such Exchange Debenture may deduct such premium as amortizable bond premium over the term of the Exchange Debentures (taking into account earlier call dates, as appropriate) under a yield-to-maturity formula as such Holder takes interest into income under its method of accounting, but only if an election by the Holder under Section 171 of the Code is made or is already in effect. An election under Section 171 is available only if the Exchange Debentures are held as capital assets, is revocable only with the consent of the IRS and applies to all obligations owned or subsequently acquired by the Holder. If a Holder acquires an Exchange Debenture at a premium and does not elect to amortize such premium, the Holder will be required to report the full amount of stated interest and OID on the Exchange Debenture as ordinary income, even though the Holder may be required to recognize a capital loss (which may not be available to offset ordinary income) on a sale or other disposition of the Exchange Debenture.

  Sale, Exchange or Retirement of the Notes and the Exchange Debentures. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a Note or an Exchange Debenture, a Holder will generally recognize taxable gain or loss equal to the difference between the sum of the cash and the fair market value of all other property received on such disposition and such Holder's adjusted federal income tax basis in the Note or Exchange Debenture. The adjusted basis of the Note or the Exchange Debenture generally will equal the Holder's cost, increased by any OID or market discount includable in income by the Holder with respect to such Note or Exchange Debenture, and reduced by the payments previously received by the Holder (other than qualified stated interest) and any premium amortized by such Holder with respect to the instrument. Any such gain or loss will, subject to the preceding discussion of the market discount rules, be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the Holder's holding period for the Note or Exchange Debenture for more than one year. In the case of noncorporate persons, the maximum federal income tax rate that would apply to such capital gain is 20% if the Holder's holding period for the Note or the Exchange Debenture is more than twelve months at the time of disposition. The deductibility of capital losses is subject to limitations as described in the Code.

  Applicable High Yield Discount Obligations. The Notes are applicable high yield discount obligations ("AHYDOs"). Accordingly, the Company will be allowed to deduct the OID on the Notes only when it is paid. In the event the Exchange Debentures constitute AHYDOs, a portion of the OID accruing on the Exchange Debentures may be treated as a dividend generally eligible for the dividends-received deduction in the case of corporate Holders, and the Company would not be entitled to deduct the "disqualified portion" of the OID accruing on the Exchange Debentures and would be allowed to deduct the remainder of the OID only when paid in cash. Because the amount of OID, if any, attributable to the Exchange Debentures will be determined at the time such Exchange Debentures are issued, it is impossible currently to determine whether Exchange Debentures will be treated as AHYDOs.

  Backup Withholding and Information Reporting. In general, a Holder of a Note will be subject to backup withholding at the rate of 31% with respect to interest, OID, principal and premium, if any, paid on a Note, and the proceeds of a sale of a Note, unless such Holder (a) is an entity that is exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees) and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number ("TIN") (which for an individual would be the Holder's social security number), certifies that the TIN provided to the payor is correct and that the Holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal, OID, premium and interest to, and the proceeds of, a sale of a Note by Holders that are not exempt entities will generally be subject to information reporting requirements. A Holder who does not provide the payor with his correct TIN may be subject to penalties imposed by the IRS.

  The Company will report to Holders and to the IRS the amount of any "reportable payments" (including any interest paid) and any amounts withheld with respect to the Notes during the calendar year. The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

THE EXCHANGEABLE PREFERRED STOCK

  Classification of Exchangeable Preferred Stock and Exchange Debentures. The Company intends to treat the Exchangeable Preferred Stock as equity of the Company and the Exchange Debentures as indebtedness of the Company for U.S. federal income tax purposes, and this discussion is based on the assumption that such treatment will be respected. The Company's treatment is not binding on the IRS or the courts and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Exchangeable Preferred Stock or Exchange Debentures than that described herein.

  Distributions on Exchangeable Preferred Stock. Distributions on the Exchangeable Preferred Stock that are paid from the Company's current or accumulated earnings and profits, as determined under U.S. federal income tax principles, whether paid in cash or in additional shares of Exchangeable Preferred Stock ("Dividend Shares") will be taxable to a Holder as ordinary dividend income in an amount equal to such cash or the fair market value of such Dividend Shares on the date of distribution. To the extent, if any, that the amount of any such distribution is not made out of the Company's current or accumulated earnings and profits, as determined under U.S. federal income tax principles, such distribution will first reduce the Holder's adjusted tax basis in the Exchangeable Preferred Stock and, to the extent such distribution exceeds such adjusted tax basis, will be treated as capital gain. In the case of a distribution of Dividend Shares, such basis reduction should be offset on an overall standpoint by a corresponding amount of tax basis for a Holder in such Dividend Shares. A Holder's initial tax basis in any Dividend Shares distributed by the Company generally will equal the fair market value of such Dividend Shares on the date of their distribution. The holding period for such Dividend Shares will commence with their distribution, and will not include the Holder's holding period for outstanding shares of Exchangeable Preferred Stock with respect to which such Dividend Shares were distributed. There can be no assurance that the Company will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause all distributions on the Exchangeable Preferred Stock to be treated as dividends for U.S. federal income tax purposes. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of allocable earnings and profits, unless the context indicates otherwise.

  Dividends received by corporate Holders generally will be eligible for the 70% dividends received deduction under Section 243 of the Code. There are, however, many exceptions and restrictions relating to the availability of the dividends received deduction including restrictions relating to the holding period of the stock under Section 246(c) of the Code and debt-financed portfolio stock under Section 246A of the Code.

  Under Section 1059 of the Code, the tax basis of any shares of Exchangeable Preferred Stock held by a corporate Holder for two years or less (ending on the earliest of the date on which the Company declares, announces or agrees to the payment of an actual or constructive dividend) is reduced (but not below zero) by the non-taxed portion of an "extraordinary dividend" for which a dividends received deduction is allowed. Special rules under Section 1059 exist with respect to extraordinary dividends for "qualified preferred dividends." Corporate Holders are urged to consult their tax advisors regarding the extent, if any, to which the exceptions and restrictions and rules under Section 1059 of the Code apply to the purchase, ownership and disposition of the Exchangeable Preferred Stock.

  Preferred Stock Discount. Pursuant to Section 305(c) of the Code, Holders of Exchangeable Preferred Stock received as Dividend Shares may be required to treat the difference between the redemption price and issue price (likely, the fair market value) of Exchangeable Preferred Stock as constructive distributions that are includable in income on an economic accrual basis.

  Dividend Shares received by Holders of the Exchangeable Preferred Stock may bear Preferred Stock Discount depending upon the issue price of such Dividend Shares. If shares of Exchangeable

Preferred Stock (including Dividend Shares) bear Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of Exchangeable Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

  Holders should consult their tax advisors regarding the extent, if any, to which Section 305 will apply to Dividend Shares.

  Redemption, Sale or Exchange of Exchangeable Preferred Stock. A redemption of shares of Exchangeable Preferred Stock for cash generally will be treated as a sale or exchange of such shares if the Holder does not own, actually or constructively, any stock of the Company other than the redeemed Exchangeable Preferred Stock. If the Holder does own, actually or constructively, such other Company stock (including Exchangeable Preferred Stock or other stock of the Company not so redeemed), a redemption of the Exchangeable Preferred Stock may be treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend treatment would not apply if the redemption is "substantially disproportionate" with respect to the Holder under Section 302(b)(2) of the Code or is "not essentially equivalent to a dividend" with respect to such Holder under Section 302(b)(1) of the Code.

  If the redemption of the Exchangeable Preferred Stock for cash is treated as a sale or exchange, the Holder would recognize capital gain or loss in an amount equal to the difference between the amount of cash received on such redemption (except to the extent the redemption price of the Exchangeable Preferred Stock is attributable to dividends declared by the Board of Directors of the Company prior to the redemption, which generally will be taxable as ordinary income) and such Holder's adjusted tax basis in the Exchangeable Preferred Stock.

  Similarly, gain or loss realized by a Holder on the sale of Exchangeable Preferred Stock will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of other property received and the Holder's adjusted basis in the Exchangeable Preferred Stock.

  Gain or loss realized by a Holder on the exchange of Exchangeable Preferred Stock for Exchange Debentures will be subject to the same general rules as a redemption for cash, except that the Holder would realize capital gain or loss in an amount equal to the difference between the issue price of the Exchange Debentures received (as determined for purposes of computing the OID on such Exchange Debentures) and such Holder's adjusted tax basis in the Exchangeable Preferred Stock. See "--The Notes and the Exchange Debentures--Accrual of Original Issue Discount."

  If a redemption or exchange of Exchangeable Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash or the issue price of the Exchange Debentures, as the case may be, received by the Holder. The Holder's adjusted tax basis in the redeemed Exchangeable Preferred Stock will be transferred to any remaining stock holdings in the Company. If the Holder does not retain any actual stock ownership in the Company (having only a constructive stock interest), the Holder may lose such basis entirely. In addition, in the event of dividend treatment, a corporate Holder, under certain circumstances, may be required to reduce its basis in its remaining shares of stock of the Company (and possibly recognize gain) under the "extraordinary dividend" provision of
Section 1059 of the Code.

  Backup Withholding and Information Reporting. In general, a Holder will be subject to backup withholding at the rate of 31% with respect to dividends on the Exchangeable Preferred Stock and principal, interest, OID and premium on the Exchange Debentures, in the same manner as are the Holders of Notes, as described more fully above under " --The Notes and the Exchange Debentures-- Backup Withholding and Information Reporting."

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities where such Old Securities were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until January 26, 1999 (90 days after the date of this Prospectus), all dealers effecting transactions in the New Securities may be required to deliver a prospectus.

  Neither the Issuer nor any of the Guarantors will receive any proceeds from any sale of New Securities by broker-dealers. New Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The New Securities will constitute a new issue of securities with no established trading market. The Issuer does not intend to list the New Securities on any national securities exchange or to seek approval for quotation through any automated quotation system. The Issuer has been advised by the Placement Agents that following completion of the Exchange Offer, the Placement Agents intend to make a market in the New Securities. However, the Placement Agents are not obligated to do so and any market-making activities with respect to the New Securities may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Securities or as to the liquidity of or the trading market for the New Securities. If a trading market does not develop or is not maintained, holders of the New Securities may experience difficulty in reselling the New Securities or may be unable to sell them at all. If a market for the New Securities develops, any such market may cease at any time. If a public trading market develops for the New Securities, future trading prices of the New Securities will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, the financial conditions and results of operations of the Issuer and other factors beyond the control of the Issuer, including general economic conditions. Notwithstanding the registration of the New Securities in the Exchange Offer, holders who are "affiliates" of the Issuer (within the meaning of Rule 405 under the Securities Act) may publicly offer for sale or resell the New Securities only in compliance with the provisions of Rule 144 under the Securities Act or any other available exemptions under the Securities Act.

  For a period of 90 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Securities), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Old Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters relating to the New Securities will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, New York, New York. In addition, certain legal matters under Massachusetts and Florida law relating to the Note Guarantees and the New Notes will be passed upon for the Company by McDermott, Will & Emery, Boston, Massachusetts and Miami, Florida, and certain legal matters under New Jersey law relating to the Note Guarantees and the New Notes will be passed upon for the Company by the Cherry Hill, New Jersey office of Blank Rome Comisky & McCauley LLP, a Pennsylvania limited liability partnership.

                                    EXPERTS

  The consolidated financial statements of Harborside Healthcare Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this Prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report with respect thereto included herein.

  The combined financial statements of Cushman Management Associates, Inc. and Affiliates as of December 31, 1995 and 1996 and for each of the two years in the period ended December 31, 1996, included in this Prospectus, have been audited by Landa & Altsher, P.C., independent accountants, as indicated in their report with respect thereto included herein.

  The financial statements of Canterbury Care Center, Inc. and Related Companies as of December 31, 1995 and December 31, 1996 and for each of the two years in the period ended December 31, 1996, included in this Prospectus, have been audited by Cummins, Krasik & Hohl Co., independent accountants, as indicated in their report with respect thereto included herein.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES:
  Report of Independent Accountants.......................................  F-2
  Consolidated Balance Sheets as of December 31, 1996 and 1997............  F-3
  Consolidated Statements of Operations for the years ended December 31,
   1995, 1996 and 1997....................................................  F-4
  Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1995, 1996 and 1997.................................  F-5
  Consolidated Statements of Cash Flows for the years ended December 31,
   1995, 1996 and 1997....................................................  F-6
  Notes to Consolidated Financial Statements..............................  F-7
  Condensed Consolidated Balance Sheet as of June 30, 1998 (unaudited).... F-34
  Condensed Consolidated Statements of Operations for the three months and six months ended June 30, 1997 and 1998 (unaudited).................... F-35
  Condensed Consolidated Statement of Changes in Stockholders' Equity for
   the six months ended June 30, 1998 (unaudited)......................... F-36
  Condensed Consolidated Statements of Cash Flows for the six months ended
   June 30, 1997 and 1998 (unaudited)..................................... F-37
  Notes to Condensed Consolidated Financial Statements (unaudited)........ F-38

THE MASSACHUSETTS FACILITIES:
  CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES:
  Independent Auditors' Report............................................ F-47
  Combined Balance Sheet at December 31, 1995 and 1996.................... F-48
  Combined Statements of Operations and Owners' Equity for the years ended
   December 31, 1995 and 1996............................................. F-49
  Combined Statement of Cash Flows for the years ended December 31, 1995 and 1996............................................................... F-50
  Notes to Combined Financial Statements.................................. F-51

THE DAYTON FACILITIES:
  CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES:
  Independent Auditors' Report............................................ F-57
  Combined Balance Sheets at December 31, 1995 and 1996................... F-58
  Combined Statements of Operations and Accumulated Deficit for the years ended December 31, 1995 and 1996....................................... F-60
  Combined Statements of Cash Flows for the years ended December 31, 1995 and 1996............................................................... F-61
  Notes to Combined Financial Statements.................................. F-62

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Harborside Healthcare Corporation:

  We have audited the accompanying consolidated balance sheets of Harborside Healthcare Corporation and its subsidiaries (the "Company") as of December 31, 1996 and 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harborside Healthcare Corporation and subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 13, 1998

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                        AS OF DECEMBER 31, 1996 AND 1997

                                                               1996      1997
                                                             --------  --------
                          ASSETS
Current assets:
  Cash and cash equivalents................................  $  9,722  $  8,747
  Accounts receivable, net of allowances for doubtful ac-
   counts of $1,860 and $1,871, respectively...............    22,984    32,416
  Prepaid expenses and other...............................     3,570     6,644
  Demand note due from limited partnership (Note D)........     1,369       --
  Deferred income taxes (Note L)...........................     1,580     2,150
                                                             --------  --------
    Total current assets...................................    39,225    49,957
Restricted cash (Note C)...................................     3,751     5,545
Investment in limited partnership (Note D).................       256        67
Property and equipment, net (Note E).......................    95,187    96,872
Intangible assets, net (Note F)............................     3,004     8,563
Note receivable (Note G)...................................       --      7,487
Deferred income taxes (Note L).............................       376        71
                                                             --------  --------
    Total assets...........................................  $141,799  $168,562
                                                             ========  ========
                        LIABILITIES
Current liabilities:
  Current maturities of long-term debt (Note I)............       169       186
  Current portion of capital lease obligation (Note J).....     3,744     3,924
  Accounts payable.........................................     6,011     7,275
  Employee compensation and benefits.......................     8,639    10,741
  Other accrued liabilities................................     2,177     4,417
  Accrued interest.........................................        19       251
  Current portion of deferred income.......................       368       609
  Income taxes payable (Note L)............................     1,272       --
                                                             --------  --------
    Total current liabilities..............................    22,399    27,403
Long-term portion of deferred income (Note H)..............     2,948     3,559
Long-term debt (Note I)....................................    18,039    33,456
Long-term portion of capital lease obligation (Note J).....    53,533    52,361
                                                             --------  --------
    Total liabilities......................................    96,919   116,779
                                                             --------  --------
Commitments and contingencies (Notes D, H and N)

               STOCKHOLDERS' EQUITY (NOTE M)
Common stock, $.01 par value, 30,000,000 shares authorized,
 8,000,000 and 8,008,665 shares issued and outstanding.....        80        80
Additional paid-in capital.................................    48,340    48,440
Retained earnings (deficit)................................    (3,540)    3,263
                                                             --------  --------
    Total stockholders' equity.............................    44,880    51,783
                                                             --------  --------
      Total liabilities and stockholders' equity...........  $141,799  $168,562
                                                             ========  ========

   The accompanying notes are an integral part of the consolidated financial statements.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                               1995        1996        1997
                                            ----------  ----------  ----------
Total net revenues........................  $  109,425  $  165,412  $  221,777
                                            ----------  ----------  ----------
Expenses:
  Facility operating......................      89,378     132,207     176,404
  General and administrative..............       5,076       7,811      10,953
  Service charges paid to affiliate (Note
   Q).....................................         700         700         708
  Special compensation and other (Note
   M).....................................         --        1,716         --
  Depreciation and amortization...........       4,385       3,029       4,074
  Facility rent...........................       1,907      10,223      12,446
                                            ----------  ----------  ----------
    Total expenses........................     101,446     155,686     204,585
                                            ----------  ----------  ----------
Income from operations....................       7,979       9,726      17,192
Other:
  Interest expense, net...................      (5,107)     (4,634)     (5,853)
  Loss on investment in limited partner-
   ship (Note D)..........................        (114)       (263)       (189)
  Gain on sale of facilities, net (Note
   P).....................................       4,869         --          --
  Minority interest in net income (Notes B
   and P).................................      (6,393)        --          --
                                            ----------  ----------  ----------
Income before income taxes and extraordi-
 nary loss................................       1,234       4,829      11,150
Income taxes (Note L).....................         --         (809)     (4,347)
                                            ----------  ----------  ----------
Income before extraordinary loss..........       1,234       4,020       6,803
Extraordinary loss on early retirement of
 debt, net of taxes of $843 (Note I)......         --       (1,318)        --
                                            ----------  ----------  ----------
Net income................................  $    1,234  $    2,702  $    6,803
                                            ==========  ==========  ==========
Net income per share--basic...............                          $      .85
                                                                    ==========
Net income per share--diluted.............                          $      .84
                                                                    ==========
Pro forma data (unaudited--Notes B and L):
  Historical income before income taxes
   and extraordinary loss.................       1,234       4,829
  Pro forma income taxes..................        (481)       (799)
                                            ----------  ----------
Pro forma income before extraordinary
 loss.....................................         753       4,030
  Extraordinary loss, net.................         --       (1,318)
                                            ----------  ----------
Pro forma net income......................  $      753  $    2,712
                                            ==========  ==========
Pro forma net income per share (basic and
 diluted):
  Pro forma income before extraordinary
   loss...................................  $     0.17  $     0.63
  Extraordinary loss, net.................         --         0.21
                                            ----------  ----------
  Pro forma net income....................  $     0.17  $     0.42
                                            ==========  ==========
Weighted average number of common shares
 used in per share computations:
  Basic...................................   4,425,000   6,396,142   8,037,026
  Diluted.................................   4,425,000   6,396,142   8,138,793

   The accompanying notes are an integral part of the consolidated financial statements.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                              STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                  ADDITIONAL RETAINED
                                           COMMON  PAID-IN   EARNINGS
                                           STOCK   CAPITAL   (DEFICIT)  TOTAL
                                           ------ ---------- --------- -------
Stockholders' equity, December 31, 1994...  $44    $10,298    $(7,476) $ 2,866
  Net income for the year ended December
   31, 1995...............................  --         --       1,234    1,234
  Contributions...........................  --          30        --        30
                                            ---    -------    -------  -------
Stockholders' equity, December 31, 1995...   44     10,328     (6,242)   4,130
  Net income for the year ended December
   31, 1996...............................  --         --       2,702    2,702
  Purchase of equity interests............  --       1,028        --     1,028
  Distributions...........................  --        (140)       --      (140)
  Proceeds of initial public offering,
   net....................................   36     37,124        --    37,160
                                            ---    -------    -------  -------
Stockholders' equity, December 31, 1996...   80     48,340     (3,540)  44,880
  Net income for the year ended December
   31, 1997...............................  --         --       6,803    6,803
  Exercise of options.....................  --         100        --       100
                                            ---    -------    -------  -------
Stockholders' equity, December 31, 1997...  $80    $48,440    $ 3,263  $51,783
                                            ===    =======    =======  =======

   The accompanying notes are an integral part of the consolidated financial statements.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                    1995      1996      1997
                                                  --------  --------  --------
Operating activities:
 Net income.....................................  $  1,234  $  2,702  $  6,803
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Minority interest............................     6,393       234       --
   Gain on sale of facilities, net..............    (4,869)      --        --
   Loss on refinancing of debt..................       --      1,318       --
   Depreciation of property and equipment.......     3,924     2,681     3,589
   Amortization of intangible assets............       461       348       485
   Amortization of deferred income..............       --       (369)     (449)
   Loss from investment in limited partnership..       114       263       189
   Amortization of loan costs and fees..........       109       103       257
   Accretion of interest on capital lease obli-
    gation......................................       --      1,419     2,952
   Deferred interest............................       --       (114)      --
   Common stock grant...........................       --        225       --
   Other........................................        14       --        --
                                                  --------  --------  --------
                                                     7,380     8,810    13,826
 Changes in operating assets and liabilities:
   (Increase) in accounts receivable............    (7,573)  (13,017)   (9,432)
   (Increase) in prepaid expenses and other.....      (456)   (1,780)   (3,074)
   (Increase) in deferred income taxes..........       --     (1,956)     (265)
   Increase in accounts payable.................     1,345     1,977     1,264
   Increase in employee compensation and bene-
    fits........................................     1,385     4,144     2,102
   Increase (decrease) in accrued interest......      (490)       (6)      232
   Increase in other accrued liabilities........       295     1,118     2,240
   Increase (decrease) in income taxes payable..       --      2,115    (1,272)
                                                  --------  --------  --------
 Net cash provided by operating activities......     1,886     1,405     5,621
                                                  --------  --------  --------
Investing activities:
 Additions to property and equipment............    (3,081)   (5,104)   (5,274)
 Facility acquisition deposits..................    (3,000)    3,000       --
 Additions to intangibles.......................    (1,202)     (950)   (6,301)
 Transfers to restricted cash, net..............      (760)     (996)   (1,794)
 Receipt of note receivable.....................       --        --     (7,487)
 Repayment of demand note from limited partner-
  ship..........................................       --        --      1,369
 Issuance of Demand note from limited partner-
  ship..........................................    (1,255)      --        --
 Payment of costs related to sale of facili-
  ties..........................................      (884)      --        --
 Proceeds from sale of facilities...............    47,000       --        --
                                                  --------  --------  --------
 Net cash provided (used) by investing activi-
  ties..........................................    36,818    (4,050)  (19,487)
                                                  --------  --------  --------
Financing activities:
 Borrowings under revolving line of credit......       --        --     15,600
 Payment of long-term debt......................    (9,800)  (25,288)     (166)
 Principal payments of capital lease obliga-
  tion..........................................       --     (6,766)   (3,944)
 Debt prepayment penalty........................    (1,154)   (1,517)      --
 Note payable to an affiliate...................     2,000    (2,000)      --
 Receipt of cash in connection with lease.......       --      3,685     1,301
 Dividend distribution..........................       --       (140)      --
 Distributions to minority interest.............    (3,636)  (33,727)      --
 Purchase of equity interests and other contri-
  butions.......................................        30       803       --
 Exercise of stock options......................       --        --        100
 Proceeds from sale of common stock.............       --     37,160       --
                                                  --------  --------  --------
 Net cash provided (used) by financing activi-
  ties..........................................   (12,560)  (27,790)   12,891
                                                  --------  --------  --------
Net increase (decrease) in cash and cash equiva-
 lents..........................................    26,144   (30,435)     (975)
Cash and cash equivalents, beginning of year....    14,013    40,157     9,722
                                                  --------  --------  --------
Cash and cash equivalents, end of year..........  $ 40,157  $  9,722  $  8,747
                                                  ========  ========  ========
Supplemental Disclosure:
 Interest paid..................................     6,208     4,060     3,371
 Income taxes paid..............................       --        760     5,783
Noncash investing and financing activities:
 Property and equipment additions by capital
  lease.........................................       --     57,625       --
 Capital lease obligation incurred..............       --     57,625       --

   The accompanying notes are an integral part of the consolidated financial statements.

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. NATURE OF BUSINESS:

  Harborside Healthcare Corporation and its subsidiaries (the "Company") operate long-term care facilities and provide rehabilitation therapy services. As of December 31, 1997, the Company owned thirteen facilities, operated thirty additional facilities under various leases and owned a rehabilitation therapy services company. The Company accounts for its investment in one of its owned facilities using the equity method (see Note D).

B. BASIS OF PRESENTATION:

  The Company was incorporated as a Delaware corporation on March 19, 1996, and was formed as a holding company, in anticipation of an initial public offering (the "Offering"), to combine under the control of a single corporation the operations of various business entities (the "Predecessor Entities") which were all under the majority control of several related stockholders. Immediately prior to the Offering, the Company executed an agreement (the "Reorganization Agreement") which resulted in the transfer of ownership of the Predecessor Entities to the Company in exchange for 4,400,000 shares of the Company's common stock. The Company's financial statements for periods prior to the Offering have been prepared by combining the historical financial statements of the Predecessor Entities, similar to a pooling-of-interests presentation. On June 14, 1996, the Company completed the issuance of 3,600,000 shares of common stock through the Offering, resulting in net proceeds to the Company (after deducting underwriters' commissions and other offering expenses) of approximately $37,160,000. A portion of the proceeds was used to repay some of the Company's long-term debt (see Note I).

  One of the Predecessor Entities was the general partner of the Krupp Yield Plus Limited Partnership ("KYP"), which owned seven facilities (the "Seven Facilities") until December 31, 1995. The Company held a 5% interest in KYP, while the remaining 95% was owned by the limited partners of KYP (the "Unitholders"). Effective December 31, 1995, KYP sold the Seven Facilities and a subsidiary of the Company began leasing the facilities from the buyer. Prior to December 31, 1995, the accounts of KYP were included in the Company's combined financial statements and the interest of the Unitholders was reflected as minority interest. In March 1996, a liquidating distribution was paid to the Unitholders (see Notes H and P).

  The Company's financial statements prior to the date of the Offering do not include a provision for Federal or state income taxes because the Predecessor Entities (primarily partnerships and subchapter S corporations) were not directly subject to Federal or state income taxation. The Company's combined financial statements include a pro forma income tax provision for each period presented, as if the Company had always owned the Predecessor Entities (see Note L).

C. SIGNIFICANT ACCOUNTING POLICIES:

  The Company uses the following accounting policies for financial reporting purposes:

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements (combined prior to June 14, 1996) include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

TOTAL NET REVENUES

  Total net revenues include net patient service revenues, rehabilitation therapy service revenues from contracts to provide services to non-affiliated long-term care facilities and management fees from the facility owned by Bowie L.P. (see Note D) and two additional facilities (See Note H).

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

  Net patient service revenues payable by patients at the Company's facilities are recorded at established billing rates. Net patient service revenues to be reimbursed by contracts with third-party payors, primarily the Medicare and Medicaid programs, are recorded at the amount estimated to be realized under these contractual arrangements. Revenues from Medicare and Medicaid are generally based on reimbursement of the reasonable direct and indirect costs of providing services to program participants or a prospective payment system. The Company separately estimates revenues due from each third party with which it has a contractual arrangement and records anticipated settlements with these parties in the contractual period during which services were rendered. The amounts actually reimbursable under Medicare and Medicaid are determined by filing cost reports which are then audited and generally retroactively adjusted by the payor. Legislative changes to state or Federal reimbursement systems may also retroactively affect recorded revenues. Changes in estimated revenues due in connection with Medicare and Medicaid may be recorded by the Company subsequent to the year of origination and prior to final settlement based on improved estimates. Such adjustments and final settlements with third party payors, which could materially and adversely affect the Company, are reflected in operations at the time of the adjustment or settlement. Accounts receivable, net, at December 31, 1996 and 1997 includes $10,667,000 and $8,296,000, respectively, of estimated settlements due from third party payors and $5,194,000 and $6,115,000, respectively, of estimated settlements due to third party payors.

  In addition, direct and allocated indirect costs reimbursed under the Medicare program are subject to regional limits. The Company's costs generally exceed these limits and accordingly, the Company is required to submit exception requests to recover such excess costs. The Company has recorded approximately $8,229,000 in accounts receivable as of December 31, 1997, related to these exception requests. The Company believes it will be successful in collecting these receivables; however, the failure to recover these costs in the future could materially and adversely affect the Company.

  Beginning in 1995, total net revenues includes revenues recorded by the Company's rehabilitation therapy subsidiary (which does business under the name "Theracor") for therapy services provided to non-affiliated long-term care facilities.

CONCENTRATIONS

  A significant portion of the Company's revenues are derived from the Medicare and Medicaid programs. There have been, and the Company expects that there will continue to be, a number of proposals to limit reimbursement allowable to long-term care facilities under these programs. On August 5, 1997, the Balanced Budget Act of 1997 (the "Balanced Budget Act") was signed into law. This act is effective for cost reporting periods beginning after July 1, 1998 and as such will not affect the Company until January 1, 1999. The Balanced Budget Act amends Medicare reimbursement methodology, converting it from a cost-based system to a prospective payment system. Approximately 65%, 65%, and 66% of the Company's net revenues in the years ended December 31, 1995, 1996 and 1997, respectively, are from the Company's participation in the Medicare and Medicaid programs. As of December 31, 1996 and 1997, $17,560,000 and $20,936,000, respectively, of net accounts receivable were due from the Medicare and Medicaid programs.

FACILITY OPERATING EXPENSES

  Facility operating expenses include expenses associated with the normal operations of a long-term care facility. The majority of these costs consist of payroll and employee benefits related to nursing, housekeeping and dietary services provided to patients, as well as maintenance and

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES administration of the facilities. Other significant facility operating expenses include: the cost of rehabilitation therapies, medical and pharmacy supplies, food and utilities. Beginning in 1995, facility operating expenses include expenses associated with services rendered by Theracor to non-affiliated facilities.

PROVISION FOR DOUBTFUL ACCOUNTS

  Provisions for uncollectible accounts receivable of $1,240,000, $1,116,000 and $1,188,000 are included in facility operating expenses for the years ended December 31, 1995, 1996 and 1997, respectively. Individual patient accounts deemed to be uncollectible are written off against the allowance for doubtful accounts.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for the collectibility of receivables, depreciation and amortization, employee benefit plans, taxes and contingencies.

NET INCOME (PRO FORMA NET INCOME) PER SHARE

  In February 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", which revised the methodology of calculating net income per share. The Company adopted SFAS No. 128 in the fourth quarter of 1997. All net income per share and pro forma net income per share amounts for all periods have been presented in accordance with, and where appropriate have been restated to conform with, the requirements of SFAS No. 128.

  Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during 1997. The computation of diluted net income per share is similar to that of basic net income per share except that the number of shares is increased to reflect the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. Dilutive potential common shares for the Company consist of shares issuable upon exercise of the Company's stock options. Pro forma net income per share for the years ended December 31, 1995 and 1996 is calculated based upon the common shares of the Company (4,400,000) issued in accordance with the Reorganization Agreement. Pursuant to Securities and Exchange Commission staff requirements, stock options issued within one year of an initial public offering, calculated using the treasury stock method and the initial public offering price of $11.75 per share, have been included in the calculation of pro forma net income per common share as if they were outstanding for all periods presented.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Expenditures that extend the lives of affected assets are capitalized, while maintenance and repairs are charged to expense as incurred. Upon the retirement or sale of an asset, the cost of the asset and any related accumulated depreciation are removed from the balance sheet, and any resulting gain or loss is included in net income.

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

  Depreciation expense includes the amortization of capital assets and is estimated using the straight-line method. These estimates are calculated using the following estimated useful lives:

Buildings and improvements  31.5 to 40 years
Furniture and equipment     5 to 10 years
Leasehold improvements      over the life of the lease
Land improvements           8 to 40 years

INTANGIBLE ASSETS

  Intangible assets consist of amounts identified in connection with certain facility acquisitions accounted for under the purchase method and certain deferred costs which were incurred in connection with various financings (see Notes F and I).

  In connection with each of its acquisitions, the Company reviewed the assets of the acquired facility and assessed its relative fair value in comparison to the purchase price. Certain acquisitions resulted in the allocation of a portion of the purchase price to the value associated with the existence of a workforce in place, residents in place at the date of acquisition and covenants with sellers which limit their ability to engage in future competition with the Company's facilities. The assets recognized from an assembled workforce and residents in place are amortized using the straight-line method over the estimated periods (from three to seven years) during which the respective benefits would be in place. Covenants not-to-compete are being amortized using the straight-line method over the period during which competition is restricted.

  Goodwill resulted from the acquisition of certain assets for which the negotiated purchase prices exceeded the allocations of the fair market value of identifiable assets. The Company's policy is to evaluate each acquisition separately and identify an appropriate amortization period for goodwill based on the acquired property's characteristics. Goodwill is being amortized using the straight-line method over a 20 to 40 year period.

  Costs incurred in obtaining financing (including loans, letters of credit and facility leases) are amortized as interest expense using the straight-line method (which approximates the interest method) over the term of the related financial obligation.

ASSESSMENT OF LONG-LIVED ASSETS

  The Company periodically reviews the carrying value of its long-lived assets (primarily property and equipment and intangible assets) to assess the recoverability of these assets; any impairments would be recognized in operating results if a diminution in value considered to be other than temporary were to occur. As part of this assessment, the Company reviews the expected future net operating cash flows from its facilities, as well as the values included in appraisals of its facilities, which have periodically been obtained in connection with various financial arrangements. The Company has not recognized any adjustments as a result of these assessments.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents consist of highly liquid investments with maturities of three months or less at the date of their acquisition by the Company.

RESTRICTED CASH

  Restricted cash consists of cash set aside in escrow accounts as required by several of the Company's leases and other financing arrangements.

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

NEW ACCOUNTING PRONOUNCEMENTS

  In 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." These pronouncements are effective for financial statement periods beginning after December 15, 1997. The Company does not believe that these new pronouncements will have material effect on its future financial statements.

D. INVESTMENT IN LIMITED PARTNERSHIP:

  In April 1993, a subsidiary of the Company acquired a 75% partnership interest in Bowie L.P., which developed a 120-bed long-term care facility in Maryland that commenced operations on May 1, 1994. The remaining 25% interest in Bowie L.P. is owned by a non-affiliated party. The Company records its investment in Bowie L.P. using the equity method. Although the Company owns a majority interest in Bowie L.P., the Company only maintains a 50% voting interest and accordingly does not exercise control over the operations of Bowie L.P. In addition, the non-affiliated party has the option to purchase the Company's partnership interest during the sixty-day period prior to the seventh anniversary of the facility's opening and each subsequent anniversary thereafter. If the option is exercised, the purchase price would be equal to the fair market value of the Company's interest at the date on which the option is exercised. The Company is entitled to 75% of the facility's net income and manages this facility in return for a fee equal to 5.5% of the facility's net revenues (effective September 1995). Prior to this date, the management fee approximated $10,000 per month. The Company recorded $234,000, $445,000 and $445,000 in management fees from this management contract for the years ended December 31, 1995, 1996 and 1997, respectively.

  Bowie L.P. obtained a $4,377,000 construction loan from a bank to finance the construction of the facility. Bowie L.P. also obtained a $1,000,000 line of credit from the bank to finance pre-opening costs and working capital requirements. On July 31, 1995, the line of credit converted to a term loan. In March of 1997, the entire loan was repaid with the proceeds of a $6,400,000 note from another bank. As of December 31, 1996 and 1997, Bowie L.P. owed $4,964,000 and $6,300,000, respectively, on these loans. Interest on the loan is payable monthly at the bank's prime rate or a LIBOR rate plus 1.5%. This loan limits Bowie L.P.'s ability to borrow additional funds and to make acquisitions, dispositions and distributions. Additionally, the loan contains covenants with respect to maintenance of specified levels of net worth, working capital and debt service coverage.

  The loan is collateralized by each partner's partnership interest as well as all of the assets of Bowie L.P. The loan is also guaranteed by the Company and additional collateral pledged by the non-affiliated partner. The Bowie L.P. partnership agreement states that each partner will contribute an amount in respect of any liability incurred by a partner in connection with a guarantee of the partnership's debt, so that the partners each bear their proportionate share of the liability based on their percentage ownership of the partnership.

  The results of operations of Bowie L.P. are summarized below:

                                            FOR THE YEARS ENDED DECEMBER 31,
                                            ----------------------------------
                                               1995        1996        1997
                                            ----------  ----------  ----------
Net operating revenues..................... $7,595,000  $8,104,000  $8,311,000
Net operating expenses.....................  7,236,000   7,758,000   8,052,000
Net loss...................................   (152,000)   (351,000)   (252,000)

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

  The financial position of Bowie L.P. was as follows:

                                                           AS OF DECEMBER 31,
                                                          ---------------------
                                                             1996       1997
                                                          ---------- ----------
Current assets........................................... $2,511,000 $2,275,000
Non-current assets.......................................  4,882,000  4,695,000
Current liabilities......................................  2,335,000    722,000
Non-current liabilities..................................  4,716,000  6,158,000
Partners' equity.........................................    342,000     90,000

  On December 28, 1995, the Company advanced $1,255,000 to Bowie L.P. to support additional facility working capital requirements by means of a demand note bearing interest at 9.0% per annum. This advance was repaid by Bowie L.P. during 1997.

E. PROPERTY AND EQUIPMENT:

  The Company's property and equipment are stated at cost and consist of the following as of December 31:

                                                          1996         1997
                                                      ------------ ------------
Land................................................. $  2,994,000 $  3,270,000
Land improvements....................................    3,077,000    3,387,000
Leasehold improvements...............................    2,371,000    3,157,000
Buildings and improvements...........................   28,764,000   30,529,000
Equipment, furnishings and fixtures..................    7,835,000    9,565,000
Assets under capital lease...........................   63,125,000   63,532,000
                                                      ------------ ------------
                                                       108,166,000  113,440,000
Less accumulated depreciation........................   12,979,000   16,568,000
                                                      ------------ ------------
                                                      $ 95,187,000 $ 96,872,000
                                                      ============ ============

F. INTANGIBLE ASSETS:

  Intangible assets are stated at cost and consist of the following as of December 31:

                                                          1996         1997
                                                      ------------ ------------
Patient lists........................................ $  1,459,000 $  1,459,000
Assembled workforce..................................      930,000      930,000
Covenant not to compete..............................    1,838,000    1,838,000
Organization costs...................................      256,000      380,000
Goodwill.............................................          --     2,166,000
Deferred financing costs.............................    2,563,000    6,574,000
                                                      ------------ ------------
                                                         7,046,000   13,347,000
Less accumulated amortization........................    4,042,000    4,784,000
                                                      ------------ ------------
                                                      $  3,004,000 $  8,563,000
                                                      ============ ============

G. NOTE RECEIVABLE:

  In connection with the acquisition of the five Connecticut facilities on December 1, 1997, the Company received a note receivable from the owner in the amount of $7,487,000. Interest is earned at the rate of 9% per annum, and payments are due monthly, in arrears, commencing January 1, 1998

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES and continuing until November 30, 2010, at which time the entire principal balance is due. The proceeds of the note were used to repay certain indebtedness. The note is collateralized by various mortgage interests and other collateral.

H. OPERATING LEASES:

  In March 1993, a subsidiary of the Company entered into an agreement with a non-affiliated entity to lease two long-term care facilities in Ohio with 289 beds for a period of ten years. The lease agreement, which became effective in June 1993, provides for fixed annual rental payments of $900,000. At the end of the ten-year period, the Company has the option to acquire the facilities for $8,500,000, or to pay a $500,000 termination fee and relinquish the operation of the facilities to the lessor. On the effective date of the lease, the subsidiary paid $1,200,000 to the lessor for a covenant not-to-compete which remains in force through June 2003.

  Effective October 1, 1994, a subsidiary of the Company entered into an agreement with a related party to lease a 100 bed long-term care facility in Florida for a period of ten years. The lease agreement provides for annual rental payments of $551,250 in the initial twelve-month period and annual increases of 2% thereafter. The Company has the option to exercise two consecutive five-year lease renewals. The Company also has the right to purchase the facility at fair market value at any time after the fifth anniversary of the commencement of the lease. The lease agreement also required the Company to escrow funds equal to three months' base rent.

  Effective April 1, 1995, a subsidiary of the Company entered into an agreement with Meditrust to lease a 100-bed long-term care facility in Ohio for a period of ten years. The lease agreement provides for annual rental payments of $698,400 in the initial twelve-month period. The Company is also required to make additional rental payments beginning April 1, 1996 in an amount equal to 5.0% of the difference between the facility's operating revenues in each applicable year and the operating revenues in the twelve-month base period which commenced on April 1, 1995. The annual additional rent payment will not exceed $14,650. At the end of the initial lease period, the Company has the option to exercise two consecutive five-year lease renewals. The lease agreement also required the Company to escrow funds equal to three months base rent. The Company's obligations under the lease are collateralized by, among other things, an interest in any property improvements made by the Company and by a second position on the facility's accounts receivable. The Company also has the right to purchase the facility at its fair market value on the eighth and tenth anniversary dates of the commencement of the lease and at the conclusion of each lease renewal.

  Effective January 1, 1996, a subsidiary of the Company entered into an agreement with Meditrust to lease the Seven Facilities formerly owned by KYP (see Note P). The lease agreement provides for annual rental payments of $4,582,500 in the initial twelve-month period and annual increases based on changes in the consumer price index thereafter. The lease has an initial term of ten years with two consecutive five-year renewal terms exercisable at the Company's option. The lease agreement also required the Company to escrow funds in an amount equal to three months base rent. The Company's obligations under the lease are collateralized by, among other things, an interest in any property improvements made by the Company and by a second position on the related facilities' accounts receivable. In conjunction with the lease, the Company was granted a right of first refusal and an option to purchase the facilities as a group, which option is exercisable at the end of the eighth year of the initial term and at the conclusion of each renewal term. The purchase option is exercisable at the greater of the fair market value of the facilities at the time of exercise or Meditrust's original investment.

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

  Effective January 1, 1996, a subsidiary of the Company entered into an agreement with Meditrust to lease six long-term care facilities with a total of 537 licensed beds in New Hampshire. The lease agreement provides for annual rental payments of $2,324,000 in the initial twelve-month period and annual rental increases based on changes in the consumer price index thereafter. The lease has an initial term of ten years with two consecutive five-year renewal terms exercisable at the Company's option. The lease agreement also required the Company to escrow funds in an amount equal to three months base rent. In addition, the lease agreement required the Company to establish a renovation escrow account in the amount of $560,000 to fund facility renovations identified in the agreement. The renovation escrow funds are released upon completion of the required renovations. As of December 31, 1997, $325,000 of these funds remained in escrow pending completion of the specified renovations. The Company's obligations under the lease are collateralized by, among other things, an interest in any property improvements made by the Company and by a second position on the related facilities' accounts receivable. In conjunction with the lease, the Company was granted a right of first refusal and an option to purchase the facilities as a group, which is exercisable at the end of the eighth year of the initial term and at the conclusion of each renewal term. The purchase option is exercisable at the greater of 90% of the fair market value of the facilities at the time of exercise or Meditrust's original investment. In connection with this lease, the Company received a cash payment of $3,685,000 from Meditrust which was recorded as deferred income and is being amortized over the ten-year initial lease term as a reduction of rental expense.

  The Meditrust leases contain cross-default and cross-collateralization provisions. A default by the Company under one of these leases could adversely affect a significant number of the Company's properties and result in a loss to the Company of such properties. In addition, the leases permit Meditrust to require the Company to purchase the facilities upon the occurrence of a default.

  Effective March 1, 1997, the Company entered into an agreement with a non-affiliated party to lease one long-term care facility with 163 beds in Baltimore, Maryland for a period of ten years. The lease agreement provides for fixed annual rental payments of $900,000 for the first three years and annual increases based on changes in the consumer price index thereafter. From July 1, 1999 through August 28, 2000, the Company has the option to acquire the facility for $10,000,000. After August 28, 2000, the purchase price escalates in accordance with a schedule. On the effective date of the lease, the Company paid $1,000,000 to the lessor in exchange for the purchase option. This option payment is being amortized over the life of the lease.

  As of August 1, 1997, the Company acquired four long-term care facilities with 401 beds in Massachusetts. The Company financed this acquisition through an operating lease with a real estate investment trust (the "REIT"). The lease provides for annual rental payments of $1,576,000 in the initial twelve-month period and annual increases based on changes in the consumer price index thereafter. The lease has an initial term of ten years with, at the Company's option, eight consecutive five-year renewal terms. In conjunction with the lease, the Company was granted a right of first refusal and an option to purchase the facilities as a group, which option is exercisable at the end of the initial lease term and at the conclusion of each renewal term. The purchase option is exercisable at the fair market value of the facilities at the time of exercise.

  On August 28, 1997, the Company obtained a five-year $25,000,000 synthetic leasing facility (the "Leasing Facility") from the same group of banks that provided the "Credit Facility" (see Note I). The Company used $23,600,000 of the funds available through the Leasing Facility to lease the Dayton, Ohio facilities from a master trust in September 1997. The master trust, which was capitalized by investors with a 3% equity interest and 97% debt, acquired the Dayton, Ohio facilities from their

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES previous owner and leases the facilities to the Company. The equity contributions to the master trust remains at risk for the duration of the lease term. Acquisitions made through the Leasing Facility are accounted for financial reporting purposes as operating leases with an initial lease term, which expires at the expiration date of the Leasing Facility in August 2002. The Company's rental payments to the Master Trust are determined based on the purchase price and an interest factor which is based on LIBOR (or at the Company's option, the agent bank's prime rate) and which varies with the Company's leverage ratio (as defined). As of December 31, 1997 the interest rate for amounts outstanding under this facility was approximately 7.5%. The Company has the right to purchase facilities acquired through the Leasing Facility for an amount equal to the purchase price at the date of acquisition. The Company's obligations under the lease are collateralized by a collateral pool which also collateralizes the Company's borrowings under its Credit Facility.

  Under the terms of each of the facility leases described above, the Company is responsible for the payment of all real estate and personal property taxes, as well as other reasonable costs required to operate, maintain, insure and repair the facilities.

  Future minimum rent commitments under the Company's non-cancelable operating leases as of December 31, 1997 are as follows:

      1998......................................................... $ 19,423,000
      1999.........................................................   19,617,000
      2000.........................................................   19,811,000
      2001.........................................................   20,005,000
      2002.........................................................   20,199,000
      Thereafter...................................................   76,545,000
                                                                    ------------
                                                                    $175,600,000
                                                                    ============

I. LONG-TERM DEBT:

  In October 1994, certain of the Predecessor Entities refinanced $29,189,000 of the then outstanding bank debt, and as a result, recorded a loss of $453,000. This loss included a payment of $384,000 upon the termination of a related interest rate protection agreement, which was required pursuant to the terms of the bank debt in order to effectively fix the interest rate on such debt. The retirement of this debt was financed by the concurrent borrowing of $42,300,000 from Meditrust. Using proceeds from the Offering, on June 14, 1996 the Company repaid $25,000,000 of this debt, incurring a prepayment penalty of $1,517,000. Additionally, the Company wrote-off $544,000 of deferred financing costs related to the retired debt and incurred $100,000 of additional transaction costs. The loss on this early retirement of debt totaled $2,161,000 and is presented as an extraordinary loss in the Statement of Operations for the year ended December 31, 1996 net of the related estimated income tax benefit of $843,000. The Meditrust debt was collateralized by the assets of certain of the Predecessor Entities (the "Seven S Corporations"), and subsequent to the debt paydown, the remaining debt is cross-collateralized by the assets of four facilities (the "Four Facilities"). The Meditrust debt bears interest at the annual rate of 10.65%. Additional interest payments are also required commencing on January 1, 1997 in an amount equal to 0.3% of the difference between the operating revenues of the Four Facilities in each applicable year and the operating revenues of the Four Facilities during a twelve-month base period which commenced October 1, 1995. The Meditrust debt is cross-collateralized by the assets of each of the Four Facilities. The loan agreement with Meditrust places certain restrictions on the Four Facilities; among them, the agreement restricts their ability to incur additional debt or to make significant dispositions of assets. The Four Facilities are also required to maintain a debt service coverage ratio of at least 1.2 to 1.0 (as defined in the loan

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES agreement) and a current ratio of at least 1.0 to 1.0. The Meditrust loan agreement contains a prepayment penalty, which decreases from 1.5% of the then outstanding balance in the sixth year to none in the ninth year.

  A subsidiary of the Company assumed a first mortgage note (the "Note") with a remaining balance of $1,775,000 as part of the acquisition of a long-term care facility in 1988. The Note requires the annual retirement of principal in the amount of $20,000. The Company pays interest monthly at the rate of 14% per annum on the outstanding principal amount until maturity in October 2010, when the remaining unpaid principal balance of $1,338,000 is due. The Note is collateralized by the property and equipment of the facility.

  In April of 1997, the Company obtained a three-year $25,000,000 revolving credit facility (the "Credit Facility") from a commercial bank. On August 28, 1997, the Company amended the Credit Facility to add three additional banks as parties to the Credit Facility, extended the maturity to five years and made certain additional amendments to the terms of the agreement. Borrowings under this facility are collateralized by patient accounts receivable and certain real estate. The assets which collateralize the Credit Facility also collateralize the Company's obligation under the Leasing Facility. The Credit Facility matures in September 2002 and provides for prime and LIBOR interest rate options, which vary with the Company's leverage ratio (as defined). As of December 31, 1997, the interest rate for amounts outstanding under this facility was approximately 7.3%. The Credit Facility contains covenants which, among other things, impose certain limitations or prohibitions on the Company's ability to incur indebtedness, pay dividends, make investments or dispose of assets. The Credit Facility requires the Company to maintain a debt service coverage ratio (as defined) of at least 1.25 and a maximum leverage ratio (as defined) of 5.0. As of December 31, 1997, $15,600,000 was outstanding on the Credit Facility and $9,400,000 remained available. During 1997, the maximum balance borrowed under this facility was $15,600,000. A commitment fee of 0.20% to 0.50% on unused availability is charged depending on the Company's leverage ratio.

  Interest expense charged to operations for the years ended December 31, 1995, 1996 and 1997 was $5,830,000, $5,576,000, and $6,681,000, respectively.

  As of December 31, 1997, future long-term debt maturities associated with the Company's debt are as follows:

      1998.......................................................... $   186,000
      1999..........................................................     205,000
      2000..........................................................     226,000
      2001..........................................................     248,000
      2002..........................................................  15,874,000
      Thereafter....................................................  16,903,000
                                                                     -----------
                                                                     $33,642,000
                                                                     ===========

  Substantially all of the Company's assets are subject to liens under long-term debt or operating lease agreements.

J. CAPITAL LEASE OBLIGATION:

  On July 1, 1996, a subsidiary of the Company began leasing four long-term care facilities in Ohio (the "Ohio Facilities"). This transaction is being accounted for as a capital lease as a result of a

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES bargain purchase option exercisable at the end of the lease. The initial term of the lease is five years and during the final six months of the initial term, the Company may exercise an option to purchase the Ohio Facilities for a total price of $57,125,000. If the Company exercises the purchase option but is unable to obtain financing for the acquisition, the lease may be extended for up to two additional years, during which time the Company must obtain financing and complete the purchase of the facilities. The annual rent under the agreement is $5,000,000 during the initial term and $5,500,000 during the extension term. The Company is also responsible for facility expenses such as taxes, maintenance and repairs. The Company agreed to pay $8,000,000 for the option to purchase these facilities. Of this amount, $5,000,000 was paid prior to the closing on July 1, 1996, and the remainder, $3,000,000, is due at the end of the initial lease term whether or not the Company exercises its purchase option. The following is a schedule of future minimum lease payments required by this lease together with the present value of the minimum lease payments:

      1998........................................................ $  5,000,000
      1999........................................................    5,000,000
      2000........................................................    5,000,000
      2001........................................................   57,625,000
                                                                   ------------
                                                                     72,625,000
      Less amount representing interest...........................  (16,340,000)
                                                                   ------------
                                                                     56,285,000
      Less current portion........................................   (3,924,000)
                                                                   ------------
      Long-term portion of capital lease obligation............... $ 52,361,000
                                                                   ============

K. RETIREMENT PLANS:

  The Company maintains an employee 401(k) defined contribution plan. All employees who have worked at least one thousand hours and have completed one year of continuous service are eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. Employee contributions to this plan may be matched at the discretion of the Company. The Company contributed $120,000, $180,000 and $365,000 to the plan in 1995, 1996 and 1997, respectively.

  During September 1995, the Company established a Supplemental Executive Retirement Plan (the "SERP") to provide benefits to key employees. Participants may defer up to 25% of their compensation which is matched by the Company at a rate of 50% (up to 10% of base salary). Vesting in the matching portion occurs in January of the second year following the plan year in which contributions were made.

L. INCOME TAXES:

  PRO FORMA INCOME TAXES (UNAUDITED)

  The financial statements of the Company for the periods prior to the Reorganization do not include a provision for income taxes because the Predecessor Entities (primarily partnerships and subchapter S corporations) were not directly subject to Federal or state taxation. For financial reporting purposes, for the years ended December 31, 1995 and 1996, a pro forma provision for income taxes has been reflected in the accompanying statements of operations based on taxable income for financial statement purposes and an estimated effective Federal and state income tax rate of 39% which would have resulted if the Predecessor Entities had filed corporate income tax returns during those years.

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

  Effective with the Reorganization described in Note B, the Company became subject to Federal and state income taxes. The historical provision for income taxes for the year ended December 31, 1996 reflects the recording of a one-time Federal and state income tax benefit of $1,400,000 upon the change in the tax status of the entity as required by SFAS No. 109, "Accounting for Income Taxes."

  Significant components of the Company's deferred tax assets as of December 31, 1996 and 1997 are as follows:

                                                             1996       1997
                                                          ---------- ----------
Deferred tax assets:
 Reserves................................................ $1,144,000 $1,755,000
 Rental payments.........................................    358,000     79,000
 Interest payments.......................................    376,000    376,000
 Other...................................................     78,000     11,000
                                                          ---------- ----------
  Total deferred tax assets.............................. $1,956,000 $2,221,000
                                                          ========== ==========

  Significant components of the provision for income taxes for the years ended December 31, 1996 and 1997 are as follows:

                                                           1996         1997
                                                        -----------  ----------
Current:
 Federal............................................... $ 2,229,000  $3,893,000
 State.................................................     536,000     719,000
                                                        -----------  ----------
  Total current........................................ $ 2,765,000  $4,612,000
                                                        ===========  ==========
Deferred:
 Federal...............................................  (1,648,000)   (223,000)
 State.................................................    (308,000)    (42,000)
                                                        -----------  ----------
  Total deferred.......................................  (1,956,000)   (265,000)
                                                        -----------  ----------
  Total income tax expense............................. $   809,000  $4,347,000
                                                        ===========  ==========

  The reconciliation of income tax computed at statutory rates to income tax expense for the years ended December 31, 1996 and 1997 are as follows:

                                                1996               1997
                                          ------------------  ---------------
Statutory rate........................... $ 1,699,000   35.0% $3,903,000 35.0%
State income tax, net of federal bene-
 fit.....................................     148,000    3.1     440,000  3.9
Permanent differences....................     100,000    2.1       4,000  0.1
Deferred tax asset resulting from change
 in tax status...........................  (1,256,000) (25.9)        --   --
Other....................................     118,000    2.4         --   --
                                          -----------  -----  ---------- ----
                                          $   809,000   16.7% $4,347,000 39.0%
                                          ===========  =====  ========== ====

M. CAPITAL STOCK:

COMMON STOCK

  On June 14, 1996, the Company completed its initial public offering (the "Offering"). Through the Offering the Company issued 3,600,000 shares at $11.75 per share resulting in net proceeds to the Company (after deducting underwriters' commissions and other offering expenses) of approximately $37,160,000. A portion of the proceeds was used to repay some of the Company's long-term debt (see Note I) and the remainder to fund acquisitions.

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

  The Company's Board of Directors is authorized to issue up to 1,000,000 shares of Preferred Stock in one or more series with such dividend rates, number of votes, conversion rights, preferences or such other terms or conditions as are permitted under the laws of the State of Delaware.

SPECIAL COMPENSATION

  The Predecessor Entities maintained an executive long-term incentive plan (the "Executive Plan") which granted an economic interest in the appreciation of the Predecessor Entities above a baseline valuation of $23,000,000 to certain senior level management personnel upon the successful completion of an initial public offering at a minimum retained equity valuation above $43,000,000. A pool of three percent of the retained equity above $23,000,000 was reserved and allocated to the eligible recipients. In June, 1996, subsequent to the Offering, payments totaling $861,000 were made to the personnel who participated in the Executive Plan and that plan was terminated. Additionally, the Company made a bonus payment in the form of common stock valued at $225,000 to an officer of the Company in connection with his employment agreement. These expenses are included in the Statement of Operations for the year ended December 31, 1996, in the line "Special Compensation and Other."

  On December 31, 1995, certain of the Predecessor Entities (the "S Corporations") issued a 6% equity interest in the S Corporations to the president of the Company amounting to $438,000 and a 5% equity interest in the S Corporations to the president of an affiliate amounting to $365,000. The issuance amounts represented the fair market value of these interests at the date of issuance based on an independent appraisal obtained by the Company. Payment for the issuance of these shares was due within 90 days; and accordingly, the amounts receivable from these individuals were reflected as a contra-equity subscription receivable with no net increase to stockholders' equity at December 31, 1995. Subsequent to year-end and in connection with the execution of the 1996 employment agreement of the Company's president, the Company granted a special bonus to the president equal to the cost of the shares issued. This expense is included in the Statement of Operations for the year ended December 31, 1996 in the line "Special Compensation and Other."

  In February 1996, one of the Predecessor Entities, Harborside Healthcare Limited Partnership ("HHLP"), granted an option to purchase a 1.36% limited partnership interest in HHLP to each of two members of senior management. The exercise price per percentage limited partnership interest under each such option was $239,525 per percentage interest, which represented the fair market value of a 1% limited partnership interest in HHLP at the date of grant based on an independent appraisal obtained by the Company. The options vested in equal one-third portions on each anniversary of the date of grant over a three-year period and expired ten years from the date of grant. With the completion of the Offering, the option grants in HHLP were converted on a pro rata basis to options to acquire shares of the Company's common stock.

STOCK OPTION PLANS

  During 1996, the Company established two stock option plans, the 1996 Stock Option Plan for Non-employee Directors (the "Director Plan") and the 1996 Long-Term Stock Incentive Plan (the "Stock Plan"). Directors of the Company who are not employees, or affiliates of the Company, are eligible to participate in the Director Plan. On the date of the Offering, each of the four non-employee directors was granted options to acquire 15,000 shares of the Company's common stock at the Offering price. On January 1 of each year, each non-employee director will receive an additional grant for 3,500 shares at the fair market value on the date of grant. Options issued under the Director Plan become exercisable on the first anniversary of the date of grant and terminate upon the earlier of ten

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES years from date of grant or one year from date of termination as a director. Through the Directors Retainer Fee Plan, non-employee directors of the Company may also elect to receive all or a portion of their director fees in shares of the Company's common stock. The Stock Plan is administered by the Stock Plan Committee of the Board of Directors which is composed of outside directors who are not eligible to participate in this plan. The Stock Plan authorizes the issuance of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock-based awards. Options granted during the years ended December 31, 1996 and 1997, were granted with exercise prices equal to or greater than the fair market value of the stock on the date of grant. Options granted under the stock plan during 1996 and 1997 vest over a three-year period and have a maximum term of ten years. A maximum of 800,000 shares of common stock have been reserved for issuance in connection with these plans. Information with respect to options granted under these stock option plans is as follows:

OPTIONS OUTSTANDING

                                                                    WEIGHTED-
                                         NUMBER OF EXERCISE PRICE    AVERAGE
                                          SHARES     PER SHARE    EXERCISE PRICE
                                         --------- -------------- --------------
Balance at December 31, 1995
  Granted...............................  523,000   $ 8.15-11.75      $11.16
  Cancelled.............................  (24,000)  $      11.75      $11.75
                                          -------   ------------
Balance at December 31, 1996............  499,000   $ 8.15-11.75      $11.14
  Granted...............................  227,500   $11.69-18.69      $12.66
  Exercised.............................   (8,665)  $      11.75      $11.75
  Cancelled.............................  (52,334)  $11.75-12.00      $11.80
                                          -------   ------------
Balance at December 31, 1997............  665,501   $ 8.15-18.69      $11.59
                                          =======   ============

  As of December 31, 1996 no options to purchase shares of the Company's common stock were exercisable. As of December 31, 1997 there were 187,000 exercisable options at a weighted-average exercise price of $11.20.

  In 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosure of net income and earnings per share in the notes to the financial statements. The Company has adopted the disclosure provisions of SFAS No. 123, and has applied Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates as calculated in accordance with SFAS No. 123, the Company's unaudited pro forma net income and pro forma net income per share for the years ended December 31, 1996 and 1997, would have been reduced to the amounts indicated below:

                                 1996
                 1996          PRO FORMA                          1997
              PRO FORMA       NET INCOME          1997         NET INCOME
              NET INCOME   PER SHARE DILUTED   NET INCOME   PER SHARE DILUTED
              ----------   -----------------   ----------   -----------------
As reported   $2,712,000         $0.42         $6,803,000         $0.84
Pro forma     $2,372,000         $0.37         $5,733,000         $0.70

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

  The weighted average fair value of options granted was $4.72 and $5.63 during 1996 and 1997, respectively. The fair value for each stock option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: an expected life of five years, expected volatility of 40%, no dividend yield, and a risk-free interest rate of 6.5% and 6.2% for 1996 and 1997, respectively.

  The following table sets forth the computation of basic and diluted net income per share for the year ended December 31, 1997:

Numerator:
 Numerator for basic and diluted net income per share............... $6,803,000
Denominator:
 Denominator for basic net income per share--weighted average shares............................................................  8,037,026
Effect of dilutive securities--employee stock options...............    101,767
Denominator for diluted net income per share--adjusted weighted-av-
 erage shares and assumed conversions...............................  8,138,793
Basic net income per common share................................... $     0.85
Diluted net income per common share................................. $     0.84

  The denominator for basic net income per share includes 25,000, 19,093 and 34,574 shares for the years ended December 31, 1995, 1996 and 1997, respectively, resulting from stock options issued within one year of the Company's initial public offering. In addition to the dilutive securities listed above, stock options for an additional 23,000 shares, that are anti-dilutive at December 31, 1997, could potentially dilute earnings per share in future periods.

N. CONTINGENCIES:

  The Company is involved in legal actions and claims in the ordinary course of its business. It is the opinion of management, based on the advice of legal counsel, that such litigation and claims will be resolved without material effect on the Company's consolidated financial position, results of operations or liquidity.

  Beginning in 1994, the Company self-insures for health benefits provided to a majority of its employees. The Company maintains stop-loss insurance such that the Company's liability for losses is limited. The Company recognizes an expense for estimated health benefit claims incurred but not reported at the end of each year.

  Beginning in 1995, the Company self-insures for most workers' compensation claims. The Company maintains stop-loss insurance such that the Company's liability for losses is limited. The Company accrues for estimated workers' compensation claims incurred but not reported at the end of each year.

O. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The methods and assumptions used to estimate the fair value of each class of financial instruments, for those instruments for which it is practicable to estimate that value, and the estimated fair values of the financial instruments are as follows:

CASH AND CASH EQUIVALENTS

  The carrying amount approximates fair value because of the short effective maturity of these instruments.

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTE RECEIVABLE

  The carrying value of the note receivable approximates its fair value at December 31, 1997 based on the yield of the note and the present value of expected cash flows.

LONG-TERM DEBT

  The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for similar debt. The carrying value of the Company's long-term debt approximates its fair value as of December 31, 1996 and 1997.

P. GAIN ON SALE OF FACILITIES, NET:

  As discussed in Note B, in December 1995, KYP sold seven facilities to Meditrust (the "Sale") for $47,000,000. The Sale was effective December 31, 1995, and a net gain of $4,869,000 was recorded.

  A portion of the proceeds of the Sale was used by KYP to repay the outstanding balance of its Medium-Term Notes ($9,409,000), a related prepayment penalty ($1,154,000) and transaction costs ($884,000). The original principal amount of the Medium-Term Notes was $6,000,000 and interest on this obligation accrued at 10.55% per annum through June 30, 1993. Commencing December 31, 1993, KYP began making semiannual interest payments on the original principal and the accrued interest. The principal and all deferred interest were scheduled to be repaid in June 1998. As a result of the early retirement of this debt, the Company recorded a loss of $1,502,000, which was netted against the gain on the sale of the KYP facilities. The terms of the KYP partnership agreement specified that one of the Predecessor Entities which served as KYP's general partner would not share in the gain associated with the sale of the facilities; as such, the entire amount of the net gain was allocated to the Unitholders, and was included in the minority interest reflected in the Statement of Operations for the year ended December 31, 1995.

  The determination of the net gain included the recognition of an estimated liability of approximately $3,000,000 to Medicare and certain states' Medicaid programs. This amount is included with other estimated settlements due to/from third-party payors as a component of accounts receivable. Under existing regulations, KYP is required to repay these programs for certain depreciation expense recorded by the KYP facilities and for which they received reimbursement prior to the sale. Any payments assessed by these programs to settle these obligations in excess of the funds withheld from the proceeds of the sale of the facilities will be the responsibility of the Company without any recourse to the Unitholders. However, if the ultimate settlement of these obligations results in a net amount due to KYP, this amount would be distributed to the Unitholders.

  The Sale provided for the dissolution of KYP and the distribution of the net proceeds of the Sale to the Unitholders, which occurred in March 1996. The Company's balance sheet as of December 31, 1995 included the cash to be distributed to the Unitholders as well as the related distribution payable of $33,493,000.

Q. RELATED PARTY TRANSACTIONS:

  An affiliate of the Company provides office space, legal, tax, data processing and other administrative services to the Company in return for a monthly fee. Total service charges under this arrangement were $700,000, $700,000 and $708,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

R. RECENT ACQUISITIONS (UNAUDITED):

  The following unaudited pro forma financial information gives effect to the acquisition of the Ohio facilities, the Connecticut facilities, the Dayton facilities, the Massachusetts facilities and a therapy services company, as if they had occurred on January 1, 1996. The pro forma financial results are not necessarily indicative of the actual results of operations which might have occurred or of the results of operations which may occur in the future.

                                                         FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                      -------------------------
                                                          1996         1997
                                                      ------------ ------------
Total net revenues................................... $262,043,000 $285,061,000
Income before income taxes and extraordinary loss....    5,132,000   11,971,000
Income before extraordinary loss.....................    4,215,000    7,304,000
Net income...........................................    2,897,000    7,304,000
Net income per common share using 6,396,142 and
 8,138,793 common and common equivalent shares, re-
 spectively.......................................... $       0.45 $       0.90

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

S. SUMMARY QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

  The Company's unaudited quarterly financial information follows:

                                         YEAR ENDED DECEMBER 31, 1997
                                -----------------------------------------------
                                   FIRST      SECOND       THIRD      FOURTH
                                  QUARTER     QUARTER     QUARTER     QUARTER
                                ----------- ----------- ----------- -----------
Total net revenues............. $47,384,000 $50,292,000 $57,964,000 $66,137,000
Income from operations.........   3,822,000   4,069,000   4,455,000   4,846,000
Income before income taxes.....   2,461,000   2,613,000   2,773,000   3,303,000
Income taxes...................     959,000   1,020,000   1,081,000   1,287,000
Net income.....................   1,502,000   1,593,000   1,692,000   2,016,000
Net income per share
 Basic......................... $      0.19 $      0.20 $      0.21 $      0.25
 Diluted.......................        0.19        0.20        0.21        0.24

                                      YEAR ENDED DECEMBER 31, 1996
                             ---------------------------------------------------
                                FIRST      SECOND           THIRD      FOURTH
                               QUARTER     QUARTER         QUARTER     QUARTER
                             ----------- -----------     ----------- -----------
Total net revenues.........  $34,931,000 $36,872,000     $45,903,000 $47,706,000
Income from operations.....    1,307,000     846,000 (1)   3,655,000   3,918,000
Income (loss) before income
 taxes and extraordinary
 loss......................      205,000    (229,000)      2,312,000   2,541,000
Income taxes (benefit).....          --     (400,000)        902,000     307,000
Income before extraordinary
 loss......................      205,000     171,000       1,410,000   2,234,000
Extraordinary loss.........          --   (1,318,000)(2)         --          --
Net income (loss)..........      205,000  (1,147,000)      1,410,000   2,234,000
Net income per share--di-
 luted.....................          --          --      $      0.18 $      0.28
Pro forma income taxes
 (benefit).................       80,000    (489,000)
Pro forma income before
 extraordinary loss........      125,000     260,000
Pro forma net income
 (loss)....................      125,000  (1,058,000)
Pro forma income before ex-
 traordinary loss per
 share--basic and diluted..  $      0.03 $      0.05
Pro forma net income (loss)
 per share--basic and
 diluted...................  $      0.03 $     (0.21)

                                        YEAR ENDED DECEMBER 31, 1995
                               ------------------------------------------------
                                  FIRST       SECOND       THIRD      FOURTH
                                 QUARTER      QUARTER     QUARTER     QUARTER
                               -----------  ----------- ----------- -----------
Total net revenues...........  $23,777,000  $26,737,000 $28,515,000 $30,396,000
Income from operations.......    1,290,000    1,671,000   2,123,000   2,895,000
Net income (loss)............     (240,000)     253,000     297,000     924,000
Pro forma income taxes (bene-
 fit)........................      (94,000)      99,000     116,000     360,000
Pro forma net income (loss)..     (146,000)     154,000     181,000     564,000
Pro forma net income (loss)
 per share--basic and
 diluted.....................  $     (0.03) $      0.03 $      0.04 $      0.13

--------
(1) Includes $1,716,000 of special compensation and other expenses incurred primarily as a result of the Offering (see Note M).

(2) A portion of the proceeds of the Offering was used to repay long-term debt in June 1996. The resulting loss on early retirement of debt is presented as an extraordinary loss net of related tax benefit (see Note I).

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

T. PENDING ACQUISITIONS:

  During 1997, the Company entered into separate agreements to acquire two long-term care facilities in Ohio and two long-term care facilities in Rhode Island. The aggregate purchase price of these two acquisitions is approximately $33,700,000, and the Company expects to finance them through an expansion of funds committed to its existing Leasing Facility (see Note H). The Company is currently awaiting regulatory approval for each of these acquisitions and expects each transaction to be completed during the second quarter of 1998.

U. CONDENSED CONSOLIDATING FINANCIAL INFORMATION:

  Certain of the Company's subsidiaries are precluded from guaranteeing the debt of the parent company (the "Non-Guarantors"), based on current agreements in effect. The Company's remaining subsidiaries (the "Guarantors") are not restricted from serving as guarantors of the parent company debt. The Guarantors are comprised of Harborside Healthcare Limited Partnership, Belmont Nursing Center Corp., Orchard Ridge Nursing Center Corp., Oakhurst Manor Nursing Center Corp., Riverside Retirement Limited Partnership, Harborside Toledo Limited Partnership, Harborside Connecticut Limited Partnership, Harborside of Florida Limited Partnership, Harborside of Ohio Limited Partnership, Harborside Healthcare Baltimore Limited Partnership, Harborside of Cleveland Limited Partnership, Harborside of Dayton Limited Partnership, Harborside Massachusetts Limited Partnership, Harborside of Rhode Island Limited Partnership, Harborside North Toledo Limited Partnership, Harborside Healthcare Advisors Limited Partnership, Harborside Toledo Corp., KHI Corporation, Harborside Acquisition Limited Partnership IV, Harborside Acquisition Limited Partnership V, Harborside Acquisition Limited Partnership VI, Harborside Acquisition Limited Partnership VII, Harborside Acquisition Limited Partnership VIII, Harborside Acquisition Limited Partnership IX, Harborside Acquisition Limited Partnership X, Sailors, Inc., New Jersey Harborside Corp., Bridgewater Assisted Living Limited Partnership, Maryland Harborside Corp., Harborside Homecare Limited Partnership, Harborside Rehabilitation Limited Partnership, Harborside Healthcare Network Limited Partnership and Harborside Health I Corporation.

  The information which follows presents the condensed consolidating financial position as of December 31, 1996 and 1997 and the condensed consolidating results of operations and cash flows for each of the fiscal years in the three-year period ended December 31, 1997 of (a) the parent company only ("the Parent"), (b) the combined Guarantors, (c) the combined Non-Guarantors, (d) eliminating entries and (e) the Company on a consolidated basis.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                     CONDENSED CONSOLIDATING BALANCE SHEET
                                            AS OF DECEMBER 31, 1996
                          ------------------------------------------------------------
                          PARENT   GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          -------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equiva-
   lents................  $   463   $  2,482     $ 6,727      $      50    $   9,722
  Receivables, net of
   allowance............      --      14,241      10,368         (1,625)      22,984
  Intercompany receiv-
   able.................   36,735        --          --         (36,735)         --
  Prepaid expenses and
   other................      --       2,308       1,185             77        3,570
  Demand note payable...      --       1,369         --             --         1,369
  Deferred income tax-
   es...................      --         837         743            --         1,580
                          -------   --------     -------      ---------    ---------
    Total current as-
     sets...............   37,198     21,237      19,023        (38,233)      39,225
Restricted cash.........      --         786       2,967             (2)       3,751
Investment in limited
 partnership............   11,034     26,006       4,114        (40,898)         256
Property and equipment,
 net....................      --      78,375      16,812            --        95,187
Intangible assets, net..      --         982       2,078            (56)       3,004
Deferred income taxes...      --         199         177            --           376
                          -------   --------     -------      ---------    ---------
    Total assets........  $48,232   $127,585     $45,171      $ (79,189)   $ 141,799
                          =======   ========     =======      =========    =========
LIABILITIES
Current liabilities:
  Current maturities of
   long-term debt.......      --          22         157            (10)         169
  Current portion of
   capital lease
   obligation...........      --       3,744         --             --         3,744
  Accounts payable......       47      2,836       3,156            (28)       6,011
  Intercompany payable..      --      33,248       8,399        (41,647)         --
  Employee compensation
   and benefits.........      --       4,994       3,657            (12)       8,639
  Other accrued liabili-
   ties.................      --       2,108       1,751         (1,682)       2,177
  Accrued interest......      --          19         --             --            19
  Current portion of
   deferred income......      --         --          368            --           368
  Income taxes payable..      --         678         594            --         1,272
                          -------   --------     -------      ---------    ---------
    Total current lia-
     bilities...........       47     47,649      18,082        (43,379)      22,399
Long-term portion of
 deferred income........      --         --        2,948            --         2,948
Long-term debt..........      --       1,576      16,453             10       18,039
Long-term portion of
 capital lease
 obligation.............      --      53,533         --             --        53,533
                          -------   --------     -------      ---------    ---------
    Total liabilities...       47    102,758      37,483        (43,369)      96,919
                          -------   --------     -------      ---------    ---------
STOCKHOLDERS' EQUITY
Common stock, $.01 par
 value, 30,000,000
 shares authorized,
 8,000,000 shares issued
 and outstanding........       80      2,569       3,885         (6,454)          80
Additional paid-in capi-
 tal....................   48,112        --          --             228       48,340
Retained earnings (defi-
 cit)...................       (7)    (1,957)     (3,271)         1,695       (3,540)
Partners' equity........      --      24,215       7,074        (31,289)         --
                          -------   --------     -------      ---------    ---------
    Total stockholders'
     equity.............   48,185     24,827       7,688        (35,820)      44,880
                          -------   --------     -------      ---------    ---------
    Total liabilities &
     stockholders'
     equity.............  $48,232   $127,585     $45,171      $ (79,189)   $$141,799
                          =======   ========     =======      =========    =========

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                     CONDENSED CONSOLIDATING BALANCE SHEET
                                            AS OF DECEMBER 31, 1997
                          ------------------------------------------------------------
                          PARENT   GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          -------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equiva-
   lents................  $   698   $  4,383     $ 3,666      $     --      $  8,747
  Receivables, net of
   allowance............      --      24,845       9,321         (1,750)      32,416
  Intercompany receiv-
   able.................   31,289        --          --         (31,289)         --
  Prepaid expenses and
   other................    4,875      4,604       1,761         (4,596)       6,644
  Deferred income tax-
   es...................      --       1,847         303            --         2,150
                          -------   --------     -------      ---------     --------
    Total current as-
     sets...............   36,862     35,679      15,051        (37,635)      49,957
Restricted cash.........      --       2,374       3,001            170        5,545
Investment in limited
 partnership............   11,032     28,335       4,046        (43,346)          67
Property and equipment,
 net....................      --      79,529      17,343            --        96,872
Intangible assets, net..      271      6,409       1,883            --         8,563
Note receivable.........      --       7,487         --             --         7,487
Deferred income taxes...       71        --          --             --            71
                          -------   --------     -------      ---------     --------
    Total assets........  $48,236   $159,813     $41,324      $ (80,811)    $168,562
                          =======   ========     =======      =========     ========
LIABILITIES
Current liabilities:
  Current maturities of
   long-term debt.......      --          20         166            --           186
  Current portion of
   capital lease
   obligation...........      --       3,924         --             --         3,924
  Accounts payable......      --       6,209       3,176         (2,110)       7,275
  Intercompany payable..      --      38,424       4,630        (43,054)         --
  Employee compensation
   and benefits.........      280      7,075       3,386            --        10,741
  Other accrued liabili-
   ties.................      --       2,216       2,024            177        4,417
  Accrued interest......      --         251         --             --           251
  Current portion of
   deferred income......      --         240         369            --           609
                          -------   --------     -------      ---------     --------
    Total current lia-
     bilities...........      280     58,359      13,751        (44,987)      27,403
Long-term portion of de-
 ferred income..........      --         980       2,579            --         3,559
Long-term debt..........      --      17,162      16,294            --        33,456
Long-term portion of
 capital lease
 obligation.............      --      52,353           8            --        52,361
                          -------   --------     -------      ---------     --------
    Total liabilities...      280    128,854      32,632        (44,987)     116,779
                          -------   --------     -------      ---------     --------
STOCKHOLDERS' EQUITY
Common stock, $.01 par
 value, 30,000,000
 shares authorized,
 8,008,665 shares issued
 and outstanding........       80      2,569       3,885         (6,454)          80
Additional paid-in capi-
 tal....................   48,213        --          --             227       48,440
Retained earnings (defi-
 cit)...................     (337)     4,175      (2,267)         1,692        3,263
Partners' equity........      --      24,215       7,074        (31,289)         --
                          -------   --------     -------      ---------     --------
    Total stockholders'
     equity.............   47,956     30,959       8,692        (35,824)      51,783
                          -------   --------     -------      ---------     --------
    Total liabilities &
     stockholders'
     equity.............  $48,236   $159,813     $41,324      $ (80,811)    $168,562
                          =======   ========     =======      =========     ========

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                               CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 1995
                          ----------------------------------------------------------
                          PARENT GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------ ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Total net revenues......   $--    $51,308      $68,706       $(10,589)    $109,425
                           ----   -------      -------       --------     --------
Expenses:
  Facility operating....    --     39,003       55,971         (5,596)      89,378
  General and
   administrative.......    --      3,590        1,486            --         5,076
  Service charges paid
   to affiliate.........    --        700          --             --           700
  Depreciation and
   amortization.........    --      1,084        3,301            --         4,385
  Facility rent.........    --      1,454          453            --         1,907
  Management fees to
   paid affiliates......    --      2,411        2,582         (4,993)         --
                           ----   -------      -------       --------     --------
    Total expenses......    --     48,242       63,793        (10,589)     101,446
                           ----   -------      -------       --------     --------
Income from operations..    --      3,066        4,913            --         7,979
Other:
  Interest expense,
   net..................    --     (1,729)      (3,329)           (49)      (5,107)
  Loss on investment in
   limited partnership..    --        543           71           (728)        (114)
  Minority interest in
   net income...........    --        --           --          (6,393)      (6,393)
  Gain on sale of
   facilities, net......    --        --         4,869            --         4,869
                           ----   -------      -------       --------     --------
Income before income
 taxes..................    --      1,880        6,524         (7,170)       1,234
                           ----   -------      -------       --------     --------
Income taxes............    --        --           --             --           --
                           ----   -------      -------       --------     --------
Net income..............   $--    $ 1,880      $ 6,524       $ (7,170)    $  1,234
                           ====   =======      =======       ========     ========

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                               CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 1996
                          -----------------------------------------------------------
                          PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Total net revenues......  $ --     $88,822      $96,664       $(20,074)    $165,412
                          -----    -------      -------       --------     --------
Expenses:
  Facility operating....    --      65,593       77,851        (11,237)     132,207
  General and
   administrative.......    123      7,665           23            --         7,811
  Service charges paid
   to affiliate.........    --         700          --             --           700
  Special compensation
   and other............    --       1,716          --             --         1,716
  Depreciation and
   amortization.........    --       1,784        1,245            --         3,029
  Facility rent.........    --       1,637        8,586            --        10,223
  Management fees to
   paid affiliates......    --       3,156        5,764         (8,920)         --
                          -----    -------      -------       --------     --------
    Total expenses......    123     82,251       93,469        (20,157)     155,686
                          -----    -------      -------       --------     --------
Income (loss) from oper-
 ations.................   (123)     6,571        3,195             83        9,726
Other:
  Interest expense,
   net..................    116     (3,558)        (783)          (409)      (4,634)
  Loss on investment in
   limited
   partnership..........    --        (263)         --             --          (263)
                          -----    -------      -------       --------     --------
Income (loss) before
 income taxes and
 extraordinary loss.....     (7)     2,750        2,412           (326)       4,829
Income taxes............      1       (461)        (404)            55         (809)
                          -----    -------      -------       --------     --------
Income before extraordi-
 nary loss..............     (6)     2,289        2,008           (271)       4,020
Extraordinary loss,
 net....................    --        (834)      (1,227)           743       (1,318)
                          -----    -------      -------       --------     --------
Net income (loss).......  $  (6)   $ 1,455      $   781       $    472     $  2,702
                          =====    =======      =======       ========     ========

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                              CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                         -----------------------------------------------------------
                         PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                         ------  ---------- -------------- ------------ ------------
                                           (DOLLARS IN THOUSANDS)
Total net revenues......  $ --    $152,476     $101,480     $ (32,179)    $221,777
                         ------   --------     --------     ---------     --------
Expenses:
  Facility operating....    --     113,686       83,595       (20,877)     176,404
  General and
   administrative.......    612      9,499           37           805       10,953
  Service charges paid
   to affiliate.........    --         708          --            --           708
  Depreciation and
   amortization.........     70      2,599        1,405           --         4,074
  Facility rent.........    --       4,209        8,237           --        12,446
  Management fees to
   paid affiliates......    --       6,039        6,085       (12,124)         --
                         ------   --------     --------     ---------     --------
    Total expenses......    682    136,740       99,359       (32,196)     204,585
                         ------   --------     --------     ---------     --------
Income (loss) from
 operations.............   (682)    15,736        2,121            17       17,192
Other:
  Interest expense,
   net..................    108     (5,488)        (473)          --        (5,853)
  Loss on investment in
   limited partnership..    --        (189)         --            --          (189)
                         ------   --------     --------     ---------     --------
Income (loss) before
 income taxes...........   (574)    10,059        1,648            17       11,150
Income taxes............    224     (3,927)        (644)          --        (4,347)
                         ------   --------     --------     ---------     --------
Net income (loss)....... $ (350)  $  6,132     $  1,004     $      17     $  6,803
                         ======   ========     ========     =========     ========

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                               CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                     FOR THE YEAR ENDED DECEMBER 31, 1995
                          ----------------------------------------------------------
                          PARENT GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------ ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Operating activities:
    Net cash provided
     (used) by operating
     activities.........  $ --    $(5,390)     $ 3,359        $3,917      $ 1,886
                          -----   -------      -------        ------      -------
Investing activities:
  Additions to property
   and equipment........    --     (1,122)      (1,959)          --        (3,081)
  Additions to
   intangibles..........    --        (31)      (1,171)          --        (1,202)
  Facility acquisition
   deposits.............    --     (3,000)         --            --        (3,000)
  Transfers to
   restricted cash,
   net..................    --       (815)          55           --          (760)
  Payment of costs
   related to sale of
   facilities...........    --        --          (884)          --          (884)
  Proceeds from sale of
   facilities...........    --        --        47,000           --        47,000
  Issuance of demand
   note from limited
   partnership..........    --     (1,255)         --            --        (1,255)
                          -----   -------      -------        ------      -------
    Net cash provided
     (used) by investing
     activities.........    --     (6,223)      43,041           --        36,818
                          -----   -------      -------        ------      -------
Financing activities:
  Partners' contribution
   (distribution).......    --      7,196       (3,279)       (3,917)         --
  Payment of long-term
   debt.................    --       (223)      (9,577)          --        (9,800)
  Debt prepayment
   penalty..............    --        --        (1,154)          --        (1,154)
  Note Payable to an
   affiliate............    --      2,000          --            --         2,000
  Distributions to
   minority interest....    --        --        (3,636)          --        (3,636)
  Purchase of equity
   interests and other
   contributions........    --         30          --            --            30
                          -----   -------      -------        ------      -------
    Net cash provided
     (used) by financing
     activities.........    --      9,003      (17,646)       (3,917)     (12,560)
                          -----   -------      -------        ------      -------
Net increase (decrease)
 in cash and cash equiv-
 alents.................    --     (2,610)      28,754           --        26,144
Cash and cash
 equivalents, beginning
 of year................    --      7,543        6,470           --        14,013
                          -----   -------      -------        ------      -------
Cash and cash
 equivalents, end of
 year...................  $ --    $ 4,933      $35,224        $  --       $40,157
                          =====   =======      =======        ======      =======
Supplemental Disclosure:
  Interest paid.........  $ --    $ 2,122      $ 4,086        $  --       $ 6,208

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                      FOR THE YEAR ENDED DECEMBER 31, 1996
                          -------------------------------------------------------------
                           PARENT   GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          --------  ---------- -------------- ------------ ------------
                                             (DOLLARS IN THOUSANDS)
Operating activities:
    Net cash provided
     (used) by operating
     activities.........  $(47,503)  $25,546      $12,758       $10,604      $ 1,405
                          --------   -------      -------       -------      -------
Investing activities:
  Additions to property
   and equipment........       --     (2,193)      (2,911)          --        (5,104)
  Additions to intangi-
   bles.................       --       (400)        (606)           56         (950)
  Facility acquisition
   deposits.............       --      3,000          --            --         3,000
  Transfers to
   restricted cash,
   net..................       --         29       (1,027)            2         (996)
                          --------   -------      -------       -------      -------
    Net cash provided
     (used) by investing
     activities.........       --        436       (4,544)           58       (4,050)
                          --------   -------      -------       -------      -------
Financing activities:
  Purchase of equity in-
   terests..............    10,003       170      (33,288)       23,115          --
  Payment of long-term
   debt.................       --    (19,771)      (5,517)          --       (25,288)
  Principal payments of
   capital lease
   obligation...........       --     (6,766)         --            --        (6,766)
  Debt prepayment penal-
   ty...................       --     (1,517)         --            --        (1,517)
  Note payable to an af-
   filiate..............       --     (2,000)         --            --        (2,000)
  Receipt of cash in
   connection with
   lease................       --      3,685          --            --         3,685
  Dividend distribu-
   tion.................       --       (140)         --            --          (140)
  Distributions to
   minority interest....       --        --           --        (33,727)     (33,727)
  Purchase of equity
   interests and other
   contributions........       803       --           --            --           803
  Proceeds from sale of
   common stock.........    37,160       --           --            --        37,160
                          --------   -------      -------       -------      -------
    Net cash provided
     (used) by financing
     activities.........    47,966   (26,339)     (38,805)      (10,612)     (27,790)
                          --------   -------      -------       -------      -------
Net increase (decrease)
 in cash and cash
 equivalents............       463      (357)     (30,591)           50      (30,435)
Cash and cash
 equivalents, beginning
 of year................       --      4,960       35,197           --        40,157
                          --------   -------      -------       -------      -------
Cash and cash
 equivalents, end of
 year...................  $    463   $ 4,603      $ 4,606       $    50      $ 9,722
                          ========   =======      =======       =======      =======
Supplemental Disclosure:
Interest paid...........  $    --    $ 3,328      $   732       $   --       $ 4,060
Income taxes paid.......  $    760   $   --       $   --        $   --       $   760
Noncash investing and
 financing activities:
Property and equipment
 additions by capital
 lease..................  $    --    $57,625      $   --        $   --       $57,625
Capital lease obligation
 incurred...............  $    --    $57,625      $   --        $   --       $57,625

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                              CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                         -----------------------------------------------------------
                         PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                         ------  ---------- -------------- ------------ ------------
                                           (DOLLARS IN THOUSANDS)
Operating activities:
   Net cash provided
    (used) by operating
    activities.........  $  455   $  6,102     $(1,135)       $ 199       $  5,621
                         ------   --------     -------        -----       --------
Investing activities:
 Additions to property
  and equipment........     --      (3,543)     (1,731)         --          (5,274)
 Additions to
  intangibles..........    (341)    (5,884)        (20)         (56)        (6,301)
 Receipt of note
  receivable...........     --      (7,487)        --           --          (7,487)
 Transfers to
  restricted cash,
  net..................     --      (1,588)        (34)        (172)        (1,794)
 Repayment of demand
  note from limited
  partnership..........     --       1,369         --           --           1,369
                         ------   --------     -------        -----       --------
   Net cash (used) by
    investing
    activities.........    (341)   (17,133)     (1,785)        (228)       (19,487)
                         ------   --------     -------        -----       --------
Financing activities:
 Borrowings under the
  revolving line of
  credit...............     --      15,600         --           --          15,600
 Payment of long-term
  debt.................     --         (22)       (144)         --            (166)
 Principal payments of
  capital lease
  obligation...........     --      (3,952)          8          --          (3,944)
 Receipt of cash in
  connection with
  lease................     --       1,301         --           --           1,301
 Exercise of stock
  options..............     100        --          --           --             100
 Other.................      21        --          --           (21)           --
                         ------   --------     -------        -----       --------
   Net cash provided
    (used) by financing
    activities.........     121     12,927        (136)         (21)        12,891
                         ------   --------     -------        -----       --------
Net increase (decrease)
 in cash and cash
 equivalents...........     235      1,896      (3,056)         (50)          (975)
Cash and cash
 equivalents, beginning
 of year...............     463      2,482       6,727           50          9,722
                         ------   --------     -------        -----       --------
Cash and cash
 equivalents, end of
 year..................  $  698   $  4,378     $ 3,671        $ --        $  8,747
                         ======   ========     =======        =====       ========
Supplemental
 Disclosure:
 Interest paid.........  $  --    $  3,104     $   267        $ --        $  3,371
 Income taxes paid.....  $5,783   $    --      $   --         $ --        $  5,783

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    JUNE 30,
                                                                      1998
                                                                   ----------
                                                                   (UNAUDITED)
                              ASSETS
Current assets:
  Cash and cash equivalents.......................................  $  3,028
  Accounts receivable, net of allowances for doubtful accounts of
   $2,455.........................................................    41,484
  Prepaid expenses and other......................................     8,466
  Deferred income taxes...........................................     2,150
                                                                    --------
    Total current assets..........................................    55,128
Restricted cash...................................................     7,116
Property and equipment, net.......................................   102,048
Intangible assets, net............................................     9,673
Note receivable...................................................     7,487
Deferred income taxes.............................................        71
                                                                    --------
    Total assets..................................................  $181,523
                                                                    ========
                           LIABILITIES
Current liabilities:
  Current maturities of long-term debt............................  $    202
  Current portion of capital lease obligation.....................     4,204
  Accounts payable................................................     7,963
  Employee compensation and benefits..............................    13,696
  Other accrued liabilities.......................................     5,786
  Accrued interest................................................       199
  Current portion of deferred income..............................       803
                                                                    --------
    Total current liabilities.....................................    32,853
Long-term portion of deferred income..............................     5,045
Long-term debt....................................................    36,346
Long-term portion of capital lease obligation.....................    51,594
                                                                    --------
    Total liabilities.............................................   125,838
                                                                    --------
                       STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 30,000,000 shares authorized,
 8,011,164 shares issued and outstanding..........................        80
Additional paid-in capital........................................    48,469
Retained earnings.................................................     7,136
                                                                    --------
    Total stockholders' equity....................................    55,685
                                                                    --------
      Total liabilities and stockholders' equity..................  $181,523
                                                                    ========

   The accompanying notes are an integral part of the consolidated financial statements.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                          FOR THE THREE MONTHS ENDED  FOR THE SIX MONTHS ENDED
                                   JUNE 30,                   JUNE 30,
                          --------------------------- -------------------------
                              1997          1998          1997         1998
                          ------------- ------------- ------------ ------------
Total net revenues......  $      50,292 $      76,186 $     97,676 $    148,640
                          ------------- ------------- ------------ ------------
Expenses:
  Facility operating....         40,065        59,649       77,517      117,030
  General and
   administrative.......          2,334         4,110        4,723        7,475
  Service charges paid
   to affiliate.........            177           315          354          628
  Depreciation and
   amortization.........            960         1,178        1,882        2,263
  Facility rent.........          2,687         6,065        5,309       11,621
                          ------------- ------------- ------------ ------------
    Total expenses......         46,223        71,317       89,785      139,017
                          ------------- ------------- ------------ ------------
Income from operations..          4,069         4,869        7,891        9,623
Other:
  Interest expense,
   net..................          1,364         1,552        2,756        3,202
  Other expense.........             92            41           61           72
                          ------------- ------------- ------------ ------------
Income before income
 taxes..................          2,613         3,276        5,074        6,349
Income taxes............          1,020         1,278        1,979        2,476
                          ------------- ------------- ------------ ------------
Net income..............  $       1,593 $       1,998 $      3,095 $      3,873
                          ============= ============= ============ ============
Net income per share--
 basic..................  $        0.20 $        0.25 $       0.39 $       0.48
                          ============= ============= ============ ============
Net income per share--
 diluted................  $        0.20 $        0.24 $       0.39 $       0.47
                          ============= ============= ============ ============
Weighted average number
 of common shares used
 in per share
 computations:
  Basic.................      8,028,000     8,062,000    8,026,000    8,061,000
  Diluted...............      8,057,000     8,351,000    8,043,000    8,328,000

   The accompanying notes are an integral part of the consolidated financial statements.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                           ADDITIONAL
                                    COMMON  PAID-IN
                                    STOCK   CAPITAL   RETAINED EARNINGS  TOTAL
                                    ------ ---------- ----------------- -------
Stockholders' equity, December 31,
 1997.............................   $80    $48,440        $3,263       $51,783
Exercise of stock options.........    --         29            --            29
Net income for the six months
 ended June 30, 1998..............    --         --         3,873         3,873
                                     ---    -------        ------       -------
Stockholders' equity, June 30,
 1998.............................   $80    $48,469        $7,136       $55,685
                                     ===    =======        ======       =======

   The accompanying notes are an integral part of the consolidated financial statements.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                    FOR THE SIX MONTHS ENDED
                                                            JUNE 30,
                                                    -------------------------
                                                       1997          1998
                                                    ------------ ------------
Operating activities:
 Net income........................................ $     3,095  $      3,873
 Adjustments to reconcile net income
 to net cash (used) by operating activities:
 Depreciation of property and equipment............       1,712         1,895
 Amortization of intangible assets.................         170           368
 Amortization of deferred income...................        (184)         (255)
 Amortization of loan costs and fees...............          44           108
 Accretion of interest on capital lease
  obligation.......................................       1,419         1,532
 Other.............................................           2           --
                                                    -----------  ------------
                                                          6,258         7,521
Changes in operating assets and liabilities:
 (Increase) in accounts receivable.................      (4,577)       (9,068)
 (Increase) in prepaid expenses and other..........      (2,455)       (1,755)
 Increase in accounts payable......................         317           688
 Increase in employee compensation and benefits....       1,578         2,955
 Increase (decrease) in accrued interest...........          65           (52)
 Increase in other accrued liabilities.............       1,116         1,369
 (Decrease) in income taxes payable................        (705)          --
                                                    -----------  ------------
 Net cash provided by operating activities.........       1,597         1,658
                                                    -----------  ------------
Investing activities:
 Additions to property and equipment...............        (812)       (7,071)
 Additions to intangibles..........................      (1,357)       (1,586)
 Transfers to restricted cash, net.................         (76)       (1,571)
 Repayment of demand note..........................       1,369           --
                                                    -----------  ------------
 Net cash (used) by investing activities...........        (876)      (10,228)
                                                    -----------  ------------
Financing activities:
 Issuance of long-term debt........................       2,175         3,000
 Payment of long-term debt.........................         (89)          (94)
 Principal payments of capital lease obligation....      (1,835)       (2,019)
 Receipt of lease inducement.......................         --          1,935
 Exercise of stock options.........................         --             29
                                                    -----------  ------------
Net cash provided by financing activities..........         251         2,851
                                                    -----------  ------------
Net increase (decrease) in cash and cash
 equivalents.......................................         972        (5,719)
Cash and cash equivalents, beginning of period.....       9,722         8,747
                                                    -----------  ------------
Cash and cash equivalents, end of period........... $    10,694  $      3,028
                                                    ===========  ============
Supplemental Disclosure:
 Interest paid..................................... $     1,734  $      2,128
                                                    ===========  ============
 Income taxes paid................................. $     2,684  $      2,923
                                                    ===========  ============

   The accompanying notes are an integral part of the consolidated financial statements.

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

A. General

  The accompanying unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report or Form 10-K for the year ended December 31, 1997. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Company's financial position as of June 30, 1998, the results of its operations for the three-month and six-month periods ended June 30, 1997 and 1998 and its cash flows for the six-month periods ended June 30, 1997 and 1998. The results of operations for the three-month and six-month periods ended June 30, 1997 and 1998 are not necessarily indicative of the results which may be expected for the full year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this report.

B. Basis of Presentation

  The Company was incorporated as a Delaware corporation on March 19, 1996 and was formed as a holding company, in anticipation of an initial public offering (the "Offering"), to combine under the control of a single corporation the operations of various business entities (the "Predecessor Entities") which were all under the majority control of several related stockholders. Immediately prior to the Offering, the Company executed an agreement (the "Reorganization Agreement") which resulted in the transfer of ownership of the Predecessor Entities to the Company prior to completion of the Offering in exchange for 4,400,000 shares of the Company's common stock. The Company's financial statements for periods prior to the Offering have been prepared by combining the historical financial statements of the Predecessor Entities, similar to a pooling of interests presentation. On June 14, 1996, the Company completed the issuance of 3,600,000 shares of common stock through the Offering resulting in net proceeds to the Company (after deducting underwriters' commissions and other offering expenses) of $37,160,000. The consolidated financial statements include the accounts of Harborside Healthcare Corporation and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

C. Significant Accounting Policies

  Reclassifications have been made to conform prior years' data to the current year presentation.

D. Earnings Per Share

  The following table sets forth the computation of basic and diluted net income per share for the period ended June 30, 1998:

      Numerator:
       Numerator for basic and diluted net income per share.........  $3,873,000
                                                                      ==========
      Denominator:
       Denominator for basic net income per share weighted average
        shares......................................................   8,061,000
       Effect of dilutive securities employee stock options.........     267,000
                                                                      ----------
       Denominator for diluted net income per share--adjusted
        weighted-average shares and assumed conversions.............   8,328,000
                                                                      ==========
      Basic net income per common share.............................  $     0.48
      Diluted net income per common share...........................  $     0.47

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

  The denominator for basic net income per share includes 26,000 and 50,000 shares for the periods ended June 30, 1997 and 1998, respectively, resulting from stock options issued within one year of the Company's public offering.

E. Acquisitions

  During the second quarter of 1998, the Company completed the acquisitions of two long-term care facilities (248 licensed beds) in Toledo, Ohio and two long-term care facilities (267 licensed beds) in Warwick, Rhode Island. The aggregate purchase price of these two acquisitions was approximately $33,700,000, and the Company financed them through an expansion of funds committed to its existing synthetic leasing facility (the "Leasing Facility"). The Ohio acquisition was completed on April 1 and the Rhode Island acquisition on May 8. In connection with these acquisitions, the Company increased funds committed by a bank group through its Leasing Facility to $59,250,000. In May 1998, the Company also increased funds committed by the bank group through its revolving credit facility to $40,000,000.

F. Subsequent Events

  On April 15, 1998, the Company entered into a Merger Agreement with HH Acquisition Corp. ("MergerCo"), an entity organized for the sole purpose of effecting a merger on behalf of Investcorp S.A., certain of its affiliates and certain other international investors (collectively, the "New Investors"). On August 11, 1998, MergerCo merged with and into the Company, with the Company as the surviving corporation. As a result of the merger, the New Investors acquired approximately 91% of the post-merger common stock of the Company. Certain pre-merger stockholders of the Company, including certain of the Company's existing members of senior management, retained approximately 660,000 shares (or approximately 9%) of the Company's post-merger common stock. Each other share of the Company's pre-merger common stock was converted into $25 in cash, representing aggregate cash payments of approximately $184 million. Holders of outstanding stock options of the Company converted the majority of their options into cash at $25 per underlying share less the applicable option exercise price and withholding taxes, representing aggregate cash payments of approximately $8 million.

  In connection with the transaction and prior to the merger, the New Investors made cash common equity contributions of $165 million to MergerCo, and MergerCo obtained gross proceeds of $99.5 million through the issuance of 11% senior subordinated discount notes due 2008 and $40 million through the issuance of 13.5% exchangeable preferred stock mandatorily redeemable 2010. In connection with the merger, the Company also entered into a new $250 million senior secured credit facility with a group of banks.

G. Condensed Consolidating Financial Information

  Certain of the Company's subsidiaries are precluded from guaranteeing the debt of the parent company (the "Non-Guarantors"), based on current agreements in effect. The Company's remaining subsidiaries (the "Guarantors") are not restricted from serving as guarantors of the parent company debt. The Guarantors are comprised of Harborside Healthcare Limited Partnership, Belmont Nursing Center Corp., Orchard Ridge Nursing Center Corp., Oakhurst Manor Nursing Center Corp., Riverside Retirement Limited Partnership, Harborside Toledo Limited Partnership, Harborside Connecticut Limited Partnership, Harborside of Florida Limited Partnership, Harborside of Ohio Limited Partnership, Harborside Healthcare Baltimore Limited Partnership, Harborside of Cleveland Limited Partnership, Harborside of Dayton Limited Partnership, Harborside Massachusetts Limited Partnership, Harborside

              HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

Rhode Island Limited Partnership, Harborside North Toledo Limited Partnership, Harborside Healthcare Advisors Limited Partnership, Harborside Toledo Corp., KHI Corporation, Harborside Acquisition Limited Partnership IV, Harborside Acquisition Limited Partnership V, Harborside Acquisition Limited Partnership VI, Harborside Acquisition Limited Partnership VII, Harborside Acquisition Limited Partnership VIII, Harborside Acquisition Limited Partnership IX, Harborside Acquisition Limited Partnership X, Sailors, Inc., New Jersey Harborside Corp., Bridgewater Assisted Living Limited Partnership, Maryland Harborside Corp., Harborside Homecare Limited Partnership, Harborside Rehabilitation Limited Partnership, Harborside Healthcare Network Limited Partnership and Harborside Health I Corporation.

  The information which follows presents the condensed consolidating financial position as of June 30, 1997 and 1998 and the condensed consolidating results of operations and cash flows for the three month and six-month periods ended June 30, 1997 and 1998 of (a) the parent company only (the "Parent"), (b) the combined Guarantors, (c) the combined Non-Guarantors, (d) eliminating entries and (e) the Company on a consolidated basis.

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                                                   CONDENSED CONSOLIDATING BALANCE SHEET
                                                            AS OF JUNE 30, 1997
                                        ------------------------------------------------------------
                                        PARENT   GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                                        -------  ---------- -------------- ------------ ------------
                                                          (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...........  $   698   $  4,383     $ 3,666      $    --       $  8,747
  Receivables, net of allowance.......      --      24,845       9,321         (1,750)      32,416
  Intercompany receivable ............   31,289        --          --         (31,289)         --
  Prepaid expenses and other..........    4,875      4,604       1,761         (4,596)       6,644
  Deferred income taxes...............      --       1,847         303            --         2,150
                                        -------   --------     -------      ---------     --------
    Total current assets..............   36,862     35,679      15,051        (37,635)      49,957
                                        -------   --------     -------      ---------     --------
Restricted cash.......................      --       2,374       3,001            170        5,545
Investment in limited partnership.....   11,032     28,335       4,046        (43,346)          67
Property and equipment, net...........      --      79,529      17,343            --        96,872
Intangible assets, net................      271      6,409       1,883            --         8,563
Note receivable.......................      --       7,487         --             --         7,487
Deferred income taxes.................       71        --          --             --            71
                                        -------   --------     -------      ---------     --------
    Total assets......................  $48,236   $159,813     $41,324      $ (80,811)    $168,562
                                        =======   ========     =======      =========     ========
LIABILITIES
Current liabilities:
  Current maturities of long-term
   debt...............................      --          20         166            --           186
  Current portion of capital lease
   obligation.........................      --       3,924         --             --         3,924
  Accounts payable....................      --       6,209       3,176         (2,110)       7,275
  Intercompany payable................      --      38,424       4,630        (43,054)         --
  Employee compensation and benefits..      280      7,075       3,386            --        10,741
  Other accrued liabilities...........      --       2,216       2,024            177        4,417
  Accrued interest....................      --         251         --             --           251
  Current portion of deferred income..      --         240         369            --           609
                                        -------   --------     -------      ---------     --------
    Total current liabilities.........      280     58,359      13,751        (44,987)      27,403
                                        -------   --------     -------      ---------     --------
Long-term portion of deferred income..      --         980       2,579            --         3,559
Long-term debt........................      --      17,162      16,294            --        33,456
Long-term portion of capital lease
 obligation...........................      --      52,353           8            --        52,361
                                        -------   --------     -------      ---------     --------
    Total liabilities.................      280    128,854      32,632        (44,987)     116,779

STOCKHOLDERS' EQUITY
Common stock, $.01 par value,
 30,000,000 shares authorized,
 8,008,665 shares issued and
 outstanding..........................       80      2,569       3,885         (6,454)          80
Additional paid-in capital............   48,213        --          --             227       48,440
Retained earnings (deficit)...........     (337)     4,175      (2,267)         1,692        3,263
Partners' equity......................      --      24,215       7,074        (31,289)         --
                                        -------   --------     -------      ---------     --------
    Total stockholders' equity........   47,956     30,959       8,692        (35,824)      51,783
                                        -------   --------     -------      ---------     --------
    Total liabilities and
     stockholders' equity.............  $48,236   $159,813     $41,324      $ (80,811)    $168,562
                                        =======   ========     =======      =========     ========

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                                     CONDENSED CONSOLIDATING BALANCE SHEET
                                              AS OF JUNE 30, 1998
                          ------------------------------------------------------------
                          PARENT   GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------   ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash
  equivalents...........  $   131   $  5,369     $ 1,734      $  (4,206)    $  3,028
 Receivables, net of
  allowance.............      --      32,083      12,920         (3,519)      41,484
 Intercompany
  receivable............   32,747        --          --         (32,747)         --
 Prepaid expenses and
  other.................    3,608      4,756       1,739         (1,637)       8,466
 Deferred income taxes..      --       1,847         303            --         2,150
                          -------   --------     -------      ---------     --------
  Total current assets..   36,486     44,055      16,696        (42,109)      55,128
                          -------   --------     -------      ---------     --------
Restricted cash.........      --       3,012       3,068          1,036        7,116
Investment in limited
 partnership............   11,034     27,489       4,044        (42,567)         --
Property and equipment,
 net....................        5     84,583      17,460            --       102,048
Intangible assets, net..      285      6,700       1,849            839        9,673
Note receivable.........      --       7,487         --             --         7,487
Deferred income taxes...       71        --          --             --            71
                          -------   --------     -------      ---------     --------
  Total assets..........  $47,881   $173,326     $43,117      $ (82,801)    $181,523
                          =======   ========     =======      =========     ========
LIABILITIES
Current liabilities:
 Current maturities of
  long-term debt........      --          27         175            --           202
 Current portion of
  capital lease
  obligation............      --       4,204         --             --         4,204
 Accounts payable.......      --       6,926       4,878         (3,841)       7,963
 Intercompany payable...      --      36,850       4,918        (41,768)         --
 Employee compensation
  and benefits..........      --      10,496       3,771           (571)      13,696
 Other accrued
  liabilities...........       35      4,969       1,695           (913)       5,786
 Accrued interest.......      --         275         --             (76)         199
 Current portion of
  deferred income.......      --         --          --             803          803
                          -------   --------     -------      ---------     --------
  Total current
   liabilities..........       35     63,747      15,437        (46,366)      32,853
Long-term portion of
 deferred income........      --       2,891       2,764           (610)       5,045
Long-term debt..........      --      20,141      16,205            --        36,346
Long-term portion of
 capital lease
 obligation.............      --      51,590           4            --        51,594
                          -------   --------     -------      ---------     --------
  Total liabilities.....       35    138,369      34,410        (46,976)     125,838
                          -------   --------     -------      ---------     --------
STOCKHOLDERS' EQUITY
Common stock $.01 par
 value, 30,000,000
 shares authorized,
 8,011,164 shares issued
 and outstanding........       80      2,569       3,885         (6,454)          80
Additional paid-in
 capital................   48,243        --          --             226       48,469
Retained earnings
 (deficit)..............     (477)     8,173      (2,252)         1,692        7,136
Partners' equity........      --      24,215       7,074        (31,289)         --
                          -------   --------     -------      ---------     --------
  Total stockholders'
   equity...............   47,846     34,957       8,707        (35,825)      55,685
                          -------   --------     -------      ---------     --------
  Total liabilities and
   stockholders'
   equity...............  $47,881   $173,326     $43,117      $ (82,801)    $181,523
                          =======   ========     =======      =========     ========

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                               CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                   FOR THE THREE MONTHS ENDED JUNE 30, 1997
                          -----------------------------------------------------------
                          PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Total net revenues......  $ --     $32,332      $25,119       $(7,159)     $50,292
                          -----    -------      -------       -------      -------
Expenses:
  Facility operating....    --      26,278       21,144        (7,357)      40,065
  General and
   administrative.......    169      2,356         (191)          --         2,334
  Service charges paid
   to affiliate.........    --         177          --            --           177
  Depreciation and
   amortization.........      2        626          332           --           960
  Facility rent.........    --         636        2,051           --         2,687
  Management fees paid
   to affiliates........    --      (1,501)       1,501           --           --
                          -----    -------      -------       -------      -------
    Total expenses......    171     28,572       24,837        (7,357)      46,223
                          -----    -------      -------       -------      -------
Income (loss) from oper-
 ations                    (171)     3,760          282           198        4,069
Other:
  Interest expense,
   net..................    (49)     1,359           76           (22)       1,364
  Income on investment
   in limited
   partnership..........    --          92          --            --            92
                          -----    -------      -------       -------      -------
Income (loss) before in-
 come taxes.............   (122)     2,309          206           220        2,613
Income taxes............     47       (900)         (80)          (87)      (1,020)
                          -----    -------      -------       -------      -------
Net income (loss).......  $ (75)   $ 1,409      $   126       $   133      $ 1,593
                          =====    =======      =======       =======      =======
                               CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                   FOR THE THREE MONTHS ENDED JUNE 30, 1998
                          -----------------------------------------------------------
                          PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Total net revenues......  $ --     $57,796      $25,304       $(6,914)     $76,186
                          -----    -------      -------       -------      -------
Expenses:
  Facility operating....    --      45,255       21,126        (6,732)      59,649
  General and
   administrative.......    101      3,862          147           --         4,110
  Service charges paid
   to affiliate.........    --         338          --            (23)         315
  Depreciation and
   amortization.........     14        791          373           --         1,178
  Facility rent.........    --       3,919        2,054            92        6,065
  Management fees paid
   to affiliates........    --      (1,462)       1,462           --           --
                          -----    -------      -------       -------      -------
    Total expenses......    115     52,703       25,162        (6,663)      71,317
                          -----    -------      -------       -------      -------
Income (loss) from oper-
 ations                    (115)     5,093          142          (251)       4,869
Other:
  Interest expense,
   net..................    --       1,660          146          (254)       1,552
  Income on investment
   in limited
   partnership..........    --          72          --            (31)          41
                          -----    -------      -------       -------      -------
Income (loss) before in-
 come taxes.............   (115)     3,361           (4)           34        3,276
Income taxes............     45     (1,311)           2           (14)      (1,278)
                          -----    -------      -------       -------      -------
Net income (loss).......  $ (70)   $ 2,050      $    (2)      $    20      $ 1,998
                          =====    =======      =======       =======      =======

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                               CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                          -----------------------------------------------------------
                          PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Total net revenues......  $ --     $59,937      $49,722       $(11,983)    $97,676
                          -----    -------      -------       --------     -------
Expenses:
  Facility operating....    --      48,460       41,040        (11,983)     77,517
  General and
   administrative.......    221      4,352          150            --        4,723
  Service charges paid
   to affiliate.........    --         354          --             --          354
  Depreciation and
   amortization.........      2      1,231          649            --        1,882
  Facility rent.........    --       1,113        4,196            --        5,309
  Management fees paid
   to affiliates........    --      (2,962)       2,962            --          --
                          -----    -------      -------       --------     -------
    Total expenses......    223     52,548       48,997        (11,983)     89,785
                          -----    -------      -------       --------     -------
Income (loss) from oper-
 ations.................   (223)     7,389          725            --        7,891
Other:
  Interest expense,
   net..................    (91)     2,586          261            --        2,756
  Loss on investment in
   limited partnership..    --          61          --             --           61
                          -----    -------      -------       --------     -------
Income (loss) before in-
 come taxes.............   (132)     4,742          464            --        5,074
Income taxes............     51     (1,849)        (181)           --       (1,979)
                          -----    -------      -------       --------     -------
Net income (loss).......  $ (81)   $ 2,893      $   283       $    --      $ 3,095
                          =====    =======      =======       ========     =======

                               CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                   FOR THE THREE MONTHS ENDED JUNE 30, 1998
                          -----------------------------------------------------------
                          PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Total net revenues......  $  --    $111,371     $50,867       $(13,598)    $148,640
                          ------   --------     -------       --------     --------
Expenses:
  Facility operating....     --      88,225      42,403        (13,598)     117,030
  General and
   administrative.......     216      7,088         171            --         7,475
  Service charges paid
   to affiliate.........     --         628         --             --           628
  Depreciation and
   amortization.........      14      1,509         740            --         2,263
  Facility rent.........     --       7,454       4,167            --        11,621
  Management fees paid
   to affiliates........     --      (3,069)      3,069            --           --
                          ------   --------     -------       --------     --------
    Total expenses......     230    101,835      50,550        (13,598)     139,017
                          ------   --------     -------       --------     --------
Income (loss) from oper-
 ations.................    (230)     9,536         317            --         9,623
Other:
  Interest expense,
   net..................     --       2,909         293            --         3,202
  Loss on investment in
   limited partnership..     --          72         --             --            72
                          ------   --------     -------       --------     --------
Income (loss) before in-
 come taxes.............    (230)     6,555          24            --         6,349
Income taxes............      90     (2,557)         (9)           --        (2,476)
                          ------   --------     -------       --------     --------
Net income (loss).......  $ (140)  $  3,998     $    15       $    --      $  3,873
                          ======   ========     =======       ========     ========

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                               CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                          -----------------------------------------------------------
                          PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Operating activities:
  Net cash provided
   (used) by operating
   activities...........  $1,568   $   870      $(1,417)        $576       $ 1,597
                          ------   -------      -------         ----       -------
Investing activities:
  Additions to property
   and equipment........     --        330       (1,142)         --           (812)
  Additions to
   intangibles..........    (107)   (1,248)         148         (150)       (1,357)
  Transfers (to) from
   restricted cash,
   net..................     --        899         (803)        (172)          (76)
  Repayment (issuance)
   of demand note.......     --      1,369          --           --          1,369
                          ------   -------      -------         ----       -------
    Net cash provided
     (used) by investing
     activities.........    (107)    1,350       (1,797)        (322)         (876)
                          ------   -------      -------         ----       -------
Financing activities:
  Issuance of long-term
   debt.................     --      2,175          --           --          2,175
  Payments of long-term
   debt.................     --       (158)          69          --            (89)
  Principal payments of
   capital lease
   obligation...........     --     (1,835)         --           --         (1,835)
                          ------   -------      -------         ----       -------
    Net cash provided
     (used) by financing
     activities.........     --        182           69          --            251
                          ------   -------      -------         ----       -------
Net increase (decrease)
 in cash and cash
 equivalents............   1,461     2,402       (3,145)         254           972
Cash and cash
 equivalents, beginning
 of period..............     463     2,482        6,727           50         9,722
                          ------   -------      -------         ----       -------
Cash and cash
 equivalents, end of
 period.................  $1,924   $ 4,884      $ 3,582         $304       $10,694
                          ======   =======      =======         ====       =======
Supplemental Disclosure:
  Interest paid.........  $  --    $ 1,575      $   159         $--        $ 1,734
  Income taxes paid.....  $  --    $ 2,445      $   239         $--        $ 2,684

               HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                               CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                          -----------------------------------------------------------
                          PARENT  GUARANTORS NON-GUARANTORS ELIMINATIONS CONSOLIDATED
                          ------  ---------- -------------- ------------ ------------
                                            (DOLLARS IN THOUSANDS)
Operating activities:
  Net cash provided
   (used) by operating
   activities:            $(563)   $ 5,683      $(1,069)      $(2,393)     $ 1,658
                          -----    -------      -------       -------      -------
Investing activities:
  Additions to property
   and equipment........     (5)    (6,422)        (644)          --        (7,071)
  Additions to
   intangibles..........    (28)      (539)         (72)         (947)      (1,586)
  Transfers (to) from
   restricted cash,
   net..................    --        (638)         (67)         (866)      (1,571)
                          -----    -------      -------       -------      -------
    Net cash provided
     (used) by investing
     activities.........    (33)    (7,599)        (783)       (1,813)     (10,228)
                          -----    -------      -------       -------      -------
Financing activities:
  Borrowed on revolving
   line of credit.......    --       3,000          --            --         3,000
  Payment of long-term
   debt.................    --         (14)         (80)          --           (94)
  Principal payments of
   capital lease
   obligation...........    --      (2,019)         --            --        (2,019)
  Receipt of lease
   inducement...........    --       1,935          --            --         1,935
  Exercise of stock
   options..............     29        --           --            --            29
                          -----    -------      -------       -------      -------
    Net cash provided
     (used) by financing
     activities.........     29      2,902          (80)          --         2,851
                          -----    -------      -------       -------      -------
Net increase (decrease)
 in cash and cash
 equivalents............   (567)       986       (1,932)       (4,206)      (5,719)
Cash and cash
 equivalents, beginning
 of period..............    698      4,383        3,666           --         8,747
                          -----    -------      -------       -------      -------
Cash and cash
 equivalents, end of
 period.................  $ 131    $ 5,369      $ 1,734       $(4,206)     $ 3,028
                          =====    =======      =======       =======      =======
Supplemental Disclosure:
  Interest paid.........  $ --     $ 1,933      $   195       $   --       $ 2,128
  Income taxes paid.....  $ --     $ 2,913      $    10       $   --       $ 2,923

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Cushman Management Associates, Inc. and Affiliates
Topsfield, Massachusetts

  We have audited the accompanying combined balance sheets of Cushman Management Associates, Inc. and Affiliates as of December 31, 1995 and 1996, and the related combined statements of income and owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Cushman Management Associates, Inc. and Affiliates as of December 31, 1995 and 1996, and the combined results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Landa & Altsher

Randolph, MA
October 22, 1997

               CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES

                   COMBINED BALANCE SHEET AS OF DECEMBER 31,
                             (DOLLARS IN THOUSANDS)

                                                                 1995    1996
                                                                ------  ------
                             ASSETS
Current assets:
  Cash......................................................... $1,026  $1,607
  Accounts receivable--net of allowance for doubtful accounts
   of $75......................................................  2,189   2,004
  Prepaid expenses and other...................................    107     159
                                                                ------  ------
    Total current assets.......................................  3,322   3,770
Property, plant and equipment, net.............................  3,732   3,490
Intangible assets, net.........................................     19       6
                                                                ------  ------
Total assets................................................... $7,073  $7,266
                                                                ======  ======
                LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Current maturities on long-term debt......................... $   61  $   61
  Accounts payable.............................................    396     443
  Employee compensation and benefits...........................    709     755
  Other accrued liabilities....................................     67     136
  Accrued interest.............................................     49      72
  Due to related parties.......................................    209      35
  Income taxes payable.........................................      3     244
                                                                ------  ------
    Total current liabilities..................................  1,494   1,746
Long-term debt, net of current maturities......................  1,379   1,320
                                                                ------  ------
Total liabilities..............................................  2,873   3,066
                                                                ------  ------
Owners' equity:
  Common stock, 17,500 shares authorized without par value,
   2,000 shares issued and 1,970 outstanding with 30 held in
   treasury....................................................    310     310
  Additional paid-in capital...................................    172     172
  Retained earnings and partners' capital......................  3,738   3,738
                                                                ------  ------
                                                                 4,220   4,220
  Less--treasury stock, at cost................................    (20)    (20)
                                                                ------  ------
    Total owners' equity.......................................  4,200   4,200
                                                                ------  ------
Total liabilities and owners' equity........................... $7,073  $7,266
                                                                ======  ======

                See accompanying notes to financial statements.

               CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES

              COMBINED STATEMENT OF OPERATIONS AND OWNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                1995     1996
                                                               -------  -------
Total net revenue............................................. $17,993  $19,368
                                                               -------  -------
Expenses:
  Facility operating..........................................  14,100   14,313
  General and administrative..................................   2,111    2,250
  Depreciation and amortization...............................     323      322
                                                               -------  -------
    Total expenses............................................  16,534   16,885
                                                               -------  -------
Income from operations........................................   1,459    2,483
Other:
  Interest expense, net.......................................     109       92
                                                               -------  -------
Income before income taxes....................................   1,350    2,391
Income taxes..................................................     --       241
                                                               -------  -------
Net income....................................................   1,350    2,150
Owners' equity--beginning of year.............................   4,300    4,200
Less--distributions to owners.................................  (1,450)  (2,150)
                                                               -------  -------
Owners' equity--end of year................................... $ 4,200  $ 4,200
                                                               =======  =======

                See accompanying notes to financial statements.

               CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                               1995     1996
                                                              -------  -------
Cash flows from operating activities:
  Net income................................................. $ 1,350  $ 2,150
  Adjustments to reconcile net income to net cash provided by operations:
    Depreciation and amortization............................     323      322
    Provisions for losses on accounts receivable.............      47      116
  Changes in assets and liabilities:
    Accounts receivable......................................    (210)      69
    Prepaid expenses and other...............................     (13)     (52)
    Accounts payable and accrued liabilities.................     (62)     185
    Income taxes payable.....................................     --       241
                                                              -------  -------
Net cash provided by operating activities....................   1,435    3,031
                                                              -------  -------
Cash flows from investing activities:
  Proceeds from sale of property and equipment...............       8      --
  Purchases of property and equipment........................     (94)     (68)
                                                              -------  -------
Net cash used by investing activities........................     (86)     (68)
                                                              -------  -------
Cash flows from financing activities:
  Repayment of debt..........................................     (55)     (59)
  Distributions to owners....................................  (1,450)  (2,150)
  Repayment of related party debt............................    (192)    (173)
                                                              -------  -------
Net cash used by financing activities........................  (1,697)  (2,382)
                                                              -------  -------
Net increase (decrease) in cash..............................    (348)     581
Cash at beginning of year....................................   1,374    1,026
                                                              -------  -------
Cash at end of year.......................................... $ 1,026  $ 1,607
                                                              =======  =======
Supplementary disclosure:
  Interest paid.............................................. $   121  $   118
                                                              =======  =======

                See accompanying notes to financial statements.

              CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)

  The financial statements presented are the combined financial statements of Cushman Management Associates, Inc. (the management company), Cedar Glen Nursing Home, Danvers Twin Oaks Nursing Home, Inc., Saugus Nursing Home, Inc., d/b/a Louise Caroline Rehabilitation and Nursing Center, and Evtan Nursing Home, Inc., d/b/a Maplewood Manor Nursing Home, (collectively, the "Companies"). The majority stockholders of Cushman Management Associates, Inc. own a majority interest in the above nursing homes. Cushman Management Associates, Inc. is a Subchapter S Corporation and operates a management company in Topsfield, Massachusetts. Cushman Management Associates, Inc. provides various services to nursing homes including administration, bookkeeping, and other patient related services. Danvers Twin Oaks Nursing Home, Inc.; Saugus Nursing Home, Inc., and Evtan Nursing Home, Inc. are Subchapter S Corporations and operate nursing homes of 101, 80 and 120 beds, respectively. Cedar Glen Nursing Home is a limited partnership and operates a 100-bed nursing home.

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A summary of the Companies' significant accounting policies follows:

    a) BASIS ON COMBINATION: The combined financial statements include all the accounts of the above-named entities. All significant intercompany balances and transactions have been eliminated.

    b) PATIENT SERVICE REVENUE: Private patient service revenue is reported at the estimated net realizable amounts. Third-party payor revenues are recorded as indicated in Note 2.

    c) PROPERTY AND EQUIPMENT: Property and equipment are recorded at cost. Depreciation of building and improvements is calculated using the straight-line and accelerated methods over the estimated useful lives that range from five to forty years. Depreciation of equipment and motor vehicles is calculated using the straight-line and accelerated methods over the estimated useful lives that range from three to ten years. Depreciation charged to operations amounted to $309 and $310 for 1995 and 1996, respectively.

    d) CASH AND CASH EQUIVALENTS: The Companies consider all short-term debt securities purchased with an original maturity of three months or less to be cash equivalents.

    e) INCOME TAXES: Cushman Management Associates, Inc.; Danvers Twin Oaks Nursing Home, Inc.; Saugus Nursing Home, Inc.; and Evtan Nursing Home, Inc.; have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal income taxes on their taxable income. Instead, the stockholders are liable for individual income taxes on their respective share of the Companies' taxable income.

    As a result of an audit by the Massachusetts Department of Revenue in 1996, the Companies are considered to be engaged in a unitary business and have exceeded certain gross income limitations for state income tax purposes. Consequently, the Companies are liable for state corporate income taxes on its taxable income and were assessed additional state income taxes for the years 1993 through 1995 which have been recorded in 1996.

    No income taxes are payable by or provided for Cedar Glen Nursing Home, a Limited Partnership. Partners are liable for individual federal and state income taxes on their respective share of the Partnership's taxable income.

    f) INTANGIBLE ASSETS: Intangible assets are stated on the basis of cost and are amortized on a straight-line basis, over the estimated future periods to be benefited ranging from 3 to 5 years. Amortization charged to operations amounted to $14 and $12 for 1995 and 1996, respectively.

    g) ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the reporting period. Actual costs could differ from those estimates.

              CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES

                          DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    h) PROMOTIONAL ADVERTISING: Promotional advertising costs are expensed as incurred. Promotional advertising costs charged to operations amounted to $104 and $72 for 1995 and 1996, respectively.

NOTE 2--PATIENT SERVICE REVENUES FROM THIRD PARTY PAYORS

SUMMARY OF THE PAYMENT ARRANGEMENTS WITH THIRD PARTY PAYORS

  MEDICAID--PROSPECTIVE RATE SVSTEM--The Companies receive reimbursement from the Commonwealth of Massachusetts under the prospective rate of payment system for the care and services rendered to publicly-aided patients in long-term care facilities pursuant to regulations promulgated by the Division of Health Care Finance and Policy (the Division). Under the regulations, the current year rates are calculated utilizing base year costs adjusted for inflation. The base year costs are subject to audit which could result in a retroactive rate adjustment for the current year.

  As a result of the audit of prior years' cost reports by the Division, the Companies have received amended prospective rates for the years 1991 and 1992. The amended rates resulted in a retroactive adjustment due the Companies of $133 and $150 for 1991 and 1992, respectively. These settlements have been received in 1996 and such settlements have been reflected under the caption "Total Net Revenue" on Exhibit B to the extent not previously reflected.

  Management estimates that the Companies have underspent the OBRA component of the prospective rate during 1991, 1992 and 1993, resulting in a retroactive adjustment due the Commonwealth of $15, $11 and $14 for 1991, 1992 and 1993, respectively. These retroactive adjustments have been settled in 1996 and such settlements have been reflected under the caption "Total Net Revenue" on Exhibit B to the extent not previously recorded.

  MEDICARE--The Companies receive reimbursement for patient care under the federally sponsored Medicare program through an insurance intermediary. During the year, an interim rate is assigned based upon the cost experience of a prior year modified by its current regulations, and the facilities are paid at this rate during the year. A cost report is filed with, and audited by, the insurance intermediary. A final rate which may be subject to cost limitations is then established and final settlement of the difference is called for under the regulations.

  Final settlements have been received through 1994 and such settlements have been included in the caption "Total Net Revenue" on Exhibit B, to the extent that they had not been reflected in prior years.

  In as much as the final settlement rates for 1995 and 1996 cannot be determined with sufficient accuracy for proper recording in these financial statements, the income for these years has been recorded at the interim rate of payment. The actual amounts will be accrued in the year of settlement.

              CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES

                          DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)

NOTE 3--ACCOUNTS RECEIVABLE

                                                       BALANCE AT DECEMBER 31,
                                                       ------------------------
                                                          1995         1996
                                                       -----------  -----------
Private patients...................................... $       133  $       103
Prepaid room and board................................         (12)         (11)
Medicare patients.....................................         304          334
Publicly aided patients...............................       1,834        1,648
Managed facilities....................................          34            5
Allowance for uncollectibles..........................        (104)         (75)
                                                       -----------  -----------
Accounts receivable, net.............................. $     2,189  $     2,004
                                                       ===========  ===========

  Bad debts expense charged to operations amounted to $47 and $116 for 1995 and 1996, respectively.

NOTE 4--RELATED PARTY TRANSACTIONS

  The Companies have entered into the following transactions with related parties:

    (a) MANAGEMENT FEES--Danvers Twin Oaks Nursing Home, Inc. recorded management fees of $47 to an officer and stockholder of Cushman Management Associates, Inc. for 1996.

    (b) Related party loans which have no fixed repayment terms, are as follows:

                                                                   BALANCE AT
                                                                  DECEMBER 31,
                                                        INTEREST  -------------
                                                          RATE     1995   1996
                                                       ---------- ------ ------
   Due from related parties:
                                                        Federal
   Officers and stockholders.......................... Funds Rate $  108   $124
                                                                  ------ ------
   Due to related parties:
     Officers and stockholders........................     9%        141     88
     Partners.........................................     9%         81     27
     Other related parties............................     9%         95     44
                                                                  ------ ------
       Total due to related parties...................               317    159
                                                                  ------ ------
   Net due to related parties.........................            $  209 $   35
                                                                  ====== ======

  Net interest expense incurred on the above related party loans amounted to $36 and $21 for 1995 and 1996, respectively.

              CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES

                          DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)

NOTE 5--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are comprised of the following at December 31, 1995 and 1996:

                                                                  1995    1996
                                                                 ------  ------
Land............................................................ $  195  $  195
Building and improvements.......................................  5,490   5,528
Equipment.......................................................  2,658   2,688
Motor vehicles..................................................     39      39
Construction in process.........................................      5       5
                                                                 ------  ------
                                                                  8,387   8,455
Less: Accumulated Depreciation.................................. (4,655) (4,965)
                                                                 ------  ------
Property, plant and equipment, net.............................. $3,732  $3,490
                                                                 ======  ======

  The Companies have incurred and capitalized $5 of engineering costs related to the replacement of two HVAC systems. As of December 31, 1996, no date has been set for the start of the work on the HVAC systems.

NOTE 6--LONG-TERM DEBT

  The Companies are obligated under long-term debt at December 31, 1995 and 1996 as follows:

                                                                   1995   1996
                                                                  ------ ------
9% first mortgage to Salem Five, secured by real estate and
 guaranteed by a majority of the shareholders, payable in
 monthly payments of $8, including interest with a balloon
 payment of all unpaid principal and interest due on October 8,
 1999...........................................................  $  811 $  791
9% 3-year mortgage to Salem Five, due November 17, 1999, secured by real estate and guaranteed by a majority of the
 shareholders, payable in monthly installments of $6 including
 interest with a balloon payment due November 17, 1999..........     387    352
9% 25-year first mortgage to Ipswich Savings Bank, due October
 1, 2017, secured by land and buildings of Cushman Management
 Associates, Inc., payable in monthly installments of $2
 including interest.............................................     242    238
                                                                  ------ ------
Total...........................................................   1,440  1,381
Current maturities..............................................      61     61
                                                                  ------ ------
Long-term debt, net.............................................  $1,379 $1,320
                                                                  ====== ======

  Interest incurred on the above long-term debt amounted to $121 and $119 for 1995 and 1996, respectively.

  Following are maturities of long-term debt for each of the next five years:

                                                                          AMOUNT
                                                                          ------
1997..................................................................... $   61
1998.....................................................................     69
1999.....................................................................  1,027
2000.....................................................................      5
2001.....................................................................      6

              CUSHMAN MANAGEMENT ASSOCIATES, INC. AND AFFILIATES

                          DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)

NOTE 7--CONCENTRATION OF CREDIT RISK

  Financial instruments that potentially subject the Companies to concentrations of credit risk consist principally of the following:

    a.) CASH: The Companies maintain cash balances in several federally insured financial institutions in the same geographic area. The cash exceeding federally insured limits totaled $995 at December 31, 1996. There may be times during the year when uninsured cash is significantly higher.

    b.) ACCOUNTS RECEIVABLE: The Companies extend unsecured credit to their private patients and patients covered under third-party payor arrangements. Accounts receivable from private patients and third-party payors totaled $2,015 at December 31, 1996. See Note (2) and Note (3) for details of third-party payor arrangements and receivable balances, respectively.

    d.) DUE FROM RELATED PARTIES: The Companies extend unsecured credit to their affiliates and owners. The balance due from related parties totaled $124 at December 31, 1996. See Note (4) for further details.

NOTE 8--COMMITMENTS AND CONTINGENCIES

  a) Pursuant to the Commonwealth of Massachusetts Medical Assistance Program regulations, the Companies are members of a group of related nursing homes (the Group) which are considered to be under common ownership. Consequently, all members of the Group are contingently liable for the recoupments of liabilities of other members of the Group.

  b) A significant portion of the Companies' revenues are derived from services reimbursable under the Medicaid program, (See Note 2). The base year costs utilized in calculating the Medicaid prospective rates are subject to audit which could result in a retroactive rate adjustment for all years in which that base year's costs are utilized in calculating the prospective rate. It is not possible at this time to determine whether the Companies will be audited or if a retroactive rate adjustment would result.

  c.) A portion of the Companies' revenues are derived from services under the Medicare program, (see Note 2). Under this program all cost report years are subject to audit which could result in a retroactive rate adjustment. It is not possible at this time to determine whether the Companies will be audited or if a retroactive rate adjustment will result.

  If the Companies' Medicare Fiscal Intermediary were to issue prudent buyer adjustments for 1996 using the same methodology as applied to 1995, as detailed in Note 9 (b), this would result in a payable to the Medicare program of approximately $280. The Companies would vigorously contest any adjustments made by the fiscal intermediary. In addition, the Companies contract with outside suppliers of therapy services provides for indemnification to the Companies in the event that Medicare limits reimbursement to less then cost. Consequently, no provision has been made to the accompanying financial statements.

NOTE 9--SUBSEQUENT EVENTS

  a.) SALE OF THE NURSING HOMES: In August 1997, the Companies sold their nursing home property, equipment and operating licenses for $16,450 resulting in a gain of $11,447. The nursing home companies retained all assets, other than property and equipment, and all liabilities. In addition, the Management Companies sold for $100 its contracts with outside nursing facilities.

  b.) MEDICARE SETTLEMENTS: In 1997, the Companies' Medicare Fiscal Intermediary issued settlements for 1995, which include a limitation of the ancillary therapy services to less than cost. These settlements result in a payable to the Medicare program of approximately $130. The Companies strongly disagree with these settlements and will vigorously contest these settlements through the appeal process.

  The Companies contract with outside suppliers of therapy services provides for indemnification to the Companies in the event that Medicare limits reimbursement to less than the providers cost, consequently, no provision has been made in the accompanying financial statement for this retroactive adjustment.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Canterbury Care Center, Inc. and Related Companies

  We have audited the accompanying combined balance sheets of Canterbury Care Center, Inc. and Related Companies (all Ohio corporations) as of December 31, 1995 and 1996, and the related combined statements of operations and accumulated deficit, and cash flows for the years then ended. These combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Canterbury Care Center, Inc. and Related Companies at December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/S/ Cummins, Krasik & Hohl Co.

Columbus, Ohio
February 13, 1997

               CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                            COMBINED BALANCE SHEETS

                                  DECEMBER 31,

                                                            1995        1996
                                                         ----------- -----------
                        ASSETS
CURRENT ASSETS
  Assets whose use is limited (note C).................  $   147,499 $   153,989
  Accounts receivable, less allowance for doubtful
   accounts
   (notes B2 and B3)...................................    1,137,395   1,180,625
  Cost settlements (note I)............................       21,158     208,371
  Inventories (note B4)................................       13,303      13,303
  Prepaid expenses.....................................       74,888      70,397
                                                         ----------- -----------
    Total current assets...............................    1,394,243   1,626,685
                                                         ----------- -----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation
 and amortization (notes B5, D, F, and G)..............   12,696,087  12,279,304
OTHER ASSETS
  Related-party receivable (note H)....................          --       78,661
  Deferred costs, less accumulated amortization of
   $168,999 in 1995 and $286,290 in 1996 (note B6).....      417,327     300,036
  Deposits.............................................        3,115       3,115
                                                         ----------- -----------
                                                             420,442     381,812
                                                         ----------- -----------
                                                         $14,510,772 $14,287,801
                                                         =========== ===========


            See accompanying notes and independent auditors' report.

               CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES
                            COMBINED BALANCE SHEETS

                                  DECEMBER 31,

                                                         1995         1996
                                                      -----------  -----------
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Note payable--bank (note F).......................... $ 4,678,426  $ 2,145,466
Current portion of long-term debt....................     415,000      415,000
Cash overdraft (notes B1 and G)......................   1,774,669      118,411
Accounts payable
  Trade..............................................     231,987      238,993
  Other (note K).....................................     531,853      531,853
Accrued liabilities (note E).........................     990,858      948,503
Resident deposits (note C)...........................      30,334       34,894
Note payable--shareholder (note H)...................      42,923          --
Unearned rentals.....................................       8,564       83,733
                                                      -----------  -----------
    Total current liabilities........................   8,704,614    4,516,853
                                                      -----------  -----------
LONG-TERM OBLIGATIONS--net of current portion
Related-party advances (note H)......................     963,581    3,763,581
Related-party loan (note H)..........................         --     1,200,000
Long-term debt (note G)..............................   5,134,819    4,719,800
Resident security deposits...........................      92,868       97,891
                                                      -----------  -----------
                                                        6,191,268    9,781,272
                                                      -----------  -----------
CONTINGENCIES (notes I and K)........................         --           --
DEFICIT IN STOCKHOLDERS' EQUITY
  Common stock, authorized, 2,250 shares without par
   value; issued and outstanding, 300 shares.........       1,500        1,500
  Additional paid-in capital.........................     528,290      528,290
  Accumulated deficit................................    (914,900)    (540,114)
                                                      -----------  -----------
                                                         (385,110)     (10,324)
                                                      -----------  -----------
                                                      $14,510,772  $14,287,801
                                                      ===========  ===========


            See accompanying notes and independent auditors' report.

               CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                        FOR THE YEARS ENDED DECEMBER 31,

                                                          1995         1996
                                                       -----------  -----------
REVENUES (notes B2 and I)
 Resident services (including ancillaries)............
  Private............................................. $ 1,083,014  $ 1,370,475
  Medicaid............................................   4,398,685    6,346,204
  Medicare............................................   3,534,951    4,147,267
  Assisted living.....................................   1,664,044    2,859,949
  Veterans............................................      26,447       60,856
  Hospice.............................................       2,190       99,864
 Rentals..............................................
  Commercial..........................................     101,565       90,392
  Other services......................................      70,112       85,795
                                                       -----------  -----------
                                                        10,881,008   15,060,802
 Provision for contractual adjustments................  (1,963,054)  (2,319,988)
                                                       -----------  -----------
                                                         8,917,954   12,740,814
                                                       -----------  -----------
COSTS AND EXPENSES
 Routine services
  Nursing and habilitation............................   4,011,176    5,605,053
  Resident services...................................     581,052      877,698
  Dietary.............................................   1,035,811    1,414,273
  Property and bed taxes..............................     158,582      172,503
  Utilities...........................................     343,463      380,477
 General and administrative...........................   1,881,814    2,418,086
 Depreciation and amortization (notes B5 and B6)......     678,190      677,574
 Interest.............................................     957,901      862,739
                                                       -----------  -----------
                                                         9,647,989   12,408,403
                                                       -----------  -----------
  (Loss) earnings from operations.....................    (730,035)     332,411
NON-OPERATING REVENUES................................      32,132       42,375
                                                       -----------  -----------
  NET (LOSS) EARNINGS.................................    (697,903)     374,786
ACCUMULATED DEFICIT
 Beginning of year....................................    (216,997)    (914,900)
                                                       -----------  -----------
 End of year.......................................... $  (914,900) $  (540,114)
                                                       ===========  ===========

            See accompanying notes and independent auditors' report.

               CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                         1995         1996
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Cash received from:
 Residents and third-party payors.................... $ 6,373,809  $ 9,736,885
 Rentals.............................................   1,702,540    2,762,860
 Other...............................................     102,244      125,903
                                                      -----------  -----------
                                                        8,178,593   12,625,648
 Cash paid for:
 Salaries............................................   2,916,108    5,324,584
 Payroll taxes and fringe benefits...................     665,018      984,344
 Property and income taxes...........................      44,073      197,230
 Interest expense....................................     989,501      824,278
 Operating expenses..................................   4,075,998    4,501,384
                                                      -----------  -----------
                                                        8,690,698   11,831,820
                                                      -----------  -----------
 Net cash (used) provided by operating activities....    (512,105)     793,828
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Property and equipment additions....................    (253,485)    (143,498)
 Assets whose use is limited.........................         --        (3,170)
                                                      -----------  -----------
 Net cash used by investing activities...............    (253,485)    (146,668)
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Repayment of note payable--bank.....................    (231,111)  (2,532,960)
 Repayment of long-term debt.........................    (391,521)    (415,019)
 Repayment of related-party loan.....................         --       (42,923)
 Proceeds from related-party loan....................       8,093    4,000,000
                                                      -----------  -----------
 Net cash (used) provided by financing activities....    (614,539)   1,009,098
                                                      -----------  -----------
   (DECREASE) INCREASE IN CASH.......................  (1,380,129)   1,656,258
CASH OVERDRAFT
 Beginning of year...................................    (394,540)  (1,774,669)
                                                      -----------  -----------
 End of year......................................... $(1,774,669) $  (118,411)
                                                      ===========  ===========
RECONCILIATION OF NET (LOSS) EARNINGS TO NET CASH
 (USED) PROVIDED BY OPERATIONS
 Net (loss) earnings................................. $  (697,903) $   374,786
 Adjustments to reconcile net (loss) earnings to net
  cash (used) provided by operating activities
 Depreciation and amortization.......................     678,190      677,574
 (Increase) decrease in operating assets
  Assets whose use is limited........................     (51,572)      (2,979)
  Accounts receivable................................    (765,573)     (43,230)
  Cost settlements...................................      15,067     (187,213)
  Prepaid expenses...................................     (28,662)       4,150
  Related-party receivable...........................     (10,146)     (78,661)
 Increase (decrease) in operating liabilities
  Accounts payable--trade............................      39,500        7,004
  Accrued liabilities................................     238,844      (42,355)
  Unearned rentals...................................     (20,987)      75,169
  Resident deposits..................................      91,137        9,583
                                                      -----------  -----------
                                                      $  (512,105) $   793,828
                                                      ===========  ===========

            See accompanying notes and independent auditors' report.

              CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

NOTE A--DESCRIPTION OF BUSINESS

  The combined financial statements present the financial position, results of operations, and cash flows of Canterbury Care Center, and Related Companies (the Company). The combined financial statements include the accounts of the following:

1. Canterbury Care Center Inc. (Canterbury), an Ohio S Corporation, acquired in 1993 and began operating a licensed 100-bed nursing facility (NF). Canterbury acquired and began operating 20 additional NF beds in 1995, as well as a 6-bed assisted living unit.

2. GNWT III, Inc., DBA Forest View Nursing Center (Forest View), an Ohio S Corporation, acquired and renovated an existing building in 1993. Operating rights for 100 NF beds were acquired and relocated. Operations began in 1994.

3. GNWT, Inc. II, DBA The Laurelwood (Laurelwood), an Ohio S Corporation, acquired real property in 1992 to develop and operate a 115-unit assisted living facility. The building also contains 5,016 square feet of commercial rental space.

  Canterbury and Forest View provide services to private residents and have provider agreements with the Health Care Financing Administration (HCFA) and the Ohio Department of Human Services (ODHS), to provide care for Medicare and Medicaid residents, respectively.

  All significant intercompany balances and transactions have been eliminated. The financial statements have been prepared on a combined basis since the entities are commonly owned and managed.

NOTE B--SIGNIFICANT ACCOUNTING POLICIES

  A summary of the significant accounting policies consistently applied in preparation of the accompanying financial statements follows:

 1. Cash

  For purposes of the statements of cash flows, cash includes all of the Company's checking and savings accounts. Bank accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. Cash balances periodically exceed the insured limit.

 2. Resident Accounts Receivable and Revenues

  Resident accounts receivable and revenues are recorded when services are provided. The Company provides services to certain of its residents under contractual arrangements with the Medicare and Medicaid programs. Amounts paid under these contractual arrangements are subject to review and final determination by the appropriate government authority or its agent. In the opinion of management, adequate provision has been made in the combined financial statements for any adjustments resulting from the respective government authority's review (see note I).

              CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

  Contractual adjustments for the Medicare and Medicaid programs are recognized when the related revenues are reported in the financial statements. These contractual adjustments represent the difference between established rates and the amounts estimated to be reimbursable by Medicare and Medicaid.

  Differences between these estimates and amounts subsequently determined are recorded as additions to or deductions from contractual adjustments in the period such determination is made. Accounts receivable are unsecured.

 3. Allowance for Doubtful Accounts

  Bad debts are provided for on the reserve method based on management's evaluation of accounts receivable at year end. Following is a summary of the allowance for doubtful accounts at December 31:

                                                                  1995    1996
                                                                 ------- -------
   Canterbury................................................... $40,000 $60,000
   Forest View..................................................  12,000  30,000
   Laurelwood...................................................     --      --
                                                                 ------- -------
                                                                 $52,000 $90,000
                                                                 ======= =======

 4. Inventories

  Inventories are stated at lower of cost (determined by the first-in, first-out method) or market. Inventories consist of nonperishable food and kitchen supplies, nursing supplies, a base stock of linens, and other miscellaneous supplies.

 5. Property and equipment

  Property and equipment is stated at cost. Depreciation is provided for using the straight-line and the double-declining balance methods over the estimated useful lives of the assets as follows:

   Building..........................................................   40 years
   Furniture and equipment........................................... 7-10 years
   Land improvements.................................................   15 years
   Capitalized interest..............................................   28 years
   Motor vehicle.....................................................    3 years

 6. Deferred costs and expenses

  Costs of obtaining long-term financing are deferred and amortized over the term of the related debt on the straight-line method.

 7. Income taxes

  The federal and state taxable income of Canterbury, Forest View, and Laurelwood, all of which are S Corporations, is includable in the shareholders' income tax returns. Accordingly, no provision for income taxes has been reflected in the combined financial statements.

 8. Use of Management's Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets

              CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from these estimates.

 9. Reclassification

  Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

NOTE C--ASSETS WHOSE USE IS LIMITED

  Assets whose use is limited consists of cash held in debt service funds established under terms of financing agreements (see note G). Canterbury and Forest View also maintain checking accounts for the purpose of holding patient fund deposits. Canterbury and Forest View are restricted from using this cash for operations. A corresponding liability is recorded in current liabilities.

NOTE D--PROPERTY AND EQUIPMENT

  Following is a summary of property and equipment--at cost, less accumulated depreciation and amortization at December 31:

                                                         1995         1996
                                                      -----------  -----------
   Land and improvements............................. $   946,813  $   946,813
   Building and improvements.........................  10,949,532   10,961,056
   Capitalized interest..............................     254,381      254,381
   Furniture and equipment...........................   1,347,265    1,479,238
   Motor vehicle.....................................      15,750       15,750
                                                      -----------  -----------
                                                       13,513,741   13,657,238
   Less: accumulated depreciation and amortization...    (817,654)  (1,377,934)
                                                      -----------  -----------
                                                      $12,696,087  $12,279,304
                                                      ===========  ===========

NOTE E--ACCRUED LIABILITIES

  Following is a summary of accrued liabilities at December 31:

                                                                1995     1996
                                                              -------- --------
   Salaries and wages........................................ $294,432 $355,714
   Management fees (note G)..................................  250,620   46,350
   Payroll taxes and fringes.................................  149,524  189,037
   Property taxes............................................  220,267  199,123
   Other.....................................................   76,015  158,279
                                                              -------- --------
                                                              $990,858 $948,503
                                                              ======== ========

NOTE F--NOTE PAYABLE--BANK

  Note payable--bank consists of a construction note, payable in monthly installments of $15,000, plus interest at 8.70% through December 1997. The note is secured by an Open-End Mortgage, Assignments of Leases and Rents, and a security interest in all assets of Laurelwood and Forest View (see note G).

              CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

NOTE G--LONG-TERM DEBT

  Long-term debt consists of the following at December 31:

                                                            1995        1996
                                                         ----------  ----------
   CANTERBURY
     Variable Rate Taxable Demand Notes, Series 1993.... $3,030,019  $2,795,000
   FOREST VIEW
     Variable Rate Taxable Demand Notes, Series 1994....  2,519,800   2,339,800
                                                         ----------  ----------
                                                          5,549,819   5,134,800
   Less: current portion................................   (415,000)   (415,000)
                                                         ----------  ----------
                                                         $5,134,819  $4,719,800
                                                         ==========  ==========

  Following are the principal maturities of long-term debt at December 31, 1996:

      1997........................................................... $  415,000
      1998...........................................................    415,000
      1999...........................................................    415,000
      2000...........................................................    415,000
      2001...........................................................    415,000
      Thereafter.....................................................  3,059,800
                                                                      ----------
                                                                      $5,134,800
                                                                      ==========

  The Variable Rate Taxable Demand Notes, Series 1993 (the Canterbury notes) and the Variable Rate Taxable Demand Notes, Series 1994 (the Forest View notes) are secured by irrevocable letters-of-credit from a bank. To obtain the letters-of-credit, Canterbury and Forest View each granted the bank Open-End Mortgages, Assignments of Leases and Rents, and security interests in their personal property. In addition, Centurion Management Group, Inc. pledged its accounts receivable and equipment. The shareholders of Canterbury and Forest View are personal guarantors of the letters-of-credit and have pledged their stock as additional collateral.

  The notes are subject to annual redemptions pursuant to mandatory sinking fund provisions. In addition, the notes are subject to early redemption at the option of Canterbury or Forest View. Certain of the early redemption options require payment of redemption premiums over and above the face values of the notes.

  The Canterbury and Forest View letters-of-credit expire on September 30, 1998, and November 30, 1999, respectively. The notes are subject to mandatory redemption, at face value, if an extension or alternative letters-of-credit are not in place at that time.

  The notes bear interest initially at a variable rate based on the fair market value of similar issues as determined by the remarketing agent. The notes can be converted to a fixed rate at the option of Canterbury or Forest View. The interest rates on the Canterbury notes were 6.10% and 6.03%, and on the Forest View notes were 6.10% and 6.00%, at December 31, 1995 and 1996, respectively. Additionally, Canterbury and Forest View pay the bank annual line-of-credit fees in the amount of 1.5% and 1.25%, respectively.

  The letter-of-credit agreements relating to these notes contain various covenants pertaining to tangible net worth, cash flow coverage, and fixed charge coverage ratios. Canterbury and Forest View were in compliance with these covenants at December 31, 1996.

              CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

NOTE H--RELATED-PARTY TRANSACTIONS

  The following summarizes related-party transactions as of December 31, 1995 and 1996:

  1. Certain of the Company's operating cash accounts are combined with the cash of other related companies in a cash concentration account. The purpose of the concentration account is to invest the combined excess cash in overnight repurchase agreements with a bank. Following is a summary of the reconciled balances (overdrafts) of the participating companies and in total at December 31:

                                                          1995        1996
                                                        ---------  -----------
     GNWT, Inc., DBA Wood Glen Care Center............. $ 314,667  $(1,527,164)
     Laurelwood........................................  (299,450)     168,097
     Forest View.......................................  (761,984)     484,625
     Centurion Management Group, Inc...................  (297,583)     269,723
     Health Care Strategies, Inc., DBA The Riverside...   818,896    2,044,228
     Nursing Professionals, Inc........................   316,588      369,222
     GAN Enterprises...................................  (209,387)    (264,349)
     Centurion Medical Supplies, Inc...................   196,762      199,655
     Canterbury........................................  (755,119)    (822,911)
     Four Winds........................................       --       140,513
     GNWT Enterprises..................................       --           (91)
     The Colonnades....................................       --    (1,104,306)
                                                        ---------  -----------
                                                        $(676,610) $   (42,758)
                                                        =========  ===========

    The participating companies receive or pay interest on their share of the concentration account balance. Canterbury, Forest View, and Laurelwood have other cash accounts as follows at December 31:

                                                                  1995    1996
                                                                 ------- -------
     Canterbury................................................. $ 1,591 $11,000
     Forest View................................................  39,393  40,278
     Laurelwood.................................................     900     500
                                                                 ------- -------
                                                                 $41,884 $51,778
                                                                 ======= =======

    The combined balance sheets reflect the totals of the concentration account and other cash account balances.

  2. The Company is managed by Centurion Management Group (Centurion). The principal shareholder of the Company is the principal shareholder of Centurion. Management fees were $448,009 and $643,024, for 1995 and 1996, respectively.

  3. The Company leases employees from Nursing Professionals, Inc. (NPI). The principal shareholder of the Company owns NPI. There is no intercompany or related-party profit as a result of this arrangement. Total leased employee expense for 1995 and 1996, was $1,471,689 and $2,033,127, respectively.

  4. Canterbury purchases enteral and urological supplies from Centurion Medical Supplies, Inc. (CMS), which is wholly-owned by the Company's principal shareholder. Enteral and urological supplies purchased from CMS for 1995 and 1996, were $4,256 and $0, respectively. At December 31, 1996, Canterbury had a long-term receivable from CMS of $78,661.

              CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

  5. Note payable--shareholder represents the cost incurred personally by one of the shareholders to obtain the operating rights for Forest View. The note was repaid in 1996. The note had no stated interest rate and none was paid and charged to operations.

  6. Related-party advances totaling $963,581 and $3,763,581, at December 31, 1995 and 1996, respectively, represent amounts advanced by GNWT, Inc., DBA Wood Glen Nursing Center (Wood Glen) to Forest View and Laurelwood. These advances are related to the cost of financing and constructing each of the facilities plus ongoing working capital needs. These advances have no repayment terms and management does not anticipate any repayment within the next year. When repayment begins, Laurelwood will pay interest at 8.7%.

  7. Wood Glen also loaned Forest View $1,200,000 in 1996 to be used to fund operating activities. Terms of the loan included monthly payments of interest only at 8.7%. No principal payments were made in 1996 and none are anticipated within the next year.

NOTE I--THIRD-PARTY REIMBURSEMENT

1. Medicare

  Under the Medicare program, Canterbury and Forest View (beginning in 1994) are entitled to reimbursement which approximates the lower of cost (as defined by the program) or charges for caring for its Medicare residents.

  Following is a summary by year of Canterbury's and Forest View's Medicare reimbursement settlement status:

  a. 1993

    Canterbury received a 1993 Notice of Provider Reimbursement (NPR) and corresponding audit report from the fiscal intermediary (FI) in 1995. The NPR reflected a final settlement amount due to the Medicare program of $7,103 which the FI recovered in 1995. Management contested the final settlement amount and recorded $7,103 as a cost settlement receivable at December 31, 1995. During 1996, management was precluded from pursuing this issue by Medicare rules. The $7,103 is included in the 1996 provision for contractual adjustments.

  b. 1994

    Canterbury's 1994 Medicare Cost Report reflected a balance due from the program of $38,901. A tentative settlement of $33,000 was received in 1995. Management estimated an additional $1,000 was due from the program and was recorded as a cost settlement receivable at December 31, 1995. The tentative settlement plus the estimated receivable (totaling $34,000) was included in the 1995 provision for contractual adjustments. During 1996, the FI issued a 1995 NPR with a final settlement amount of $2,754 due to the Medicare program. The total settlement impact of $3,754 is included in the 1996 provision for contractual adjustments.

    Forest View filed a 1994 Medicare Cost Report during 1995. There was no material amount due to or from the program.

              CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

  c. 1995

      For Canterbury, management estimated that $5,900 was due from the program and was recorded as a cost settlement receivable at December 31, 1995. During 1996, the FI issued a 1995 NPR which indicated a final settlement amount of $15,894 due to the program. Management filed a Routine Cost Limitation (RCL) Exception Request in 1996. Management anticipates approval of the RCL Exception Request in 1997, and estimates that $76,825 is due from the program. A cost settlement receivable of $60,931, the net of the $15,894 due to the program, and the $76,825 due from the program is recorded at December 31, 1996, and included in the 1996 provision for contractual adjustments.

    For Forest View, management estimated that $7,482 was due from the program at December 31, 1995, and was recorded as a cost settlement receivable and included in the 1995 provision for contractual adjustments. Before the cost report was filed, Forest View received payments for 1995 Medicare days at a higher per diem rate which reduced the cost settlement to zero. Forest View filed a 1995 Medicare Cost Report which reflected an amount due to the Medicare program of $39,426. This amount was repaid during 1996 and is included in the 1996 provision for contractual adjustments. Management estimates no material amount due to or from the Medicare program at final settlement for this period.

  d. 1996

    Canterbury will file a 1996 Medicare Cost Report in 1997. Management anticipates filing an RCL Exception Request in 1997, and estimates that the Medicare program owes Canterbury $138,461. This amount is recorded as a cost settlement receivable at December 31, 1996, and is included in the 1996 provision for contractual adjustments.

    Forest View will file a 1996 Medicare Cost Report in 1997. Management estimates that $34,049 is due from the Medicare program. This amount is recorded as a cost settlement receivable at December 31, 1996, and is included in the 1996 provision for contractual adjustments.

  The FI has the opportunity to audit the 1996 cost report and propose adjustments to the amount of reimbursable cost. Management believes that there will not be a significant impact on the financial statements as a result of the intermediary's audit of the 1996 Medicare Cost Reports.

2. Medicaid

  Since July 1, 1993, Medicaid payments are calculated and paid under a prospective reimbursement system. Payment rates are based on actual cost limited by certain ceilings, adjusted by a resident acuity factor, and updated for inflation. While interim rates are subject to reconsideration and appeal, once this process is completed, they are not subject to subsequent retroactive adjustment. The direct care portion of the rate can be adjusted prospectively for changes in acuity. Accordingly, there are no cost settlements for rate adjustments under this system.

  a. Fiscal Year 1994

    In 1996, The Ohio Department of Human Services (ODHS) issued a fiscal year 1994 (FY94) Rate Recalculation final settlement for Canterbury which reflected no amount due to or from the Medicaid program. Management executed a waiver and this period was adjudicated by the ODHS.

              CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

  b. Fiscal Year 1995

    In 1996, the ODHS issued a fiscal year 1995 (FY95) Rate Recalculation final settlement for Canterbury which reflected no amount due to or from the Medicaid program. Management executed a waiver and this period was adjudicated by the ODHS.

    Forest View began participating in the Ohio Medicaid program in December 1994. Payments covering this date through June 30, 1995, were used in the final settlement rate calculation issued in December 1996. The final settlement reflected no amount due to or from the Medicaid program. Management executed a waiver and this period was adjudicated by the ODHS.

  c. Fiscal Year 1996

    In 1996, the ODHS paid Forest View for an individual who was no longer a resident at the facility. At December 31, 1996, Forest View recorded a liability to the ODHS of $25,070.

  Following is a summary of the net cost settlement receivables at December
31:

                                                         RECEIVABLE (PAYABLE)
                                                         ---------------------
                                                           1995        1996
                                                         ---------- ----------
     Medicare
       1993............................................. $   7,103  $      --
       1994.............................................     1,000         --
       1995.............................................    13,382      60,931
       1996.............................................       --      172,510
                                                         ---------  ----------
         Total Medicare.................................    21,485     233,441
     Medicaid
       FY97.............................................       --      (25,070)
       Prior 1995.......................................      (327)        --
                                                         ---------  ----------
         Total Medicaid.................................      (327)    (25,070)
                                                         ---------  ----------
         Total cost settlements......................... $  21,158  $  208,371
                                                         =========  ==========

NOTE J--RETIREMENT PLAN

  The Company sponsors a defined contribution pension plan under Section 401(k) of the Internal Revenue Code. The plan covers all employees who meet certain eligibility requirements. Matching contributions are established each year and are allocated based on employee contributions. During 1995 and 1996, contributions of $6,000 and $23,841 respectively, were charged to operations.

NOTE K--LOSS CONTINGENCY

  Laurelwood filed a lawsuit against Wilcon Corporation (Wilcon) and certain of its principals in connection with construction of the facility. The suit alleges breach of contract and various other torts and seeks damages in excess of $1,000,000.

  Wilcon has countersued and is seeking $1,000,000 in compensatory damages and a claim for punitive damages. Laurelwood has withheld payment of certain construction draws pending outcome

               CANTERBURY CARE CENTER, INC. AND RELATED COMPANIES

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

of the litigation. In addition, the bank has postponed conversion of the construction financing to a permanent note until the litigation is resolved. The amount recorded is management's estimate of the amount due Wilcon.

NOTE L--EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITORS

  On August 1, 1997, the Company's assets were sold to an unrelated entity. There was no loss incurred on these sales.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  ALL TENDERED OLD SECURITIES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RE-LATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND RE-QUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:
                                 BY FACSIMILE:
                                 (212) 780-0592
                          Attention: Customer Service
                      Confirm by telephone: (800) 548-6565
               (Originals of all documents submitted by facsimile
                        should be sent promptly by hand,
              overnight courier, or registered or certified mail)

                                    BY MAIL:
                    United States Trust Company of New York
                                  P.O. Box 843
                                 Cooper Station
                            New York, New York 10276
                      Attention: Corporate Trust Services

                           BY HAND BEFORE 4:30 P.M.:
                    United States Trust Company of New York
                                  111 Broadway
                            New York, New York 10006
                 Attention: Lower Level Corporate Trust Window

                    BY OVERNIGHT COURIER AND BY HAND AFTER
                    4:30 P.M. ON THE EXPIRATION DATE ONLY:
                    United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003

  NO BROKER, DEALER OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CON-TAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESEN-TATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY NOR DOES IT CON-STITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECU-RITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CRE-ATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  UNTIL JANUARY 26, 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  [Logo of HARBORSIDE Healthcare Corporation]

                             OFFER FOR OUTSTANDING
                            11% SENIOR SUBORDINATED
                            DISCOUNT NOTES DUE 2008

                                IN EXCHANGE FOR

                        NEW 11% SENIOR SUBORDINATED
                            DISCOUNT NOTES DUE 2008

                        WHICH HAVE BEEN REGISTERED

                     UNDER THE SECURITIES ACT OF 1933

                       AND FOR OUTSTANDING SHARES OF
                      13 1/2% EXCHANGEABLE PREFERRED STOCK
                          MANDATORILY REDEEMABLE 2010

                                IN EXCHANGE FOR

                               NEW SHARES OF

                   13 1/2% EXCHANGEABLE PREFERRED STOCK
                          MANDATORILY REDEEMABLE 2010

                        WHICH HAVE BEEN REGISTERED

                     UNDER THE SECURITIES ACT OF 1933

                                ---------------
                                   PROSPECTUS
                                ---------------

                             OCTOBER 28, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the registrant eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

  Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

  With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

  Article VII of the Restated Certificate of Incorporation of the registrant provides for the indemnification of officers and directors and certain other parties (the "Indemnitees") of the registrant to the fullest extent permitted under the DGCL.

  The registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties. Pursuant to the Merger Agreement, the Issuer has agreed that for six years after the Effective Time it will indemnify all current and former directors, officers, employees and agents of the registrant and will, subject to certain limitations, maintain for six years a directors' and officers' insurance and indemnification policy containing terms and conditions that are not less advantageous than the policy in effect on the date of the Merger Agreement.

  Each of the employment agreements described in the Prospectus under the caption "Management--Employment Agreements" contains provisions entitling the executive to indemnification for losses incurred in the course of service to the Issuer or its subsidiaries, under certain circumstances.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

ITEM 22. UNDERTAKINGS.

  (a) The Issuer undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section

  10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Issuer undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE HEALTHCARE CORPORATION

                                          By: /s/ William H. Stephan
                                              ____________________________

                                              William H. Stephan

                                              Senior Vice President and Chief
                                              Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------  Director
Savio W. Tung


                *
--------------------------------------  Director
Christopher J. O'Brien


                *
--------------------------------------  Director
Charles J. Philippin


--------------------------------------  Director
Christopher J. Stadler


                *
--------------------------------------  Chairman of the Board, President,
Stephen L. Guillard                     Chief Executive Officer and Director
                                        (Principal Executive Officer)



                *
--------------------------------------  Executive Vice President of
Damian N. Dell'Anno                     Operations and Director

/s/ William H. Stephan
--------------------------------------  Senior Vice President, Chief
William H. Stephan                      Financial Officer and Director
                                        (Principal Financial and Accounting
                                        Officer)

*By: /s/ William H. Stephan
--------------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE HEALTHCARE LIMITED
                                          PARTNERSHIP

                                          By: KHI CORP., as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                              William H. Stephan

                                              Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

  William H. Stephan

  Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE HEALTHCARE ADVISORS
                                          LIMITED PARTNERSHIP

                                          By: KHI CORP., as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                              William H. Stephan

                                              Treasurer

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

  William H. Stephan

  Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE HOMECARE LIMITED
                                          PARTNERSHIP

                                          By: KHI CORP., as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                              William H. Stephan

                                              Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

  William H. Stephan

  Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          RIVERSIDE RETIREMENT LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                             as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                              William H. Stephan

                                              Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

  William H. Stephan

  Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE CONNECTICUT LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                             as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                              William H. Stephan

                                              Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

  William H. Stephan

  Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE OF FLORIDA LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                             as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                              William H. Stephan

                                              Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

  William H. Stephan

  Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE OF OHIO LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                             as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                              William H. Stephan

                                              Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

  William H. Stephan

  Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE HEALTHCARE BALTIMORE
                                          LIMITED PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                              Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

      /s/ William H. Stephan

*By:  ____________________________

      William H. Stephan

      Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE OF CLEVELAND LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                               Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

      /s/ William H. Stephan

*By:  ___________________________

      William H. Stephan

      Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE OF DAYTON LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                               Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----
                                         Director
                *
--------------------------------------
Christopher J. O'Brien

                                         Director
                *
--------------------------------------
Charles J. Philippin

                                         President and Director (Principal
                *                        Executive Officer)
--------------------------------------
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
    William H. Stephan

    /s/ William H. Stephan

*By:  ___________________________

    William H. Stephan

    Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE MASSACHUSETTS LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                               Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *                        President and Director (Principal
--------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

      /s/ William H. Stephan

*By:  ___________________________

      William H. Stephan

      Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE RHODE ISLAND LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                               Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----
                                         Director
*
--------------------------------------
Christopher J. O'Brien

                                         Director
*
--------------------------------------
Charles J. Philippin

                                         President and Director (Principal
*                                        Executive Officer)
--------------------------------------
Stephen L. Guillard

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

      /s/ William H. Stephan

*By:  ___________________________

      William H. Stephan

      Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE NORTH TOLEDO LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                               Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----

                *
--------------------------------------   Director
Christopher J. O'Brien


                *
--------------------------------------   Director
Charles J. Philippin


                *
--------------------------------------   President and Director (Principal
Stephen L. Guillard                      Executive Officer)

/s/ William H. Stephan                   Treasurer (Principal Financial and
--------------------------------------   Accounting Officer)
William H. Stephan

      /s/ William H. Stephan

*By:  ___________________________

      William H. Stephan

      Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE DANBURY LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                               Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----


                *
--------------------------------------  Director
Christopher J. O'Brien


                *
--------------------------------------  Director
Charles J. Philippin


                *
--------------------------------------  President and Director (Principal
Stephen L. Guillard                     Executive Officer)


/s/ William H. Stephan
--------------------------------------  Treasurer (Principal Financial and
William H. Stephan                      Accounting Officer)

   /s/ William H. Stephan

*By:  ____________________________

   William H. Stephan

   Attorney-in-Fact

                                  SIGNATURES

 Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE ACQUISITION LIMITED
                                          PARTNERSHIP V

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                               Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----


                *
--------------------------------------  Director
Christopher J. O'Brien


                *
--------------------------------------  Director
Charles J. Philippin


                *
--------------------------------------  President and Director (Principal
Stephen L. Guillard                     Executive Officer)

/s/ William H. Stephan
--------------------------------------  Treasurer (Principal Financial and
William H. Stephan                      Accounting Officer)

     /s/ William H. Stephan

*By: ____________________________

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE ACQUISITION LIMITED
                                          PARTNERSHIP VI

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                               /s/ William H. Stephan
                                          By:  ________________________________

                                               William H. Stephan

                                               Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

              SIGNATURE                                  TITLE
              ---------                                  -----


                *
--------------------------------------  Director
Christopher J. O'Brien


                *
--------------------------------------  Director
Charles J. Philippin


                *
--------------------------------------  President and Director (Principal
Stephen L. Guillard                     Executive Officer)


/s/ William H. Stephan
--------------------------------------  Treasurer (Principal Financial and
William H. Stephan                      Accounting Officer)

     /s/ William H. Stephan

*By: ____________________________

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE ACQUISITION LIMITED
                                          PARTNERSHIP VII

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Director)


/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

     /s/ William H. Stephan

*By: ____________________________

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE ACQUISITION LIMITED
                                          PARTNERSHIP VIII

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

     /s/ William H. Stephan

*By: ____________________________

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE ACQUISITION LIMITED
                                          PARTNERSHIP IX

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

     /s/ William H. Stephan

*By: ____________________________

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE ACQUISITION LIMITED
                                          PARTNERSHIP X

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

*By: /s/ William H. Stephan
     --------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE REHABILITATION LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

*By: /s/ William H. Stephan
     --------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE HEALTHCARE NETWORK
                                          LIMITED PARTNERSHIP

                                          By: HARBORSIDE HEALTH I CORPORATION,
                                              as General Partner

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

*By: /s/ William H. Stephan
     --------------------------------

     William H. Stephan

    Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          BRIDGEWATER ASSISTED LIVING
                                          LIMITED PARTNERSHIP

                                          By: NEW JERSEY HARBORSIDE CORP.,
                                             as General Partner

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----

                *
-------------------------------------   Director
Christopher J. O'Brien


                *
-------------------------------------   Director
Charles J. Philippin


                *                       President and Director (Principal
-------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                  Treasurer (Principal Financial and
-------------------------------------   Accounting Officer)
William H. Stephan


*By: /s/ William H. Stephan
  ----------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE TOLEDO LIMITED
                                          PARTNERSHIP

                                          By: HARBORSIDE TOLEDO CORP.,
                                              as General Partner

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----

                *
-------------------------------------   Director
Christopher J. O'Brien


                *
-------------------------------------   Director
Charles J. Philippin


                *                       President and Director (Principal
-------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                  Treasurer (Principal Financial and
-------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
  ----------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          ORCHARD RIDGE NURSING CENTER
                                          CORPORATION

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----

                *
-------------------------------------   Director
Christopher J. O'Brien


                *
-------------------------------------   Director
Charles J. Philippin


                *                       President and Director (Principal
-------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                  Treasurer (Principal Financial and
-------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
  ----------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          OAKHURST MANOR NURSING CENTER
                                          CORPORATION

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----

                *
-------------------------------------   Director
Christopher J. O'Brien


                *
-------------------------------------   Director
Charles J. Philippin


                *                       President and Director (Principal
-------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                  Treasurer (Principal Financial and
-------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE TOLEDO CORPORATION

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----

                *
-------------------------------------   Director
Christopher J. O'Brien


                *
-------------------------------------   Director
Charles J. Philippin


                *                       President and Director (Principal
-------------------------------------   Executive Officer)
Stephen L. Guillard


/s/ William H. Stephan                  Treasurer (Principal Financial and
-------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          KHI CORPORATION

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

*By: /s/ William H. Stephan
     --------------------------------

     William H. Stephan

     Attorney-In-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          SAILORS, INC.

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

*By: /s/ William H. Stephan
     --------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          NEW JERSEY HARBORSIDE CORPORATION

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

*By: /s/ William H. Stephan
     --------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          MARYLAND HARBORSIDE CORPORATION

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)


/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

*By: /s/ William H. Stephan
     --------------------------------

     William H. Stephan

     Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          HARBORSIDE HEALTH I CORPORATION

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----


                *
-------------------------------------  Director
Christopher J. O'Brien


                *
-------------------------------------  Director
Charles J. Philippin


                *
-------------------------------------  President and Director (Principal
Stephen L. Guillard                    Executive Officer)

/s/ William H. Stephan
-------------------------------------  Treasurer (Principal Financial and
William H. Stephan                     Accounting Officer)

*By: /s/ William H. Stephan
     --------------------------------

     William H. Stephan

     Attorney-In-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 1998.

                                          BELMONT NURSING CENTER CORPORATION

                                          By: /s/ William H. Stephan
                                             ----------------------------------

                                             William H. Stephan

                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 1998.

SIGNATURE                                 TITLE
---------                                 -----

                *
-------------------------------------   Director
Christopher J. O'Brien


                *
-------------------------------------   Director
Charles J. Philippin


                *                       President and Director (Principal
-------------------------------------   Executive Officer)
Stephen L. Guillard

/s/ William H. Stephan                  Treasurer (Principal Financial and
-------------------------------------   Accounting Officer)
William H. Stephan

*By: /s/ William H. Stephan
--------------------------------------

    William H. Stephan

    Attorney-In-Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 1.1++   Placement Agreement, dated July 29, 1998, between the Issuer (as successor to MergerCo) and the Placement Agents
 1.2++   Registration Rights Agreement, dated July 31, 1998, between the Issuer
         (as successor to MergerCo) and the Placement Agents, relating to the
         Old Notes
 1.3++   Registration Rights Agreement, dated July 31, 1998, between the Issuer
         (as successor to MergerCo) and the Placement Agents, relating to the
         Old Preferred Stock
 1.4+    Form of Letter of Transmittal
 2.1**   Agreement and Plan of Merger dated as of April 15, 1998
 2.2**   Stockholder Agreement dated as of April 15, 1998
 3.1.1+# Amended and Restated Certificate of Incorporation of the Issuer
 3.1.2++ Certificate of Designation of the Issuer with respect to the
         Exchangeable Preferred Stock
 3.1.3** Amended and Restated By-laws of the Issuer
 3.2.1+  Form of Certificate of Incorporation of certain registrants, as amended
 3.2.2+  Certificate of Incorporation of Sailors, Inc.
 3.2.3+  Form A of Articles of Organization, Articles of Amendment and Articles
         of Merger of certain registrants
 3.2.4+  Form B of Articles of Organization of certain registrants
 3.2.5+  Form of First Amendment to and Restatement of Agreement of Limited
         Partnership of certain registrants
 3.2.6+  Form of Agreement of Limited Partnership of certain registrants
 3.2.7+  Amended and Restated Agreement of Limited Partnership of Harborside
         Healthcare Limited Partnership, dated as of May 12, 1987, as amended and restated as of July 1, 1995
 3.2.8+  Agreement of Limited Partnership of KHC Partners, Limited Partners,
         dated as of May 28, 1987, as amended
 3.2.9+  Form A of Certificate of Limited Partnership of certain registrants
 3.2.10+ Form B of Certificate of Limited Partnership of certain registrants
 3.2.11+ Certificate of Limited Partnership of Bridgewater Assisted Living
         Limited Partnership
 3.2.12+ First Amendment to and Restatement of Certificate of Limited
         Partnership of KHC Partners Limited Partnership (now known as
         Harborside Healthcare Advisors Limited Partnership)
 3.2.13+ First Amendment to and Restatement of Certificate of Limited
         Partnership of Harborside Acquisition Limited Partnership IV (now
         known as Harborside Danbury Limited Partnership)
 3.2.14+ Certificate of Formation and Agreement of Limited Partnership of
         Riverside Retirement Limited Partnership, as amended
 3.2.15+ Certificate of Limited Partnership of Harborside Healthcare Limited
         Partnership
 3.2.16+ Form A of By-laws of certain registrants
 3.2.17+ Form B of By-laws of certain registrants
 4.1++   Indenture between MergerCo and the Trustee, dated as of July 31, 1998, with respect to the Notes
 4.2++   Supplemental Indenture between the Issuer, the Guarantors and the
         Trustee, dated as of August 11, 1998
 4.3+#   Form of New Note
 4.4++   Registration Rights Agreement, dated July 31, 1998, between the Issuer
         (as successor to MergerCo) and the Placement Agents, relating to the
         Old Notes (filed as Exhibit 1.2)

 EXHIBIT
  NUMBER                         DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 4.5++    Certificate of Designation of the Issuer with respect to the
          Exchangeable Preferred Stock (filed as Exhibit 3.1.2)
 4.6+     Form of Stock Certificate representing New Preferred Stock
 4.7++    Registration Rights Agreement, dated July 31, 1998, between the
          Issuer (as successor to MergerCo) and the Placement Agents, relating to the Old Preferred Stock (filed as Exhibit 1.3)
 4.8+     Form of Letter of Transmittal (filed as Exhibit 1.4)
 5.1+     Opinion of Gibson, Dunn & Crutcher LLP
 5.2+     Opinion of McDermott, Will & Emery as to Massachusetts law matters
 5.3+     Opinion of McDermott, Will & Emery as to Florida law matters
 5.4+     Opinion of Blank, Rome, Comisky & McCauley LLP as to New Jersey law
          matters
 10.1(a)* Facility lease Agreement, dated as of December 31, 1995 between
          Meditrust Tri-States, Inc. and HHCI Limited Partnership (New Haven
          Facility)
 10.1(b)* Facility Lease Agreement, dated as of December 31, 1995, between
          Meditrust Tri-States, Inc. and HHCI Limited Partnership (Indianapolis
          Facility)
 10.1(c)* Facility Lease Agreement, dated as of December 31, 1995 between
          Meditrust of Ohio, Inc. and HHCI Limited Partnership (Troy Facility)
 10.1(d)* Facility Lease Agreement, dated as of December 31, 1995, between
          Meditrust of Florida, Inc. and HHCI Limited Partnership (Sarasota
          Facility)
 10.1(e)* Facility Lease Agreement, dated as of December 31, 1995, between
          Meditrust of Florida, Inc. and HHCI Limited Partnership (Pinebrook
          Facility)
 10.1(f)* Facility Lease Agreement, dated as of December 31, 1995 between
          Meditrust of Florida, Inc. and HHCI Limited Partnership (Naples
          Facility)
 10.1(g)* Facility Lease Agreement, dated as of December 31, 1995 between
          Meditrust of New Jersey, Inc. and HHCI Limited Partnership (Woods
          Edge Facility)
 10.1(h)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust Tri-States, Inc. and HHCI Limited
          Partnership (New Haven Facility)
 10.1(i)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust Tri-States, Inc. and HHCI Limited
          Partnership (Indianapolis Facility)
 10.1(j)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of Ohio, Inc. and HHCI Limited
          Partnership (Troy Facility)
 10.1(k)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of Florida, Inc. and HHCI Limited
          Partnership (Sarasota Facility)
 10.1(l)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of Florida, Inc. and HHCI Limited
          Partnership (Pinbrook Facility)
 10.1(m)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of Florida, Inc. and HHCI Limited
          Partnership (Naples Facility)
 10.1(n)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of New Jersey, Inc. and HHCI Limited
          Partnership (Woods Edge Facility)
 10.2(a)* Loan Agreement among Meditrust Mortgage Investments, Inc. and Bay
          Tree Nursing Center Corporation, Belmont Nursing Center Corporation,
          Countryside Care Center Corporation, Oakhurst Manor Nursing Center
          Corporation, Orchard Ridge Nursing Center Corporation, Sunset Point
          Nursing Center Corporation, Weset Bay Nursing Center Corporation and
          Harborside Healthcare Limited Partnership, dated October 13, 1994

  EXHIBIT
   NUMBER                         DESCRIPTION OF DOCUMENT
  -------                         -----------------------
 10.2(b)*   Guaranty, dated October 14, 1994 to Meditrust Mortgage Investments,
            Inc. from Harborside Healthcare Limited Partnership
 10.2(c)*   Environmental Indemnity Agreement, dated October 13, 1994, by and among Bay Tree Nursing Center Corporation, Belmont Nursing Center
            Corporation, Countryside Care Center Corporation, Oakhurst Manor
            Nursing Center Corporation, orchard Ridge Nursing Center
            Corporation, Sunset Point Nursing Center Corporation, West Bay
            Nursing Center Corporation and Harborside Healthcare Limited
            Partnership and Meditrust Mortgage Investments, Inc.
 10.2(d)*   Consolidated and Renewal Promissory Noted, dated October 13, 1994, from Bay Tree Nursing Center Corporation, Belmont Nursing Center
            Corporation, Countryside Care Center Corporation, Oakhurst Manor
            Nursing Center Corporation, orchard Ridge Nursing Center
            Corporation, Sunset Point Nursing Center Corporation, West Bay
            Nursing Center Corporation and Harborside Healthcare Limited
            Partnership and Meditrust Mortgage Investments, Inc.
 10.2(e)*   Negative Pledge Agreement, dated October 13, 1994, by and among
            Douglas Krupp, George Krupp, Bay Tree Nursing Center Corporation,
            Belmont Nursing Center Corporation, Countryside Care Center
            Corporation, Oakhurst Manor Nursing Center Corporation, orchard
            Ridge Nursing Center Corporation, Sunset Point Nursing Center
            Corporation, West Bay Nursing Center Corporation and Harborside
            Healthcare Limited Partnership and Meditrust Mortgage Investments,
            Inc.
 10.2(f)*   Affiliated Party Subordination Agreement, dated October 13, 1994, by and among Bay Tree Nursing Center Corporation, Belmont Nursing
            Center Corporation, Countryside Care Center Corporation, Oakhurst
            Manor Nursing Center Corporation, orchard Ridge Nursing Center
            Corporation, Sunset Point Nursing Center Corporation, West Bay
            Nursing Center Corporation and Harborside Healthcare Limited
            Partnership and Meditrust Mortgage Investments, Inc.
 10.2(g)*   First Amendment to Loan Agreement, dated May 17, 1996 by and among
            Meditrust Mortgage Investments, Inc. and Bay Tree Nursing Center
            Corporation, Belmont Nursing Center Corporation, Countryside Care
            Center Corporation, Oakhurst Manor Nursing Center Corporation,
            orchard Ridge Nursing Center Corporation, Sunset Point Nursing
            Center Corporation, West Bay Nursing Center Corporation and
            Harborside Healthcare Limited Partnership
 10.2(h)*   Credit Agreement, dated as of April 14, 1997, among Harborside
            Healthcare Corporation and the other Borrowers specified therein, the Lenders party thereto and the Chase Manhattan Bank, as
            Administrative Agent
 10.2(i)*** First Amendment to Revolving Credit Agreement among Harborside
            Healthcare and other borrowers specified therein, the Lenders party thereto and Chase Manhattan Bank, Administrative Agent, dated as of
            August 1, 1997
 10.2(j)*** Second Amendment to Revolving Credit Agreement among Harborside
            Healthcare and other borrowers specified therein, the Lenders party thereto and Chase Manhattan Bank, Administrative Agent, dated as of
            August 28, 1997
 10.3(a)*   Facility Lease Agreement, dated as of January 1, 1996 between
            Meditrust of New Hampshire Inc. and Harborside New Hampshire
            Limited Partnership (Westwood Facility)
 10.3(b)*   Facility Lease Agreement, dated as of January 1, 1996 between
            Meditrust of New Hampshire Inc. and Harborside New Hampshire
            Limited Partnership (Pheasant Wood Facility)

 EXHIBIT
  NUMBER                         DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 10.3(c)* Facility Lease Agreement, dated as of January 1, 1996 between
          Meditrust of New Hampshire Inc. and Harborside New Hampshire Limited
          Partnership (Crestwood Facility)
 10.3(d)* Facility Lease Agreement, dated as of January 1, 1996 between
          Meditrust of New Hampshire Inc. and Harborside New Hampshire Limited
          Partnership (Milford Facility)
 10.3(e)* Facility Lease Agreement, dated as of January 1, 1996 between
          Meditrust of New Hampshire Inc. and Harborside New Hampshire Limited
          Partnership (Applewood Facility)
 10.3(f)* Facility Lease Agreement, dated as of December 31, 1996 between
          Meditrust of New Hampshire Inc. and Harborside New Hampshire Limited
          Partnership (Northwood Facility)
 10.3(g)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of New Hampshire, Inc. and Harborside
          New Hampshire Limited Partnership (Westwood Facility)
 10.3(h)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of New Hampshire, Inc. and Harborside
          New Hampshire Limited Partnership (Pheasant Wood Facility)
 10.3(i)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of New Hampshire, Inc. and Harborside
          New Hampshire Limited Partnership (Crestwood Facility)
 10.3(j)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of New Hampshire, Inc. and Harborside
          New Hampshire Limited Partnership (Milford Facility)
 10.3(k)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of New Hampshire, Inc. and Harborside
          New Hampshire Limited Partnership (Applewood Facility)
 10.3(l)* First Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of New Hampshire, Inc. and Harborside
          New Hampshire Limited Partnership (Northwood Facility)
 10.4(a)* Facility Lease Agreement, dated as of March 31, 1995 between
          Meditrust of Ohio, Inc. and Harborside of Toledo Limited Partnership
          (Swanton Facility)
 10.4(b)* First Amendment of Facility Lease Agreement, dated as of December 31,
          1995, by and between Harborside Toledo Limited Partnership and
          Meditrust of Ohio, Inc. (Swanton Facility)
 10.4(c)* Second Amendment to Facility Lease Agreement, dated as of May 17,
          1996, by and between Meditrust of Ohio, Inc. and Harborside Toledo
          Limited Partnership (Swanton Facility)
 10.5*    Amended and Restated Agreement of Limited Partnership of Bowie Center
          Limited Partnership, dated April 7, 1993
 10.6*    Agreement of Lease, dated March 16, 1993, between Bryan Nursing Home,
          Inc. and Harborside of Ohio Limited Partnership (Defiance and
          Northwestern Ohio Facilities)
 10.7*    First Amendment to Agreement of Lease, dated June 1, 1993, by and between Bryan Nursing Home, Inc. and Harborside Ohio Limited
          Partnership
 10.8*    Option to purchase Agreement, dated March 16, 1993, by and between
          Bryan Nursing Home, Inc. and Harborside Ohio Limited Partnership

  EXHIBIT
   NUMBER                         DESCRIPTION OF DOCUMENT
  -------                         -----------------------
 10.9(a)*   Lease, dated September 30, 1994, between Rockledge T. Limited
            Partnership and Harborside of Florida Limited Partnership (Brevard
            Facility)
 10.9(b)*   Lease Guaranty, dated September 30, 1994, between Rockledge T.
            Limited Partnership from Harborside Healthcare Limited Partnership
 10.9(c)*   Indemnity Agreement, dated September 30, 1994, between Rockledge T.
            Limited Partnership, Harborside of Florida Limited Partnership,
            Harborside Healthcare Limited Partnership and Southtrust Bank of
            Alabama
 10.9(d)*   Assignment and Security Agreement, dated September 30, 1994, between Rockledge T. Limited Partnership, Harborside of Florida
            Limited Partnership and Southtrust Bank of Alabama
 10.9(e)*   Subordination Agreement (Lease), dated September 30, 1994, between
            Rockledge T. Limited Partnership, Harborside of Florida Limited
            Partnership and Southtrust Bank of Alabama
 10.9(f)*   Subordination Agreement (Management), dated September 30, 1994, by and among Rockledge T. Limited Partnership, Harborside of Florida
            Limited Partnership, Harborside Healthcare Limited Partnership and
            Southtrust Bank of Alabama
 10.10(a)++ Employment Agreement, dated as of August 11, 1998, between the
            Issuer and Stephen L. Guillard
 10.10(b)++ Employment Agreement, dated as of August 11, 1998, between the
            Issuer and Damian Dell'Anno
 10.10(c)++ Employment Agreement, dated as of August 11, 1998, between the
            Issuer and Bruce Beardsley
 10.10(d)++ Employment Agreement, dated as of August 11, 1998, between the
            Issuer and William Stephan
 10.10(e)++ Employment Agreement, dated as of August 11, 1998, between the
            Issuer and Steven Raso
 10.11(a)++ Management Stock Incentive Plan, established by the Issuer as of
            August 11, 1998
 10.11(b)++ Form of Stock Option Agreement pursuant to Management Stock
            Incentive Plan
 10.12(a)*  1996 Long-Term Stock Incentive Plan
 10.12(b)*  Form of Nonqualified Stock Option Agreement pursuant to the 1996
            Long-Term Stock Incentive Plan
 10.13++    Form of Put/Call Agreement dated August 11, 1998 between the Issuer and each of Messrs. Guillard, Dell'Anno, Beardsley, Stephan and
            Raso
 10.14*     Supplemental Executive Retirement Plan of the Issuer
 10.15*     Administrative Services Agreement dated April 15, 1988 between the
            Issuer and The Berkshire Companies Limited Partnership ("BCLP")
 10.16*     Agreement to Lease, dated as of May 3, 1996 among Westbay Manor
            Company, Westbay Manor II Development Company, royal View Manor
            Development Company, Beachwood Care Center Limited Partnership,
            Royalview Manor Company, Harborside Health I Corporation and
            Harborside Healthcare Limited Partnership

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 10.17*  Guaranty by Harborside in favor of Westbay Manor Company, Westbay
         Manor II Development Company, Royalview Manor Development Company and
         Beachwood Care Center Limited Partnership
 10.18+  Master Rights Agreement, dated as of August 11, 1998, by and among the
         Issuer, BCLP, certain affiliates of BCLP and the New Investors
 10.19++ Credit Agreement, dated as of August 11, 1998, among the Issuer, Chase
         Securities, Inc., as Arranger, Morgan Stanley Senior Funding, Inc. and
         BT Alex. Brown Incorporated, as Co-Arrangers, Bankers Trust Company,
         as Documentation Agent, Morgan Stanley Senior Funding, Inc., as
         Syndication Agent, The Chase Manhattan Bank, as Administrative Agent,
         and the lenders party thereto (the "Lenders")
 10.20++ Collateral Agreement, dated as of August 11, 1998, in favor of The
         Chase Manhattan Bank, as administrative agent, together with the
         Lenders
 10.21++ HHC 1998-1 Trust Credit Agreement, $238,125,000 Credit Facility, dated as of August 11, 1998, among the Issuer, Chase Securities Inc., as
         Arranger, Morgan Stanley Senior Funding, Inc. and BT Alex. Brown
         Incorporated, as Co-Arrangers, Bankers Trust Company, as Documentation
         Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, The
         Chase Manhattan Bank, as Administrative Agent, and the lenders party thereto
 10.22++ Participation Agreement, dated as of August 11, 1998, among Harborside of Dayton Limited Partnership, as Lessee, HHC 1998-1 Trust, as Lessor,
         Wilmington Trust Company, BTD Harborside Inc., Morgan Stanley Senior
         Funding, Inc. and CSL Leasing, Inc., as Investors, The Chase Manhattan
         Bank, as Agent, and the lenders party thereto
 10.23+  Lease, dated August 11, 1998, between HHC 1998-1 Trust, as Lessor, and
         Harborside of Dayton Limited Partnership, as Lessee
 10.24+  Accounts Receivable Intercreditor Agreement (Leased Facilities), dated as of August 11, 1998, among (i) The Chase Manhattan Bank, as administrative agent, (ii) HHC 1998-1 Trust, (iii) CSL Leasing, Inc.,
         BTD Harborside, Inc. and Morgan Stanley Senior Funding, Inc. and (iv)
         Meditrust Company LLC
 10.25+  Accounts Receivable Intercreditor Agreement (Mortgaged Facilities),
         dated as of August 11, 1998, among (i) The Chase Manhattan Bank, as administrative agent, (ii) HHC 1998-1 Trust, (iii) CSL Leasing, Inc.,
         BTD Harborside, Inc. and Morgan Stanley Senior Funding, Inc. and (iv)
         Meditrust Mortgage Investments, Inc.
 10.26++ Financing Advisory Agreement, dated August 11, 1998, between the
         Issuer (as successor to MergerCo) and III
 10.27++ Agreement for Management Advisory, Strategic Planning and Consulting
         Services, dated August 11, 1998, between the Issuer (as successor to
         MergerCo) and III
 10.28+  Second Amendment to Loan Agreement, Consent to Merger and Confirmation
         of Guaranties, dated as of July 31, 1998, by and among Bay Tree
         Nursing Center Corp., Countryside Cave Center Corp., Sunset Point
         Nursing Center Corp., West Bay Nursing Center Corp., Harborside
         Healthcare Limited Partnership, Harborside Healthcare Corporation and
         Meditrust Mortgage Investments, Inc.
 10.29+  Omnibus Amendment to Facility Lease Agreements, Consent to Merger and
         Confirmation of Guaranties, dated as of July 31, 1998, by and among
         Harborside New Hampshire Limited Partnership, Harborside Bledo Limited
         Partnership, HHCI Limited Partnership, Harborside Healthcare Limited
         Partnership, Harborside Healthcare Corporation and Meditrust Company
         LLC

  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENT
  -------                       -----------------------
 12++      Statement re: Computation of Ratio of Earnings to Fixed Charges
 21.1****  Subsidiaries of the Issuer
 23.1+     Consent of PricewaterhouseCoopers LLP
 23.2+     Consent of Cummins, Krasik & Hohl Co.
 23.3+     Consent of Landa & Altsher, P.C.
 23.4+     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
 24.1++    Powers of Attorney (included on signature pages of Registration
           Statement)
 25+       Statement of Eligibility of Trustee

--------
   * Incorporated by reference to the Issuer's Registration Statement on Form S-1 (Registration No. 333-3096)

  ** Incorporated by reference to the Issuer's Registration Statement on Form
     S-4 (Registration No. 333-51633)

 *** Incorporated by reference to the Issuer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 01-14538)

**** Incorporated by reference to the Issuer's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 01-14358)

   + Filed herewith

  ++ Previously filed

   # Replaces previously filed exhibit